  Act File No. 333-133163

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO. 13

NATIONWIDE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Robert W. Horner, III
Vice President – Corporate Governance and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone:  (614) 249-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: April 29, 2011.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	[X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.	[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
[ ]

Large accelerated filer	[ ]

Accelerated filer	[ ]

Non-accelerated filer (Do not check if a smaller reporting company)	[X]

Smaller reporting Company	[ ]

GUARANTEED TERM OPTIONS
(In a limited number of states, Guaranteed Term Options are referred to as Target Term Options)
NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza
Columbus, Ohio 43215
Telephone:  1-800-848-6331
The date of this Prospectus is April 29, 2011.

Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide Life Insurance Company ("Nationwide") from providing a contractual guarantee in conjunction with the Specified Interest Rate.  In such jurisdictions, the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options."  Despite this distinction in terminology, Nationwide will administer all obligations described in this prospectus, regardless of the jurisdiction, in precisely the same manner.  Thus, there will be no difference between the calculation, crediting, and administration of Specified Interest Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.

This Prospectus must be read along with the appropriate variable contract prospectus and the prospectuses describing the underlying mutual fund investment options.  All of these prospectuses should be read carefully and maintained for future reference.

This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide.  The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide.  Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.

GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term.  In the event of a withdraw from the GTO for any reason prior to the expiration of the Guaranteed Term, the amount withdrawn may be subject to a market value adjustment.  Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a Market Value Adjustment.

Variable contract prospectuses contain important disclosures about the variable contract and the GTO, including information regarding variable contract charges and deductions that apply to the GTO, availability of GTO terms, and the applicability of the Market Value Adjustment.  The prospectus for the variable contract must be read along with this prospectus.

The minimum amount that may be allocated to a GTO is $1,000 per allocation.

Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations.  However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs.  Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide.  Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.

TABLE OF CONTENTS

GLOSSARY	1
INFORMATION ABOUT THE GTOs	2
General	2
The Specified Interest Rate	3
The Investment Period	3
Guaranteed Terms	3
GTOs at Maturity	3
Withdrawals Prior to the Maturity Date	4
The Market Value Adjustment	4
MVA Interest Rates	4
The Market Value Adjustment Formula	4
Variable Contract Charges	5
GTOs at Annuitization	5
NATIONWIDE LIFE INSURANCE COMPANY	6
INVESTMENTS	6
CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs	6
LEGAL OPINION	6
EXPERTS	6
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	6
APPENDIX A	A-1
APPENDIX B	B-1

Available Information
Information about Nationwide and the product may also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549.  Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.  The SEC also maintains a website (www.sec.gov) that contains the prospectus and other information.

  i

GLOSSARY

Guaranteed Term- The period corresponding to a 1, 3, 5, 7 or 10 year GTO.  Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date.  Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

Guaranteed Term Option ("GTO")- An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.  In some jurisdictions the GTO is referred to as a Target Term Option ("TTO").

Market Value Adjustment- The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.

Maturity Date- The date on which a GTO matures.  The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.

Maturity Period- The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment.  The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

MVA Interest Rate- The rate of interest used in the Market Value Adjustment formula.  Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury ("CMT") rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.

Specified Interest Rate- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not withdrawn prior to the Maturity Date.  The Specified Interest Rate will not be less than the minimum required by applicable state law.

Specified Value- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn.  The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

INFORMATION ABOUT THE GTOs

General

GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide.  There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years.  Not all Guaranteed Terms may be available in all states.

A GTO may be purchased using purchase payments made to the variable contracts, or by using funds transferred from other investment options available in the variable contracts.  The minimum allocation to a GTO is $1,000 per allocation.  Not all of the variable contracts issued by Nationwide offer GTOs.  If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.

The guarantees associated with the GTOs are the exclusive obligation of Nationwide.  The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs.  Its assets are owned by Nationwide.  Contract owners with GTOs have no claim against, and maintain no interest in, the assets.  Also, contract owners do not participate in the investment experience.

Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law.  Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month.  They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets.  During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term.  Guaranteed Terms may extend up to three months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter (see "The Specified Interest Rate," "The Investment Period," and "Guaranteed Terms").

The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield.  The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date.  Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.

Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula.  The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal.  The Market Value Adjustment formula reflects the relationship between three components:

(1)	the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

(2)	the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and

(3)	the number of days remaining in the Guaranteed Term of the GTO.

Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal, and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days, and at most 30 days, prior to the end of each calendar quarter.  Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period, without any Market Value Adjustment.  However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract.  Please refer to the prospectus for the variable contract for more information about surrender charges.

If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract.  For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

The minimum amount of any allocation to a GTO is $1,000.

Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs.  Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs.  Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO, and one withdrawal from a GTO, in any calendar year.  All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.

In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract.  The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.

The Specified Interest Rate

The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term.  Different Specified Interest Rates may be established for the five available GTO terms.  Amounts withdrawn from a GTO prior to the maturity date will be subject to a Market Value Adjustment.

Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.

Nationwide observes no specific method in establishing the Specified Interest Rates.  However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs.  In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends.  Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.

The Investment Period

The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs.  All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation.  An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared.  Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods.  Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.

Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date.  Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term.  If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.

Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number:  1-800-848-6331.

Guaranteed Terms

The Guaranteed Term is the period of time corresponding to the selected GTO for which the Specified Interest Rate is guaranteed to be in effect.  A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter.  Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.

For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999, and end on September 30, 2009.

Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOs at Maturity

Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term.  The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.

Once the GTO matures, contract owners may:

(1)
surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

(2)
transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period.  A confirmation of any such transfer will be sent immediately after the transfer is processed; or

(3)
elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period.  A confirmation will be sent immediately after the automatic transfer is executed.

If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the variable contract.

The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.

Withdrawals Prior to the Maturity Date

Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal.  However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender.  Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO.  Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.

Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.

The Market Value Adjustment

The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn.  The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals.  The Market Value Adjustment may either increase or decrease the amount of the withdrawal.

The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations.  Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution.  Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions.  When liquidating assets, Nationwide may realize either a gain or a loss.

MVA Interest Rates

The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either the Constant Maturity Treasury (CMT) rates or interest rate swaps, depending on the variable contracts under which the GTO is offered.  CMT rates and interest rate swaps are declared by the Federal Reserve Board on a regular basis.  Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.

CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis.  To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates.  For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

The Market Value Adjustment Formula

The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term.  The Market Value Adjustment is a calculation expressing the relationship between three factors:

(1)	the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;

(2)	the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and

(3)	the number of days remaining in the Guaranteed Term of the GTO.

The formula for determining the Market Value Adjustment factor is:

1 + a	t
1 + b + .0025

Where:

a = the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

b = the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed Term.  In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

t = the number of days until the Maturity Date, divided by 365.25.

In certain jurisdictions the denominator is 1+b without the addition of .0025.

In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.  For variable contracts using interest rate swaps, "a" is the interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.

In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract.  For variable contracts using CMT rates, "b" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.  For variable contracts using interest rate swaps, "b" is the interest rate swap published by the Federal Reserve Board two days before the date of withdrawal giving rise to a Market Value Adjustment.

The Market Value Adjustment factor will be equal to 1 during the Investment Period.

The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated.  This is represented by the addition of .0025 in the Market Value Adjustment formula.

The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason.  If the Market Value Adjustment factor is greater than 1, a gain will be realized by the contract owner.  If the Market Value Adjustment factor is less than 1, a loss will be realized.  If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

Examples of how to calculate Market Value Adjustments based on CMT rates are provided in the Appendix.

Variable Contract Charges

The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs.  Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge.  The variable contract prospectuses fully describe these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.

The variable contracts that offer the GTOs may also have surrender charges.  If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract.  Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.

GTOs at Annuitization

GTOs are not available as investment options for variable annuity contracts that are annuitized.  If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).

NATIONWIDE LIFE INSURANCE COMPANY

Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215.  Nationwide is a provider of life insurance, annuities and retirement products.  It is admitted to do business in all states, the District of Columbia and Puerto Rico.

Nationwide is relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 ("1934 Act").  In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.

You can request additional information about Nationwide by contacting us:

In writing:                      Nationwide Life Insurance Company
5100 Rings Road, RR1-04-F4
Dublin, Ohio 43017-1522

By telephone:                1-800-848-6331

By the internet:              http://www.nationwide.com/nw/investor-relations/index.htm

INVESTMENTS

Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets.  Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments.  Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy.  The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs

The GTOs are available only as investment options under certain variable contracts issued by Nationwide.  The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.

LEGAL OPINION

Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

EXPERTS

    The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP covering the consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries contains an explanatory paragraph that states that Nationwide Life Insurance Company and subsidiaries changed its method of evaluating other-than-temporary impairments of debt securities due to the adoption of new accounting requirements issued by the FASB, as of January 1, 2009.  KPMG LLP is located at 191 West Nationwide Blvd., Columbus, Ohio 43215.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year CMT rate is 7%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)

		d
	1 + a	365.25
Market Value Adjustment factor =	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor =	1 + 0.07 + 0.0025

Market Value Adjustment factor =	1.01897

Surrender Value =	Specified Value x	Market Value Adjustment factor

Surrender Value =	$12,067.96 x	1.01897

*Surrender Value =	$12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b =
The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d =	The number of days remaining in the Guaranteed Term.

Example B

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%.  The variable annuity contract owner decides to surrender his money 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year CMT rate is 9%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)

		d
	1 + a	365.25
Market Value Adjustment factor =	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor =	1 + 0.09 + 0.0025

Market Value Adjustment factor =	0.96944

Surrender Value =	Specified Value x	Market Value Adjustment factor

Surrender Value =	$12,067.96 x	0.96944

*Surrender Value =	$11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b =
The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d =	The number of days remaining in the Guaranteed Term.

Example C

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year interest rate swap is 7%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)

		d
	1 + a	365.25
Market Value Adjustment factor =	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor =	1 + 0.07 + 0.0025

Market Value Adjustment factor =	1.01897

Surrender Value =	Specified Value x	Market Value Adjustment factor

Surrender Value =	$12,067.96 x	1.01897

*Surrender Value =	$12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =
The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b =
The interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d =	The number of days remaining in the Guaranteed Term.

Example D

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year interest rate swap is 9%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)

		d
	1 + a	365.25
Market Value Adjustment factor =	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor =	1 + 0.09 + 0.0025

Market Value Adjustment factor =	0.96944

Surrender Value =	Specified Value x	Market Value Adjustment factor

Surrender Value =	$12,067.96 x	0.96944

*Surrender Value =	$11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =
The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b =
The interest rate swap published by the Federal Reserve Board two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d =	The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term.  These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter.  These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made.  These figures are based on a 10-year CMT rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT rates shown in the first column (b in the Market Value Adjustment Formula).

Current Yield	Time Remaining to the End of the Guaranteed Term	Specified Value	Market Value Adjustment	Market Value
12.00%	9 Years	$10,850	-29.35%	$7,665
	7 Years	$12,776	-23.68%	$9,751
	5 Years	$15,040	-17.56%	$12,399
	2 Years	$19,215	-7.43%	$17,786
	180 Days	$21,733	-1.88%	$21,323
10.00%	9 Years	$10,850	-16.94%	$9,012
	7 Years	$12,776	-13.44%	$11,059
	5 Years	$15,040	-9.80%	$13,566
	2 Years	$19,215	-4.04%	$18,438
	180 Days	$21,733	-1.01%	$21,513
9.00%	9 Years	$10,850	-9.84%	$9,782
	7 Years	$12,776	-7.74%	$11,787
	5 Years	$15,040	-5.59%	$14,199
	2 Years	$19,215	-2.28%	$18,777
	180 Days	$21,733	-0.57%	$21,610
8.00%	9 Years	$10,850	-2.06%	$10,627
	7 Years	$12,776	-1.61%	$12,571
	5 Years	$15,040	-1.15%	$14,867
	2 Years	$19,215	-0.46%	$19,126
	180 Days	$21,733	-0.11%	$21,708
7.00%	9 Years	$10,850	6.47%	$11,552
	7 Years	$12,776	5.00%	$13,414
	5 Years	$15,040	3.55%	$15,573
	2 Years	$19,215	1.40%	$19,484
	180 Days	$21,733	0.34%	$21,808
6.00%	9 Years	$10,850	15.84%	$12,569
	7 Years	$12,776	12.11%	$14,324
	5 Years	$15,040	8.51%	$16,321
	2 Years	$19,215	3.32%	$19,853
	180 Days	$21,733	0.81%	$21,909
4.00%	9 Years	$10,850	37.45%	$14,914
	7 Years	$12,776	28.07%	$16,362
	5 Years	$15,040	19.33%	$17,948
	2 Years	$19,215	7.32%	$20,623
	180 Days	$21,733	1.76%	$22,115

APPENDIX B

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

2010 Consolidated Financial Statements

BUSINESS

Overview

Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) was incorporated in 1929 and is an Ohio stock legal reserve life insurance company.  The Company is a member of the Nationwide group of companies (Nationwide), which is comprised of Nationwide Mutual Insurance Company (NMIC) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (NFS), a holding company formed by Nationwide Corporation (Nationwide Corp.), a majority-owned subsidiary of NMIC.

Wholly-owned subsidiaries of NLIC as of December 31, 2010 include Nationwide Life and Annuity Insurance Company (NLAIC) and Nationwide Investment Services Corporation (NISC).  NLAIC offers individual annuity contracts, universal life insurance, variable universal life insurance and corporate-owned life insurance (COLI) on a non-participating basis.  NISC is a registered broker-dealer.

The Company is a leading provider of long-term savings and retirement products in the United States of America (U.S.).  The Company develops and sells a diverse range of products including individual annuities, private and public sector group retirement plans, other investment products sold to institutions, life insurance and investment advisory services.

On December 31, 2009, NLIC merged with an affiliate, Nationwide Life Insurance Company of America and subsidiaries (NLICA), with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, Nationwide Life and Annuity Company of America (NLACA), effective as of December 31, 2009, with NLAIC as the surviving entity.  The mergers were completed to streamline the enterprise's capital structure and create operational efficiencies.

Business Segments

Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments:  Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other.

The primary segment profitability measure that management uses is pre-tax operating earnings (loss), which is calculated by adjusting income (loss) from continuing operations before federal income tax expense (benefit) to exclude:  (1) net realized investment gains and losses, except for operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment, trading portfolio realized gains and losses, trading portfolio valuation changes and net realized gains and losses related to hedges on guaranteed minimum death benefit (GMDB) contracts and securitizations); (2) other-than-temporary impairment losses; (3) the adjustment to amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA) related to net realized investment gains and losses; and (4) net losses attributable to noncontrolling interest.

The following table summarizes pre-tax operating earnings (loss) by segment for the years ended December 31:

(in millions)	2010	2009	2008

Individual Investments	$ 185	$ 288	$ (240)
Retirement Plans	$ 192	$ 136	$ 142
Individual Protection	$ 261	$ 192	$ 255
Corporate and Other	$ (36)	$ (4)	$ (127)

Individual Investments

The Individual Investments segment consists of individual annuity products marketed under the Nationwide DestinationSM and other Nationwide-specific or private label brands.  Nationwide offers a wide array of annuity products including deferred variable annuities, deferred fixed annuities, immediate annuities, as well as newer and more innovative products such as portfolio income insurance.  Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life.  In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features, while deferred fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.  Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period or for the owner’s lifetime.  The majority of assets and recent sales for the Individual Investments segment consist of deferred variable annuities.

The following table summarizes selected financial data for the Company’s Individual Investments segment for the years ended December 31:

(in millions)	2010	2009	2008

Total revenues	$ 1,342	$ 1,107	$ 1,363
Account values as of year end	$ 49,211	$ 44,411	$ 39,551

Retirement Plans

The Retirement Plans segment is comprised of the Company’s private and public sector retirement plans business.  The private sector primarily includes Internal Revenue Code (IRC) Section 401 business, and the public sector primarily includes IRC Section 457 and Section 401(a) business, both in the form of full-service arrangements that provide plan administration and fixed and variable group annuities as well as administration-only business.

The following table summarizes selected financial data for the Company’s Retirement Plans segment for the years ended December 31:

(in millions)	2010	2009	2008

Total revenues	$ 789	$ 772	$ 772
Account values as of year end	$ 25,208	$ 24,133	$ 22,123

The Individual Protection segment consists of life insurance products, including individual variable, COLI and bank-owned life insurance (BOLI) products; traditional life insurance products; and universal life insurance products.  Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

The following table summarizes selected financial data for the Company’s Individual Protection segment for the years ended December 31:

(in millions)	2010	2009	2008

Total revenues	$ 1,437	$ 1,405	$ 1,378
Life insurance policy reserves as of year end	$ 20,628	$ 19,175	$ 18,219
Life insurance in force as of year end	$ 144,175	$ 132,357	$ 132,992

Corporate and Other

The Corporate and Other segment includes the medium-term note (MTN) program; non-operating realized gains and losses and related amortization, including mark-to-market adjustments on embedded derivatives, net of economic hedges, related to products with living benefits included in the Individual Investments segment; other-than-temporary impairment losses; and other revenues and expenses not allocated to other segments.

The following table summarizes selected financial data for the Company’s Corporate and Other segment for the years ended December 31:

(in millions)	2010	2009	2008

Operating revenues	$ 80	$ 145	$ 122
Funding agreements backing medium-term notes	$ 799	$ 1,652	$ 3,217

Additional information related to the Company’s business segments is included in Note 22 to the audited consolidated financial statements included in the F pages of this report.

Marketing and Distribution

The Company sells its products through a diverse distribution network.  Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers and regional firms, financial institutions and wirehouses, pension plan administrators, and life insurance specialists.  Representatives of affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc. (NRS) and Nationwide Financial Network (NFN) producers, which includes the agency distribution force of Nationwide Mutual.  The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively in the rapidly growing retirement savings market.

Unaffiliated Entities

Independent Broker-Dealers and Regional Firms.  The Company sells individual annuities, group retirement plans and life insurance through independent broker-dealers (including brokerage general agencies and producer groups in the Individual Protection segment) and regional firms in each state and the District of Columbia.  The Company believes that it has developed strong broker-dealer relationships based on its diverse product mix, large selection of fund options and administrative technology.  In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels.  The Company regularly seeks to expand this distribution network.

Financial Institutions and Wirehouses.  The Company markets individual variable and fixed annuities (under its brand names and on a private label basis) and IRC Section 401 plans and life insurance through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries.  The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name, and the ability to offer private label products.

Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators.  The Company also has linked pension plan administrators to the financial planning community to sell group pension products.  The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators and therefore are more likely to become long-term customers.

Life Insurance Specialists.  The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.

Affiliated Entities

NRS.  The Company markets various products and services to the public sector, primarily on a retail basis, through several sales organizations.  The Company markets group variable annuities and fixed annuities as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs.  The Company maintains endorsement arrangements with state and local government entities, including the National Association of Counties (NACo), The United States Conference of Mayors (USCM) and The International Association of Fire Fighters (IAFF).

NFN Producers.  NFN producers distribute Nationwide life insurance, annuity, mutual fund and group annuity products to individuals through Nationwide exclusive agents, independent agents, and a retail call center.  Nationwide agents sell traditional, universal and variable universal life insurance products and individual annuities through the licensed agency distribution force of NMIC.  Nationwide agents primarily target the holders of personal automobile and homeowners’ insurance policies issued by NMIC and affiliated companies.

Reinsurance

The Company follows the industry practice of reinsuring with other companies a portion of its life insurance and annuity risks in order to reduce net liability on individual risks, to provide protection against large losses and to obtain greater diversification of risks and statutory capital relief.  The maximum amount of individual ordinary life insurance retained by the Company on any one life is $10.0 million.  The Company cedes insurance primarily on an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.  The Company also cedes insurance on a case-by-case basis, particularly where the Company may be writing new risks or is unwilling to retain the full costs associated with new lines of business.  The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder.

The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and health business.  Total amounts recoverable under these reinsurance contracts include ceded reserves, paid and unpaid claims, and certain other amounts and totaled $740 million and $787 million as of December 31, 2010 and 2009, respectively.  The impact of these contracts on the Company’s results of operations is immaterial.  Under the terms of the contracts, specified assets have been placed in trusts as collateral for the recoveries.  The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts.  Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Individual Investments segment.  The Company has no other material reinsurance arrangements with unaffiliated reinsurers.

The Company’s only material reinsurance agreements with affiliates are the modified coinsurance agreements pursuant to which NLIC ceded to other members of Nationwide all of its accident and health insurance business not ceded to unaffiliated reinsurers, as described in Note 18 to the audited consolidated financial statements included in the F pages of this report.

Ratings

Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies.  These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders.  Such factors are important to policyholders, agents and intermediaries.  They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities.  Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries.  The Company’s ratings are continuously evaluated relative to its performance as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures.  In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.

Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products.  Rating agencies continually review the financial performance and condition of insurers, including the Company.  Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products.  Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income.  NLIC and NLAIC each have financial strength ratings of “A+” (Superior) from A.M. Best Company, Inc. (A.M. Best).  Their claims-paying ability/financial strength are rated “A1” (Good) by Moody’s Investors Service, Inc. (Moody’s) and “A+” (Strong) by Standard & Poor’s Rating Services (S&P).  The Company’s financial strength is also reflected in the ratings of its commercial paper, which is rated “AMB-1” by A.M. Best, “P-1” by Moody’s and “A-1” by S&P.

On March  25, 2010 A.M. Best affirmed the ratings of NLIC and NLAIC while maintaining the negative outlook.  On July 1, 2010 S&P affirmed the ratings and the negative outlook of the life companies.  On August 3, 2010 Moody's affirmed the ratings of NLIC and NLAIC and revised the outlook to stable from negative.

These ratings are subject to ongoing review by A.M. Best, Moody’s and S&P, and the maintenance of such ratings cannot be assured.  If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected.

Competition

The Company competes with many other insurers as well as non-insurance financial services companies, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than the Company.  While no single company dominates the marketplace, many of the Company’s competitors have well-established national reputations and substantially greater financial resources and market share than the Company.  Competition in the Company’s lines of business primarily is based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service, and name recognition.

Regulation

Regulation at State Level

NLIC and NLAIC, as with other insurance companies, are subject to regulation by the states in which they are domiciled and/or transact business.  All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and annually furnish financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system.  Under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.

NLIC and NLAIC are subject to the insurance holding company laws in the State of Ohio.  Under such laws, material transactions within an insurance holding company system affecting insurers must be fair and equitable, and each insurer’s policyholder surplus following any dividends or distributions to shareholder affiliates shall be reasonable in relation to the insurer’s outstanding liabilities and adequate to its financial needs.  The State of Ohio insurance holding company laws also require prior notice or regulatory approval of the change of control of an insurer or its holding company, material intercorporate transfers of assets within the holding company structure and certain other material transactions involving entities within the holding company structure.

NLIC and NLAIC are regulated and supervised in the jurisdictions in which they do business.  Among other things, states regulate operating licenses; agent licenses; advertising and marketing practices; the form and content of insurance policies, including pricing; the type and amount of investments; statutory capital requirements; payment of dividends by insurance company subsidiaries; assessments by guaranty associations; affiliate transactions; and claims practices.  The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.

Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such regulators at any time.  In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations.  Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies.  Changes in regulations, or in the interpretation of existing laws or regulations, may adversely impact pricing, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance by the Company’s insurance subsidiaries.  Any proposed or future state legislation or regulations may negatively impact the Company’s financial position or results of operations.  Effective with the annual reporting period ending December 31, 2010, the National Association of Insurance Commissioners (NAIC) adopted revisions to the Annual Financial Reporting Model Regulation, or the Model Audit Rule, related to auditor independence, corporate governance and internal control over financial reporting.  The adopted revisions require that NLIC and NLAIC each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting.  The requirements of the revised Model Audit Rule did not impact the Company’s financial position or results of operations.

As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations of the books, records and accounts of insurance companies domiciled in their states.  Such examinations generally are conducted in cooperation with the insurance departments of multiple states under guidelines promulgated by the NAIC.  The most recently completed examination of NLIC and NLAIC was conducted by the Ohio Department of Insurance (ODI) for the five-year period ended December 31, 2006 on behalf of itself and several other states.  The examination was completed during the first quarter of 2008 and did not result in any significant issues or adjustments.  The ODI issued reports for its domiciliary companies.
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations.  NLIC and NLAIC are currently undergoing regulatory market conduct examinations in five states.  NLIC and NLAIC continuously monitor sales, marketing and advertising practices and related activities of their agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations.  There can be no assurance that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.

In December 2004, the NAIC adopted model legislation for the individual states to consider implementing new disclosure requirements with respect to compensation of insurance producers.  Since that time, related state legislation or regulations were adopted or proposed in some states and focused primarily on the producer rather than the insurance company.  The most recent state to adopt this type of producer-focused regulation is New York. Effective January 1, 2011, all insurance producers in New York must provide purchasers with disclosure about the compensation they are paid. Although the Company is not aware of regulatory or legislative developments or proposals regarding producer compensation disclosure that would have a material impact on its operations, some states have indicated they will continue to review producer compensation disclosure requirements, and additional changes that could impact the Company are possible.

Federal Initiatives

Although the United States federal government generally has not directly regulated the insurance business, the Dodd-Frank Act expands the federal presence in insurance oversight.  Title V includes two major insurance components:  (1) the creation of a Federal Insurance Office within the Treasury Department with authority to preempt state measures inconsistent with international agreements; and (2) the streamlining of state-level surplus lines and reinsurance regulation.  The Dodd-Frank Act requires implementation by rule-making, which has started but is far from completed.  The effects of the Dodd-Frank Act and regulations thereunder cannot be predicted.  The following is a summary of certain aspects of the Dodd-Frank Act that we believe may affect us.  While its primary focus is on the banking sector, the legislation impacts insurers in a number of ways, including but not limited to:

•
Systemic Risk and Reporting.  Insurance holding companies could potentially be designated by the newly-created Financial Stability Oversight Council to pose systemic risk to the U.S. financial system. Such nonbank financial firms would be subject to supervision by the Federal Reserve under heightened prudential standards.  The new Office of Financial Research and Federal Insurance Office will collect information from insurers; although they are required to the extent possible to rely upon the reports of existing regulatory authorities.

•
Orderly Liquidation.  The legislation provides the FDIC with expanded powers to resolve financial institutions holding companies.  Insurance holding companies and any non-insurance subsidiaries of insurers may be subject to this authority. Insurance companies are generally exempt from the liquidation authority, but the FDIC would have “backup authority” to place an insurance company into orderly liquidation under state law if the state regulator has not done so within 60 days of a systemic risk determination.

•
Liquidation Fund Assessments.  The Dodd-Frank Act creates an Orderly Liquidation Fund to help fund the cost of resolving a failing financial firm, which would be funded by assessments on financial companies with $50 billion or more in assets– including, potentially, insurers and their holding companies.  The size of an entity appears to be a major determination as to the amount of any assessment, but other non-size risk factors are supposed to be taken into consideration.  For insurers, contributions to state insurance guaranty funds must be considered.

•
Derivatives.  The Dodd-Frank Act generally requires all agreements or arrangements that fall within the ‘swap’ or ‘security-based swap’ definitions in the Dodd-Frank Act to be traded on an exchange or regulated swap execution facility and to be centrally cleared through regulated central clearinghouses, unless an exemption is available, which exemptions include an exemption for transactions not accepted for trading or central clearing.  These provisions are subject to implementation pursuant to rulemaking by the U.S. Securities and Exchange Commission (SEC) and the Commodity Futures Trading Commission (CFTC), which have not been completed.  The requirement to exchange trade and centrally clear swap and security-based swap transactions, as well as the CFTC and SEC rules implementing the provisions of the Dodd-Frank Act, may adversely affect our ability to engage in various derivatives transactions of the type we have found useful due to the added costs of such transactions.  Additionally, under the Dodd-Frank Act entities which are deemed to be ‘swap dealers’ or ‘major swap participants’ (MSP) (as defined in the Dodd-Frank Act and the regulations to be promulgated thereunder) will be required to register with the CFTC and entities which are deemed to be ‘security based swap dealers’ or ‘major security-based swap participants’ (MSBSP and collectively with MSPs, “Major Participants”) will be required to register with the SEC.  All such dealers and Major Participants will be subject to capital and margin requirements, as well as business conduct rules and reporting requirements, each to be determined pursuant to regulations to be promulgated by the CFTC, SEC and certain prudential regulators.  Because, the definitions of ‘swap’ and ‘security-based swap’ in the Dodd-Frank Act are extremely broad and, when applied literally, could encompass a number of arrangements that have not traditionally been viewed as part of the over-the-counter derivatives market, such as various insurance products offered by us and regulations clarifying such defined terms have not yet been promulgated, it is uncertain at this time what impact the Dodd-Frank Act may have on our traditional insurance business.  Further, because we regularly use derivatives for a variety of hedging and other risk mitigation purposes and regulations have not yet been finalized with respect to the definition of Major Participants, it is unclear whether our derivatives activities may require us to become subject to registration and regulation as a Major Participant with the CFTC and/or SEC, and if so, the impact the business conduct, capital and margin requirements applicable to Major Participants may have on our business and/or our hedging and risk mitigation activities.

•
Bureau of Consumer Financial Protection.  The Dodd-Frank Act creates the Bureau of Consumer Financial Protection as an independent agency within the Federal Reserve with the authority to adopt rules and regulate consumer financial products and services.  Insurance products are specifically exempted from the Bureau’s authority; however, since the Bureau is not expected to begin operations until July 2011, its effect cannot be predicted.

Many policy questions are yet to be resolved—as mandatory studies are concluded and released and as the many federal agencies will need to implement the various reforms through rulemakings and other processes.

In view of recent events involving certain financial institutions and the financial markets, it is possible that there could be increased federal oversight responsibilities with respect to the business of insurance and thus the business of the Company.  See also “Risk Factors—The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and certain other potential changes in federal laws and regulations may adversely affect the Company’s business, results of operations and financial condition.”

Potential future federal legislation, administrative policies and court decisions can also significantly and adversely affect certain areas of the Company’s business, particularly the life insurance and annuity business. In addition to the laws and regulations discussed above, these areas include pension and employee welfare benefit plan regulation, additional financial services regulation and taxation. For example, the following events could adversely affect the Company’s business:

•	Changes in Employee Retirement Income Security Act of 1974 (ERISA) that impact the sales of group annuities;

•
Changes in tax laws that reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products, or that otherwise affect how the benefits provided by life insurance and annuity contracts are taxed; and modification of the federal estate tax.  The estate tax was modified in 2010, effective for 2010 through 2012, and additional modification to this temporary change is expected to occur prior to 2013;

•	Changes in the availability of, or rules concerning the establishment and operation of, 401(k), 403(b) and 457 plans or individual retirement accounts; or

•	Changes in tax and ERISA regulations, such as the proposed regulations that would alter the manner in which 401(k) plans may be marketed.

Regulation of Dividends and Other Payments

The payment of dividends by NLIC is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state.  The State of Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (1) 10% of statutory-basis policyholders’ surplus as of the prior December 31 or (2) the statutory-basis net income of the insurer for the prior year.  NLIC’s statutory capital and surplus as of December 31, 2010 was $3.7 billion, and statutory net income for the year ended December 31, 2010 was $560 million.  During the year ended December 31, 2010, NLIC did not pay dividends to NFS.  As of January 1, 2011, NLIC has the ability to pay dividends to NFS totaling $560 million upon providing prior notice to the ODI.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus.  Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets.  Additionally, following any dividend, an insurer’s policyholder surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs.  The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the state of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders.  The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.

Risk-Based Capital Requirements

In order to enhance the regulation of insurer solvency, the NAIC has adopted a model law to implement risk-based capital (RBC) requirements for life insurance companies.  The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders.  The model law measures four major areas of risk facing life insurers:  (1) the risk of loss from asset defaults and asset value fluctuation; (2) the risk of loss from adverse mortality (the relative incidence of death in a given time) and morbidity (the relative incidence of disability resulting from disease or physical impairment) experience; (3) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates; and (4) business risks.  Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

Based on the formula adopted by the NAIC, the adjusted capital of NLIC and NLAIC as of December 31, 2010 exceeded the levels at which they would be required to take corrective action.

Assessments Against and Refunds to Insurers

Insurance guaranty association laws exist in each state, the District of Columbia, Guam, the U.S. Virgin Islands and the Commonwealth of Puerto Rico.  Insurers doing business in any of these jurisdictions can be assessed for policyholder losses incurred by insolvent insurance companies.  The amount and timing of any future assessment on or refund to NLIC and its insurance subsidiaries under these laws cannot be reasonably estimated and are beyond the control of NLIC and its insurance subsidiaries.  A large part of the assessments paid by NLIC and its insurance subsidiaries pursuant to these laws may be used as credits for a portion of NLIC and its insurance subsidiaries’ premium taxes.  For the years ended December 31, 2010, 2009 and 2008, credits received by the Company were immaterial.

Annuity Sales Practices

The Company's annuity sales practices are subject to strict regulation.  Any material change to the standards governing the Company's sales practices, including applicable state law and regulations, could affect the Company's business.  In 2010, the NAIC amended the Suitability in Annuity Transactions Model Regulation (SAT) Model.  Prior versions of the SAT Model have been adopted in over 40 states. To date, eight (8) states have adopted regulations that are substantially consistent with the amended 2010 SAT Model and ten (10) states have proposed such regulations.  The 2010 SAT Model places requirements regarding annuity suitability assessment, supervision and training upon insurance producers and insurance companies.  Notably, it also places ultimate liability upon issuing insurance companies for the suitable sale of all annuity contracts.  The additional responsibilities and liabilities established under the 2010 SAT Model, which the states may choose to model their regulations upon, augment operational and compliance burdens for the Company, and establish heightened risks for issuing insurers related to annuity contract transactions.

Securities Laws

NLIC and NLAIC, and certain policies and contracts offered by these companies, are subject to regulation under the federal securities laws administered by the SEC and under certain state securities laws.  Certain separate accounts of NLIC and NLAIC are registered as investment companies under the Investment Company Act of 1940, as amended (Investment Company Act).  Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC and NLAIC are also registered under the Securities Act of 1933, as amended (Securities Act).  One affiliate of the Company is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (Securities Exchange Act), and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority.  Broker dealer subsidiaries of the Company are also subject to the SEC’s net capital rules.

One affiliate of the Company is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and the Securities Act.  The investment companies managed by this subsidiary are registered with the SEC under the Investment Company Act, and the shares of certain of these entities are qualified for sale in certain states and the District of Columbia.

All aspects of the investment advisory activities of NLIC are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business.  These laws and regulations primarily are intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations.  In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.

ERISA

On December 13, 1993, the U.S. Supreme Court issued its opinion in John Hancock Mutual Life Insurance Company v. Harris Trust and Savings Bank, holding that certain assets in excess of amounts necessary to satisfy guaranteed obligations held by Hancock in its general account under a participating group annuity contract are “plan assets” and therefore subject to certain fiduciary obligations under the ERISA.  ERISA requires that fiduciaries perform their duties solely in the interest of ERISA plan participants and beneficiaries, and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Court imposed ERISA fiduciary obligations to the extent that the insurer’s general account is not reserved to pay benefits under guaranteed benefit policies (i.e., benefits whose value would not fluctuate in accordance with the insurer’s investment experience).

The U.S. Secretary of Labor issued final regulations on January 5, 2000, providing guidance for determining, in cases where an insurer issues one or more policies backed by the insurer’s general account to or for the benefit of an employee benefit plan, which assets of the insurer constitute plan assets for purposes of ERISA and the IRC. The regulations apply only with respect to a policy issued by an insurer to an ERISA plan on or before December 31, 1998. In the case of such a policy, most provisions of the regulations became applicable on July 5, 2001. Generally, where the basis of a claim is that insurance company general account assets constitute plan assets, no person will be liable under ERISA or the IRC for conduct occurring prior to July 5, 2001. However, certain provisions under the final regulations are applicable as follows: (1) certain contract termination features became applicable on January 5, 2000 if the insurer engages in certain unilateral actions; and (2) the initial and separate account disclosure provisions became applicable July 5, 2000. New non-guaranteed benefit policies issued after December 31, 1998 subject the issuer to ERISA fiduciary obligations. Since the Company issues fixed group annuity contracts that are backed by its general account and used to fund employee benefit plans, the Company is subject to these requirements.

Tax Matters

Life insurance products may be used to provide income tax deferral and income tax free death benefits; annuity contracts may be used to provide income tax deferral.  The value of these benefits is related to the level of income tax and capital gains tax rates.  Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

The U.S. Congress periodically has considered possible legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. Recent legislative proposals have included provisions that, if enacted, would (a) disallow a portion of the income tax interest deduction for many businesses that own life insurance; (b) alter the calculation of a life insurance company’s separate account dividends received deduction (DRD); (c) impose a “financial crisis responsibility fee” on certain insurance companies; and (d) impose additional information reporting requirements with respect to variable insurance products and resales of certain life insurance contracts.  On February 15, 2011, the Obama Administration released its Budget, which includes proposals that would affect the taxation of life insurance companies and certain life insurance products. In particular, the proposals would affect the treatment of COLI and BOLI policies by limiting the availability of certain interest deductions for companies that purchase those policies.  The proposals would also change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the DRD. The DRD reduces the amount of dividend income subject to tax by the Company. If these proposals or others of this type were enacted, the Company’s sale of COLI, variable annuities, and variable life products could be adversely affected.

In addition, the budget proposes imposing upon depository institution holding companies with $50 billion or more in assets and nonbank financial firms subject to Federal Reserve supervision a financial services responsibility fee to recoup government contributions to TARP whether or not the firms applied for or received TARP funding. Likewise, nonfinancial firms that applied for or accepted TARP funding would not be subject to the proposed fee. The financial services industry remains opposed to the proposal which the Administration first announced in January 2010.  Moreover, the Obama administration may propose changes to the Internal Revenue Code to address the fiscal challenges currently faced by the federal government. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company.  Such changes could have an adverse impact on the desirability of the products offered by the Company.

The separate account DRD is a significant component of the Company’s federal income tax provision.  On August 16, 2007, the Internal Revenue Service (IRS) issued Revenue Ruling 2007-54.  This ruling took a position with respect to the DRD that could have significantly reduced the Company’s DRD.  The Company believes that the position taken by the IRS in the ruling was contrary to existing law and the relevant legislative history.

In Revenue Ruling 2007-61, released September 25, 2007, the IRS and the U.S. Department of the Treasury suspended Revenue Ruling 2007-54 and informed taxpayers of their intention to address certain issues in connection with the DRD in future tax regulations.  Final tax regulations could impact the Company’s DRD in periods subsequent to their effective date.

The IRS recently completed an audit of the Company’s tax years 2003 through 2005.  As a result of this audit, the Company received a Revenue Agent’s Report (“RAR”) and 30-Day Letter (requiring payment of additional tax due or the preparation of protest to start the appeals process) from the IRS in July 2009.  The RAR includes an adjustment to reduce the Company’s DRD for the above tax years resulting in additional tax due of $151 million.  The Company is still at appeals on this issue and believes that it will ultimately prevail based on technical merits.

Employees

As of December 31, 2010, the Company had approximately 2,091 employees, none of which were covered by a collective bargaining agreement.

Risk Factors

Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and impact capital position.

The capital and credit markets have been experiencing extreme volatility and disruption for more than two years. During the second half of 2008, the volatility and disruption reached unprecedented levels. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. While the capital and credit market conditions have improved since 2008, volatility during 2010 suggests the markets remain fragile.

The Company needs liquidity to pay its operating expenses, interest on its debt and to replace certain maturing liabilities. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds, cash flow from its investment portfolio and assets.  The investment portfolio consists mainly of cash or assets that are readily convertible into cash. Sources of liquidity also include a variety of short- and long-term instruments, including repurchase agreements, commercial paper, bank loans, medium- and long-term debt, junior subordinated debt securities and capital securities.

In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing.  The availability of additional financing will depend on a variety of factors including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if the level of business activity decreases due to a market downturn. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such case, it may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit the Company’s access to capital required to operate its business, most significantly its insurance operations. Such market conditions may limit the Company’s ability to:

•	replace, in a timely manner, maturing liabilities;

•	satisfy statutory capital requirements;

•	generate fee income and market-related revenue to meet liquidity needs;

•	and access the capital necessary to grow its business.

As such, the Company may be forced to issue shorter-term securities than it prefers, or bear an unattractive cost of capital, which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the financial markets.

Continued difficult conditions in the capital markets and the economy may adversely affect the Company’s business, results of operations, financial condition and liquidity, and these conditions may not improve in the near-future.

The Company’s business, financial condition, results of operations and the valuation and liquidity of some of its investments have been materially affected by conditions in the domestic and global capital markets and the economy generally, and these conditions may not improve in the near-future.  As a result of the recent global financial crisis, the United States, Europe and Asia entered a deep recession that persisted through June 2009, despite governmental intervention in the world’s major economies.  Although many economists believe the recent recession in the United States ended in the second quarter of 2009, after a brief rebound, the recovery has slowed, and the unemployment rate is expected to remain high for some time. In addition, concerns continue to persist over geopolitical issues, deflation, defaults by certain nations on their sovereign debt, the availability and cost of credit, equity markets, the U.S. mortgage market and a declining real estate market in the United States.  These factors have contributed to increased market volatility and diminished expectations for the economy and the markets going forward.

The initial problems arising from the sub-prime segment of the residential mortgage-backed securities market have spread to a broad range of mortgage- and asset-backed and other fixed income securities and to a wide range of financial institutions and markets, asset classes and sectors. As a result, the market for fixed income securities has experienced decreased liquidity, increased price volatility, credit downgrade events, and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to sell. In addition, domestic and international equity and credit markets have also experienced increased volatility and turmoil, with companies, such as the Company, that have exposure to the real estate, mortgage and credit markets particularly affected.  These events have had, and may continue to have, an adverse effect on the Company, in part because it has a large investment portfolio and also because difficult economic factors will adversely affect consumer demand for the Company’s products.  The Company’s revenues are likely to decline in such circumstances, its profit margins could erode and its surplus could be adversely affected.

In addition, regulatory developments relating to the recent financial crisis may also significantly affect the Company’s operations and prospects in ways that cannot be predicted. U.S. and overseas governmental or regulatory authorities, including the SEC and the NAIC, are considering enhanced or new regulatory requirements intended to prevent future crises or otherwise stabilize the institutions under their supervision. New regulations will likely affect critical matters, including capital requirements, and published proposals by insurance regulatory authorities that could reduce the pressure on the Company’s capital position may not be adopted or may be adopted in a form that does not afford as much capital relief as anticipated. If the Company fails to manage the impact of these developments effectively, its prospects, results and financial condition could be materially and adversely affected.

There can be no assurance that actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect.

In response to difficult capital markets and economic conditions, the U.S. government, Federal Reserve and other governmental regulatory bodies have undertaken several initiatives in an attempt to stabilize the capital markets and stimulate economic growth.  These initiatives have included the American Recovery and Reinvestment Act of 2009, popularly known as the “stimulus package”; the Housing and Economic Recovery Act of 2008, which established the HOPE for Homeowners program providing for mortgage assistance for homeowners at risk of foreclosure; the Homeowner Affordability and Stability Plan, a $75 billion program intended to help up to 7 to 9 million homeowners restructure or refinance their mortgages to avoid foreclosure; and the Emergency Economic Stabilization Act of 2008 (EESA).  EESA gave the U.S. Treasury the authority to, among other things, purchase up to $700.0 billion of securities (including newly issued preferred shares and subordinated debt) from financial institutions for the purpose of stabilizing the financial markets. The U.S. federal government, the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation and other governmental and regulatory bodies also took other actions to address the financial crisis.  The Company did not receive any funds from the Troubled Asset Relief Program (TARP).  For example, the Federal Reserve Bank of New York made funds available to commercial and financial companies under a number of programs, including the Commercial Paper Funding Facility, which expired in early 2010.  In addition, federal and state and governments could pass additional legislation responsive to current economic and credit market conditions.

The Company believes that the actions described above, together with additional actions announced by the U.S. Treasury and other regulatory agencies, have had a positive effect on the financial markets in the short term, but their ultimate effectiveness and effect on the financial market remains uncertain. There can be no assurances that once these initiatives expire, any comparable legislation will be enacted, or that the U.S. economy will continue to grow without any such additional governmental support.  The existing levels of volatility and limited availability of credit may continue to affect all financial institutions.

The impairment of other financial institutions could adversely affect the Company.

The Company has exposure to many different industries, issuers and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds, and other investment funds and other institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. In addition, with respect to secured transactions, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company also has exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. There can be no assurance that any such realized losses or impairments to the carrying value of these assets would not materially and adversely affect the Company’s business and results of operations.

The Company is exposed to significant financial and capital markets risk (including equity markets risk), which may adversely affect its results of operations, financial condition and liquidity, and the Company’s net investment income can vary from period to period.

The Company is exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, the performance of the economy in general, the performance of the specific obligors included in its portfolio and other factors outside the Company’s control.

The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates.  The Company’s investment portfolio contain interest rate sensitive instruments, such as bonds, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions, and other factors beyond its control.  The recent financial crisis, and related volatility in equity, bond and real estate values, may result in a protracted economic slowdown. This may lead to a prolonged deflationary period, accompanied by a sustained period of very low interest rates.  U.S. long-term interest rates remain at relatively low levels by historical standards. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources, the yield on the new investments purchased will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio.  Conversely, if recent U.S. and foreign governmental actions are successful in improving economic conditions, inflation may increase and interest rates may suddenly spike.  A rise in interest rates would negatively impact the net unrealized position of the Company’s investment portfolio, particularly on interest sensitive instruments such as bonds, which typically decrease in value during periods of rising interest rates. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of its liability cash flow profile may be inaccurate, and it might need to sell assets during a period of rising or falling interest rates in order to cover any such liability.

The Company’s exposure to credit spreads relates primarily to market price and cash flow variability associated with changes in credit spreads.  A widening of credit spreads would increase unrealized losses in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments.  Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects the Company’s own credit spread.  In addition, market volatility can make it difficult to value certain of the Company’s securities if trading becomes less frequent.  As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on the Company’s results of operations or financial condition.  During 2008, credit markets deteriorated dramatically and credit spreads on both corporate and structured securities widened significantly, depressing the value of many of the Company’s securities.  Throughout 2009 and into 2010, credit markets generally improved with credit spreads for corporate securities and the highest quality structured securities rebounding, resulting in higher values for those securities.  However, securities market volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity, declines in equity prices, and the strengthening or weakening of foreign currencies against the U.S. dollar, individually or in tandem, could have a material adverse effect on the Company’s results of operations, financial condition or cash flows through realized losses, impairments and changes in unrealized positions.

The Company may increase its investment in equity securities in the future, resulting in additional equity exposure.

The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities, where fee income is earned based upon the fair value of the assets under management. In addition, certain of the Company’s annuity products offer guaranteed benefits, which increase the Company’s potential benefit exposure and statutory reserve and capital requirements should equity markets decline, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.

The Company’s portfolio includes investments in investment funds, many of which make private equity investments. The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments. The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. As a result, the amount of income that the Company records from these investments can vary substantially from quarter to quarter. Recent equity and credit market volatility may reduce investment income for these types of investments.

The Company’s insurance and investment products are sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, declines in interest rates may adversely affect the profitability of these products.

There may be economic scenarios, including periods of rising interest rates, which could increase surrender activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate the amortization of DAC, VOBA, which reduces net income.

Guarantees within certain of our products that protect policyholders against significant downturns in equity markets may decrease our earnings, increase the volatility of our results if hedging or risk management strategies prove ineffective, result in higher hedging costs and expose us to increased counterparty risk.

Certain of our variable annuity products include guaranteed benefits. The Company provides five primary guarantee types of variable annuity contracts: (1) GMDB; (2) guaranteed minimum accumulation benefits (GMAB); (3) guaranteed minimum income benefits (GMIB); (4) guaranteed lifetime withdrawal benefits (GLWB); and (5) a hybrid guarantee with GMAB and GLWB.  Periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of the future policy benefit or policyholder account balance liabilities associated with such products, resulting in a reduction to net income. We use derivative instruments to attempt to mitigate the liability exposure and the volatility of net income associated with these liabilities, and while we believe that these and other actions have mitigated the risks related to these benefits, we remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay.  In addition, we are subject to the risk that hedging and other risk management procedures prove ineffective or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity. We are also subject to the risk that the cost of hedging these guaranteed minimum benefits increases as implied volatilities increase and/or interest rates decrease, resulting in a reduction to net income.

Some of the Company’s investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

The Company holds certain investments that may lack liquidity, such as certain fixed maturity securities (privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities); mortgage loans; policy loans; equity real estate, including real estate joint ventures; and other limited partnership interests.

If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.

The Company does not have the intent to sell, nor is it more likely than not that the Company will be required to sell, debt securities in unrealized loss positions that are not other-than-temporarily impaired before recovery. The Company may realize investment losses to the extent its liquidity needs require the disposition of fixed maturity securities in unfavorable interest rate, liquidity or credit spread environments.

The Company has exposure to mortgage-backed securities, which could cause declines in its investment portfolio.

Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans have become less liquid. Since 2008, markets for these securities have been more volatile, especially for investments backed by subprime and Alt-A mortgage loans.  The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices and refinancing opportunities.  Further deterioration in the performance of the residential mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.  As of December 31, 2010, the Company owned residential mortgage-backed securities with an amortized cost of $5.8 billion and an estimated fair value of $5.6 billion.

In addition, other types of mortgage-backed securities, including commercial mortgage-backed securities, may deteriorate due to prevailing market conditions, and such deterioration could cause declines in the Company’s investment portfolio.  As of December 31, 2010, the Company owned commercial mortgage-backed securities with an amortized cost and estimated fair value of $1.2 billion.  The extent and duration of any future market or sector decline are unknown, as is the potential impact of such a decline on the Company’s investment portfolio.

Defaults on commercial mortgage loans and volatility in performance may adversely affect NLIC’s results of operations and financial condition.

Commercial mortgage loans face heightened delinquency and default risk due to recent economic conditions and the resulting adverse impacts on the obligors of these loans. In addition, there are future refinancing risks for many commercial mortgage loans.  As such, these conditions have led to declining values on certain of such instruments.  As of December 31, 2010, NLIC held $6.2 billion of commercial real estate mortgage loans.  The fair value of NLIC’s commercial mortgage loan portfolio as of December 31, 2010 was $5.9 billion, and none of these loans were delinquent or in the process of foreclosure as of December 31, 2010.  The performance of NLIC’s commercial mortgage loan investments, however, may fluctuate in the future. An increase in the default rate of NLIC’s commercial mortgage loan investments or a borrower’s inability to refinance or pay off its loan at maturity could have an adverse effect on its results of operations and financial condition.  In addition, approximately $1.7 billion in aggregate principal amount of the Company’s commercial mortgage loans are scheduled to mature in the next three years.  If these loans are not refinanced or paid in full at maturity, NLIC’s mortgage loan investments could be adversely affected.  As of December 31, 2010, NLIC had future funding commitments relating to commercial mortgage loans of $24 million.  Any geographic or sector concentration of NLIC’s commercial mortgage loans may have adverse effects on its investment portfolios and, consequently, on its results of operations or financial condition.  While NLIC seeks to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on its investment portfolios to the extent that the portfolio is concentrated.

The Company’s investments are reflected within the financial statements utilizing different accounting bases. Accordingly, the Company may not have recognized differences, which may be significant, between cost and fair value in the Company’s financial statements.

The Company’s investments primarily consist of fixed maturity and equity securities, trading securities, short-term investments, mortgage loans, policy loans, real estate and real estate related joint ventures and alternative investments.  On the basis of U.S. generally accepted accounting principles (GAAP), the carrying value of such investments is as follows:

●
Fixed maturity and equity securities, except those considered trading securities, are classified as available-for-sale and are reported at their estimated fair value. Unrealized gains and losses on these securities are recorded as a separate component of other comprehensive income or loss, net of policyholder related amounts and deferred income taxes.

●	Trading securities are recorded at fair value with changes in fair value recognized in net realized investment gains.

●	Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are reported at their fair value.

●
Mortgage loans held for investment are recorded at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and valuation allowances. Commercial mortgage loans held for sale are carried at fair value.

●	Policy loans are carried at unpaid principal balances.

●
Real estate held for use is carried at cost less accumulated depreciation.  Real estate held for investment is carried at the lower of cost or estimated fair value. Real estate joint ventures in which the Company has more than a minor equity interest or more than a minor influence over the joint venture’s operations, but where the Company does not have a controlling interest and is not the primary beneficiary, are carried using the equity method of accounting.

●	Alternative investments are reported based on the equity method of accounting.

Investments not carried at fair value in the Company’s financial statements (principally mortgage loans, policy loans, real estate, real estate joint ventures and other limited partnerships) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s financial statements. Each of such asset classes is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

The Company’s valuation of fixed maturity, equity and trading securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect the Company’s results of operations or financial condition.

Fixed maturity, equity and trading securities and certain other investments are reported at fair value on the balance sheet.  Fair value is defined as the price that would be received to sell an asset in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date.  In accordance with GAAP, the Company has categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes financial assets carried at fair value in the consolidated balance sheets as follows:

●	Level 1 – Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date.

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Level 2 – Unadjusted quoted prices for similar assets in active markets or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means.

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Level 3 – Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate about the assumptions market participants would use at the measurement date in pricing the asset. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs.

The determination of estimated fair values by management in the absence of quoted market prices is based on: (i) the availability and quality of prices from independent pricing services; (ii) valuation methodologies; and (iii) assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about investments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments could ultimately be sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.

For additional information on the Company’s valuation methodology, see Overview—Fair Value Measurements.

The determination of the amount of allowances and impairments taken on the Company’s investments are judgmental and could materially impact its results of operations or financial position.

The determination of the amount of allowances and impairments vary by investment type and is based on the Company’s periodic evaluation and assessment of known and inherent risks associated with the respective asset class.  Such evaluations and assessments are revised as conditions change and new information becomes available.  Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.  There can be no assurance that management has accurately assessed the level of impairments taken and allowances reflected in the financial statements.  Furthermore, additional impairments may need to be taken or allowances provided for in the future.  Historical trends may not be indicative of future impairments or allowances.

Management considers a wide range of factors about an investment’s issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the investment and in assessing the prospects for recovery.  Inherent in management’s evaluation of an investment are assumptions about the operations of the issuer and its future earnings potential.

The valuation allowance for mortgage loans held for investment reflects management’s best estimate of probable credit losses.  Management’s periodic evaluation of the adequacy of the valuation allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.  The Company maintains a valuation allowance for estimated credit losses on mortgage loans, which is comprised of specific and non-specific reserves.

Specific reserves for impaired mortgage loans are established based on a review by portfolio managers.  Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When management determines that a loan is impaired, a provision for loss is established equal to either the difference between the carrying value and the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

The non-specific reserve is established for probable losses inherent in the mortgage loan portfolio as of the balance sheet date but not yet specifically identified.  The non-specific reserve is based on past loan loss experience, inherent risks in the portfolio, composition of the loan portfolio, current economic conditions and other relevant factors.

For additional information on the Company’s impairment review process, see Critical Accounting Policies and Recently Issued Accounting Standards—Other-than-temporary Impairment Evaluations.

Certain changes in accounting and/or financial reporting standards issued by the FASB, the SEC or other standard-setting bodies could have a material adverse impact on the Company’s financial position or results of operations.

The Company is subject to the application of GAAP, the principles of which are periodically revised and/or expanded. As such, the Company is required to adopt new or revised accounting and/or financial reporting standards issued by recognized accounting standard setters or regulators, including the FASB. It is possible that future requirements could change the Company’s current application of GAAP, resulting in a material adverse impact on the Company’s financial position or results of operations.

The Company is rated by S&P, Moody’s and A.M. Best, and a decline in ratings could adversely impact the Company’s operations.

Financial strength ratings, which various Nationally Recognized Statistical Rating Organizations (“NRSROs”) publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in the Company’s products, its ability to market its products and its competitive position. Downgrades in the Company’s financial strength ratings or those of its insurance company subsidiaries could have a material  adverse effect on its financial condition and results of operations in many ways, including reducing new sales of insurance products, annuities and other investment products; adversely affecting the Company’s relationships with its sales force and independent sales intermediaries; materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders; requiring the Company to reduce prices for many of its products and services to remain competitive; and adversely affecting the Company’s ability to obtain reinsurance at reasonable prices or at all.

In addition to the financial strength ratings of the Company’s insurance subsidiaries, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity.  Downgrades in the Company’s credit ratings could have an adverse effect on its financial condition and results of operations in many ways, including adversely limiting the Company’s access to capital markets, potentially increasing the cost of debt, and requiring the Company to post collateral.

The Company’s financial strength is rated A+ by Standard and Poor’s Rating Services (“S&P”) and A.M. Best and A1 by Moody’s Investors Service (“Moody’s”).  NLIC and NLAIC each have financial strength ratings of “A+” (Superior) from A.M. Best. Their claims-paying ability/financial strength are rated “A1” (Good) by Moody’s and “A+” (Strong) by S&P.

In view of the difficulties experienced recently by many financial institutions, including the Company’s competitors in the insurance industry, the Company believes it is possible that the NRSROs will heighten the level of scrutiny that they apply to such institutions, will increase the frequency and scope of their credit reviews, will request additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in the NRSRO models for maintenance of certain ratings levels.

The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notices by any NRSRO.

If the Company’s business does not perform well or if actual experience versus estimates used in valuing and amortizing deferred policy acquisition costs (DAC) varies significantly, the Company may be required to accelerate the amortization of DAC, which could adversely affect the Company’s results of operations or financial condition.

The Company incurs significant costs in connection with acquiring new and renewal business.  Those costs that vary with and primarily are related to the production of new and renewal business are deferred and referred to as DAC.  The recovery of DAC is dependent upon the future profitability of the related business.  The amount of future profit or margin primarily is dependent on investment returns in excess of the amounts credited to policyholders, mortality, morbidity, persistency, interest crediting rates, dividends paid to policyholders, expenses to administer the business, creditworthiness of reinsurance counterparties, and certain economic variables, such as inflation.  Of these factors, the Company anticipates that investment returns are most likely to impact the rate of amortization of such costs.  The aforementioned factors enter into management’s estimates of gross profits, which generally are used to amortize such costs.  If the estimates of gross profits were overstated, then the amortization of such costs would be accelerated in the period the actual experience is known or when estimates are reevaluated and would result in a charge to income.  Significant or sustained equity market declines could result in an acceleration of amortization of DAC related to variable annuity and variable universal life contracts, resulting in a charge to operations.  Such adjustments could have a material adverse effect on the Company’s results of operations or financial condition.  In October 2010, the FASB issued ASU 2010-26, which amends FASB ASC 944, Financial Services—Insurance. ASU 2010-26 modifies the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts.  The Company will adopt this guidance effective January 1, 2012.  The adoption of this guidance could have a significant impact on the Company’s financial statements.  See Critical Accounting Policies and Recently Issued Accounting Standards—Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products

Deviations from assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.

The process of calculating reserve amounts for a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality, morbidity and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). Actual results could differ significantly from those assumed. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s results of operations or financial condition.

NLIC and NLAIC are subject to extensive regulations designed to benefit or protect policyholders rather than the Company.

Changes in regulations or in the interpretation of existing laws or regulations may adversely impact pricing, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance by the Company’s insurance subsidiaries.  Any proposed or future state legislation or regulations, as well as proposed or future federal legislation or regulations, may negatively impact the Company’s financial position or results of operations.  Any such regulation is aimed at benefiting or protecting policy holders, rather than the Company.  See Business – Regulation – Regulation at State Level for a general description of the regulation of the Company.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and certain other potential changes in federal laws and regulations may adversely affect the Company’s business, results of operations and financial condition.

In July 2010 Congress passed, and the President signed, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  Policy and rule-making conducted following the enactment of the Dodd-Frank Act has had and will continue to significantly change financial regulation in several ways.  At this time, we cannot predict the impact this financial reform legislation will have on our business, results of operations, or financial condition.  The full impact of the Dodd-Frank

Act on the Company will not be determined until the numerous regulations required by the act are finalized.  However, we anticipate that the Company’s business and operations will be affected in at least the following ways:

●	The Company may become subject to new or increased capital requirements

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The Company may be exposed to increased oversight, including new required reporting, due to the creation of new federal agencies (e.g., the Dodd-Frank Act created the Financial Stability Oversight Council (the Council) Office of Financial Research and the Federal Insurance Office)

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The Company's investment activities in connection with its own accounts, including its general account, may become subject to new limitations or restrictions or be impacted by market changes as a result of such limitations or restrictions

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The Dodd-Frank Act generally requires all agreements or arrangements that fall within the ‘swap’ or ‘security-based swap’ definitions in the Dodd-Frank Act to be traded on an exchange or regulated swap execution facility and to be centrally cleared through regulated central clearinghouses, unless an exemption is available, which exemptions include an exemption for transactions not accepted for trading or central clearing. These provisions are subject to implementation pursuant to rulemaking by the SEC and the CFTC, which have not been completed.  The requirement to exchange trade and centrally clear swap and security-based swap transactions, as well as the CFTC and SEC rules implementing the provisions of the Dodd-Frank Act may adversely affect our ability to engage in various derivatives transactions of the type we have found useful due to the added costs of such transactions. Additionally, under the Dodd-Frank Act entities which are deemed to be ‘swap dealers’ or MSP (as defined in the Dodd-Frank Act and the regulations to be promulgated thereunder) will be required to register with the CFTC and entities which are deemed to be ‘security based swap dealers’ or MSBSP and collectively with MSPs, “Major Participants”) will be required to register with the SEC. All such dealers and Major Participants will be subject to capital and margin requirements, as well as business conduct rules and reporting requirements, each to be determined pursuant to regulations to be promulgated by the CFTC, SEC and certain prudential regulators. Because the definitions of ‘swap’ and ‘security-based swap’ in the Dodd-Frank Act are extremely broad and, when applied literally, could encompass a number of arrangements that have not traditionally been viewed as part of the over-the-counter derivatives market, such as various insurance products offered by us and regulations clarifying such defined terms have not yet been promulgated, it is uncertain at this time what impact the Dodd-Frank Act may have on our traditional insurance business. Further, because we regularly use derivatives for a variety of hedging and other risk mitigation purposes and regulations have not yet been finalized with respect to the definition of Major Participants, it is unclear whether our derivatives activities may require us to become subject to registration and regulation as a Major Participant with the CFTC and/or SEC, and if so, the impact the business conduct, capital and margin requirements applicable to Major Participants may have on our business and/or our hedging and risk mitigation activities.

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The Company’s investment activities in connection with derivatives (e.g., for its own accounts or as hedging activities for benefits offered within its variable insurance products) may become subject to new limitations or restrictions, become significantly more costly, or be impacted by market changes that result from rule-making related to derivatives

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The Company’s offerings of BOLI policies may be subject to new limitations or prohibitions on bank purchases of such products that result from rule-making related to such products or enforcement actions that affect individual banks or regulations or guidelines limiting the amount of BOLI.

●	Increased standards of care for broker dealers may affect pricing and compliance burdens, as well as third party distribution of the Company’s variable insurance products

●	Increased rule-making by state agencies to improve the regulation of sales to seniors may result in increased compliance burdens on the Company's operations and distribution of insurance products

Litigation or regulatory actions could have a material adverse impact on the Company.

See Note 19 to the audited consolidated financial statements included in the F pages of this report for a description of litigation and regulatory actions.  These and future litigation matters may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues or harming the Company’s reputation with customers.

A large scale pandemic, the continued threat of terrorism and ongoing military and other actions may result in decreases in the Company’s net income, revenue and assets under management and may adversely impact its investment portfolio.

A large scale pandemic, the continued threat of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. Actual terrorist attacks could cause a decrease in the Company’s net income and/or revenue as a result of decreased economic activity and/or payment of claims. In addition, some of the assets in the Company’s investment portfolio may be adversely affected by declines in the securities markets and economic activity caused by a large scale pandemic, the continued threat of terrorism, ongoing military and other actions and heightened security measures.

The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay interest or principal on their securities, or how the value of any underlying collateral might be affected.

Although the Company does not believe that a large scale pandemic or the continued threat of terrorist attacks will have any material impact on its financial strength or performance, it can offer no assurances that this threat, future terrorist-like events in the U.S. and abroad, or military actions by the U.S. will not have a material adverse impact on its financial condition or results of operations

The Company operates in a highly competitive industry, which can significantly impact operating results.

See Business – Competition for a description of competitive factors affecting the Company.  The Company’s revenues and profitability could be impacted negatively due to competition.

Unauthorized data access and other security breaches could have an adverse impact on the Company’s business and reputation.

Security breaches and other improper accessing of data in the Company’s facilities, networks or databases could result in loss or theft of data and information or systems interruptions that may expose it to liability and have an adverse impact on its business.  Moreover, any compromise of the security of the Company’s data could harm its reputation and business.  There can be no assurances that the Company will be able to implement security measures to prevent such security breaches.

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.

Network, utility, telecommunications, hardware and/or software failures could prevent the Company from conducting its business for a sustained period of time.  The Company’s facilities could be inaccessible due to a disaster or natural catastrophe.

Changes in tax laws could adversely affect the Company and its subsidiaries.

Life insurance products may be used to provide income tax deferral and income tax free death benefits; annuity contracts may be used to provide income tax deferral.  The value of these benefits is related to the level of income tax and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

The U.S. Congress periodically has considered possible legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products.  Recent legislative proposals have included provisions that, if enacted, would (a) disallow a portion of the income tax interest deduction for many businesses that own life insurance; (b) alter the calculation of a life insurance company’s DRD; (c) impose a “financial crisis responsibility fee” on certain insurance companies; and (d) impose additional information reporting requirements with respect to variable insurance products and resales of certain life insurance contracts.  On February 15, 2011, the Obama Administration released its “FY 2012, Budget of the United States Government” (the “Budget”), which includes proposals that would affect the taxation of life insurance companies and certain life insurance products. In particular, the proposals would affect the treatment of COLI and BOLI policies by limiting the availability of certain interest deductions for companies that purchase those policies. The proposals would also change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the DRD. The DRD reduces the amount of dividend income subject to tax by the Company. If these proposals or others of this type were enacted, the Company’s sale of COLI, variable annuities, and variable life products could be adversely affected.

The Obama administration may propose changes to the Internal Revenue Code to address the fiscal challenges currently faced by the federal government.  These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes could have an adverse impact on the desirability of the products offered by the Company.

Changes to Regulations Under ERISA Could Adversely Affect Our Distribution Model by Restricting Our Ability to Provide Customers With Advice.

The prohibited transaction rules of the ERISA and the Internal Revenue Code generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account (IRAs) owners if the investment recommendation results in fees paid to the individual advisor, his or her firm or their affiliates that vary according to the investment recommendation chosen.  In March 2010, the Department of Labor (DOL) issued proposed regulations which provide limited relief from these investment advice restrictions. If the proposed rules are issued in final form and no additional relief is provided regarding these investment advice restrictions, the ability of our affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants, and with respect to IRAs, could be restricted. Also, the fee and revenue arrangements of certain advisory programs may be required to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates.

Other proposed regulatory initiatives under ERISA also may negatively impact the current business model of our broker-dealers.  In particular, the DOL issued a proposed regulation in October 2010 that would, if adopted as proposed, significantly broaden the circumstances under which a person or entity providing investment advice with respect to ERISA plans or IRAs would be deemed a fiduciary under ERISA or the Internal Revenue Code. If adopted, the proposed regulations may make it easier for the DOL in enforcement actions, and for plaintiffs’ attorneys in ERISA litigation, to attempt to extend fiduciary status to advisors who would not be deemed fiduciaries under current regulations.

In addition, the DOL has issued a number of regulations recently that increase the level of disclosure that must be provided to plan sponsors and participants, and may issue additional such regulations in 2011.  These ERISA disclosure requirements will likely increase our regulatory and compliance burden, resulting in increased costs.

Changes in state insurance regulations regarding suitability of annuity product sales may affect our operations and our profitability

State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable.  In particular, the NAIC has adopted a revised SAT, that will, if enacted by the states, place new responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents.  It will also place ultimate liability upon issuing insurance companies for the suitable sale of annuity contracts.  Several states have already enacted laws based on the SAT. Such regulations and responsibilities could increase our operational costs or compliance costs or burdens, or expose us to increased liability if we violate such regulations and responsibilities.  See “Regulation—Annuity Sales Practices.

Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of our business

We distribute many of our individual products through other financial institutions such as banks and broker–dealers.  An increase in bank and broker–dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair our ability to expand our customer base.  Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

PROPERTIES

Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2010 the Company leased on average approximately 794,859 square feet of office space in the three building home office complex and in other offices in central Ohio.  The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.

LEGAL PROCEEDINGS

The Company is a subject to legal and regulatory proceedings in the ordinary course of its business. The Company's legal and regulatory matters include proceedings specific to the Company and other proceedings generally applicable to business practices in the industries in which the Company operates. The Company's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcomes cannot be predicted. Regulatory proceedings also could affect the outcome of one or more of the Company's litigations matters. Furthermore, it is often not possible to determine the ultimate outcomes of the pending regulatory investigations and legal proceedings or to provide reasonable ranges of potential losses with any degree of certainty. Some matters, including certain of those referred to below, are in very preliminary stages, and the Company does not have sufficient information to make an assessment of the plaintiffs' claims for liability or damages. In some of the cases seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period. In many of the cases, the plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, which are difficult to quantify and cannot be defined based on the information currently available. Management believes, however, that based on their currently known information, the ultimate outcome of all pending legal and regulatory matters is not likely to have a material adverse effect on the Company's consolidated financial position. Nonetheless, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that such outcomes could materially affect the Company's consolidated financial position or results of operations in a particular quarter or annual period.

The financial services industry has been the subject of increasing scrutiny on a broad range of issues by regulators and legislators. The Company and/or its affiliates have been contacted by, self reported or received subpoenas from state and federal regulatory agencies, including the Securities and Exchange Commission, and other governmental bodies, state securities law regulators and state attorneys general for information relating to, among other things, compensation, the allocation of compensation, revenue sharing and bidding arrangements, market-timing, anticompetitive activities, unsuitable sales or replacement practices, fee arrangements in retirement plans, and the use of side agreements and finite reinsurance agreements. The Company is cooperating with regulators in connection with these inquiries and will cooperate with Nationwide Mutual Insurance Company (NMIC) in responding to these inquiries to the extent that any inquiries encompass NMIC's operations.

A promotional and marketing arrangement associated with the Company's offering of a retirement plan product and related services in Alabama was investigated by the Alabama Attorney General, which assumed the investigation from the Alabama Securities Commission. On October 27, 2010, the State Attorney General announced a settlement agreement, subject to court approval, between the Company and the State of Alabama, the Alabama Department of Insurance, the Alabama Securities Commission, and the Alabama State Personnel Board. If the court approves the settlement agreement, the Company currently expects that the settlement will not have a material adverse impact on its consolidated financial position. It is not possible to predict what effect, if any, the settlement may have on the Company's retirement plan operations with respect to promotional and marketing arrangements in general in the future.

On September 10, 2009, Nationwide Retirement Solutions, Inc. (NRS) was named in a lawsuit filed in the Circuit Court for Montgomery County, Alabama entitled Twanna Brown, Individually and on behalf of all other persons in Alabama who are similarly situated, v Nationwide Retirement Solutions, Inc., Alabama State Employees Association, PEBCO, Inc., Edwin "Mac" McArthur, Steve Walkley, Glenn Parker, Ulysses Lavender, Diana McLain, Randy Hebson, and Robert Wagstaff; and Unknown Defendants A-Z. On February 17, 2010, Brown filed an Amended Complaint alleging in Count One, that all the defendants were involved in a civil conspiracy and seeks to recover actual damages, forfeiture of all other payments and/or salaries to be the fruit of such other payments, punitive damages and costs and attorneys fees. In Count Two, although NRS is not named, it is alleged that the remaining defendants breached their fiduciary duties and seeks actual damages, forfeiture of all other payments and/or salaries to be the fruit of such other payments, punitive damages and costs and attorneys fees. In Count Three, although NRS is not named, the plaintiff seeks declaratory relief that the individual defendants breached their fiduciary duties, seeks injunctive relief permanently removing said defendants from their respective offices in the Alabama State Employees Association (ASEA) and PEBCO and costs and attorneys fees. In Count Four, it alleges that any money Nationwide paid belonged exclusively to ASEA for the use and benefit of its membership at large and not for the personal benefit of the individual defendants. Plaintiff seeks to recover actual damages from the individual defendants, forfeiture of all other payments and/or salaries to be the fruit of such other payments, punitive damages and costs and attorneys fees. On March 10, 2011, the plaintiff filed a Notice of Dismissal. The Company continues to defend this case vigorously.

On July 11, 2007, NLIC was named in a lawsuit filed in the United States District Court for the Western District of Washington at Tacoma entitled Jerre Daniels-Hall and David Hamblen, Individually and on Behalf of All Others Similarly Situated v. National Education Association, NEA Member Benefits Corporation, Nationwide Life Insurance Company,

Security Benefit Life Insurance Company, Security Benefit Group, Inc., Security Distributors, Inc., et al. The plaintiffs seek to represent a class of all current or former NEA members who participated in the NEA Valuebuilder 403(b) program at any time between January 1, 1991 and the present (and their heirs and/or beneficiaries). The plaintiffs allege that the defendants violated ERISA by failing to prudently and loyally manage plan assets, by failing to provide complete and accurate information, by engaging in prohibited transactions, and by breaching their fiduciary duties when they failed to prevent other fiduciaries from breaching their fiduciary duties. The complaint seeks to have the defendants restore all losses to the plan, restoration of plan assets and profits to participants, disgorgement of endorsement fees, disgorgement of service fee payments, disgorgement of excessive fees charged to plan participants, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys' fees. On May 23, 2008, the Court granted the defendants' motion to dismiss. On June 19, 2008, the plaintiffs filed a notice of appeal. On December 20, 2010, the 9th Circuit Court of Appeals affirmed the dismissal of this case and entered judgment. The plaintiffs did not file a writ of certiorari with the US Supreme Court. NLIC continues to defend this case vigorously.

On November 20, 2007, NRS and NLIC were named in a lawsuit filed in the Circuit Court of Jefferson County, Alabama entitled Ruth A. Gwin and Sandra H. Turner, and a class of similarly situated individuals v Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc., Alabama State Employees Association, PEBCO, Inc. and Fictitious Defendants A to Z. On March 12, 2010, NRS and NLIC were named in a Second Amended Class Action Complaint filed in the Circuit Court of Jefferson County, Alabama entitled Steven E. Coker, Sandra H. Turner, David N. Lichtenstein and a class of similarly situated individuals v. Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc, Alabama State Employees Association, Inc., PEBCO, Inc. and Fictitious Defendants A to Z claiming to represent a class of all participants in the ASEA Plan, excluding members of the Deferred Compensation Committee, ASEA's directors, officers and board members, and PEBCO's directors, officers and board members. The class period is from November 20, 2001 to the date of trial. In the second amended class action complaint, the plaintiffs allege breach of fiduciary duty, wantonness and breach of contract. The second amended class action complaint seeks a disgorgement of amounts paid, compensatory damages and punitive damages, plus interest, attorneys' fees and costs and such other equitable and legal relief to which plaintiffs and class members may be entitled. On April 2, 2010, NRS and NLIC filed an answer. On June 4, 2010, the plaintiffs filed a motion for class certification. On July 8, 2010, the defendants filed their briefs in opposition to plaintiffs' motion for class certification. On October 17, 2010, Twanna Brown filed a motion to intervene in this case. On October 22, 2010, the parties to this action executed a stipulation of settlement that agrees to certify a class for settlement purposes only, that provides for payments to the settlement class, and that provides for releases, certain bar orders, and dismissal of the case, subject to the Circuit Courts' approval. After a hearing on November 5, 2010, on November 9, 2010, the Court denied Brown’s motion to intervene. On November 13, 2010, the Court issued a Preliminary Approval Order and held a Settlement Fairness Hearing on January 26, 2011. On November 22, 2010, Brown filed a Notice of Appeal with the Supreme Court of Alabama, appealing the Preliminary Approval Order. On January 25, 2011, the Alabama Supreme Court dismissed the appeal. Class notices were sent out on November 24, 2010. On December 3, 2010, Brown filed a motion with the trial court to stay this case. On December 22, 2010, Brown filed with the Alabama Supreme Court, a motion to stay all further Gwin trial court proceedings until Ms. Brown's appeal of the certification order is decided. On January 25, 2011, the Alabama Supreme Court denied Brown?s motion to stay. On February 28, 2011, the Court entered its Order permitting ASEA/PEBCO to assert indemnification claims for attorneys' fees and costs, but barring them from asserting any other claims for indemnification. On March 3, 2011, ASEA and PEBCO filed a cross claim against NLIC and NRS seeking indemnification. On March 9, 2011, the Court severed the cross claim. NRS and NLIC continue to defend this case vigorously.

On August 15, 2001, NFS and NLIC were named in a lawsuit filed in the United States District Court for the District of Connecticut entitled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. In the plaintiffs' sixth amended complaint, filed November 18, 2009, they amended the list of named plaintiffs and claim to represent a class of qualified retirement plan trustees under ERISA that purchased variable annuities from NLIC. The plaintiffs allege that they invested ERISA plan assets in their variable annuity contracts and that NLIC and NFS breached ERISA fiduciary duties by allegedly accepting service payments from certain mutual funds. The complaint seeks disgorgement of some or all of the payments allegedly received by NFS and NLIC, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys' fees. On November 6, 2009, the Court granted the plaintiff's motion for class certification and certified a class of 'All trustees of all employee pension benefit plans covered by ERISA which had variable annuity contracts with NFS and NLIC or whose participants had individual variable annuity contracts with NFS and NLIC at any time from January 1, 1996, or the first date NFS and NLIC began receiving payments from mutual funds based on a percentage of assets invested in the funds by NFS and NLIC, whichever came first, to the date of November 6, 2009". On October 20, 2010, the Second Circuit Court of Appeals granted NLIC's 23(f) petition agreeing to hear an appeal of the District Court's order granting class certification. On October 21, 2010, the District Court dismissed NFS from the lawsuit. On October 27, 2010, the District Court stayed the underlying action pending a decision from the Second Circuit Court of Appeals. On March 2, 2011, the Company filed its brief in the 2nd Circuit Court of Appeals. NLIC continues to defend this lawsuit vigorously.

On October 22, 2010, NRS was named in a lawsuit filed in the United States District Court, Middle District of Florida, Orlando Division entitled Camille McCullough, and Melanie Monroe, Individually and on behalf of all others similarly situated v. National Association of Counties, NACo Research Foundation, NACo Financial Services Corp., NACo Financial Center, and Nationwide Retirement Solutions, Inc. The Plaintiffs' First Amended Class Action Complaint and Demand for Jury Trial was filed on February 18, 2011. If the Court determines that the Plan is governed by ERISA, then Plaintiffs seek to represent a class of "All natural persons in the United States who are currently employed or previously were employed at any point during the six years preceding the date Plaintiffs filed their Original Class Action Complaint, by a government entity that is or was a member of the National Association of Counties, and who participate or participated in the Section 457 Deferred Compensation Plan for Public Employees endorsed by the National Association of Counties and administered by Nationwide Retirement Solutions, Inc." If the Court determines that the Plan is not governed by ERISA, then the Plaintiffs seek to represent a class of "All natural persons in the United States who are currently employed or previously were employed at any point during the four years preceding the date Plaintiffs filed their Original Class Action Complaint, by a government entity that is or was a member of the National Association of Counties, and who participate or participated in a Section 457 Deferred Compensation Plan for Public Employees endorsed by the National Association of Counties and administered by Nationwide Retirement Solutions, Inc." The First Amended Complaint alleges ERISA Violation, Breach of Fiduciary Duty - NACo, Aiding and Abetting Breach of Fiduciary Duty - Nationwide, Breach of Fiduciary Duty - Nationwide, and Aiding and Abetting Breach of Fiduciary Duty - NACo. The First Amended Complaint asks for actual damages, lost profits, lost opportunity costs, restitution, and/or other injunctive or other relief, including without limitation (a) ordering Nationwide and NACo to restore all plan losses, (b) ordering Nationwide to refund all fees associated with Nationwide's Plan to Plaintiffs and Class members, (c) ordering NACo and Nationwide to pay the expenses and losses incurred by Plaintiffs and/or any Class member as a proximate result of Defendants' breaches of fiduciary duty, (d) forcing NACo to forfeit the fees that NACo received from Nationwide for promoting and endorsing its Plan and disgorging all profits, benefits, and other compensation obtained by NACo from its wrongful conduct, and (e) awarding Plaintiff and Class members their reasonable and necessary attorney's fees and cost incurred in connection with this suit, punitive damages, and pre-judgment and post judgment interest, at the highest rates allowed by law, on the damages awarded. On March 21, 2011, the Company filed a motion to dismiss the plaintiffs' first amended complaint. The Company intends to defend this case vigorously.

On May 14, 2010, NLIC was named in a lawsuit filed in the Western District of New York entitled Sandra L. Meidenbauer, on behalf of herself and all others similarly situated v. Nationwide Life Insurance Company.  The plaintiff claims to represent a class of all individuals who purchased a variable life insurance policy from NLIC during an unspecified period. The complaint claims breach of contract, alleging that NLIC charged excessive monthly deductions and costs of insurance resulting in reduced policy values and, in some cases, premature lapsing of policies. The complaint seeks reimbursement of excessive charges, costs, interest, attorney's fees, and other relief. NLIC filed a motion to dismiss the complaint on July 23, 2010. NLIC filed a motion to disqualify the proposed class representative on August 27, 2010. Plaintiff filed a motion to amend the complaint on September 17, 2010, and NLIC filed an opposition to the motion to amend on November 2, 2010. Those motions have been fully briefed. NLIC continues to vigorously defend this lawsuit.

On December 27, 2006, NLIC and NRS were named as defendants in a lawsuit filed in Circuit Court, Cole County Missouri entitled State of Missouri, Office of Administration, and Missouri State Employees Deferred Comp Plan v NLIC and NRS. The complaint seeks recovery for breach of contract and breach of the implied covenant of good faith and fair dealing against NLIC and NRS as well as a breach of fiduciary duty against NRS. The complaint seeks to recover the amount of the market value adjustment withheld by NLIC ($18,586,380), prejudgment interest, loss of investment income from ING due to Nationwide's assessment of the market value adjustment, and an accounting. On March 8, 2007 the Company filed a motion to remove this case from state court to federal court in Missouri. On March 20, 2007 the State filed a motion to remand to state court and to stay court order. On April 3, 2007 the case was remanded to state court. On June 25, 2007 the Companies filed an Answer. On October 16, 2009, the plaintiff filed a partial motion for summary judgment. On November 20, 2009, the Companies filed a response to the plaintiff's motion for summary judgment and also filed a motion for summary judgment on behalf of the Companies. On February 26, 2010, the court denied Missouri's partial motion for summary judgment and granted Nationwide's motion for summary judgment and dismissed the case. On March 8, 2011, the Missouri Court of Appeals reversed the granting of Nationwide's motion for summary judgment and directed the trial court to enter judgment in favor of the State and against Nationwide in the amount of $18,586,380, plus statutory interest at the rate of 9% per annum from June 2, 2006. On March 22, 2011, the Companies filed with the Missouri Court of Appeals, a motion for rehearing and an application for transfer to the Supreme Court of Missouri. The Companies intend to defend this case vigorously.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

There is no established public trading market for NLIC’s shares of common stock.  All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS.  NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2010.

NLIC did not pay any dividends to NFS during 2010 and 2009.  NLIC declared and paid dividends to NFS of $461 million during 2008.  Dividends paid during 2008 included $109 million of extraordinary dividends considered a return of capital.  The 2008 dividends paid by NLIC included $151 million in securities and $28 million in mortgage loans.  There was no return of capital to NFS during 2010 and 2009.

NLIC currently does not have a formal dividend policy.

See Business – Regulation – Regulation of Dividends and Other Payments for information regarding dividend restrictions.

SELECTED CONSOLIDATED FINANCIAL DATA

Five-Year Summary
Years ended or as of December 31,
(in millions)	2010	2009	2008	2007	2006

Statements of Operations Data:
Total revenues	$ 3,254	$ 3,469	$ 2,117	$ 3,827	$ 4,126
Income (loss) from continuing operations	$ 180	$ 259	$ (887)	$ 482	$ 657
Net income (loss) attributable to NLIC	$ 240	$ 311	$ (815)	$ 527	$ 694

Balance Sheets Data:
Total assets	$ 107,397	$ 98,989	$ 91,804	$ 117,624	$ 118,496
Long-term debt	$ 978	$ 706	$ 706	$ 700	$ 700
Shareholder's equity	$ 5,784	$ 4,966	$ 3,293	$ 5,504	$ 5,699

As described in Business – Overview, the results of operations for NLICA and its subsidiaries for 2009 and all prior years are reflected as though the companies were combined for all periods presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE

Forward Looking Information

The information included herein contains certain forward-looking statements with respect to the results of operations and businesses of Nationwide Life Insurance Company and subsidiaries (NLIC, or collectively, the Company).  Whenever used in this report, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” and other words of similar meaning are intended to identify such forward-looking statements.  These forward-looking statements involve certain risks and uncertainties.  Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

(i)
the potential impact on the Company’s reported operations and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the United States Securities and Exchange Commission (SEC) or other standard-setting bodies;

(ii)	tax law changes impacting the tax treatment of life insurance and investment products;

(iii)	modification of the federal estate tax;

(iv)	heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

(v)
adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments; and regulatory changes resulting from sales practice investigations;

(vi)	failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

(vii)
changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees; an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA), a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees;

(viii)
reduction in the value of the Company’s investment portfolio as a result of changes in interest rates, yields and liquidity in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; increased liabilities related to living benefits and death benefit guarantees; corresponding impact on the ultimate realizability of deferred tax assets;

(ix)	general economic and business conditions, including capital and credit market conditions, which are less favorable than expected;

(x)	competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products;

(xi)	unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

(xii)
deviations from assumptions regarding future persistency, mortality (including as a result of the outbreak of a pandemic illness), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products;

(xiii)
adverse litigation results and/or resolution of litigation and/or arbitration, investigation and/or inquiry results that could result in monetary damages or impact the manner in which the Company conducts its operations;

(xiv)
adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.

(xv)	actions of regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act
and other possible legislative and regulatory actions and reforms;

(xvi)	uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system or the promulgation of additional regulations;

(xvi)	realized losses with respect to impairments of assets in the investment portfolio of the Company;

(xvii)	exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets;

(xviii)	unfavorable changes in the market value of our mortgage-backed securities; and

(xix)	defaults on commercial mortgages and volatility in their performance.

Overview

Following is management’s discussion and analysis of the financial condition and results of operations of the Company for the three years ended December 31, 2010.  This discussion should be read in conjunction with the audited consolidated financial statements and related notes beginning on page F-1 of this report.

See Business – Overview for a description of the Company and its ownership structure.

See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.

Revenues and Expenses

The Company earns revenues and generates cash primarily from policy charges, life insurance premiums and net investment income.  Policy charges include asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products; cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value; administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period for annuity and certain life insurance contracts.  Net investment income includes earnings on investments supporting fixed annuities, the medium-term notes (MTN) program and certain life insurance products, and earnings on invested assets not allocated to product segments, all net of related investment expenses.  Other income includes asset fees, administrative fees, commissions and other income earned by subsidiaries of the Company that provide administrative, marketing and distribution services.

Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors.  All realized gains and losses generated by these sales, and changes in the valuation allowance not related to specific mortgage loans are reported in net realized investment gains and losses.  Also included in net realized investment gains and losses are changes in the fair values of derivatives qualifying as fair value hedges and the related changes in the fair values of hedged items; the ineffective, or excluded, portion of cash flow hedges; changes in the fair values of derivatives that do not qualify for hedge accounting treatment; the mark-to-market of embedded derivatives, net of economic hedges; and periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment.  All charges related to other-than-temporary impairments of available-for-sale securities and other investments are reported in other-than-temporary impairment losses.

The Company’s primary expenses include interest credited to policyholder accounts, life insurance and annuity benefits, amortization of DAC and general business operating expenses.  Interest credited principally relates to individual and group fixed annuities, funding agreements backing the MTN program and certain life insurance products.  Life insurance and annuity benefits include policyholder benefits in excess of policyholder accounts for universal life and individual deferred annuities and net claims and provisions for future policy benefits for traditional life insurance products and immediate annuities.

The Company regularly evaluates and adjusts the DAC balance when actual gross profits in a given reporting period vary from management’s initial estimates, with a corresponding charge or credit to current period earnings.  This process is referred to by the Company as a “true-up”, which generally is performed, and the resulting impact recognized, on a quarterly basis.  Additionally, the Company regularly evaluates its assumptions regarding the future estimated gross profits used as a basis for amortization of DAC and adjusts the total amortization recorded to date by a charge or credit to earnings if evidence suggests that these future assumptions and estimates should be revised.  The Company refers to this process as “unlocking”, which generally is performed on an annual basis with any corresponding charge or credit reflected in the second quarter.  In addition, the Company regularly monitors its actual experience and evaluates relevant internal and external information impacting its assumptions and may unlock more frequently than annually if such information and analysis warrants.

Profitability

The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses.  Lapse rates on existing contracts also impact profitability.  The lapse rate and distribution of lapses affect surrender charges and impact DAC amortization assumptions when lapse experience changes significantly.

In particular, the Company’s profitability is driven by fee income on separate account products, general and separate account asset levels, and management’s ability to manage interest spread income.  While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts.  Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts.  Interest spread income can vary depending on crediting rates offered by the Company; performance of the investment portfolio, including the rate of prepayments; changes in market interest rates and the level of invested assets; the competitive environment; and other factors.

In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience.  Asset impairments and the tax position of the Company also impact profitability.

Cumulative Effect of Adoption of Accounting Principle

In March 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-11 which clarifies the scope exception for embedded credit derivatives.  The Company adopted this guidance effective July 1, 2010 and elected fair value treatment for synthetic collateralized debt obligations. The adoption of this guidance resulted in a cumulative effect adjustment of $9 million, net of taxes, to retained earnings with a corresponding adjustment to accumulated other comprehensive income (AOCI).

In June 2009, the FASB issued guidance under FASB ASC 810, Consolidation. This guidance changes the consolidation guidance applicable to a variable interest entity (VIE). The Company adopted this guidance effective January 1, 2010. The adoption of this guidance resulted in an increase to noncontrolling interest of $46 million.

In April 2009, the FASB issued guidance under FASB Accounting Standards Codification (ASC) 320, Investments – Debt and Equity Securities.  The Company adopted this guidance as of January 1, 2009.  The adoption of this guidance resulted in a cumulative-effect adjustment of $250 million, net of taxes, as an adjustment to the opening balance of retained earnings with a corresponding adjustment to the opening balance of accumulated other comprehensive income.

Nationwide Life Insurance Company of America and Subsidiaries Merger

On December 31, 2009, NLIC merged with its affiliate, Nationwide Life Insurance Company of America (NLICA), with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, Nationwide Life and Annuity Company of America (NLACA), effective as of December 31, 2009, with NLAIC as the surviving entity.  The merger was accounted for at historical cost in a manner similar to a pooling of interests because the involved entities are under common control.  NLICA and subsidiaries are reflected in the Company’s current and prior year consolidated financial statements at the historical cost of the transferred net assets to provide comparative information as though the companies were combined for all periods presented.

Fair Value Measurements

As described in Note 4 to the audited consolidated financial statements included in the F pages of this report, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  In determining fair value, the Company uses various methods including market, income and cost approaches.  The Company utilizes valuation techniques that are designed to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company categorized its financial instruments based on the priority of the inputs to the valuation technique.  The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes financial assets and liabilities recorded at fair value in the consolidated balance sheets as Level 1, Level 2 or Level 3 depending on the observability of inputs used to measure fair value.

The Company periodically reviews its fair value hierarchy classifications for financial assets and liabilities. Changes in observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications in/out of Level 3 are reported as transfers at the beginning of the period in which the change occurs.

Investments

For fixed maturity and marketable equity securities for which active market quotations are available, the Company generally uses independent pricing services to assist in determining the fair value measurement.  For certain fixed maturity securities not priced by independent services (generally investment grade private placement securities without quoted market prices), an internally developed pricing model or “corporate pricing matrix” is most often used.  The corporate pricing matrix is developed by obtaining private spreads versus the U.S. Treasury yield for corporate securities with varying weighted average lives and bond ratings.  The weighted average life and bond rating of a particular fixed maturity security to be priced using the corporate matrix are important inputs into the model and are used to determine a corresponding spread that is added to the U.S. Treasury yield to create an estimated market yield for that bond.  The estimated market yield and other relevant factors are then used to estimate the fair value of the particular fixed maturity security.  The Company also utilizes broker quotes to assist in pricing securities or to validate modeled prices.

Broker quotes and internal valuations or other pricing services are also considered in valuing securities when the volume and level of activity for such assets have significantly decreased (e.g., when the markets for those securities are considered inactive).

The following table summarizes the sources used in determining the fair values of fixed maturity securities as of the dates indicated:

	December 31,	December 31,
	2010	2009
Independent pricing services	81%	68%
Pricing matrices	10%	11%
Broker quotes	5%	6%
Internal pricing models	2%	13%
Other sources	2%	2%
Total	100%	100%

As of December 31, 2010, Level 3 investments comprised 6% of total investments measured at fair value compared to 17% as of December 31, 2009.

For investments valued with the assistance of independent pricing services, the Company obtains the pricing services’ methodologies, inputs and assumptions and classifies these investments accordingly in the fair value hierarchy. The Company periodically reviews and tests the pricing and related methodologies obtained from these independent pricing services against secondary sources to ensure that management can validate the investment’s fair value and related fair value hierarchy categorization. If large variances are observed between the price obtained from the independent pricing services and secondary sources, the Company analyzes the causes driving the variance.

For certain fixed maturity securities not priced by independent pricing services (e.g., private placement securities without quoted market prices), a corporate pricing matrix or internally developed pricing model is generally used. The corporate pricing matrix is developed using private spreads for corporate securities with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a fixed maturity security to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that security. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular fixed maturity security.

Inactive Markets

In 2009, certain residential mortgage-backed securities backed by sub-prime and Alt-A collateral experienced low levels of market activity, leading the Company to utilize internal pricing models to assist in determining the estimated fair values of these securities.

As such, the Company used a weighting of internal pricing models and independent pricing services to better estimate the investments’ fair value.  Management determined the use of multiple valuation techniques, considering both an income approach that maximized the use of relevant observable inputs and minimized the use of unobservable inputs and a market approach based on observed quotes provided by independent pricing services produced a result more representative of the securities fair value.

The income approach incorporated cash flows for each investment adjusted for expected losses in different interest rate and housing scenarios. The adjusted cash flows were then discounted using a risk premium that market participants would demand because of the risk in the cash flows.  The risk premium was reflective of an orderly transaction between market participants at the measurement date under the then current market conditions and included items such as liquidity and structure risk.  The income approach also included a weighting of external third-party values. As sufficient information is often not available to conclude whether such prices are based on orderly transactions, this weighting methodology was designed to incorporate external prices into the Company’s internal valuation process.

In addition to weighting external prices when developing the internal values, the Company further calibrated those values to market indications through pricing determined from two independent pricing services (the market approach).  The Company calibrated the prices obtained from the independent pricing services and the price developed internally by utilizing the median value to determine the estimated fair value.

In 2010, the markets for these securities began to experience more normal levels of activity and the prices obtained from independent pricing services were more representative of orderly transactions between market participants.  As such, these securities were priced solely with the assistance of independent pricing services as of December 31, 2010.  See Note 2 to the audited consolidated financial statements included in the F pages of this report for additional information regarding these pricing sources

Counterparty Risk Associated with Derivatives

The Company periodically evaluates the risks within the derivative portfolios due to credit exposure.  When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty, and changes in relevant market data in order to gain insight into the probability of default by the counterparty. In addition, the effect the Company’s exposure to credit risk could have on the effectiveness of the Company’s hedging relationships is considered.  As of December 31, 2010, the impact of the exposure to credit risk on both the fair value measurement of derivative assets and liabilities and the effectiveness of the Company’s hedging relationships was immaterial.

As of December 31, 2010 and 2009, the Company had received $351 million and $532 million, respectively, of cash for derivative collateral, which is in turn invested in short-term investments.  The Company held no material securities as off-balance sheet collateral on derivative transactions as of December 31, 2010.  The Company held $32 million of securities as off-balance sheet collateral on derivative transactions as of December 31, 2009.  As of December 31, 2010 and 2009, the Company had pledged fixed maturity securities with a fair value of $28 million and $56 million, respectively, as collateral to various derivative counterparties.  There are no contingent features associated with the Company’s derivative instruments which would require additional collateral to be pledged to counterparties.

Future Policy Benefits and Claims

The fair value measurements for future policy benefits and claims relate to embedded derivatives associated with contracts with living benefit riders (guaranteed minimum accumulation benefits (GMABs), guaranteed lifetime withdrawal benefits (GLWBs) and equity-indexed annuities).  Related derivatives are internally valued.  The valuation of guaranteed minimum benefit embedded derivatives is based on capital market and actuarial risk assumptions, including risk margin considerations reflecting policyholder behavior.  The Company uses observable inputs, such as published swap rates, in its capital market assumptions.  Actuarial assumptions, including lapse behavior and mortality rates, are based on actual experience.

See Note 11 to the audited consolidated financial statements included in the F pages of this report for a discussion of the net realized gains recognized on living benefit embedded derivatives.

Critical Accounting Policies and Recently Issued Accounting Standards

The preparation of financial statements in accordance with United States generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results could differ significantly from those estimates.

The Company’s most critical estimates include, but are not limited to, those used to determine the following:  the balance, recoverability and amortization of DAC; whether an available-for-sale security is other-than-temporarily impaired; valuation allowances for mortgage loans; valuation of derivative instruments; the liability for future policy benefits and claims; including the valuation of embedded derivatives resulting from living benefit contracts and federal income tax provision.  Although some variability is inherent in these estimates, recorded amounts reflect management’s best estimates based on facts and circumstances as of the balance sheet date.  Management believes the amounts provided are appropriate.

Note 2 and Note 3 to the audited consolidated financial statements included in the F pages of this report provide a summary of significant accounting policies and a discussion of recently issued accounting standards, respectively.

Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products

Investment and universal life insurance products.  The Company has deferred certain costs of acquiring investment and universal life insurance products, principally commissions, certain expenses of the policy issue and underwriting department, and certain variable sales expenses that relate to and vary with the production of new and renewal business.  In addition, the Company defers sales inducements, such as interest credit bonuses and jumbo deposit bonuses.  Investment products primarily consist of individual and group variable and fixed deferred annuities in the Individual Investments and Retirement Plans segments.  Universal life insurance products include universal life insurance, variable universal life insurance, COLI, BOLI and other interest-sensitive life insurance policies in the Individual Protection segment.  DAC is subject to recoverability testing in the year of policy issuance and loss recognition testing at the end of each reporting period.

For investment and universal life insurance products, the Company amortizes DAC with interest over the lives of the policies in relation to the present value of estimated gross profits from projected interest margins, asset fees, cost of insurance charges, administrative fees, surrender charges, and net realized investment gains and losses less policy benefits and policy maintenance expenses.  The Company adjusts the DAC asset related to investment and universal life insurance products to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale. The adjustment to DAC represents the change in amortization of DAC that would have been required as a charge or credit to operations had such unrealized amounts been realized and allocated to the product lines, as described in Note 2 to the audited consolidated financial statements included in the F pages of this report.

The assumptions used in the estimation of future gross profits are based on the Company’s current best estimates of future events and are reviewed as part of an annual process during the second quarter.  During the annual process, the Company performs a comprehensive study of assumptions, including mortality and persistency studies, maintenance expense studies, and an evaluation of projected general and separate account investment returns.  The most significant assumptions that are involved in the estimation of future gross profits include future net separate account investment performance, surrender/lapse rates, interest margins and mortality.  Currently, the Company’s long-term assumption for net separate account investment performance is approximately 7% growth per year.  The Company reviews this assumption, like others, as part of its annual process.  If this assumption were unlocked, the date of the unlocking could become the anchor date used in the reversion to the mean process (defined below).  Variances from the long-term assumption are expected since the majority of the investments in the underlying separate accounts are in equity securities, which strongly correlate in the aggregate with the Standard & Poor’s (S&P) 500 Index.  The Company bases its reversion to the mean process on actual net separate account investment performance from the anchor date to the valuation date.  The Company then assumes different performance levels over the next three years such that the separate account mean return measured from the anchor date to the end of the life of the product equals the long-term assumption.  The assumed net separate account investment performance used in the DAC models is intended to reflect what is anticipated.  However, based on historical returns of the S&P 500 Index, and as part of its pre-set parameters, the Company’s reversion to the mean process generally limits net separate account investment performance to 0-15% during the three-year reversion period.

Changes in assumptions can have a significant impact on the amount of DAC reported for investment and universal life insurance products and their related amortization patterns.  In the event actual experience differs from assumptions or future assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which could be significant.  In general, increases in the estimated long-term general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in long-term lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

In addition to the comprehensive annual study of assumptions, management evaluates the appropriateness of the individual variable annuity DAC balance quarterly within pre-set parameters.  These parameters are designed to appropriately reflect the Company’s long-term expectations with respect to individual variable annuity contracts while also evaluating the potential impact of short-term experience on the Company’s recorded individual variable annuity DAC balance.  If the recorded balance of individual variable annuity DAC falls outside of these parameters for a prescribed period, or if the recorded balance falls outside of these parameters and management determines it is not reasonably possible to get back within the parameters during a given period, assumptions are required to be unlocked, and DAC is recalculated using revised best estimate assumptions.  When DAC assumptions are unlocked and revised, the Company continues to use the reversion to the mean process.  See below for a discussion of 2010, 2009 and 2008 assumption changes that impacted DAC amortization and related balances.

For variable annuity products, the DAC balance is sensitive to the effects of changes in the Company’s estimates of gross profits, primarily due to the significant portion of the Company’s gross profits that are dependent upon the rate of return on assets held in separate accounts.  This rate of return influences fees earned by the Company from these products and costs incurred by the Company associated with minimum contractual guarantees, as well as other sources of future expected gross profits.  As previously stated, the Company’s current long-term assumption for net separate account investment performance is approximately 7% growth per year.  In its ongoing evaluation of this assumption, the Company monitors its historical experience, market information and other relevant trends.  To demonstrate the sensitivity of both the Company’s variable annuity product DAC balance, which was approximately $2.0 billion in aggregate at December 31, 2010, and related amortization, a 1% increase (to 8%) or decrease (to 6%) in the long-term assumption for net separate account investment performance would result in an approximately $5 million net increase or net decrease, respectively, in DAC amortization over the following year.  The information provided above considers only changes in the assumption for long-term net separate account investment performance and excludes changes in other assumptions used in the Company’s evaluation of DAC.

During the second quarter of 2010, the Company conducted its annual comprehensive review of model assumptions used to project deferred policy acquisition costs (DAC) and other related balances, including sales inducement assets, value of business acquired (VOBA) and unearned revenue reserves.  The review covered all assumptions including mortality, lapses, expenses and general and separate account returns.  As a result of this review, certain assumptions were unlocked (DAC unlock).  The unlocked assumptions primarily related to lapse assumptions in the Individual Investment segment, market performance assumptions in the Retirement Plans segment and mortality, lapse and market performance assumptions in the Individual Protection segment.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2010 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 4	$ -	$ -	$ -	$ 4
Retirement Plans	7	-	-	-	7
Individual Protection	(22)	13	1	-	(8)
Total	$ (11)	$ 13	$ 1	$ -	$ 3

During the fourth quarter of 2009, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by the continued market recovery and favorable market performance compared to assumed net separate account returns.  Accordingly, the Company recalculated

DAC using revised best estimate assumptions, which resulted in an increase in DAC and other related balances, including sales inducement assets, and a decrease in DAC amortization and other related balances of $219 million pre-tax in the Individual Investments segment.  The Company used the reversion to the mean process with the anchor date that was reset during 2007.  The Company evaluated the assumed separate account performance level over the next three years and determined that the assumptions inherent in the reversion period were reasonable.  The annual net separate account growth rate for the mean reversion period is 15%, the maximum rate under the Company’s parameters.

During the second quarter of 2009, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including sales inducement assets, VOBA and unearned revenue reserves.  The review covered all assumptions including mortality, lapses, expenses and general and separate account returns.  As a result of this review, certain assumptions were unlocked (DAC unlock).  The unlocked assumptions primarily related to lower expected investment spreads and separate account returns across all segments.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2009 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 192	$ -	$ -	$ 11	$ 203
Retirement Plans	(8)	-	-	-	(8)
Individual Protection	(44)	(13)	10	-	(47)
Total	$ 140	$ (13)	$ 10	$ 11	$ 148

During the fourth quarter of 2008, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters, which primarily was driven by continued unfavorable market performance compared to assumed net separate account returns.  Management made a determination that it was not reasonably possible to get back within the preset parameters during the remaining prescribed period.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in a decrease in DAC and an increase in DAC amortization and other related balances of $243 million pre-tax in the Individual Investments segment.  The Company used the reversion to the mean process with the anchor date that was reset during 2007.  The Company evaluated the assumed separate account performance level over the next three years and determined that the assumptions inherent in the reversion period were reasonable.  The annual net separate account growth rate for the mean reversion period is 15%, the maximum rate under the Company’s parameters.

During the third quarter of 2008, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by unfavorable market performance compared to the assumed net separate account returns.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in a decrease in DAC and an increase in DAC amortization and other related balances totaling $177 million pre-tax in the Individual Investments segment.

During the second quarter of 2008, the Company determined as part of its comprehensive annual study of assumptions that certain assumptions should be unlocked.  The unlocked assumptions primarily related to lapse and spread assumptions in the Individual Investments segment, the assumed growth rate on deposits per contract in the Retirement Plans segment, and mortality and lapse assumptions in the Individual Protection segment.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of these assumptions during the year ended December 31, 2008 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ (429)	$ (3)	$ -	$ (1)	(433)
Retirement Plans	(2)	-	-	-	(2)
Individual Protection	(3)	8	3	-	8
Total	$ (434)	$ 5	$ 3	$ (1)	$ (427)

Traditional life insurance products.  Generally, DAC related to traditional life insurance products is amortized with interest over the premium-paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue.  Such anticipated premium revenue is estimated using the same assumptions as those used for computing liabilities for future policy benefits at issuance.  Under existing accounting guidance, the concept of DAC unlocking does not apply to traditional life insurance products, although evaluations of DAC for recoverability at the time of policy issuance and loss recognition testing at each reporting period are required.

In October 2010, the FASB issued ASU 2010-26, which amends FASB ASC 944, Financial Services - Insurance.  This guidance amends Topic 944 by modifying the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts.  Under this ASU incremental direct costs of contract acquisition can be capitalized.  Additionally, certain costs related directly to underwriting, policy issuance and processing, medical and inspection, and sales force contract selling activities can be capitalized.  The costs are limited to the portion of an employee’s total compensation, excluding any compensation that is capitalized as incremental direct costs of contract acquisition, and payroll-related fringe benefits related directly to time spent performing these activities for actual acquired contracts and other costs related directly to these activities that would not have been incurred if the contract had not been acquired.  The guidance also specifies that only certain direct-response advertising costs are able to be included in DAC.  This guidance is effective for fiscal and interim periods beginning after December 15, 2011, with early adoption permitted, but only at the beginning of an entity’s annual reporting period.  The amendments are required to be applied prospectively upon adoption.  Retrospective application to all prior periods presented upon the date of adoption also is permitted, but not required.  The Company will adopt this guidance effective January 1, 2012.  The Company is currently evaluating the impact of adoption and whether prospective application or retrospective application is desired.  The adoption of this guidance could have a significant impact on the Company’s financial statements.

Other-than-temporary Impairment Evaluations

The Company periodically reviews its available-for-sale fixed maturities and equities on a case-by-case basis to determine if any decline in fair value to below cost or amortized cost is other-than-temporary. Factors considered in determining whether a decline is other-than-temporary include the length of time a security has been in an unrealized loss position, the severity of the unrealized loss, reasons for the decline in value and expectations for the amount and timing of a recovery in fair value.

In assessing corporate debt securities for other-than-temporary impairment, the Company evaluates the ability of the issuer to meet its debt obligations, the value of the company or specific collateral securing the debt, the Company’s intent to sell the security and whether it is more likely than not that the Company will be required to sell the security before the recovery of its amortized cost. The Company also evaluates U.S. Treasury securities and obligations of U.S. Government corporations, U.S. Government agencies, obligations of states and political subdivisions, and debt securities issued by foreign governments for other-than-temporary impairment by examining similar characteristics referenced above for corporate debt securities.

When evaluating whether residential mortgage-backed securities, commercial mortgage-backed securities, collateralized debt obligations and other asset-backed securities are other-than-temporarily impaired, the Company examines characteristics of the underlying collateral, such as delinquency and default rates, the quality of the underlying borrower, the type of collateral in the pool, the vintage year of the collateral, subordination levels within the structure of the collateral pool, the quality of any credit guarantors, the Company’s intent to sell the security and whether it is more likely than not will be required to sell the security before the recovery of its amortized cost basis.

For all debt securities evaluated for other-than-temporary impairment (for which the Company does not have the intent to sell and it is not more likely than not that it will be required to sell the security before the recovery of its amortized cost basis), the Company considers the timing and amount of the cash flows. The Company evaluates its intent to sell on an individual security basis.

To the extent that the present value of cash flows generated by a debt security is less than the amortized cost, or the reference amount if the security is accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 325, Investments - Other, an other-than-temporary impairment is recognized through earnings.

Other-than-temporary impairment losses on securities (where the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security prior to recovery of the security’s amortized cost) are bifurcated with the credit portion of the impairment loss being recognized in earnings and the non-credit loss portion of the impairment being recognized in other comprehensive income, net of applicable taxes and other offsets.

Prior to 2009, an other-than-temporary impairment charge was taken when the Company did not have the ability and intent to hold the security until the forecasted recovery or if it was probable that the Company would not recover all contractual amounts when due. Many criteria were considered during this process including, but not limited to, specific credit issues and financial prospects related to the issuer, the quality of the underlying collateral, management’s intent and ability to hold the security until recovery, current economic conditions that could affect the creditworthiness of the issuer in the future, the current fair value as compared to the amortized cost of the security, the extent and duration of the unrealized loss, and the rating of the affected security. Other-than-temporary impairment losses resulted in a permanent reduction to the cost basis of the underlying investment equal to the difference between the estimated fair value of the security and its amortized cost.

It is reasonably possible that further declines in estimated fair values of such investments, or changes in assumptions or estimates of anticipated recoveries and/or cash flows, may cause further other-than-temporary impairments in the near term, which could be significant.

The Company considers both the non-credit portion of other-than-temporary impairment losses recognized in accumulated other comprehensive income and any subsequent changes in the fair value of those debt securities as accumulated other comprehensive losses recognized on debt securities which have credit losses in earnings.

Equity securities may experience other-than-temporary impairment in the future based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the security to recovery.

See Note 2 and Note 5 of the audited consolidated financial statements included in the F pages of this report, for additional information regarding the Company’s valuation of investments, investment income, realized gains and losses and other-than-temporary impairment evaluations.

Valuation Allowances for Mortgage Loans

The Company maintains a valuation allowance comprised of specific and non-specific reserves for losses.  Specific reserves for impaired mortgage loans held for investment are established based on a review by portfolio managers.  Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When management determines that a loan is impaired, a provision for loss is established equal to either the difference between the carrying value and the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral, if the loan is collateral dependent.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve for losses not yet specifically identified by loan for probable losses inherent in the loan portfolio as of the balance sheet date.  The non-specific loss reserve for mortgage loans held for investment reflects management’s best estimate of probable credit losses, including losses incurred at the balance sheet date but not yet attributable to specific loans.  Management’s periodic evaluation of the adequacy of the non-specific loss reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

Changes in the non-specific reserve are recorded in net realized investment gains and losses, while loan-specific reserve charges are included in other-than-temporary impairment losses. Loans in default or in the process of foreclosure are placed on non-accrual status.  Interest received on non-accrual status mortgage loans is included in net investment income in the period received.  Interest income on performing mortgage loans is recognized over the life of the loan using the effective-yield method.

Significant changes in the factors management considers in determining the valuation allowance for mortgage loans could result in a significant change in the valuation allowance reported in the consolidated financial statements.

Derivative Instruments

The Company uses derivative instruments in efforts to manage exposures and mitigate risks associated with interest rates, equities, foreign currency and credit.  These derivative instruments primarily include interest rate swaps, futures contracts, credit default swaps, cross-currency swaps and other traditional swap agreements.  Certain features embedded in the Company’s investment portfolio, equity-indexed life and annuity contracts and certain variable life and annuity contracts are derivatives requiring separate accounting under the provisions of FASB ASC 815-15 Embedded Derivatives.  All derivative instruments are carried at fair value and are reflected as an asset or liability.

See Note 2 and Note 6 of the audited consolidated financial statements included in the F pages of this report for additional information regarding the Company’s use of derivatives instruments to manage interest rate and equity market risk.

Future Policy Benefits and Claims

The process of calculating reserve amounts for a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the relative incidence of death in a given time), morbidity (the relative incidence of disability resulting from disease or physical impairment) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts).

The Company calculates its liability for future policy benefits and claims for investment products in the accumulation phase and universal life and variable universal life insurance policies as the policy account balance, which represents participants’ net premiums and deposits plus investment performance and interest credited less applicable contract charges.

The Company’s liability for funding agreements to an unrelated third party trust related to the medium-term note (MTN) program equals the balance that accrues to the benefit of the contractholder, including interest credited.  The funding agreements constitute insurance obligations and are considered annuity contracts under Ohio insurance laws.

The liability for future policy benefits and claims for traditional life insurance policies was determined using the net level premium method using interest rates varying from 2.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals that were used or being experienced at the time the policies were issued.

The liability for future policy benefits for payout annuities was calculated using the present value of future benefits and   maintenance costs discounted using interest rates varying generally from 3.0% to 13.0%.

Note 11 to the audited consolidated financial statements included in the F pages of this report provide additional information on the various forms of guarantees to benefit the contractholders of the Company’s variable annuity products.

Federal Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which requires deferred tax assets and liabilities to be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when management determines it is more likely than not that all or some portion of the deferred tax assets will not be realized.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe.  Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits.  In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the consolidated financial statements, which could be significant.

The Company has established tax reserves in accordance with the requirements of FASB ASC 740, Income Taxes. These reserves reviewed regularly and are adjusted as events occur that management believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues or release of administrative guidance or rendering of a court decision affecting a particular tax issue.

NLIC filed separate consolidated federal income tax returns, with their subsidiaries, and are eligible to join the Mutual consolidated tax return group in 2014.

Results of Operations

2010 Compared to 2009

The following table summarizes the Company’s consolidated results of operations for the years ended December 31:

(dollars in millions)	2010	2009	Change

Revenues:
Policy charges:
Asset fees	$ 655	$ 562	17%
Cost of insurance charges	476	470	1%
Administrative fees	209	154	36%
Surrender fees	59	59	0%
Total policy charges	1,399	1,245	12%
Premiums	484	470	3%
Net investment income	1,825	1,879	(3%)
Net realized investment (losses) gains	(236)	454	(152%)
Other-than-temporary impairment losses (consisting of $394
and $992 total other-than-temporary impairment losses, net of $174 and $417 recognized in other comprehensive income,
for the year ended December 31, 2010 and 2009, respectively)	(220)	(575)	(62%)
Other income	2	(4)	(150%)
Total revenues	$ 3,254	$ 3,469	(6%)

Benefits and expenses:
Interest credited to policyholder accounts	$ 1,056	$ 1,100	(4%)
Benefits and claims	873	812	8%
Policyholder dividends	78	87	(10%)
Amortization of DAC	396	466	(15%)
Amortization of VOBA and other intangible assets	18	63	(71%)
Interest expense, primarily with NFS	55	55	-
Other operating expenses	574	579	(1%)
Total benefits and expenses	$ 3,050	$ 3,162	(4%)

Income from continuing operations before federal income tax expense	$ 204	$ 307	(34%)
Federal income tax expense	24	48	(50%)
Net income	$ 180	$ 259	(31%)
Less: Net loss attributable to noncontrolling interest	60	52	15%
Net income attributable to NLIC	$ 240	$ 311	(23%)

The decline in net income for the year ended December 31, 2010 compared to the prior year was primarily was due to net realized investment losses and higher benefits and claims.  Lower other-than-temporary impairment losses, higher policy charges and lower amortization of DAC and VOBA offset the decline in net income.

During 2010, the Company recorded net realized investment losses on living benefit embedded derivatives, and related economic hedging activity, of $155 million, a decrease of $569 million compared to 2009.  The net realized investment losses were comprised of $192 million of net realized investment gains on living benefit embedded derivative liabilities and $347 million of related economic hedging losses.  These net realized losses were primarily driven by market volatility in the second quarter and mortality and withdrawal assumption updates.  Additionally, the Company recorded losses of $123 million on interest rate swaps utilized as statutory capital hedges in 2010 compared to gains of $183 million in 2009, attributable to declines in interest rates during 2010.  The overall decrease was partially offset by lower losses on derivatives associated with the Company’s economic hedging program for GMDB contracts of $84 million.

Higher benefits and claims were attributable to market-driven changes in the Company’s GMDB reserves.  Improvements in the equity market conditions continued to reduce the Company’s reserves on GMDB contracts during 2010.  However, the reduction in exposure in 2010 was not as significant as 2009 resulting in higher GMDB benefit expense of $52 million.

Other-than-temporary impairment losses improved $355 million favorably impacted by the strengthening economic environment, which led to advances in credit and equity markets in 2010.  Improved credit conditions resulted in more stable expectations regarding future cash flows on lower-rated corporate bonds and structured securities.

Higher asset and administrative fees drove the increase in policy charges.  Asset fees increased primarily in the Individual Investment segment due to higher average separate account values (up 19%) driven by improved equity market performance.  Administrative fees improved due to growth in sales of L.inc and universal life insurance products.

Net realized investment losses on living benefit embedded derivatives in 2010 compared to gains in 2009 lowered amortization of DAC by $346 million in 2010.  The decline in amortization was offset by unfavorable DAC unlocks in 2010 of $11 million compared to favorable DAC unlocks in 2009 of $140 million.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the DAC unlocks.  Additionally, higher gross profits in the Individual Investments and Individual Protection segments further offset the decline in amortization of DAC during 2010.

Amortization of VOBA and other intangible assets decreased due to a favorable VOBA unlock of $13 million in 2010 compared to an unfavorable VOBA unlock of $13 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the 2010 and 2009 VOBA unlocks.  Additionally, the Retirement Plans segment recorded a pre-tax charge of $8 million during 2009 related to the exit of NFN retirement services channel.

2009 Compared to 2008

The following table summarizes the Company’s consolidated results of operations for the years ended December 31:

(dollars in millions)	2009	2008	Change

Revenues:
Policy charges:
Asset fees	$ 562	$ 678	(17%)
Cost of insurance charges	470	450	4%
Administrative fees	154	140	10%
Surrender fees	59	73	(19%)
Total policy charges	1,245	1,341	(7%)
Premiums	470	394	19%
Net investment income	1,879	1,865	1%
Net realized investment gains (losses)	454	(348)	NM
Other-than-temporary impairment losses (consisting of
$992 total other-than-temporary impairment losses, net of
$418 recognized in other comprehensive income,
for the year ended December 31, 2009)	(575)	(1,131)	NM
Other income	(4)	(4)	NM
Total revenues	$ 3,469	$ 2,117	64%

Benefits and expenses:
Interest credited to policyholder accounts	$ 1,100	$ 1,173	(6%)
Benefits and claims	812	856	(5%)
Policyholder dividends	87	93	(6%)
Amortization of DAC	466	692	(33%)
Amortization of VOBA and other intangible assets	63	31	103%
Interest expense, primarily with NFS	55	62	(11%)
Other operating expenses	579	631	(8%)
Total benefits and expenses	$ 3,162	$ 3,538	(11%)

Income (loss) from continuing operations before federal income tax (benefit) expense	$ 307	$ (1,421)	NM
Federal income tax expense (benefit)	48	(534)	NM
Net income (loss)	$ 259	$ (887)	NM
Less: Net loss attributable to noncontrolling interest	52	72	(28%)
Net income (loss) attributable to NLIC	$ 311	$ (815)	NM

The Company recorded net income for the year ended December 31, 2009 compared to a net loss in 2008, primarily due to net realized investment gains, lower other than-temporary impairment losses and lower amortization of DAC.  In addition, higher interest spread income, lower other operating expenses and higher premiums contributed to the overall increase, partially offset by lower asset fees.  Lastly, the Company recorded federal income tax expense for 2009 compared to a tax benefit in 2008 primarily due to the aforementioned increases in net income.

During the year ended December 31, 2009, the Company recorded net realized investment gains on living benefit embedded derivatives, net of economic hedging losses of $414 million, an increase of $914 million compared to the prior year.  These gains were comprised of $1.5 billion of net realized investment gains on living benefit embedded derivatives and $1.1 billion of related economic hedging losses.  The net realized investment gains on living benefit embedded derivatives primarily resulted from higher interest rates, lower volatility assumptions and an increase to the nonperformance component of the discount rate.  The increase in net realized investment gains on embedded derivatives increased amortization of DAC by $390 million in 2009 compared to 2008, which is included in the Corporate and Other segment.  Additionally, higher net realized gains on sales of investments of $161 million and higher mark-to-market gains on derivative activity of $67 million contributed to the increase.  The overall increase was partially offset by losses on derivatives associated with the Company’s economic hedging program for GMDB contracts of $281 million.

Other-than-temporary impairment losses decreased $556 million during 2009, primarily due to lower fixed maturity and equity security impairments driven by stabilizing market conditions and changes in accounting literature pertaining to other-than-temporary impairments of investment securities.

Lower amortization of DAC was driven by favorable DAC unlocks in 2009, which lowered amortization of DAC by $140 million in 2009.  Additionally, DAC unlocks in 2008, which increased amortization in the prior year by $434 million, and lower gross profits in 2009 contributed to the decline in amortization.  Refer to MD&A – Critical Accounting Policies and Recently Issued Accounting Standards – Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products for a description of the current and prior year DAC unlocks.  The overall decrease was partially offset by higher net realized gains on living benefit embedded derivatives, which increased amortization of DAC by $390 million in 2009.

Lower losses from hedge fund and private equity investments of $80 million and higher interest spread income for the Retirement Plans segment $32 million drove the increase in interest spread income during 2009.  The overall increase was partially offset by lower MTN interest spread income of $42 million.

Lower other operating expenses primarily were driven by expense saving initiatives during 2009.  Additionally, the Company exited its NFN professional consulting group sales channel in 2008, which resulted in a pre-tax charge of $24.7 million during 2008.

A 44% increase in sales of income products in 2009 generated higher premiums as customer demand shifted toward fixed income products.

The decline in asset fees primarily was due to equity market driven lower average separate account values across all segments as asset fees earned by the Company are driven by separate account values.

Business Segments

Individual Investments

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Individual Investments segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 525	$ 441	19%
Administrative fees	91	50	82%
Surrender fees	30	31	(3%)
Total policy charges	646	522	24%
Premiums	209	191	9%
Net investment income	569	562	1%
Other income	(82)	(168)	(51%)
Total revenues	$ 1,342	$ 1,107	21%

Benefits and expenses:
Interest credited to policyholder accounts	$ 391	$ 394	(1%)
Benefits and claims	354	247	43%
Amortization of DAC	231	(1)	NM
Amortization of VOBA and other intangible assets	1	1	-
Other operating expenses	180	178	1%
Total benefits and expenses	$ 1,157	$ 819	41%
Pre-tax operating earnings	$ 185	$ 288	(36%)

The decline in pre-tax operating earnings for the year ended December 31, 2010 compared to the prior year was driven by higher amortization of DAC and higher benefits and claims.  The declines were offset by higher policy charges and other income and premiums.

Higher amortization of DAC primarily was driven by lower favorable DAC unlocks in 2010 compared to 2009, which lowered amortization of DAC by $188 million.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of DAC unlocks.  Additionally, higher variable annuity gross profits in 2010 contributed to the overall increase in amortization.

Higher benefits and claims were attributable to market-driven changes in the Company’s GMDB reserves.  Improvements in the equity market conditions continued to reduce the Company’s reserves on GMDB contracts during 2010.  However, the reduction in exposure in 2010 was not as significant as 2009 resulting in higher GMDB benefit expense of $52 million.  Additionally, higher guaranteed benefit expense of $31 million related to growth in L.inc product new business and higher reserve accruals on income products of $17 million driven by higher sales (see premium discussion below) contributed to the overall increase in benefits and claims.

Higher asset and administrative fees drove the increase in policy charges.  Asset fees increased due to higher average separate account values (up 19%) driven by improved equity market performance.  Administrative fees improved due to growth in sales of L.inc product new business.

Other income resulted in a lower net loss due to a decline in net realized losses of $84 million on derivatives associated with the Company’s economic hedging program for GMDB contracts.

A 6% increase in sales of income products in the current year generated higher premiums driven by customer demand.

2009 Compared to 2008

The following table summarizes selected financial data for the Company’s Individual Investments segment for the years ended December 31:

(dollars in millions)	2009	2008	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 441	$ 526	(16%)
Administrative fees	50	34	47%
Surrender fees	31	43	(28%)
Total policy charges	522	603	(13%)
Premiums	191	120	59%
Net investment income	562	530	6%
Other income	(168)	110	NM
Total revenues	$ 1,107	$ 1,363	(19%)

Benefits and expenses:
Interest credited to policyholder accounts	$ 394	$ 379	4%
Benefits and claims	247	379	(35%)
Amortization of DAC	(1)	648	(100%)
Amortization of VOBA and other intangible assets	1	8	(88%)
Other operating expenses	178	189	(6%)
Total benefits and expenses	$ 819	$ 1,603	(49%)
Pre-tax operating earnings (loss)	$ 288	$ (240)	NM

The Company recorded pre-tax operating earnings during the year ended December 31, 2009 compared to a loss in 2008 due to lower amortization of DAC, lower benefits and claims, higher premiums and higher interest spread income, partially offset by losses in other income.

Lower amortization of DAC primarily was driven by DAC unlocks in 2009, which lowered amortization of DAC by $192 million in the current year.  Additionally, DAC unlocks in 2008, which increased amortization in the prior year by $429 million, and lower variable annuity gross profits in the current year contributed to the overall decline in amortization.  Refer to MD&A Critical Accounting Policies and Recently Issued Accounting Standards – Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products for a description of the current and prior year DAC unlocks.

A 44% increase in sales of income products in the current year generated higher premiums as the Company targeted growth in the In-Retirement market.

Improvements in market conditions reduced the Company’s reserves on GMDB contracts and lowered benefits and claims by $187 million in the year ended December 31, 2009.  Additionally, the favorable unlock of sales inducement assets in the fourth quarter of 2009, lowered benefits and claims by $12 million.  The decrease was offset by higher sales of income products, which resulted in higher reserve accruals.  These higher reserve accruals increased benefits and claims by $62 million in the current year.

The decline in asset fees primarily was due to equity market driven lower average separate account values (down 18%).

Other income resulted in a net loss due to realized losses of $281 million on derivatives associated with the Company’s economic hedging program for GMDB contracts.

Retirement Plans

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Retirement Plans segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements Operations Data
Revenues:
Policy charges:
Asset fees	$ 89	$ 83	7%
Administrative fees	8	9	(11%)
Surrender fees	1	1	-
Total policy charges	98	93	5%
Net investment income	691	679	2%
Total revenues	$ 789	$ 772	2%

Benefits and expenses:
Interest credited to policyholder accounts	$ 424	$ 433	(2%)
Amortization of DAC	30	45	(33%)
Amortization of VOBA and other intangible assets	-	9	NM
Other operating expenses	143	149	(4%)
Total benefits and expenses	$ 597	$ 636	(6%)
Pre-tax operating earnings	$ 192	$ 136	41%

Pre-tax operating earnings increased for the year ended December 31, 2010 compared to prior year primarily due to higher interest spread income and lower amortization of DAC, VOBA and other intangible assets.

Interest spread income increased as interest spread margins widened to 227 basis points in 2010 compared to 211 basis points in 2009 due to improved market yields and lower crediting rates.  Included in 2010 were 4 basis points, or $5 million, of mortgage loan prepayments and bond call premiums compared to 3 basis point, or $4 million, in 2009.

Amortization of DAC declined due to a favorable DAC unlock of $7 million in 2010 compared to an unfavorable DAC unlock of $8 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the 2010 and 2009 DAC unlocks.

The decline in amortization of VOBA and other intangible assets was driven by the Company’s exit of the NFN retirement services channel in 2009.  As a result, a pre-tax charge of $8 million was recorded in 2009 related to VOBA and intangible assets.

2009 Compared to 2008

The following table summarizes selected financial data for the Company’s Retirement Plans segment for the years ended December 31:

(dollars in millions)	2009	2008	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 83	$ 104	(20%)
Administrative fees	9	14	(36%)
Surrender fees	1	2	(50%)
Total policy charges	93	120	(23%)
Net investment income	679	651	4%
Other income	-	1	NM
Total revenues	$ 772	$ 772	-

Benefits and expenses:
Interest credited to policyholder accounts	$ 433	$ 436	(1%)
Amortization of DAC	45	41	10%
Amortization of VOBA and other intangible assets	9	1	NM
Other operating expenses	149	152	(2%)
Total benefits and expenses	$ 636	$ 630	1%
Pre-tax operating earnings	$ 136	$ 142	(4%)

Pre-tax operating earnings declined primarily due to lower assets fee and higher amortization of VOBA and other intangible assets, partially offset by higher interest spread income.

Asset fees decreased primarily due to equity market driven lower average separate account values (down 20%).

Higher amortization of VOBA and other intangible assets was driven by the Company’s plans to exit its NFN retirement services distribution channel in 2009.  As a result, the Retirement Plans segment recorded a pre-tax charge of $8 million during the fourth quarter of 2009 related to VOBA and intangible assets.

The increase in interest spread income primarily was due to higher general account assets (a 4% increase) caused by a shift in customer demand from equity investment funds to fixed investment funds and lower crediting rates.

Individual Protection

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Individual Protection segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 41	$ 38	8%
Cost of insurance charges	476	470	1%
Administrative fees	107	99	8%
Surrender fees	28	27	4%
Total policy charges	652	634	3%
Premiums	275	279	(1%)
Net investment income	510	492	4%
Total revenues	$ 1,437	$ 1,405	2%

Benefits and expenses:
Interest credited to policyholder accounts	$ 199	$ 201	(1%)
Benefits and claims	524	538	(3%)
Policyholder dividends	78	87	(10%)
Amortization of DAC	184	158	16%
Amortization of VOBA and other intangible assets	19	45	(58%)
Other operating expenses	172	184	(7%)
Total benefits and expenses	$ 1,176	$ 1,213	(3%)
Pre-tax operating earnings	$ 261	$ 192	36%

The increase in pre-tax operating earnings for the year ended December 31, 2010 compared to the prior year was driven by lower amortization of VOBA, higher policy charges, higher interest spread income and lower benefits expense.  The increase was partially offset by higher amortization of DAC.

Amortization of VOBA and other intangible assets decreased due to a favorable VOBA unlock of $13 million in 2010 compared to an unfavorable VOBA unlock of $13 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the VOBA unlocks.

Interest spread income increased primarily due to a 5% rise in average general account assets during 2010 driven by growth in sales of universal life insurance products and crediting rate reductions in traditional and corporate life products.

The increase in policy charges was driven by growth in administration fees due to growth in universal life insurance sales.

Updates to benefit ratio assumptions due to improved equity market conditions lowered benefits and claims by $9 million.

Higher amortization of DAC primarily was attributable to higher gross profits during 2010.  The increase was partially offset by lower unfavorable DAC unlocks of $22 million in 2010 compared to $44 million in 2009.  Refer to Critical Accounting Polices and Recently Issued Accounting Standards for a description of the DAC unlocks.

2009 Compared to 2008

The following table summarizes selected financial data for the Company’s Individual Protection segment for the years ended December 31:

(dollars in millions)	2009	2008	Change

Statements of Operations Data
Revenues:
Policy charges:
Asset fees	$ 38	$ 48	(21%)
Cost of insurance charges	470	450	4%
Administrative fees	99	92	8%
Surrender fees	27	28	(4%)
Total policy charges	634	618	3%
Premiums	279	274	2%
Net investment income	492	486	1%
Total revenues	$ 1,405	$ 1,378	2%

Benefits and expenses:
Interest credited to policyholder accounts	$ 201	$ 196	3%
Benefits and claims	538	489	10%
Policyholder dividends	87	93	(6%)
Amortization of DAC	158	130	22%
Amortization of VOBA and other intangible assets	45	22	105%
Other operating expenses	184	193	(5%)
Total benefits and expenses	$ 1,213	$ 1,123	8%
Pre-tax operating earnings	$ 192	$ 255	(25%)

The decrease in pre-tax operating earnings was driven by higher benefits and claims, higher amortization of DAC and VOBA, partially offset by higher cost of insurance charges.

Higher benefits and claims reflect an aging of the individual life business block and adverse mortality in the universal life insurance and COLI businesses during the year ended December 31, 2009.  Both total claims counts and average net claim size increased significantly in these businesses compared to the prior year.  Additionally, updates to benefit ratio assumptions in 2009 increased benefits and claims by $11 million.

Amortization of DAC increased due to the DAC unlock in the second quarter of 2009, which increased amortization of DAC by $44 million in 2009, compared to the DAC unlock in the second quarter of 2008, which increased amortization by $3 million.  Refer to MD&A Critical Accounting Policies and Recently Issued Accounting Standards – Deferred Policy Acquisition Costs for Investment and Universal Life Insurance Products for a description of the 2009 and 2008 DAC unlocks.  The increase was partially offset by lower amortization due to lower gross profits during 2009.

Amortization of VOBA increased by $13 million due to the VOBA unlock in the current year.  Lower amortization of VOBA of $8 million during 2008, primarily due to the unlocking of the long-term lapse rate assumption and higher gross profits in the life insurance business, further contributed to the change in comparison to the prior year.

Cost of insurance charges rose by $19 million in the universal life insurance business due to increased fixed life business in force combined with the aging of the individual life business block.  The aging of a block generally increases cost of insurance charges as the Company’s related mortality risk also rises.

Corporate and Other

2010 Compared to 2009

The following table summarizes selected financial data for the Company’s Corporate and Other segment for the years ended December 31:

(dollars in millions)	2010	2009	Change

Statements of Operations Data
Operating revenues:
Net investment income	$ 55	$ 146	(62%)
Other income	25	(1)	NM
Total operating revenues	$ 80	$ 145	(45%)

Benefits and operating expenses:
Interest credited to policyholder accounts	$ 42	$ 72	(42%)
Interest expense	55	55	0%
Other operating expenses	19	22	(14%)
Total benefits and operating expenses	$ 116	$ 149	(22%)
Pre-tax operating loss	$ (36)	$ (4)	NM

Add: non-operating net realized investment gains (losses)1	(177)	619	NM
Add: non-operating other-than-temporary impairment losses	(220)	(575)	(62%)
Add: adjustment to amortization related to net realized investment
gains and losses	59	(297)	NM
Add: net loss attributable to noncontrolling interest	(60)	(52)	15%
Loss from continuing operations before federal
income tax benefit	$ (434)	$ (309)	40%

__________

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

The Company recorded a larger pre-tax operating loss during the year ended December 31, 2010 compared to the prior year due to lower interest spread income offset by higher other income.

The decrease in interest spread income was driven by lower income on distressed securities primarily due to a decline in the size of the portfolio during 2010.  Additionally, lower MTN interest spread income contributed to the decline due to lower LIBOR rates and declining asset volume as a result of note maturities of $851 million during 2010.

Higher other income was driven by gains on sale of commercial mortgage loans held for sale of $14 million during 2010.  Additionally, the Company elected fair value treatment for synthetic collateralized debt obligations previously held as available for sale securities as permitted by the adoption of ASU 2010-11.  During 2010, the Company recorded valuation gains of $10 million on these synthetic collateralized debt obligations.

Lower non-operating realized investment gains and losses were driven by realized losses of $155 million on living benefit embedded derivatives, net of economic hedging activity, in 2010 compared to gains of $414 million in 2009.  Additionally, the Company recorded losses of $123 million on interest rate swaps utilized as statutory capital hedges in 2010 compared to gains of $183 million in 2009.

Non-operating other-than-temporary impairment losses improved $355 million favorably impacted by the improvements in equity and credit markets in 2010.  Improved credit conditions resulted in more stable expectations regarding future cash flows on lower-rated corporate bonds and structured securities.

The losses on living benefit embedded derivatives, net of economic hedging, during 2010 favorably impacted the adjustment to amortization related to net realized investment gains and losses.

The following table summarizes net realized investment gains (losses) from continuing operations by source for the years ended December 31:

(in millions)	2010	2009

Net derivatives (losses) gains 1,2	$ (385)	400
Total realized gains on sales	176	192
Total realized losses on sales	(43)	(113)
Valuation gains (losses) 3	17	(21)
Other	(1)	(4)
Net realized investment (losses) gains	$ (236)	$ 454

__________

1
Includes losses of $155 million and gains of $414 million on derivatives and embedded derivatives associated with living benefit contracts for the years ended December 31, 2010, and 2009, respectively.

2	Includes losses of $88 million and $172 million on derivatives associated with death benefit contracts for the years ended December 31, 2010 and 2009, respectively.
3	Includes valuation of trading securities, mark-to-market valuation of mortgage loans held for sale, and changes in the valuation allowance not related to specific mortgage loans.

The following tables summarize other-than-temporary impairment losses for the years ended December 31:

		Included in OCI
(in millions)	Gross		Net
2010
Fixed maturity securities1	$ 330	$ (174)	$ 156
Equity securities	5	-	5
Mortgage loans	59	-	59
Total other-than-temporary impairment losses	$ 394	$ (174)	$ 220

2009
Fixed maturity securities1	$ 907	$ (417)	$ 490
Equity securities	7	-	7
Mortgage loans	72	-	72
Other	6	-	6
Total other-than-temporary impairment losses	$ 992	$ (417)	$ 575

__________

1
Declines in the creditworthiness of the issuer of hybrid securities with both debt and equity-like features requires the use of the equity model in analyzing the security for other-than-temporary impairment.  For the year ended December 31, 2010, the Company recognized $6 million in other-than-temporary impairments related to these securities compared to $168 million for the year ended December 31, 2009.

2009 Compared to 2008

The following table summarizes selected financial data for the Company’s Corporate and Other segment for the years ended December 31:

(dollars in millions)	2009	2008	Change

Statements of Operations Data
Operating revenues:
Net investment income	$ 146	$ 198	(26%)
Other income	(1)	(76)	(99%)
Total operating revenues	$ 145	$ 122	19%

Benefits and operating expenses:
Interest credited to policyholder accounts	$ 72	$ 162	(56%)
Interest expense	55	62	(11%)
Other operating expenses	22	25	(12%)
Total benefits and operating expenses	$ 149	$ 249	(40%)
Pre-tax operating loss	$ (4)	$ (127)	(97%)

Add: non-operating net realized investment losses1	619	(387)	NM
Add: non-operating total other-than-temporary impairment losses	(575)	(1,131)	(49%)
Add: adjustment to amortization related to net realized investment
gains and losses	(297)	139	NM
Add: net loss attributable to noncontrolling interest	(52)	(72)	(28%)
Loss from continuing operations before federal
income tax benefit	$ (309)	$ (1,578)	NM

__________

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

The Company recorded a lower pre-tax operating loss during the year ended December 31, 2009 compared to 2008 primarily due to higher interest spread income and higher other income.

Lower losses from hedge fund and private equity investments of $80 million drove the increase in interest spread income during the year ended December 31, 2009.  The overall increase was partially offset by lower MTN earnings of $42 million during 2009 primarily due to a decrease in MTN assets as a result of note maturities and repurchases of $1.6 billion.

The increase in other income was driven by lower losses of $42 million in the structured products business related to impairments on the underlying mortgages and mortgage loan commitments and a $29 million increase due to hedging gains on mortgage loan sales in 2009 compared to losses in 2008.

Higher non-operating net realized investment gains and losses primarily were driven by a $914 million increase in realized gains on living benefits embedded derivatives, net of economic hedging activity.  Higher net gains on sales of fixed maturity securities further contributed to the increase.

Non-operating other-than-temporary impairments decreased $556 million during 2009, primarily due to lower fixed maturity and equity security impairments driven by volatile market conditions and changes in accounting literature pertaining to other-than-temporary impairments of investment securities.

Higher gains on living benefit embedded derivatives, net of economic hedging activity, and gains on sales inducements negatively impacted the adjustment to amortization related to net realized investment gains and losses.

The following table summarizes net realized investment losses from continuing operations by source for the years ended December 31:

(in millions)	2009	2008

Net derivatives gains (losses) 1,2	$ 400	$ (330)
Total realized gains on sales	192	40
Total realized losses on sales	(113)	(41)
Valuation losses 3	(21)	(56)
Other	(4)	39
Net realized investment gains (losses)	$ 454	$ (348)

__________
1
Includes gains of $414 million and losses of $501 million on derivatives and embedded derivatives associated with living benefit contracts for the years ended December 31, 2009, and 2008, respectively.

2	Includes losses of $172 million and gains of $109 million on derivatives associated with death benefit contracts for the years ended December 31, 2009 and 2008, respectively.
3	Includes valuation of trading securities, mark-to-market valuation of mortgage loans held for sale, and changes in the valuation allowance not related to specific mortgage loans.

The following table summarizes other-than-temporary impairment losses for the years ended December 31:

		Included in OCI
(in millions)	Gross		Net
2009
Fixed maturity securities1	$ 907	$ (417)	$ 490
Equity securities	7	-	7
Mortgage loans	72	-	72
Other	6	-	6
Total other-than-temporary impairment losses	$ 992	$ (417)	$ 575

			2008
Total Impairments:
Fixed maturity securities1			$ 1,052
Equity securities			60
Mortgage loans			15
Other			4
Total other-than-temporary impairment losses			$ 1,131

__________

1
Declines in the creditworthiness of the issuer of hybrid securities with both debt and equity-like features requires the use of the equity model in analyzing the security for other-than-temporary impairment.  For the year ended December 31, 2009, the Company recognized $168 million in other-than-temporary impairments related to these securities compared to $90 million for the year ended December 31, 2008.

The Company has a comprehensive portfolio monitoring process for fixed maturity and equity securities to identify and evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments.  See MD&A – Critical Accounting Policies and Recently Issued Accounting Standards –Investments for a complete discussion of this process.

Liquidity and Capital Resources

Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs.

The Company’s capital structure consists of long-term debt and shareholder’s equity.  The following table summarizes the Company’s capital structure as of December 31:

(in millions)	2010	2009	2008

Long-term debt	$ 978	$ 706	$ 706

Shareholder's equity, excluding accumulated other comprehensive income	5,463	5,232	4,654
Accumulated other comprehensive income (loss)	321	(266)	(1,361)
Total shareholder's equity	$ 5,784	$ 4,966	$ 3,293
Total capital	$ 6,762	$ 5,672	$ 3,999

A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal.  The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account, and monitoring and matching anticipated cash inflows and outflows.

For individual annuity products ($47 billion and $42 billion of reserves as of December 31, 2010 and 2009, respectively), surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.

For group annuity products surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer.  Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products.  In addition, the majority of general account group annuity reserves are subject to a market value adjustment at withdrawal.

Life insurance policies are less susceptible to withdrawal than annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.

The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements.  The Company reviews its short-term and long-term projected sources and uses of funds and the asset/liability, investment and cash flow assumptions underlying these projections.  The Company periodically makes adjustments to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.

Given the Company’s historical cash flow from operating and investing activities and current financial results, management of the Company believes that cash flows from operating activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.

Short-Term Debt

In May 2010, NMIC, NFS, and NLIC entered into a $600 million revolving credit facility.  The facility matures in May 2011, with an option to convert the outstanding balances into a one-year term loan.  The credit may be used for general corporate purposes.  The borrower has the ability to draw funds at a variable rate based on the Eurodollar rate. The facility contains financial covenants that require NMIC to maintain a statutory surplus in excess of $7.1 billion and the debt is not to exceed 30% of statutory surplus, both figures determined as of the end of each fiscal quarter.  A breach of these and other named covenants will impact the availability of the line for the other borrowers and may accelerate payment.  NLIC had no amounts outstanding under this agreement as of December 31, 2010.  The credit facility provides for several and not joint liability for the borrowers, except for Nationwide Mutual.  As a result, the Company is not liable for any draws under the credit facility made by Nationwide Mutual or any other subsidiary.  However, since Nationwide Mutual does have joint liability for all borrowings under the credit facility, it is a guarantor of all borrowings made by the Company.

In June 2010, NLIC entered into an agreement reducing the commercial paper program from $800 million to $600 million. The rating agency guidelines recommend that NLIC maintain minimum liquidity backup, which includes cash and liquid assets as well as committed bank lines, equal to 50% of any amounts outstanding under the commercial paper program.  Therefore, availability under the aggregate $600 million credit facility is reduced by the amount outstanding in excess of available cash and liquid assets.  NLIC had $300 million of commercial paper outstanding at December 31, 2010 at a weighted average interest rate of 0.35% and $150 million outstanding at December 31, 2009 at a weighted average interest rate of 0.29%.  NLIC had a weighted average of $183 million of commercial paper outstanding for the year ended December 31, 2010.  During 2010, $300 million was the maximum amount of commercial paper outstanding.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program.  This is an uncommitted facility contingent on the liquidity of the securities lending program.  The borrowing facility was established to fund commercial mortgage loans that were originated with the intent of sale through securitization.  The maximum amount available under the agreement is $350 million.  The borrowing rate on this program is equal to one-month U.S. London Interbank Offered Rate (LIBOR).  The Company had no amounts outstanding under this agreement as of December 31, 2010 and 2009.

The Company paid immaterial interest on short-term debt in 2010, compared to $1 million and $8 million in 2009 and 2008, respectively.

Long-Term Debt

The following table summarizes surplus notes payable to affiliates as of December 31:

(in millions)	2010	2009

8.15% surplus note, due June 27, 2032	$ 300	$ 300
7.50% surplus note, due December 17, 2031	300	300
6.75% surplus note, due December 23, 2033	100	100
Variable fuding surplus note, due December 31, 2040	272	-
Other	6	6
Total long-term debt	$ 978	$ 706

On December 31, 2010, Olentangy Reinsurance, LLC, a special purpose financial captive insurance subsidiary of NLAIC, issued a variable funding surplus note to Nationwide Corporation, a majority-owned subsidiary of NMIC.  The note is redeemable in full or partial amount at any time subject to proper notice and approval.  A redemption premium shall be payable if the note is redeemed on or prior to the third anniversary date of the note’s issuance.  The note will mature in full on December 31, 2040.  The note bears interest at the rate of three-month U.S. LIBOR plus 2.80% payable quarterly.  Olentangy Reinsurance, LLC agreed to draw down or reduce principal amounts in accordance with the terms outlined in the purchase agreement.  The maximum amount outstanding under the agreement is $313 million in 2015.  As of December 31, 2010, the principal amount outstanding was $272 million.

The Company made interest payments to NFS on surplus notes totaling $54 million in 2010, 2009 and 2008.  Payments of interest and principal under the notes require the prior approval of the Ohio Department of Insurance (ODI).

Guarantees

See Note 20 to the audited consolidated financial statements included in the F pages of this report for a description of the potential impact on liquidity of the Company’s guarantees.

Contractual Obligations and Commitments

The following table summarizes the Company’s contractual obligations and commitments as of December 31, 2010 expected to be paid in the periods presented.  Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.  Balance sheet amounts were determined in accordance with GAAP and may differ from the summation of undiscounted cash flows.  The most significant difference relates to future policy benefits for life and health insurance, which include discounting.

	Payments due by period					Amount
	Less			More		per
	than 1	1-3	3-5	than 5		balance
(in millions)	year	years	years	years	Total	sheet

Debt1:
Short-term	$ 301	$ -	$ -	$ -	$ 301	$ 300
Long-term	62	126	127	1,988	2,303	978
Subtotal	$ 363	$ 126	$ 127	$ 1,988	$ 2,604	$ 1,278

License obligation	5	1	-	-	6	-

Purchase and lending commitments:
Fixed maturity securities	60	-	-	-	60	-
Commercial mortgage loans	24	-	-	-	24	-
Limited partnerships3	62	-	-	-	62	-
Subtotal	$ 146	$ -	$ -	$ -	$ 146	$ -

Future policy benefits and claims4,5,6,7:
Fixed annuities and fixed option of variable annuities	1,279	2,069	1,840	4,163	9,351	8,273
Life insurance	673	1,398	1,444	17,577	21,092	9,164
Single premium immediate annuities	345	555	475	2,892	4,267	2,267
Group pension deferred fixed annuities	1,583	2,667	2,400	10,077	16,727	11,874
Funding agreements backing MTNs
and accident & health insurance2,8,11	628	289	-	-	917	1,098
Subtotal	$ 4,508	$ 6,978	$ 6,159	$ 34,709	$ 52,354	$ 32,676

Cash and securities collateral 9, 10:
Cash collateral on securities lending	276	-	-	-	276	276
Cash collateral on derivative transactions	351	-	-	-	351	351
Securities collateral on derivative transactions	8	-	-	-	8	-
Subtotal	$ 635	$ -	$ -	$ -	$ 635	$ 627

Total	$ 5,657	$ 7,105	$ 6,286	$ 36,697	$ 55,745	$ 34,581

__________

1
No contractual provisions exist that could create, increase or accelerate those obligations presented.  The amount presented includes contractual principal payments and interest based on rates in effect at December 31, 2010.

2
No contractual provisions exist that could create, accelerate or materially increase those obligations presented.  The amount presented includes contractual principal payments and interest based on rates in effect at December 31, 2010.

3
Primarily related to investments in low-income-housing tax credit partnerships.  Call dates for the obligations presented are either date or event specific.  For date specific obligations, the Company is required to fund a specified amount on a stated date provided there are no defaults under the agreement.  For event specific obligations, the Company is required to fund a specified amount of its capital commitment when properties in a fund become fully stabilized.  For event specific obligations, the call date of these commitments may extend beyond one year but has been reflected in payments due in less than one year due to the call features.  The Company’s capital typically is called within one to four years, depending on the timing of events.

4
A significant portion of policy contract benefits and claims to be paid do not have stated contractual maturity dates and may not result in any ultimate payment obligation.  Amounts reported represent estimated undiscounted cash flows out of the Company’s general account related to death, surrender, annuity and other benefit payments under policy contracts in force at December 31, 2010.  Separate account payments are not reflected due to the matched nature of these obligations and because the contract owners bear the investment risk of such deposits.  Estimated payment amounts were developed based on the Company’s historical experience and related contractual provisions.  Significant assumptions incorporated in the reported amounts include future policy lapse rates (including the impact of customer decisions to make future premium payments to keep the related policies in force); coverage levels remaining unchanged from those provided under contracts in force at December 31, 2010; future interest crediting rates; and estimated timing of payments.  Actual amounts will vary, potentially by a significant amount, from the amounts indicated due to deviations between assumptions and actual results and the addition of new business in future periods.

5
Contractual provisions exist which could adjust the amount and/or timing of those obligations reported.  Key assumptions related to payments due by period include customer lapse and withdrawal rates (including timing of death), exchanges to and from the fixed and separate accounts of the variable annuities, claim experience with respect to guarantees, and future interest crediting level.  Assumptions for future interest crediting levels were made based on processes consistent with the Company’s past practices, which is at the discretion of the Company, subject to guaranteed minimum crediting rates in many cases and/or subject to contractually obligated increases for specified time periods.  Many of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of deposits made and are assessed at declining rates during the first seven years after a deposit is made.  Amounts disclosed include an estimate of those accelerated payments, net of applicable surrender charges.  See Note 2 to the audited consolidated financial statements included in the F pages of this report for a description of the Company’s method for establishing life and annuity reserves in accordance with GAAP.

6
Certain assumptions have been made about mortality experience and retirement patterns in the amounts reported.  Actual deaths and retirements may differ significantly from those projected, which could cause the timing of the obligations reported to vary significantly.  In addition, contractual surrender provisions exist on an immaterial portion of these contracts that could accelerate those obligations presented.  Amounts disclosed do not include an estimate of those accelerated payments.  Most of the contracts with potentially accelerated payments are subject to surrender charges, which are generally calculated as a percentage of the commuted value of the remaining term certain benefit payments and are assessed at declining rates during the first seven policy years.

7
Contractual provisions exist that could increase those obligations presented.  The process for determining future interest crediting rates as described in note 5 above was used to develop the estimates of payments due by period.

8	See MD&A – Off-Balance Sheet Transactions for a detailed discussion of the MTN program. Amounts presented include contractual principal and interest based on rates in effect at December 31, 2010.
9	Since the timing of the return of collateral is uncertain, these obligations have been reflected in payments due in less than one year.
10
The table above excludes certain derivative liabilities, for more information on these instruments see Characteristics of Interest Rate Sensitive Financial Instruments.  Embedded derivatives on guaranteed benefit annuity programs are included in future policy benefits and claims in the table above.

11	Health reserves are immaterial and are reflected in the less than one year column.

Off-Balance Sheet Transactions

Under the MTN program, NLIC issues funding agreements to an unconsolidated third party trust to secure notes issued to investors by the trust.  The funding agreements rank equal with all other insurance claims of the issuing company in the event of liquidation and should be treated as “annuities” under applicable Ohio insurance law.  Therefore, the funding agreement obligations are classified as a component of future policy benefits and claims on the consolidated balance sheets.  Because the Company is not the primary beneficiary of, and has no ownership interest in, or control over, the third party trust that issues the MTNs, the Company does not include the trust in its consolidated financial statements.  Since the notes issued by the trust have a secured interest in the funding agreements issued by the Company, Moody’s and S&P assign the same ratings to the notes and the insurance financial strength of the Company.

Investments

General

The Company’s assets are divided between separate account and general account assets.  As of December 31, 2010, $64.9 billion (60%) of the Company’s total assets were held in separate accounts compared to $57.8 billion (58%), as of December 31, 2009 and $42.5 billion (40%) were held in the Company’s general account compared to $41.1 billion (42%), as of December 31, 2009, including $35.3 billion of general account investments compared to $34.2 billion as of December 31, 2009.

Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business.  Most separate account assets are invested in various mutual funds.  After deducting fees or expense charges, the investment performance in the Company’s separate account assets is passed through to the Company’s customers.  See Note 5 to the audited consolidated financial statements included in the F pages of this report for further information regarding the Company’s investments.

The following table summarizes the Company’s consolidated general account investments by asset category as of December 31:

	2010		2009
	Carrying	% of	Carrying	% of
(dollars in millions)	value	total	value	total

Securities available-for-sale:
Fixed maturity securities	$ 26,434	75%	$ 24,750	73%
Equity securities	42	-	53	-
Trading assets	45	-	-	-
Mortgage loans, net	6,125	18%	6,829	20%
Real estate, net	-	-	9	-
Policy loans	1,088	3%	1,050	3%
Other long-term investments	513	1%	458	1%
Short-term investments	1,062	3%	1,003	3%
Total	$ 35,309	100%	$ 34,152	100%

Fixed Maturity Securities and Equity Securities Available-for-Sale

The following table summarizes the amortized cost, gross unrealized gains and losses, and estimated fair values of securities available-for-sale as of the dates indicated:

		Gross	Gross
	Amortized	unrealized	unrealized	Estimated
(in millions)	cost	gains	losses	fair value

December 31, 2010
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 497	$ 87	$ -	$ 584
Obligations of states and political subdivisions	1,410	15	48	1,377
Debt securities issued by foreign governments	110	13	-	123
Corporate public securities	11,921	879	84	12,716
Corporate private securities	4,038	257	47	4,248
Residential mortgage-backed securities	5,811	183	355	5,639
Commercial mortgage-backed securities	1,167	51	32	1,186
Collateralized debt obligations	365	13	126	252
Other asset-backed securities	294	19	4	309
Total fixed maturity securities	$ 25,613	$ 1,517	$ 696	$ 26,434
Equity securities	39	3	-	42
Total securities available-for-sale	$ 25,652	$ 1,520	$ 696	$ 26,476

December 31, 2009
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations	$ 688	$ 73	$ 7	$ 754
Obligations of states and political subdivisions	568	4	23	549
Debt securities issued by foreign governments	70	5	-	75
Corporate public securities	10,929	597	175	11,351
Corporate private securities	4,500	193	83	4,610
Residential mortgage-backed securities	6,079	95	665	5,509
Commercial mortgage-backed securities	1,284	7	207	1,084
Collateralized debt obligations	531	12	171	372
Other asset-backed securities	454	20	28	446
Total fixed maturity securities	$ 25,103	$ 1,006	$ 1,359	$ 24,750
Equity securities	49	5	1	53
Total securities available-for-sale	$ 25,152	$ 1,011	$ 1,360	$ 24,803

Refer to Note 5 to the audited consolidated financial statements included in the F pages of this report for additional information regarding the nature of the Company’s portfolio of securities available-for-sale, concentration of risks within these portfolios and the methodology and inputs used in evaluating whether the securities are other-than-temporarily impaired.

Collateral Exposure

The Company’s portfolio of residential mortgage-backed securities are comprised of investments securitized by the cash flows of mortgage loans with four primary collateral characteristics: government agency, prime, Alt-A and sub-prime. In general, recent market activity has negatively impacted the valuation of securities containing Alt-A and sub-prime collateral.

The Company considers Alt-A collateral to be mortgages whose underwriting standards do not qualify the mortgage for regular conforming or jumbo loan programs.  Typical underwriting characteristics that cause a mortgage to fall into the Alt-A classification may include, but are not limited to, inadequate loan documentation of a borrower’s financial information, debt-to-income ratios above normal lending limits, loan-to-value ratios above normal lending limits that do not have primary mortgage insurance, a borrower who is a temporary resident, and loans securing non-conforming types of real estate.  Alt-A mortgages are generally issued to borrowers having higher Fair Isaac Credit Organization (FICO) scores, and the lender typically charges a slightly higher interest rate for such mortgages.

The Company considers sub-prime collateral to be mortgages that are first or second lien mortgage loans issued to sub-prime borrowers, as demonstrated by recent delinquent rent or housing payments or substandard FICO scores.  Second-lien mortgage loans are also considered sub-prime.  The Company considers prime collateral to be mortgages whose underwriting standards qualify the mortgage for regular conforming or jumbo loan programs.  In addition, government agency collateral is considered to be mortgages securitized by government agencies both implicitly and explicitly backed by the full faith and credit of the United States Government.

The following tables summarize the distribution by collateral classification, rating and origination year, respectively, of the Company’s general account residential mortgage-backed securities as of December 31, 2010:

			% of
			estimated
	Amortized	Estimated	fair value
(dollars in millions)	cost	fair value	total

Government agency	$ 2,795	$ 2,929	52%
Prime	973	944	17%
Alt-A	1,545	1,333	23%
Sub-prime	498	433	8%
Total	$ 5,811	$ 5,639	100%

	Alt-A			Sub-prime
			% of			% of
			estimated			estimated
	Amortized	Estimated	fair value	Amortized	Estimated	fair value
(dollars in millions)	cost	fair value	total	cost	fair value	total

AAA 1	$ 68	$ 67	5%	$ 185	$ 180	41%
AA 1	112	108	8%	74	63	15%
A 1	49	42	3%	25	21	5%
BBB 1	132	124	9%	49	48	11%
BB and below 1	1,184	992	75%	165	121	28%
Total	$ 1,545	$ 1,333	100%	$ 498	$ 433	100%

			% of			% of
			estimated			estimated
	Amortized	Estimated	fair value	Amortized	Estimated	fair value
(dollars in millions)	cost	fair value	total	cost	fair value	total

Pre-2005	$ 428	$ 409	31%	$ 350	$ 305	70%
2005	616	534	40%	61	58	13%
2006	290	223	17%	70	54	13%
2007	211	167	12%	17	16	4%
Total	$ 1,545	$ 1,333	100%	$ 498	$ 433	100%

__________

1	Based on the Company’s standard rating as of the date indicated.

The following tables summarize the distribution by collateral classification, rating and origination year, respectively, of the Company’s general account residential mortgage-backed securities as of December 31, 2009:

			% of
			estimated
	Amortized	Estimated	fair value
(dollars in millions)	cost	fair value	total

Government agency	$ 2,547	$ 2,621	48%
Prime	1,120	960	17%
Alt-A	1,831	1,452	26%
Sub-prime	577	474	9%
Other residential mortgage collateral	4	2	-
Total	$ 6,079	$ 5,509	100%

	Alt-A			Sub-prime
			% of			% of
			estimated			estimated
	Amortized	Estimated	fair value	Amortized	Estimated	fair value
(dollars in millions)	cost	fair value	total	cost	fair value	total

AAA 1	$ 37	$ 33	2%	$ 68	$ 63	13%
AA 1	116	105	7%	101	88	19%
A 1	106	96	7%	30	26	5%
BBB 1	282	234	16%	75	69	15%
BB and below 1	1,290	984	68%	303	228	48%
Total	$ 1,831	$ 1,452	100%	$ 577	$ 474	100%

	Alt-A			Sub-prime
			% of			% of
			estimated			estimated
	Amortized	Estimated	fair value	Amortized	Estimated	fair value
(dollars in millions)	cost	fair value	total	cost	fair value	total

Pre-2005	$ 494	$ 440	30%	$ 390	$ 327	69%
2005	686	551	38%	70	62	13%
2006	373	259	18%	99	70	15%
2007	278	202	14%	18	15	3%
Total	$ 1,831	$ 1,452	100%	$ 577	$ 474	100%

__________

1   Based on the Company’s standard rating as of the date indicated.

The following table summarizes the distribution of the Company’s general account commercial mortgage-backed securities, collateralized debt obligations and other asset-backed securities collateral by collateral classification, and rating, as of the dates indicated:

	Amortized cost				Estimated fair value
			A and				A and
(in millions)	AAA 1	AA 1	below 1	Total	AAA 1	AA 1	below 1	Total

December 31, 2010:
Commercial mortgage-backed securities	$ 566	$ 141	$ 460	$ 1,167	$ 593	$ 142	$ 451	$ 1,186
Collateralized debt obligations	21	26	318	365	24	26	202	252
Credit cards	61	-	-	61	64	-	-	64
Aviations	-	-	92	92	-	-	97	97
Franchise/business loans	6	3	62	71	7	2	63	72
Automobiles	-	-	-	-	-	-	-	-
Student loans	30	-	-	30	29	-	-	29
Tobacco	-	-	8	8	-	-	7	7
Manufactured housing	3	-	3	6	3	-	3	6
Other	-	3	23	26	-	3	31	34
Total	$ 687	$ 173	$ 966	$ 1,826	$ 720	$ 173	$ 854	$ 1,747

December 31, 2009:
Commercial mortgage-backed securities	$ 706	$ 138	$ 440	$ 1,284	$ 679	$ 99	$ 306	$ 1,084
Collateralized debt obligations	12	105	414	531	16	84	272	372
Credit cards	90	45	2	137	92	45	2	139
Aviations	1	-	101	102	1	-	102	103
Franchise/business loans	17	3	74	94	18	3	55	76
Automobiles	20	-	7	27	20	-	10	30
Student loans	30	-	-	30	30	-	-	30
Tobacco	-	-	16	16	-	-	14	14
Manufactured housing	4	-	4	8	4	-	3	7
Other	2	4	34	40	-	3	44	47
Total	$ 882	$ 295	$ 1,092	$ 2,269	$ 860	$ 234	$ 808	$ 1,902

__________

1	Based on the Company’s standard rating as of the date indicated.

Mortgage Loans

As of December 31, 2010, general account mortgage loans were $6 billion (17%) of the carrying value of consolidated general account investments compared to $7 billion (20%) as of December 31, 2009.  Commercial mortgage loans represent 100% of the total mortgage loan portfolio as of December 31, 2010.  Commitments to fund mortgage loans of $24 million were outstanding as of December 31, 2010 compared to $18 million as of December 31, 2009.

The table below summarizes the carrying values of mortgage loans by regional exposure and property type as of December 31:

(in millions)	Office	Warehouse	Retail	Apartment	Hotel	Other	Total
2010
Commercial mortgage loans on real estate:
New England	$ 66	$ 19	$ 41	$ 27	$ 33	$ -	$ 186
Middle Atlantic	138	214	272	91	-	8	723
East North Central	82	154	440	324	65	8	1,073
West North Central	4	57	59	40	45	-	205
South Atlantic	92	368	667	204	19	-	1,350
East South Central	15	35	112	90	10	-	262
West South Central	37	120	219	147	115	-	638
Mountain	86	111	141	181	-	67	586
Pacific	262	339	374	141	77	5	1,198
Total current principal	$ 782	$ 1,417	$ 2,325	$ 1,245	$ 364	$ 88	$ 6,221

Total valuation allowance	$ (15)	$ (15)	$ (24)	$ (13)	$ (29)	$ -	$ (96)

Total commercial mortgage loans on real estate							$ 6,125

(in millions)	Office	Warehouse	Retail	Apartment	Hotel	Other	Total
2009
Commercial mortgage loans on real estate:
New England	$ 98	$ 26	$ 55	$ 26	$ 45	$ -	$ 250
Middle Atlantic	201	233	311	96	-	9	850
East North Central	98	196	521	310	62	25	1,212
West North Central	4	59	67	41	45	-	216
South Atlantic	121	425	685	285	20	-	1,536
East South Central	19	39	112	84	10	-	264
West South Central	24	156	165	184	115	-	644
Mountain	99	110	131	224	-	69	633
Pacific	300	343	401	164	88	5	1,301
Total current principal	$ 964	$ 1,587	$ 2,448	$ 1,414	$ 385	$ 108	$ 6,906

Total valuation allowance	$ (17)	$ (4)	$ (22)	$ (13)	$ (21)	$ -	$ (77)

Total commercial mortgage loans on real estate							$ 6,829

As of December 31, 2010, the Company’s largest exposure to any single borrower, region and property type was 1%, 22% and 37%, respectively, of the Company’s general account mortgage loan portfolio compared to 1%, 22% and 35%, respectively, as of December 31, 2009.

As of December 31, 2010 and 2009, the Company’s mortgage loans classified as delinquent, foreclosed and restructured were immaterial as a percentage of the total mortgage loan portfolio.

Credit Quality Information

Given the current market environment, the Company considers commercial mortgage loans that are backed by apartment or hotel collateral to be higher-risk property types.  This determination is based on the fact that these property types generally have leases or room rates that are short-term in length and can be adjusted quickly.  For apartments, this has generally led to defaults early in the cycle but lower loss-severity.  For hotels, this has generally led to higher levels of defaults and loss-severity.  In addition, apartments and hotels are generally highly leveraged and are bought and sold more frequently, which often leads to higher loan-to-value (LTV) ratios in a recessionary environment.  Apartments and hotels also are generally correlated to the housing market, as apartments can be affected by housing affordability and supply issues, and hotels can be affected by declines in disposable income.

With regard to the other remaining property types (office, industrial, retail), the Company also considers commercial mortgage loans to be high-risk if their collateral characteristics include, but are not limited to:  LTV ratios greater than 90%, low debt service coverage ratios, increases in vacancies or concessions, falling rental rates, and other loan specific characteristics that could indicate additional risk.

The following table provides relevant asset quality information on these high-risk categories of commercial mortgage loans as of December 31:

			Other	Total	%
(in millions)	Apartment	Hotel	high-risk	Portfolio	of total
2010
Total valuation allowance	$ 13	$ 29	$ 43	$ 96	89%

Refinanced loans	$ 75	$ 33	$ 154	$ 875	30%
Modified loans	$ 72	$ 65	$ 38	$ 176	99%
Delinquent loans	$ -	$ -	$ -	$ -	-

			Other	Total	%
(in millions)	Apartment	Hotel	high-risk	Portfolio	of total
2009
Total valuation allowance	$ 13	$ 21	$ 28	$ 77	81%

Refinanced loans	$ 166	$ 38	$ 55	$ 1,171	22%
Modified loans	$ 45	$ 14	$ 7	$ 66	100%
Delinquent loans	$ -	$ -	$ 4	$ 4	100%

As noted above, an individual commercial mortgage loan’s LTV ratio is an additional indicator of risk and the calculation of this ratio utilizes certain assumptions and estimates made by the Company. The LTV ratio is calculated as a ratio of the amortized cost of the subject loans to the value of the underlying real estate collateral. The collateral value component is determined based on the Company’s view of normalized property operating income for the real estate divided by the prevailing market capitalization rates. In determining the normalized property operating income, the Company relies upon the most recent property operating statement information, and makes certain assumptions of future property rental income, property expenses, and expectations for vacancies, among other items.

The Company’s practice is to obtain updated property operating statements at least on an annual basis.  The Company performs an annual internal valuation of each property, based on these property operating statements.  The Company’s practice is to obtain external appraisals during the initial underwriting of the loan.

The following table represents the principal balance and average LTV ratio of commercial mortgage loans considered high-risk as of December 31:

	Apartment		Hotel		Other high-risk

(dollars in millions)	Principal Balance 1	Average LTV	Principal Balance 1	Average LTV	Principal Balance 1	Average LTV
2010
New England	$ 27	99%	$ 33	84%	$ 10	82%
Middle Atlantic	91	83%	-	-	93	82%
East North Central	324	85%	65	104%	158	101%
West North Central	40	92%	45	84%	8	84%
South Atlantic	204	85%	19	66%	245	101%
East South Central	90	81%	10	86%	35	94%
West South Central	147	84%	115	108%	62	96%
Mountain	181	85%	-	-	45	96%
Pacific	141	73%	77	85%	256	90%
Total	$ 1,245	84%	$ 364	94%	$ 912	95%

	Apartment		Hotel		Other high-risk

(dollars in millions)	Principal Balance 1	Average LTV	Principal Balance 1	Average LTV	Principal Balance 1	Average LTV
2009
New England	$ 26	103%	$ 45	88%	$ 12	78%
Middle Atlantic	96	90%	-	-	21	91%
East North Central	310	83%	62	81%	115	95%
West North Central	41	88%	45	84%	4	90%
South Atlantic	285	89%	20	67%	266	103%
East South Central	84	81%	10	86%	25	93%
West South Central	184	84%	115	109%	75	59%
Mountain	224	86%	-	-	7	109%
Pacific	164	84%	88	71%	75	94%
Total	$ 1,414	86%	$ 385	87%	$ 600	94%

__________

1   Excludes valuation allowances

The Company’s practice is to put a mortgage loan on non-accrual status whenever the facts and circumstances of the individual borrower or the property’s performance indicate that the Company is not likely to collect future payments.  The facts and circumstances which would lead to this decision would include, but not be limited to, the borrower missing a payment, the borrower is not expected to be able to remedy missed payments in a timely manner based upon the property’s cash flows, or if the Company is informed by the borrower that they will not be able to make future payments for verifiable reasons.

Interest received on non-accrual status mortgage loans is included in net investment income in the period received.  Interest income on performing mortgage loans is recognized over the life of the loan using the effective-yield method.

Valuation allowance on commercial mortgage loans

The Company provides valuation allowances for impairments of mortgage loans based on a review by portfolio managers. Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When management determines that a loan is impaired, a provision for loss is established equal to either the difference between the carrying value and the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition to the valuation allowance on specific loans, the Company maintains an allowance not yet specifically identified by loan for probable losses inherent in the loan portfolio as of the balance sheet date. The valuation allowance for mortgage loans reflects management’s best estimate of probable credit losses, including losses incurred at the balance sheet date but not yet identified by specific loan.  Management’s periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk Sensitive Financial Instruments

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices.  The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to attempt to manage these risks.  This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

Interest Rate Risk

Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of its assets and liabilities.  In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income.  In addition, minimum guaranteed crediting rates (ranging from 1.0% to 3.5% for a majority of the individual and group annuity contracts in force) on certain annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.  The average crediting rate for fixed annuity products during 2010 was 3.75% and 3.59% for the Individual Investments and Retirement Plans segments, respectively (compared to 3.52% and 3.70%, respectively, during 2009), well in excess of guaranteed rates.

The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of assets to be consistent with those of liabilities.  In recent years, management has taken actions to address low interest rate environments and the resulting impact on interest spread margins, including reducing commissions on fixed annuity sales, launching new products with new guaranteed rates, discontinuing the sale of its leading annual reset fixed annuities and invoking contractual provisions that limit the amount of variable annuity deposits allocated to the guaranteed fixed option.  In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels adequate to provide returns consistent with management expectations.

Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders.  Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately 7 years as of December 31, 2010.  Therefore, a change in portfolio yield will lag changes in market interest rates.  This lag increases if the rate of prepayments of securities slows.  To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads.  Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors.  This difference could result in an increase in surrender activity by policyholders.  If unable to fund surrenders with cash flow from operations, the Company might need to sell assets, which likely would have declined in value due to the increase in interest rates.  The Company attempts to mitigate this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.

The Company offers a variety of variable annuity programs with guaranteed minimum balance or guaranteed withdrawal benefits, and options are utilized to economically hedge a portion of these products.  See Equity Market Risk for further explanation.

Asset/Liability Management Strategies to Manage Interest Rate Risk

The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics.  The policy establishes asset maturity and duration, quality and other relevant guidelines.

An underlying pool or pools of investments support each general account line of business.  These pools consist of whole assets purchased specifically for the underlying line of business.  In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities, sectors and several top-down risks may result in portfolio turnover or transfers among the various portfolios.

Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools.  To assist them in this regard, they receive periodic projections of investment needs from each line’s management team.  Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line.  In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.

Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made.  In addition, plans for future asset purchases are formulated when appropriate.  This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible.  The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over or under investment is minimized.

As part of this process, the investment portfolio managers provide each line’s actuaries with forecasts of anticipated rates that the line’s future investments are expected to produce.  This information, in combination with yields attributable to the line’s current investments and its investment “rollovers,” gives the line actuaries data to use in computing and declaring interest crediting rates for their lines of business in conjunction with management approval.

There are two approaches to developing investment policies:

•
For liabilities where cash flows are not interest sensitive and the credited rate is fixed (e.g., immediate annuities), the Company attempts to manage risk with a combination cash matching/duration matching strategy.  Duration is a measure of the sensitivity of price to changes in interest rates.  For a rate movement of 100 basis points, the fair value of liabilities with a duration of 5 years would change by approximately 5%.  For this type of liability, the Company generally targets an asset/liability duration mismatch of -0.25 to +0.50 years.  In addition, the Company attempts to minimize asset and liability cash flow mismatches, especially over the first five years.  However, the desired degree of cash matching is balanced against the cost of cash matching.

•
For liabilities where the Company has the right to modify the credited rate and policyholders also have options, the Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios.  The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy.  This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.

Use of Derivatives to Manage Interest Rate Risk

The Company is exposed to certain risks relating to its ongoing business operations which are managed by using derivative instruments and include primarily interest rate, foreign exchange, equity and credit risk. To manage these risks and exposures, the Company uses interest rate contracts, primarily interest rate swaps; currency derivatives, primarily cross-currency swaps and futures; equity derivatives, primarily options and futures; credit default swaps and total return swaps.  The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and on the type of hedging relationship.  The Company is required to recognize all of its derivative instruments as either assets or liabilities at fair value.

Interest Rate Risk Management:  The Company uses interest rate contracts, primarily interest rate swaps, to reduce or alter interest rate exposure arising from mismatches between assets and liabilities.  In the case of interest rate swaps, the Company enters into a contractual agreement with a counterparty to exchange, at specified intervals, the difference between fixed and variable rates of interest, calculated on a reference notional amount.

Interest rate swaps are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns.  As such, interest rate swaps are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.

In connection with the MTN program, the Company issues funding agreements to an unconsolidated third party trust to secure notes issued to investors by the trust.  The proceeds from these funding agreements are generally used to purchase fixed rate investments, generally available-for-sale public or private corporate bonds or commercial mortgage loans. In a rising interest rate environment, the Company is exposed to narrowing margins.  To mitigate this risk, the Company enters into interest rate swap contracts to hedge the volatility associated with changes in interest rates.

The Company also enters into interest rate swap transactions which are structured to provide a hedge against the negative impact of higher interest rates on the Company’s capital position.

Credit Risk Management:  The Company enters into credit derivative contracts, primarily credit default swaps, under which the Company buys and sells credit default protection on standardized credit indices, which are established baskets of creditors, or on specific corporate creditors.  These derivatives allow the Company to manage or modify its credit risk profile in general or its credit exposure to specific creditors.  The Company increases or decreases its credit risk by buying or selling, respectively, credit default swaps.

Characteristics of Interest Rate Sensitive Financial Instruments

The tables below provide information about the Company’s financial instruments as of December 31, 2010 that are sensitive to changes in interest rates.  Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.

	Estimated year of maturities/repayments							2010	2009
						There-		Fair	Fair
(in millions)	2011	2012	2013	2014	2015	after	Total	Value	Value
Assets
Fixed maturity securities:
Corporate bonds:
Principal	$ 926	$ 1,108	$ 1,588	$ 1,509	$ 1,127	$ 9,701	$ 15,959	$ 16,964	$ 15,961
Weighted average interest rate	5.73%	5.88%	5.44%	5.44%	5.19%	5.85%	5.72%
Mortgage and other asset-
backed securities:
Principal	$ 27	$ 36	$ 17	$ 5	$ 66	$ 7,486	$ 7,637	$ 7,386	$ 7,411
Weighted average interest rate	5.51%	6.02%	5.31%	5.65%	5.92%	5.11%	5.13%
Other fixed maturity securities:
Principal	$ 35	$ 74	$ 57	$ 76	$ 132	$ 1,643	$ 2,017	$ 2,084	$ 1,378
Weighted average interest rate	4.70%	5.71%	5.14%	5.93%	5.41%	6.02%	5.91%
Mortgage loans:
Principal	$ 608	$ 639	$ 473	$ 582	$ 877	$ 3,032	$ 6,211	$ 5,863	$ 5,946
Weighted average interest rate	5.99%	5.94%	5.88%	5.94%	5.57%	6.10%	5.97%

Liabilities
Individual deferred fixed annuities:
Principal	$ 700	$ 619	$ 603	$ 656	$ 417	$ 1,666	$ 4,661	$ 4,921	$ 4,605
Weighted average crediting rate	3.60%	3.44%	3.35%	2.99%	2.96%	2.94%
Group pension deferred fixed annuities:
Principal	$ 1,691	$ 1,474	$ 1,153	$ 1,013	$ 900	$ 5,643	$ 11,874	$ 12,678	$ 11,572
Weighted average crediting rate	3.75%	3.60%	3.48%	3.36%	3.28%	3.23%
Funding agreements backing MTNs:
Principal	$ 504	$ 289	$ -	$ -	$ -	$ -	$ 793	$ 816	$ 1,679
Weighted average crediting rate	4.34%	4.64%	-	-	-	-	-
Immediate annuities:
Principal	$ 67	$ 58	$ 50	$ 43	$ 37	$ 216	$ 471	$ 558	$ 460
Weighted average crediting rate	6.49%	6.54%	6.60%	6.66%	6.73%	6.80%
Short-term debt:
Principal	$ 300	$ -	$ -	$ -	$ -	$ -	$ 300	$ 300	$ 150
Weighted average interest rate	0.35%	-	-	-	-	-	0.35%
Long-term debt:
Principal	$ -	$ -	$ -	$ -	$ -	$ 978	$ 978	$ 1,039	$ 723
Weighted average interest rate	-	-	-	-	-	7.67%	7.67%

	Estimated year of maturities/repayments							2010	2009
						There-		Fair	Fair
(in millions, except settlement prices)	2011	2012	2013	2014	2015	after	Total	Value	Value
Derivative Financial Instruments
Interest rate swaps:
Pay fixed/receive variable:
Notional value	$ 1,350	$ 1,309	$ 917	$ 1,091	$ 855	$ 6,181	$ 11,703	$ (68)	$ 101
Weighted average pay rate	3.79%	2.18%	2.23%	2.77%	2.30%	3.62%	3.19%
Weighted average receive rate1	0.38%	0.31%	0.30%	0.30%	0.30%	0.30%	0.31%
Pay variable/receive fixed:
Notional value	$ 1,039	$ 1,153	$ 1,107	$ 606	$ 1,018	$ 5,967	$ 10,890	$ 189	$ 32
Weighted average pay rate1	0.42%	0.33%	0.29%	0.29%	0.34%	0.29%	0.31%
Weighted average receive rate	3.18%	1.59%	2.59%	2.74%	2.66%	3.80%	3.22%
Pay fixed/receive fixed:
Notional value	$ 24	$ 11	$ 22	$ -	$ -	$ 79	$ 136	$ (11)	$ (30)
Weighted average pay rate	6.69%	4.70%	4.54%	-	-	5.04%	5.21%
Weighted average receive rate	5.12%	6.10%	5.86%	-	-	6.32%	6.02%
Credit default swaps sold:
Notional value	$ 6	$ 3	$ 10	$ -	$ -	$ -	$ 19	$ 1	$ (2)
Weighted average receive rate	3.55%	6.00%	1.39%	-	-	-	2.80%
Credit default swaps purchased:
Notional value	$ 1	$ -	$ 15	$ -	$ -	$ 2	$ 18	$ -	$ -
Weighted average pay rate	5.00%	-	1.75%	-	-	2.10%	1.88%
Total return swaps2:
Notional value	$ 2,174	$ -	$ -	$ -	$ -	$ -	$ 2,174	$ (11)	$ (7)
Embedded derivatives:
Notional value	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ (226)	$ (313)
Equity futures:
Short positions:
Contract amount/notional value	$ 1,112	$ -	$ -	$ -	$ -	$ -	$ 1,112	$ (20)	$ (10)
Weighted average settlement price	$ 1.18	$ -	$ -	$ -	$ -	$ -	$ 1.18
Long positions:
Contract amount/notional value	$ 6	$ -	$ -	$ -	$ -	$ -	$ 6	$ -	$ -
Weighted average settlement price	$ 1.22	$ -	$ -	$ -	$ -	$ -	$ 1.22
Option contracts
Long positions:
Contract amount/notional value	$ 823	$ 372	$ 498	$ 274	$ 184	$ 338	$ 2,489	$ 212	$ 331
Weighted average settlement price	$ 1.11	$ 1.30	$ 1.26	$ 1.34	$ 1.24	$ 1.29	$ 1.23
________

1	Variable rates are generally based on 1, 3 or 6-month U.S. LIBOR and reflect the effective rate as of December 31, 2010.
2	Total return swaps are based on the Europe, Australasia and Far East Index from Morgan Stanley Capital International (“EAFE Index”).

Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table on the proceeding page are as follows:

Mortgage backed securities and other asset backed securities:  The year of maturity is determined based on the terms of the securities and the current estimated rate of prepayment of the underlying pools of mortgages or assets.  The Company limits its exposure to prepayments by purchasing less volatile types of mortgage-backed securities and asset-backed securities investments.

Corporate bonds and other fixed maturity securities and mortgage loans:  The maturity year is that of the security or loan.

Individual deferred fixed annuities:  The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms.  Individual deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the deposits made and assessed at declining rates during the first seven years after a deposit is made.  Individual deferred fixed annuities included $0.8 billion of participating group annuity contracts in 2010 ($1.0 billion in 2009) were in contracts where the crediting rate is guaranteed for a set term.  As of December 31, 2010, individual deferred fixed annuity general account liabilities totaling $4.3 billion ($4.0 billion in 2009) were in contracts where the crediting rate is reset periodically with portions resetting in each calendar quarter, and $572 million that reset annually in 2010 compared to $856 million in 2009.  Individual fixed annuity policy reserves of $1.5 billion in 2010 ($1.5 billion in 2009) were in contracts that adjust the crediting rate every five years.  Individual deferred fixed annuity policy reserves of $478 million in 2010 were in contracts that adjust the crediting rate every three years compared to $531 million in 2009.  The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread.  However, for certain individual deferred annuities the crediting rate is also adjusted to partially reflect current new money rates.

Group pension deferred fixed annuities:  The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms.  Included were group annuity contracts representing $11.9 billion and $11.7 billion of general account liabilities as of December 31, 2010 and 2009, respectively, which are generally subject to market value adjustment upon surrender and which also may be subject to surrender charges.  Of the total group deferred fixed annuity liabilities, $5 million ($8 million in 2009) were in contracts where the crediting rate is reset monthly, $10.6 billion ($10.4 billion in 2009) were in contracts where the crediting rate is reset quarterly, $541 million ($474 million in 2009) were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter, and $720 million ($823 million in 2009) were in contracts where the crediting rate is reset annually on January 1.

Funding agreements backing MTNs:  As of December 31, 2010 and 2009, fixed annuity policy reserves of $799 million and $1.7 billion, respectively, relate to funding agreements issued in conjunction with the MTN program where the crediting rate either is fixed for the term of the contract or is variable based on an underlying index.

Immediate annuities:  Non-life contingent contracts in payout status where the Company has guaranteed periodic payments, typically monthly, are included.  The maturity year is based on the term of the contract.

Short-term debt and long-term debt:  The maturity year is the stated maturity date of the obligation.

Derivative financial instruments:  The maturity year is based on the terms of the related contract.  Interest rate swaps include cross-currency interest rate swaps, which are used to reduce the Company’s existing asset and liability foreign currency exposure.  Cross-currency interest rate swaps in place against each foreign currency obligation hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment.  Underlying details by currency therefore have been omitted.  Variable swap rates and settlement prices reflect rates and prices in effect as of December 31, 2010.

Foreign Currency Risk Management

As part of its regular investing activities, the Company may purchase foreign currency denominated investments, generally fixed maturity securities.  These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates.  In an effort to mitigate this risk, the Company uses cross-currency swaps.  As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged asset.

In addition, foreign exchange risks associated with foreign currency-denominated MTNs are managed using cross-currency swaps.

Equity Market Risk

Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company.  As of December 31, 2010, approximately 78% of separate account assets were invested in equity mutual funds (approximately 76% as of December 31, 2009).  Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.  In addition, a decrease in separate account assets may decrease the Company’s expectations of future profit margins due to a decrease in asset fee revenue and/or an increase in guaranteed contract claims, which also may require the Company to accelerate amortization of DAC.

The Company’s long-term assumption for net separate account returns is 7% annual growth.  This analysis assumes no other factors change and that an unlocking of DAC assumptions would not be required.  However, as it does each quarter, the Company would evaluate its DAC balance and underlying assumptions to determine the need for unlocking.  The Company can provide no assurance that the experience of flat equity market returns would not result in changes to other factors affecting profitability, including the possibility of unlocking of DAC assumptions.

Many of the Company’s individual variable annuity contracts offer GMDB features.  A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date.  A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.

In an effort to mitigate this risk, the Company implemented a GMDB economic hedging program for certain new and existing business.  Prior to implementation of the GMDB hedging program in 2000, the Company managed this risk primarily by entering into reinsurance arrangements.  The GMDB economic hedging program is designed to offset changes in the economic value of the designated GMDB.  Currently the program shorts S&P 500 Index futures, which provides an offset to changes in the value of the designated obligation.  The futures are not designated as hedges and, therefore, hedge accounting is not applied.  The Company’s economic and accounting hedges are not perfectly offset.  Therefore, the hedging activity is likely to lead to earnings volatility.  As of December 31, 2010 and 2009, the Company’s net amount at risk was $1.6 billion and $3.8 billion before reinsurance, respectively, and $1.3 billion and $3.1 billion net of reinsurance, respectively.  As of December 31, 2010 and 2009, the Company’s reserve for GMDB claims was $46 million and $67 million, respectively, net of reinsurance.

The Company also offers certain variable annuity products with GMAB, GLWB and hybrid GMAB/GLWB riders (collectively referred to as living benefits).  A GMAB provides the contractholder with a guaranteed return of premium, adjusted proportionately for withdrawals, after a specified time period (5, 7 or 10 years) selected by the contractholder at the time of issuance of a variable annuity contract.  In some cases, the contractholder also has the option, after a specified time, to drop the rider and continue the variable annuity contract without the GMAB.  The design of the GMAB rider limits the risk to the Company in a variety of ways including asset allocation requirements, which serve to reduce the Company’s potential exposure to underlying fund performance risks.  Specifically, the terms in the GMAB rider limit policyholder asset allocation by either (1) requiring partial allocation of assets to a guaranteed term option (a fixed rate investment option) and excluding certain funds that are highly volatile or difficult to hedge or (2) requiring all assets be allocated to one of the approved asset allocation funds or models defined by the Company.

Equity Market Risk Management:  These living benefit features represent embedded derivatives in variable annuity contracts that are required to be separated from, and valued apart from, the host variable annuity contracts.  The embedded derivatives are carried at fair value. Subsequent changes in the fair value of these embedded derivatives are recognized in earnings as a component of net realized investment gains and losses.  The fair value of these embedded derivatives is calculated based on a combination of capital market and actuarial assumptions.  Projections of cash flows inherent in the valuation of the embedded derivative incorporate numerous assumptions including, but not limited to, expectations of contract holder persistency, contract holder withdrawal patterns, risk neutral market returns, correlations of market returns and market return volatility.  The Company believes the impact of claims is expected to be mitigated by its economic hedging program.

These products and related obligations expose the Company to various market risks, predominately interest rate and equity risk.  Adverse changes in the equity markets or interest rate movements expose the Company to significant volatility.  To mitigate these risks and hedge the living benefit obligations, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps.

Inflation

The rate of inflation did not have a material effect on the revenues or operating results of the Company during 2010, 2009 or 2008.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors of the Registrant

Name	Age	Date Service Began

Timothy G. Frommeyer	46	January 2009
Peter A. Golato	57	January 2009
Stephen S. Rasmussen	58	January 2009
Mark R. Thresher	54	January 2009
Kirt A. Walker	47	December 2009

For biographical information on Messrs. Frommeyer, Golato, Rasmussen, Thresher, and Walker, please see the information provided below in “Executive Officers of the Registrant.”

Executive Officers of the Registrant

Name	Age	Position with NLIC

Stephen S. Rasmussen	58	NMIC Chief Executive Officer1
Kirt A. Walker	47	President and Chief Operating Officer
Patricia R. Hatler	56	Executive Vice President–Chief Legal and Governance Officer
Matthew Jauchius	41	Executive Vice President – Chief Marketing and Strategy Officer
Michael C. Keller	51	Executive Vice President–Chief Information Officer
Gale V. King	54	Executive Vice President–Chief Human Resources Officer
Mark R. Thresher	54	Executive Vice President–Finance
Anne L. Arvia	47	Senior Vice President–NW Retirement Plans
John L. Carter	46	Senior Vice President–Distribution and Sales
Roger A. Craig	48	Senior Vice President–Division General Counsel and Assistant Secretary
Timothy G. Frommeyer	46	Senior Vice President–Chief Financial Officer
Peter A. Golato	57	Senior Vice President–Individual Protection Business Head
Harry H. Hallowell	50	Senior Vice President–Chief Investment Officer
Eric S. Henderson	48	Senior Vice President–Individual Investments Business Head
Michael J. Mahaffey	38	Senior Vice President–Chief Risk Officer
Kai V. Monahan	43	Senior Vice President–Internal Audit
Steven C. Power	53	Senior Vice President–Nationwide Financial
Michael S. Spangler	44	Senior Vice President–President, Nationwide Investment Management Group
__________
1	NMIC is our ultimate parent company; however, Mr. Rasmussen does not serve as NLIC's chief executive officer.

Business experience for each of the individuals listed in the previous table is set forth below:

Stephen S. Rasmussen has been the Nationwide enterprise chief executive officer since February 2009.  He previously served as the President and Chief Operating Officer of NMIC and Executive Vice President of NLIC from September 2003 to February 2009.  He has served as a director of NLIC since January 2009.

Kirt A. Walker has been President and Chief Operating Officer and a director of NLIC since December 2009.  Previously, Mr. Walker was President and Chief Operating Officer–Nationwide Insurance of NMIC since March 2009.  Prior to that time, he served as President, Nationwide Insurance Exclusive Operations of NMIC from November 2008 to March 2009; President, Nationwide Insurance Eastern Operations of NMIC from March 2006 to October 2008; and President, Allied Insurance of NMIC from September 2003 to February 2006.  Mr. Walker has been with Nationwide since 1986.

Patricia R. Hatler has been Executive Vice President–Chief Legal and Governance Officer of NLIC since December 2004.  Previously, Ms. Hatler served as Executive Vice President and General Counsel from October 2004 to December 2004.

Matthew Jauchius has been Executive Vice President–Chief Marketing and Strategy Officer since December 2010.  Prior to that time, he was Senior Vice President–Chief Strategy Officer and OCEO Administration from April 2009 to December 2010 and served as Vice President–PCIO Strategy for NMIC from April 2007 to April 2009, and Vice President–Strategic Planning for NMIC from June 2006 to April 2007.  Prior to that time, Mr. Jauchius was Associate Principal with McKinsey & Company from September 1998 to June 2006.

Michael C. Keller has been Executive Vice President–Chief Information Officer of NLIC since August 2001.  Mr. Keller has been Executive Vice President–Chief Information Officer of several other Nationwide companies since June 2001.

Gale V. King has been Executive Vice President–Chief Human Resources Officer of NLIC since February 2009.  Previously, she was Senior Vice President–Property and Casualty Human Resources of NMIC from October 2003 to February 2009.  Ms. King has been with Nationwide since 1983.

Mark R. Thresher has been Executive Vice President–Finance of NLIC since December 2009 and has served as a director of NLIC since January 2009.  Prior to that time, he was President and Chief Operating Officer of NLIC from May 2004 to December 2009.

Anne L. Arvia has been Senior Vice President–NW Retirement Plans of NLIC since November 2009.  Previously, she was Senior Vice President–Nationwide Bank from September 2006 to October 2009.  Prior to joining Nationwide Bank, Ms. Arvia served as the Chief Executive Officer of ShoreBank, a community and environmental bank, from May 2002 to August 2006.

John L. Carter has been Senior Vice President–Distribution and Sales of NLIC and President of Nationwide Financial Distributors, Inc., as well as Senior Vice President of several other Nationwide companies, since November 2005.

Roger A. Craig has been Senior Vice President–Division General Counsel and Assistant Secretary of NLIC since August 2007, and Senior Vice President–Division General Counsel of several other Nationwide companies since July 2007.  Previously, Mr. Craig served several Nationwide companies as Vice President–Division General Counsel from October 2004 to August 2007.

Timothy G. Frommeyer has been Senior Vice President–Chief Financial Officer of NLIC and several other Nationwide companies since November 2005, and has served as a director of NLIC since January of 2009.

Peter A. Golato has been Senior Vice President–Individual Protection Business Head of NLIC and several other Nationwide  companies since May 2004, and has served as a director of NLIC since January 2009.

Harry H. Hallowell has been Senior Vice President–Chief Investment Officer of NLIC since January 2010.  Previously, Mr. Hallowell served as Senior Vice President and Treasurer of NLIC and several other Nationwide companies from January 2006 through December 2009.

Eric S. Henderson has been Senior Vice President–Individual Investments Business Head of NLIC and several other companies within Nationwide since August 2007.  Previously, Mr. Henderson served as Vice President and Chief Financial Officer–Individual Investments from August 2004 to August 2007.

Michael W. Mahaffey has been Senior Vice President–Chief Risk Officer of NLIC and several other Nationwide companies since November 2008.   Prior to that time, he was Vice President–Enterprise Risk Management of NMIC from 2007 to 2008, and Associate Vice President–Enterprise Risk Management of NMIC from 2005 to 2007.

Kai V. Monahan has been Senior Vice President–Internal Audit of NLIC and several other Nationwide companies since November 2008.  Previously, Mr. Monahan was a Partner in Ernst & Young's Business Risk Services practice from 2004 to 2008.

Steven C. Power has been Senior Vice President–President, Nationwide Securities since January 2010.  Previously, Mr. Power was President and CEO of NatCity Investments, Inc., a wholly owned subsidiary of National City Corporation, from July 2004 to April 2009.

Michael S. Spangler has been Senior Vice President–President, Nationwide Investment Management Group since May 2008.  Previously, Mr. Spangler was Managing Director at Morgan Stanley from May 2004 to June 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our mission is to create value for customers and businesses by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high quality products.  We motivate our executives to achieve these goals, in part, by delivering direct rewards, including base salary, short-term and long-term incentives and other benefits and perquisites, using compensation programs based substantially on sustained financial performance.  Payments will increase or decrease to the extent we meet our performance expectations.  The discussion offered below is intended to show how:

•	our financial planning process leads to financial objectives;

•	we translate financial and individual objectives into incentive opportunities;

•	we consider individual performance and use other discretionary factors to create flexibility in our compensation programs; and

•	we think about both the level and form of these rewards, which we believe helps us to attract and retain the executive talent we believe necessary to create value for our customers.

NMIC Human Resources Committee

Our board relies on the human resources committee of the NMIC board of directors for compensation decisions.  The NMIC human resources committee’s primary purpose is to discharge the responsibilities of the NMIC board of directors as to the compensation of our executive officers and the executive officers of our parent company and affiliates.  Other duties of the NMIC human resources committee include carrying out the board of directors’ oversight responsibilities by reviewing our human resources, compensation and benefit practices.

The operation of the NMIC human resources committee is outlined in a charter that has been adopted by the NMIC board of directors.  The charter provides that the NMIC human resources committee’s duties include, among other things:

•	establishment of an overall compensation philosophy;

•	oversight and review of human resources programs for directors, executive officers and employees; and

•
responsibility for approval of salaries, incentive compensation plans and plan awards under such plans for certain executive officers, including those named in the “Summary Compensation Table for 2010,” which we refer to as the “named executive officers.”

The NMIC human resources committee met nine times during 2010.

Compensation Consultants

The NMIC human resources committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation and has the power to retain independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC human resources committee’s scope of responsibilities.  The NMIC human resources committee has retained Pearl Meyer & Partners, or “PM&P,” to be their compensation consultant.  PM&P consultants attend NMIC human resources committee meetings in order to provide information and perspective on competitive compensation practices and to raise issues management and/or the NMIC human resources committee should address.  Management, at times, directed PM&P to prepare additional materials in support of committee agendas, which may have included data, analysis and any supporting background material needed for the discussions.  PM&P also recommended pay program and compensation changes.  Upon request of the NMIC human resources committee, members of management also attended these meetings in order to provide information or expertise.  When the NMIC human resources committee met in executive session, certain members of management and PM&P attended on an as needed basis.  PM&P does not provide any other services to NMIC or its affiliates.

Role of Executives in Establishing the Compensation of our Named Executive Officers

Management reviews the compensation of all of our executive officers annually.  In addition, during 2010, management submitted the compensation of Messrs. Walker, Frommeyer, Rasmussen, Carter and Golato to the NMIC human resources committee for review and approval.  Mr. Rasmussen’s compensation was reviewed by the NMIC human resources committee and was also reviewed and approved by the full board.  The NMIC human resources committee’s review included the compensation targets, payments and individual performance contributions of our named executive officers.

Compensation Objectives and Philosophy

The NMIC human resources committee believes the compensation programs for executive officers should support our business strategies and operate within a competitive framework.  In addition, the NMIC human resources committee determines compensation based on our overall financial results, as well as individual and group contributions that help build value for stakeholders.  Our compensation programs are designed to drive desired behaviors in our executive officers using a mix of compensation elements to satisfy the personal and financial needs of our current and future workforce given existing business conditions and cost constraints.  Our board of directors is committed to this compensation philosophy.  The objectives of our compensation programs are to:

•	maintain a link between pay and performance;

•	ensure a substantial percentage of executive compensation is contingent upon both our performance and each executive officer’s individual performance;

•	attract, retain and motivate top-caliber executive officers;

•	offer compensation that is competitive in level and form; and

•	motivate executive officers to focus on the customer experience.

The following table illustrates our primary compensation components and the intended links to our objectives:

Compensation element	Description	Links to objectives

Base Salary	Cash compensation that is a fixed component of total compensation.
• attract and retain top-caliber executive talent
• recognize and reward executive officers’ skills, competencies, experience, job responsibilities and individual performance against pre-established objectives
• provide a competitive level of compensation for the day-to-day performance of ordinary job duties

Annual Incentive	Cash payments awarded after the completion of a one-year performance period.	• reward executives for achieving objective annual performance goals • recognize performance on individual objectives relative to the performance of other executive officers

Long-Term Incentive	Cash awards based on performance over multiple years and subject to forfeiture.
• reward executives for sustained long-term performance
• retain and motivate executives to ensure business stability and success
• recognize the achievement of performance objectives that drive long-term success and create value in Nationwide
• maintain a substantial portion of incentives earned in previous years at risk of forfeiture depending on future sustained financial growth
• create a link between Nationwide Financial Services, Inc., or “NFS”, our direct parent company, and Nationwide to better facilitate a shared business model

Perquisites and Benefits	Includes pension plans, deferred compensation plans and personal perquisites.	• attract and retain top-caliber executive talent • provide income after retirement and enable saving of income for retirement

Organizational Structure with Respect to Compensation Decisions

Our named executive officers provide services to other Nationwide companies in addition to NLIC.  Decisions regarding their  total compensation levels are made by the NMIC human resources committee with respect to their roles within NFS and NMIC, as applicable, and the NMIC human resources committee reviews and approves the total compensation paid to them.  The NMIC human resources committee does not consider the roles of named executive officers with respect to NLIC in determining total compensation.  Instead, the portion of total compensation for our named executive officers paid by us was pursuant to a cost-sharing agreement among several Nationwide companies, which allocated the portion of compensation used to determine our named executive officers.  The remainder of their compensation was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.  Amounts we disclose in this report reflect only compensation allocated to and paid by NLIC; however, performance is measured at the NFS and/or enterprise level, which includes NLIC performance, when determining compensation for our named executive officers. As a result, metrics and results discussed herein will refer to NFS or enterprise metrics and results as applicable.  Previous filings in which compensation was reported for Messrs. Walker, Frommeyer, Rasmussen and Carter showed the compensation amounts paid for by NFS, which was used to determine the named executive officers in those filings.  The methodology we use for the allocation of compensation paid to our named executive officers varies by officer and the type of compensation and is discussed in more detail in “2010 Compensation Programs Design and Implementation.”

Benchmarking and Compensation Target-Setting Process

Competitive market data is an important tool the NMIC human resources committee used to make decisions on compensation.  The NMIC human resources committee compared our compensation practices to companies that compete with NMIC for customers, capital and executive officers, and are similar to NMIC in size, scope, and/or business focus.  Our market data sources included:

•
companies in two peer groups that the NMIC human resources committee identified to provide a holistic view of the competitive market, consisting of 22 companies in the insurance and broader financial services industry (“Industry Comparator Group”) and a general industry comparator group consisting of a subset of Fortune 500 public companies ranked from 99 to 149 (“Fortune Comparator Group”); and

•	companies that participate in commercially available financial services industry and general industry surveys.

The insurance companies in the Industry Comparator Group are:

• Met Life, Inc.	• Principal Financial Group, Inc.	• CNA Financial Corp
• Prudential Financial, Inc.	• Travelers Cos, Inc.	• Unum Group
• Hartford Financial Services	• Genworth Financial, Inc.	• Chubb Corp
• Lincoln National Corp.	• AFLAC, Inc.	• Progressive Corp-Ohio
• Allstate Corp

The banks in the Industry Comparator Group are:

• PNC Financial Services Group, Inc.	• BB&T Corp	• KeyCorp
• Sun Trust Banks, Inc.	• American Express Co.	• Northern Trust Corp
• State Street Corp	• Fifth Third Bancorp	• Comerica, Inc.

The surveys used with respect to the financial services industry are:

•	Diversified Insurance Study of Executive Compensation, Towers Perrin, 2009, which we refer to as the “Towers Perrin Diversified Insurance Study”

•	Towers Perrin Global Financial Services Studies Executive Database, Towers Perrin, 2009, which we refer to as the “Towers Perrin Financial Services Database”

•	US Property and Casualty Insurance Compensation Survey Report, Mercer HR Consulting, 2009, which we refer to as the “Mercer Compensation Report”

•	Financial services companies who participate in the Hewitt Total Compensation Measurement (TCM) Executive, 2009, which we refer to as the “Hewitt Executive Survey”

The survey used with respect to the general industry is:

•	Towers Perrin U.S. CDB General Industry Executive Database, 2009, which we refer to as the “Towers Perrin General Industry Survey”

The surveys cover companies comparable in size to NMIC and we did not rely on any one company or any single survey source.  We used market data specific to the financial services industry, if available, for the named executive officers because the NMIC human resources committee believed it was appropriate to compare our positions to others that require similar skills, knowledge and experience.  We used general industry data for positions that require broad skills that are not unique to the financial services industry, such as the NMIC Chief Executive Officer and our Chief Financial Officer.  Of the sources available to us, including proxy statements of other companies and commercially available surveys, we used the sources we believe have the best matches for our positions.  We generally target pay at the market median because we believe that targeting the median is necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median.  Annually, we participate in a talent planning process to:

•	anticipate talent demands and identify implications;

•	identify critical roles;

•	conduct talent assessments; and

•	identify successors for critical roles.

The data gathered during this process helps us identify what we refer to as “benchmark plus” executives or roles for which we will manage total compensation up to the 75th percentile of the market data, primarily by increasing the short-term and long-term incentive targets as a percent of salary.  These positions may be those that lead a new business initiative or lead a significant business or enterprise initiative that directly impacts core strategic initiatives that are identified in the overall Nationwide business strategy.

Actual pay will vary based on actual results compared to goals.  Executive officers can earn top-quartile pay for results that significantly exceed the business plan and/or expectations with respect to individual performance objectives, and they can earn bottom-quartile pay for results that fail to meet acceptable performance standards.

The following table identifies the target compensation levels, a comparison of our target total compensation to the respective market target compensation level, and the rationale for providing total compensation at those levels.

Name	Market target total compensation level	Named executive officer target total compensation market percentiles	Rationale

Kirt A. Walker	Market median	Less than the 25th percentile	Mr. Walker is new to his role and to his level in the organization.

Timothy G. Frommeyer	75th percentile	75th percentile
The complexity of Mr. Frommeyer’s role as our Chief Financial Officer and board member, his responsibilities to the NMIC board of directors and many internal and external stakeholders, led NMIC to apply benchmark plus principles and target his compensation at the 75th percentile, consistent with NMIC’s talent management guidelines.

Stephen S. Rasmussen	Market median	35th percentile	This is a competitive level of compensation relative to the market data and his tenure in his role, which he assumed in 2009.

John L. Carter	Market median	65th percentile
Market data for total direct compensation, which is based on actual paid compensation, sharply declined for this position from 2008 to 2009; therefore, Mr. Carter’s target compensation level increased relative to the market median.

Peter A. Golato	Market median	35th percentile	This is a competitive level of compensation relative to the scope of Mr. Golato’s role as compared to the market data and as compared to his peers, who manage other business lines in NFS.

In 2010, the NMIC human resources committee determined the total compensation targets for the named executive officers, which are benchmarked to the competitive external market as well as the individual elements that are distributed among base salary, annual incentive and long-term incentive.  We adjust targets for company and individual performance in order to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers.  We have different review procedures depending on the level and role of the executive officer.  For top-tier executive officers, including Messrs. Rasmussen and Walker, PM&P prepared a summary of competitive market data that the NMIC human resources committee used in making compensation decisions.  This provided a more impartial frame of reference for these executive officers.  For all other named executive officers, our internal compensation department summarized the competitive market data and provided the information to senior management and the NMIC human resources committee, as needed, for review and use in decision making.  The following is an overview of these review procedures:

Kirt A. Walker

PM&P prepared a market analysis for Mr. Walker, our President and Chief Operating Officer, which included a summary of the 25th, median and 75th percentile market data and covered the following compensation elements: base salary, annual bonus and total annual cash, and long term incentives and total direct compensation.  The analysis took into account the size and complexity of his job, as measured by assets managed, compared to the market data.  Other factors PM&P evaluated when determining individual competitiveness included:

•	the degree to which the market data consists of sources of executive talent for the company;
•	the comparability of Mr. Walker’s job responsibilities to benchmark job responsibilities;
•	Mr. Walker’s experience, tenure and performance; and
•	the responsibilities of Mr. Walker’s position, internal equity and strategic importance to the company.
PM&P also presented an aggregate analysis of the competitiveness of all of Mr. Rasmussen’s direct reports with respect to the market median, and the NMIC human resources committee considered this in addition to Mr. Rasmussen’s recommendation in approving Mr. Walker’s  base salary and incentive target levels for 2010.

Timothy G. Frommeyer and Peter A. Golato

The NMIC human resources committee reviewed and approved an executive compensation structure that was developed and proposed by our internal compensation department, and reviewed by PM&P, for Timothy G. Frommeyer, our Chief Financial Officer, and Peter A. Golato, our Senior Vice President–Individual Protection Business Head.  This structure is based on aggregate market data for all executive positions in Nationwide that have salary survey matches represented in the surveys used for compensation management.  The executive compensation structure consists of salary bands with corresponding base salary ranges, annual incentive percentage ranges, and long term incentive ranges for jobs at similar levels.  For 2010 base salary and incentive targets, the NMIC human resources committee reviewed Mr. Frommeyer’s and Mr. Golato’s placement within these ranges, the relationship between their current compensation levels and the market data, Mr. Frommeyer’s identification through the talent planning process as a benchmark plus role and a summary of Mr. Frommeyer’s and Mr. Golato’s accomplishments in 2009.  The NMIC human resources committee also considered recommendations from Mr. Walker,  as well as our former President and Chief Operating Officer, who is now in another role within NMIC, in considering 2010 base salary adjustments and incentive target levels.

Stephen S. Rasmussen

For Mr. Rasmussen, the NMIC Chief Executive Officer, PM&P summarized the median market data for the position and explained any adjustments that may be necessary to maintain median or competitive compensation for all of these elements.  For 2010, the NMIC human resources committee’s final decision on pay targets was subject to the NMIC board of directors’ assessment of Mr. Rasmussen’s 2009 performance.  PM&P provided recommendations for Mr. Rasmussen’s 2010 compensation program and met with the NMIC human resources committee, who determined a recommendation for Mr. Rasmussen’s  compensation targets.  The NMIC human resources committee’s recommendation was reviewed and approved by the full NMIC board of directors.

John L. Carter

For Mr. Carter, our Senior Vice President—Distribution and Sales, the NMIC human resources committee reviewed market data for his position, his 2009 annual performance evaluation, a summary of his accomplishments for 2009 and the recommendations of Mr. Walker, as well as our former President and Chief Operating Officer.  Based on this information, the NMIC human resources committee approved his base salary adjustment and his sales incentive plan and incentive target levels for 2010.

Pay Mix

We compensate executive officers through a mix of base salary, annual incentive, long-term incentive, benefit plans, perquisites and deferred compensation plans.  The plans and the target opportunities for base salary, annual incentives and long-term incentives are reviewed annually by the NMIC human resources committee to ensure that both total compensation and the mix of pay elements are competitive.  This helps to ensure that we continue to retain talent in key areas and provides a framework for recruiting new talent.  The NMIC human resources committee also reviews whether the goals reflect an adequate level of company performance.

We determine an appropriate mix of pay elements by using the market data trends as a guideline. However, in practice, we may adjust individual components above or below the mix represented in the market data while maintaining the recommended target total compensation range.  Some of the reasons we may deviate from the mix of elements represented in market data include:

•	recruiting needs based on compensation received in previous positions;

•	year-to-year variation in the market data that indicates that the market data may be volatile;

•	differences between the responsibilities of our position and the positions represented in the market data; and

•	a desire to change the alignment of our incentives between short-term and long-term goals for particular positions.

For 2010, the above analysis resulted in the following allocated target compensation levels for the named executive officers:

Name1	Base salary (percentage of target total compensation)	Target annual incentive percentage (percentage of target total compensation)	Target long- term incentive (percentage of target total compensation)	Total compensation target	Percentage of total target attributed to target incentives

Kirt A. Walker	$355,411 (33%)	75% (25%)	$401,830 (42%)	$991,764	67%
Timothy G. Frommeyer	$232,187 (35%)	65% (23%)	$58,623 (42%)	$323,120	65%
Stephen S. Rasmussen	$140,040 (13%)	150% (19%)	$757,440 (68%)	$1,110,510	87%
John L. Carter	$302,636 (35%)	100% (34%)	$226,267 (31%)	$778,768	65%
Peter A. Golato	$291,159 (40%)	65% (26%)	$203,399 (34%)	$651,272	60%
__________

1
Dollar amounts shown represent the amounts allocated to us under the cost-sharing agreement.  Percentages are calculated based on the total compensation elements, including unallocated amounts that are not shown in the table.

The elements summarized in the table above illustrate the following points relative to our executive compensation philosophy:

•
Consistent with market practices, a relatively small percentage of the total compensation is distributed as base salary, as compensation should be delivered to our named executive officers based on performance.

•	A substantial percentage of the total compensation is incentives, delivered through a mix of annual and long-term incentive programs.

•
Consistent with market trends, our most senior executives have a significant portion of total compensation weighted toward long-term incentives, which are focused on achievements over multiple years and most closely align with building sustained value.

We chose to exercise judgment and deviate from the above principles for the following executives for the following reasons:

•
Mr. Carter’s annual and long-term incentives are relatively equally distributed, as his role is more heavily focused on current-year achievements, goals and objectives than other members of NFS’ management team, whose incentives are more focused on NFS’ broader financial measures.

•	Mr. Golato’s salary reflects a larger percentage of the total target compensation to reflect the market data trend for that position.

2010 Compensation Programs Design and Implementation

We discuss the following items in this section:

•	what we intend to accomplish with our compensation programs;

•	why we provide each element of compensation;

•	how we determine the amount for each element of compensation; and

•	the impact of performance on compensation.

The principal components of 2010 compensation for our named executive officers are salary and annual and long-term incentives.  Each component of compensation serves a different purpose, as discussed in “Compensation Objectives and Philosophy.”

Salary

Our overall pay philosophy is to establish base salaries that are generally at the median of the appropriate market data.
In determining adjustments to the named executive officers’ salaries for 2010, the NMIC human resources committee evaluated the following:

•	salaries for comparable positions in the marketplace, taking scope of responsibility into account;

•	NMIC and NFS’s recent financial performance, both overall and based on key financial indicators;

•	the annual performance evaluation of each executive officer compared to previously established objectives; and

•	management recommendations.

Mr. Rasmussen’s base salary was allocated to NFS using the percentage that NFS’s operating revenue contributes to the NMIC enterprise’s total operating revenue.  We allocated 100% of the base salary for all other named executive officers to NFS since these named executive officers primarily support this business unit.  Salary was further allocated to us as follows:

•
Base salaries for Messrs. Frommeyer and Rasmussen were allocated using a variety of different factors including policies in-force, new policy counts, premiums, commissions, time studies and revenue, excluding one-time, unusual or unrelated expenses.

•	Base salary for Mr. Walker was allocated using policy in-force counts from various NFS business segments.

•	Base salary for Mr. Carter was allocated using new policy counts from various NFS business segments.

•	Base salary for Mr. Golato was allocated using policy in-force counts from the NFS individual protection business segment.

Allocated base salary rates for the named executive officers, excluding Mr. Walker, whose 2009 salary was not allocated to us, increased by a weighted average of 3.4% in 2010.  The NMIC human resources committee established unallocated base salary rates consistent with the philosophy, objectives and factors described above.  The overall allocated salary increase percentage reflects the impact of competitive market data, individual and company performance and changes in the allocation rates from 2009 to 2010, and enables us to maintain competitive salaries.

The table below identifies the percentage increase or decrease in allocated base salary for the named executive officers in 2010 as compared to 2009.  The table also sets forth the reasons for the change.

Name	% Change	Rationale

Kirt A. Walker	n/a
Mr. Walker was promoted to his current position at the end of 2009.  Since he supported another NMIC business unit for most of 2009, none of his 2009 compensation was allocated to us, and therefore the percentage change is not applicable.

Timothy G. Frommeyer	-2.8%
Mr. Frommeyer exceeded his 2009 performance expectations compared to pre-established objectives with respect to educating the NMIC board on NFS’ products and risk mitigation tools, strategic capital actions, 2010 strategy development, expense reduction and developmental coaching for his team.  His base salary was at a competitive level with respect to his market data and did not change, however his allocation percentage declined from 2009 to 2010.

Stephen S. Rasmussen	39.6%
Mr. Rasmussen exceeded expectations on his 2009 strategic objectives, and a market adjustment was necessary to move his salary closer to the median of the market data since he was relatively new to the role in 2009.  His allocation percentage also increased from 2009 to 2010.

John L. Carter	4.2%
Mr. Carter exceeded his 2009 performance expectations compared to pre-established objectives with respect to sales objectives, organizational re-design including increased responsibilities, refinement of the distribution strategy, sales personnel retention and associate engagement, and realigning the mutual fund distribution strategy.  His percentage change reflects these accomplishments as well as an increase to his allocation percentage.

Peter A. Golato	-4.4%
Mr. Golato achieved his 2009 performance expectations compared to pre-established objectives with respect to life sales expansion, exceeding plan on premium and policy count objectives, new product development and interim responsibility for another business unit.  His salary increase was offset by a decrease to his allocation percentage.

Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data.  We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs and executive performance, however we are unable to compare allocated salaries to benchmark data as competitive market data does not recognize an allocated structure.

Annual Incentive: Performance Incentive Plan and Sales Incentive Plan

In 2010, we used annual incentive plans to provide a substantial portion of at-risk pay to our named executive officers, which promoted our pay-for-performance philosophy.  These plans provide participants with direct financial rewards in the form of annual incentives the participants earn subject to the achievement of key financial and strategic objectives.  Plan metrics vary based on each executive officer’s role and are discussed in more detail below.  The annual incentive design fulfills the following objectives:

•	emphasizes a one-company culture while recognizing the need to maintain some business unit focus;

•	focuses on the Nationwide customer experience; and

•	aligns incentive plans between associates and management.

In 2010, the NMIC human resources committee set specific company performance measures; goals for threshold, plan and outstanding results; and weightings for each measurement area under each annual incentive plan in which the named executive officers participate.  The NMIC human resources committee approved a target incentive award opportunity as a percentage of base salary for each participant and the NMIC human resources committee approved all payments made under these plans.  We base our target incentive award opportunities on our executive officers’ responsibilities, their value to us and the competitive market data for similar positions.  The use of this market data is discussed in “Compensation Objectives and Philosophy.”

We allocated annual incentives for Messrs. Frommeyer and Rasmussen to NFS using the percentage that NFS’ operating revenue contributes to the NMIC enterprise’s total operating revenue.  We allocated 100% of the annual incentives for the other named executive officers to NFS.  Annual incentives were further allocated to us using a variety of different factors including policies in-force, new policy counts, premiums, commissions, time studies and revenue, excluding one-time, unusual or unrelated expenses.

Performance Incentive Plan

We make annual payments to certain executive officers under the Performance Incentive Plan, or “PIP”.  In 2010, all of our named executive officers participated in the PIP, with the exception of Mr. Carter, who participated in the Sales Incentive Plan, or “SIP,” for reasons discussed below.  Under the PIP, the participant is assigned a target incentive amount representing a percentage of the participant’s year-end base salary.  The actual amount participants receive under the PIP will be a percentage of the target incentive depending on the achievement of the business and individual performance measures.

Our performance measures under the PIP are based on a broad series of key financial, business and strategic results, as well as individual performance measures.  The specific measures vary by executive officer depending on individual positions and roles.  We determine the annual incentive performance metrics and weights after an analysis of NFS’ financial and strategic goals and those of Nationwide, such as revenue growth, profitability, capital efficiency and strategic objectives.  These are standard financial metrics we use to measure our performance with the exception of the strategic objectives.  When determining performance levels for the PIP payout scale, the NMIC human resources committee considered the probability of attaining performance levels, historical performance and payouts, industry and competitor outlook, run rate trend and plan, and business mix and performance volatility.

For 2010, the NMIC human resources committee authorized the use of discretion by the NMIC Chief Executive Officer to adjust incentive payments by up to plus or minus 25%.  The NMIC Chief Executive Officer can use discretion to determine if the calculated performance score does not reflect the actual accomplishments.  Factors the NMIC Chief Executive Officer may consider include, but are not limited to:

•	changes in industry and competitive conditions that occur after target setting;

•	execution and achievement of key performance indicators that have a longer-term financial impact;

•	performance on key performance indicators, such as customer experience, associate engagement and agency ratings, that may not be reflected in the financial results; and

•	achievement of financial results consistent with Nationwide’s values.

Proposed adjustments greater than plus or minus 25% require the NMIC human resources committee’s approval, as does a final score greater than 250% of the target amount.  The NMIC Chief Executive Officer did not exercise discretion to adjust performance scores that ultimately determined the incentive pool.

We define the financial goals used in the tables below as follows:

•
We calculate property casualty insurance operations direct written premium growth by taking the performance year ending actual direct written premium divided by the previous year ending actual direct written premium minus one.

•	Property and casualty household retained rate is the percentage of defined households with active policies at the beginning of the year that still hold active policies at the end of the year.

•
NFS Sales:  New and renewal production premiums and deposits, previously referred to as “sales,” are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP, including sales as it relates to non-insurance companies.  Management believes that the presentation of new and renewal production premiums and deposits enhances the understanding of our business and helps depict longer-term trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition.

Life insurance premiums determined on a GAAP basis are significantly different than statutory premiums and deposits.  Life insurance premiums determined on a GAAP basis are recognized as revenue when due, as calculated on an accrual basis in proportion to the service provided and performance rendered under the contract.  In addition, many life insurance and annuity products involve an initial deposit or a series of deposits from customers.  These deposits are accounted for as such on a GAAP basis and therefore are not reflected in the GAAP income statement.  On a statutory basis, life insurance premiums collected (cash basis) and deposits received (cash basis) are aggregated and reported as statutory premiums and annuity consideration revenues.

As calculated and analyzed by management, statutory premiums and deposits on individual and group annuities and life insurance products calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and deposits on administration-only group retirement plans and the advisory services program are adjusted as described below to arrive at new and renewal production premiums and deposits.

We report new and renewal production premiums and deposits as net of internal replacements, which we believe provides a more meaningful disclosure of production in a given period.  In addition, our definition of new and renewal production premiums and deposits excludes funding agreements issued under our MTN program; asset transfers associated with large case BOLI and large case retirement plan acquisitions; and deposits into Nationwide employee and agent benefit plans.  Although these products contribute to asset and earnings growth, their production flows potentially can mask trends in the underlying business and thus do not provide meaningful comparisons and analyses.

•
To calculate the NFS weighted lapse rate we first calculate a lapse rate for each business line.  The lapse rate for a business line equals the total dollars withdrawn by customers in 2010 divided by the business line's average total account value for the year.  Each business line's lapse rate is weighted based on the percent that its withdrawals represent of total withdrawals for all business lines.  The sum of the weighted lapse rates for all business lines represents the NFS weighted lapse rate.

For 2010, the NMIC human resources committee approved the following objectives and weights under the PIP for Messrs. Walker, Frommeyer, Rasmussen and Golato.  The target amounts for the PIP vary by executive officer.

2010 PIP Metrics and Performance for Messrs. Walker, Frommeyer, Rasmussen and Golato
	Weights (%)
Metric	Messrs. Walker and Golato	Messrs. Frommeyer and Rasmussen	2010 established business goals	2010 incentive performance results4

Enterprise Consolidated Net Operating Income1	50	50	$1,020,000,000	$1,156,000,000

Customer Enthusiasm Index2	25	25	8.56	8.44

Property and Casualty Insurance Operations Direct Written Premium Growth		7.5	-1.10%	-3.79%

Property Casualty Insurance Operations Household Retained Rate		7.5	88.80%	88.71%

NFS Sales	12.5	5	$16,276,000,000	$16,831,300,000

NFS Weighted Lapse Rate	12.5	5	13.30%	12.62%

Strategic Nonfinancial Objectives3		Up to +/- 25%	Discussed below in “Determination of the Final Annual Incentive Payments”	+12.5% of final objective performance

__________

1
Consists of net operating income for the Nationwide enterprise.  Performance on consolidated net operating income, or “CNOI,” at the .34 level must be achieved in order for payment to be earned on the Customer Enthusiasm Metric.  Payment on CNOI at the .5, or threshold, level must be achieved in order for CNOI, property casualty or NFS metrics to be paid.

2	Mean satisfaction with the company on a scale of one to ten as determined by an external consultant.
3	Applies to Mr. Rasmussen only.
            4  These amounts are unaudited.
Sales Incentive Plan

Mr. Carter participated in the SIP in 2010.  The primary focus of the SIP was on NFS business segment sales results, which represented 85% of his total target incentive.  Mr. Carter participated in the SIP rather than the PIP because he is the leader of the sales organization, and because the SIP was designed with a primary emphasis on results that he directly influences.  These metrics are consistent with prevalent practices for similar roles in the financial services industry.  In addition, 15% of his 2010 scorecard had the same metrics under which we measure other members of NFS’ management team under the PIP, thus maintaining alignment with NFS’ overall financial goals.  For 2010, his maximum award opportunity under the plan was 200% of salary.  The NMIC Chief Executive Officer had the discretion to adjust scores for individual sales metrics by plus or minus 25%, subject to approval by the NMIC human resources committee of the final SIP payment.  This discretion was not exercised in 2010. When determining the performance levels for the payout under the SIP, the planning process included consideration of the current plan year to new plan year rates of sales growth.  We used a different incentive scale for each of our various business segments to reflect key differences among them, such as:

•	the competitive and market environment in which each business segment operates;

•	the outlook for sales growth of the industry and competitors;

•	the level of maturity of each business segment;

•	historical rates of sales growth we have achieved; and

•	our expectation as to the difficulty of achieving the planned rates of sales growth in each business segment.

Following are the annual incentive performance metrics and weights for the SIP:

2010 SIP Metrics and Performance for Mr. Carter
Performance Criteria	Weight	2010 established goals	2010 incentive performance results1
Sales Metrics (weighted 85%) Individual Investments Group:
Variable/Immediate Annuities	29.75%	$4,796,800,000	$5,542,200,000
Fixed Annuities	4.25%	$400,000,000	$270,400,000

Retirement Plans Group:
Private Sector	21.25%	$5,193,900,000	$5,032,800,000
Public Sector	4.25%	$4,324,700,000	$4,348,000,000

Individual Protection Group:
Total 1st year	17.00%	$341,500,000	$417,300,000
Total Renewal	5.31%	$854,100,000	$858,400,000
Corporate	3.19%	$364,400,000	$362,200,000

NFS and Enterprise Metrics (weighted 15%)

Enterprise Consolidated Net Operating Income2	7.50%	$1,020,000,000	$1,156,000,000
Customer Enthusiasm Index (Mean Satisfaction with Company)3	3.75%	8.56	8.44
NFS Sales	1.88%	$16,276,000,000	$16,831,300,000
NFS Weighted Lapse Rate	1.88%	13.30%	12.62%
__________

1	These amounts are unaudited.
2
Consists of net operating income for the Nationwide enterprise.   Performance on consolidated net operating income, or “CNOI,” at the .34 level must be achieved in order for payment to be earned on the Customer Enthusiasm Metric.  Payment on CNOI at the .5, or threshold, level must be achieved in order for CNOI, NFS Sales or NFS Weighted Lapse Rate metrics to be paid.

3	Mean satisfaction with the company on a scale of one to ten as determined by an external consultant.

Determination of the Final Annual Incentive Payments

To determine the 2010 annual incentive compensation payments for our named executive officers, the NMIC human resources committee assessed each executive officer’s performance under the PIP or SIP, as applicable, considering the measures in the tables above, as well as the executive officer’s overall performance, our overall financial performance and management’s assessment of performance on individual objectives.  In assessing final performance for the PIP, the NMIC human resources committee reviewed actual performance relative to established goals and considered the following items: earnings quality, industry results, achievement of strategic performance metrics, comparison to peers’ current plan year estimated performance and business conditions and capital stewardship.   The NMIC human resources committee did not adjust the financial results following this review.

The actual amounts Messrs. Walker and Rasmussen receive under the PIP, and Mr. Carter under the SIP, will be a percentage of the target incentive depending solely on the achievement of the business and management’s assessment of individual performance measures.  For Messrs. Frommeyer, Carter and Golato, incentive payments are made from a pool calculated by adding the total of all participants’ incentive target amounts within an organizational unit.  For Mr. Carter, only 15% of his target amount, the amount attributed to his NFS and enterprise metrics, contributed to this pool.  The pool is multiplied by the overall performance score for the year and further adjusted, if applicable, at the discretion of the NMIC Chief Executive Officer.  This establishes the maximum amount we will pay to the participants in the each pool, whether shared among participants or paid to a single individual.  Our senior management then reviewed each of the participants within this pool to evaluate personal performance and individual contributions relative to the other participants in the pool.  To the extent management discretion is used to reduce or eliminate the award of a participant in the pool, the amount of incentive not awarded to that participant is included in the total amount available in the pool and will be distributed proportionally to the other participants. For 2010, the NMIC Chief Executive Officer exercised his discretion to increase payments as recommended by management under the PIP for Messrs. Frommeyer and Golato, and under the SIP for the NFS and Enterprise metrics for Mr. Carter, based on individual and relative performance contributions, which were approved by the NMIC human resources committee.

For Mr. Rasmussen, the NMIC board of directors also considered non-financial objectives that were reviewed and discussed by the NMIC human resources committee and approved by the NMIC board.  These non-financial objectives focused on the following three categories:

•
Nationwide’s associates, with regard to associate engagement through leadership effectiveness, establishment of a diverse talent pipeline, and identification of qualified successors for senior management roles;

•
Nationwide’s strategy, with regard to customer enthusiasm, growth and retention of wallet share for targeted customers, strengthened distribution effectiveness and increased operational simplicity and expense reduction; and

•
Nationwide’s governance, with regard to continuing board engagement with senior line and functional leaders, adhering to and reinforcing Nationwide’s code of conduct, maintaining effective relationships with sponsor and community organizations, and maintaining quality communications with associates and key stakeholders.

Each independent director on the NMIC board of directors gave Mr. Rasmussen a rating on a twenty-point scale for each objective and an overall rating on the same scale.  PM&P summarized the results and met with the chairman of the NMIC human resources committee to review the evaluation.  PM&P then met with the NMIC human resources committee to discuss the ratings and arrive at an overall score that was approved by the NMIC board of directors.  This score was then applied as a modifier to his performance on financial results, which resulted in a 12.5% increase to his final payment.

The resulting cash payouts for our named executive officers, which are shown in columns (d) and (g) of the “Summary Compensation Table for 2010,” are as follows:

Name	Comparison of annual incentive payment to target	Summary of rationale

Kirt A. Walker	125% of target	Performance compared to the PIP objectives

Timothy G. Frommeyer	127% of target	Performance compared to the PIP objectives, and a discretionary adjustment based on exceeding expected performance on individual objectives

Stephen S. Rasmussen	122% of target	Performance compared to the PIP objectives

John L. Carter	133% of target
Performance compared to the SIP objectives, and a discretionary adjustment to the portion of his scorecard representing NFS and enterprise metrics based on exceeding expected performance on individual objectives

Peter A. Golato	131% of target	Performance compared to the PIP objectives and a discretionary adjustment based on achieving expected performance on individual objectives

Long-Term Incentives

In 2010, the NMIC human resources committee administered the Nationwide Long Term Performance Plan, or “LTPP,” to award long-term incentives to the named executive officers.  Long-term incentive compensation constitutes a significant portion of an executive officer’s total compensation package, consistent with our philosophy of emphasizing pay that is conditional or contingent on our performance.  The LTPP is intended to accomplish the following objectives:

•	deliver market-competitive target compensation consistent with organizational performance;
•	reward sustained long-term value creation with appropriate consideration of risk capacity, appetite and limits;
•	retain and motivate executives to ensure business stability and success;
•	focus on metrics that people understand and can influence; and
•	minimize incentive plan target-setting negotiation.
The metric we used to measure long-term performance is GAAP return on equity, or “GAAP ROE,” which is calculated by dividing consolidated net income by beginning GAAP equity.  The performance score is calculated by dividing GAAP ROE by a hurdle rate, which for 2010 was the cost of capital.  The final score can be adjusted for unrealized gains and losses, gains and losses on sales of securities, market impact on the cost of capital, and business impacts, such as mergers and acquisitions, as determined by the NMIC human resources committee.  The final score was adjusted in accordance with the methodology approved by the NMIC human resources committee for 2008 unrealized losses to recognize that they were included in a prior performance period. In addition,  adjustments were made relating to the book value of previously impaired securities, which was a one-time adjustment, and indemnity reserve strengthening.  The calculations were reviewed and validated by the NMIC internal audit department in accordance with the NMIC human resources committee direction.

If the final performance score for the year is equal to one, we will award the target incentive amount.  If the performance score is less than one, then the incentive award will be less than target, and may be negative.  If the performance score is greater than one, the incentive award will be greater than target, and the maximum award is two and one-half times the target amount.  We add the award to, or subtract the award from, the opening balance of a bookkeeping account for the executive officer.  We refer to the bookkeeping account as a “bank.”  The executive officer receives one-third of the positive bank balance, if any, as the long-term incentive payment.  A time value of money factor is applied to participant targets to account for the fact that, due to a "banking methodology," only one third of the target, after performance is applied, is available for payment in any one performance period.  For 2010, the time value of money was 18%, which was added to the target award. The target incentive award, increased by the time value of money factor and multiplied by the final performance score, determines the current year award.

Certain senior executives, including all of our named executive officers, also have 20% of their total long-term target measured on the change in book equity to be measured at the end of three-year overlapping cycles.  Since the GAAP ROE metric is measured on an annual basis, this additional metric was intended to encourage our most senior executives to consider our long-term viability rather than short-term annual performance, and to maintain focus on our capital base.

We allocated long-term incentives for Messrs. Frommeyer and Rasmussen to NFS using the percentage that NFS’ operating revenue contributes to the NMIC enterprise’s total operating revenue.  We allocated 100% of the long-term incentives for the other named executive officers to NFS.  Long-term incentives were further allocated to us using a variety of different factors including policies in-force, new policy counts, premiums, commissions, time studies and revenue, excluding one-time, unusual or unrelated expenses.

We established long-term incentive targets in 2010 based on a review of relevant market data and/or comparisons to other business segment heads.  We described the target-setting process in “Benchmarking and Compensation Target-Setting Process.”

The 2010 GAAP ROE award payments are based on performance, and all participants are subject to the same calculation.  At its meeting on February 15, 2011, the NMIC human resources committee approved a final performance score of 1.24.  These awards, of which one-third was distributed as a cash payment, are reported for the 2010 performance period in column (g) of the “Summary Compensation Table for 2010.”

In 2010, the NMIC board of directors requested a review of the design of Nationwide’s long-term incentive plan to determine whether it was consistent with Nationwide’s mission and strategy as a mutual organization.  A new plan design was proposed and approved for 2011 awards that will measure performance over a three-year period, which is consistent with external market practices, and require both revenue growth and capital strength in order for participants to receive payments, which will range from zero to two and one-half times the target amount.  The first payments under this new design will be made following the conclusion of the 2011-2013 performance period, and a transition plan was also approved to provide payments from participants’ remaining GAAP ROE banks after the 2011 and 2012 performance periods.

Personal Benefits and Perquisites

We provide to our executive officers certain perquisites and other personal benefits, including pension and savings plans, deferred compensation plans and personal perquisites we believe are consistent with market competitive practices.  Incremental costs, as applicable, are included in columns (h) and (i) of the “Summary Compensation Table for 2010.”  Our financial planning perquisite was discontinued at the end of 2010 and replaced with a program offered to all associates.

Termination Benefits and Payments

It is Nationwide’s practice to provide severance agreements to the NMIC Chief Executive Officer and a limited number of senior executive officers, including most of the NMIC Chief Executive Officer’s direct reports.  Of our named executive officers, we have entered into severance agreements with Messrs. Rasmussen and Walker.  We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level.  The agreements provide certain protections to the executive officer with regard to compensation and benefits.  In exchange for those protections, the executive officer agrees to keep our information confidential, agrees not to solicit our employees or customers and agrees not to compete with Nationwide.  We provide additional information with respect to post-termination benefits provided under these severance agreements in “Potential Payments Upon Termination or Change of Control.”

Certain termination-of-employment events may trigger post-termination payments and benefits in the event that a severance agreement does not apply to the payments and benefits.  Those events include retirement, severance, termination for cause, death, disability and voluntary termination.  The details of the benefits and payments made upon termination are also described in “Potential Payments Upon Termination or Change of Control.”

Impact of Regulatory Requirements on Compensation

There were no regulatory requirements that influenced our compensation arrangements.

Conclusion

As discussed in “Compensation Objectives and Philosophy,” we design our compensation programs to be competitive, to attract and retain top talent and to drive our performance, with the ultimate goal of increasing stakeholder and customer value.  To attain these objectives, we compare ourselves to other companies that are similar to us in setting target pay opportunities and financial business goals.  In 2010, the objectives for incentive purposes were established to reward value-creating performance and we awarded a substantial percentage of total compensation opportunity to our named executive officers in the form of pay-at-risk.  Our business results produced payments under our annual and long-term incentive plans for our named executive officers, rewarding our executive officers with reasonable actual pay relative to our 2010 performance, commensurate with our pay-for-performance philosophy.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee.

Summary Compensation Table for 2010

Name and principal position (a)	Year (b)	Salary (c)	Bonus (d)		Non-equity incentive plan compensation (g)		Change in pension value and non-qualified deferred compensation earnings3 (h)	All other compensation (i)		Total (j)

Kirt A. Walker, President and Chief Operating Officer	2010	350,046			763,519	2	51,174	28,366	4	1,193,105
	2009	-	-		-		-	-		-

Timothy G. Frommeyer, Senior Vice President– Chief Financial Officer	2010	232,186	6,301	1	103,515	2	170,091	13,047	5	525,140
	2009	247,986	59,463		519,292		115,148	7,448		949,337
	2008	240,677			-		-	15,762		256,439

Stephen S. Rasmussen, NMIC Chief Executive Officer	2010	136,449			1,145,460	2	41,509	20,635	6	1,344,053
	2009	84,987	17,975		143,796		26,478	3,040		276,276

John L. Carter, Senior Vice President– Distribution and Sales	2010	300,185	3,824	1	594,181	2	105,878	21,753	7	1,025,821
	2009	301,604	11,371		567,467		32,298	6,715		919,455
	2008	251,714	-		22,063		22,895	19,194		315,866

Peter A. Golato, Senior Vice President–Individual Protection Business Head	2010	290,141	8,676	1	433,983	2	220,143	17,970	8	970,913
__________

1
Represents the amount determined under the PIP for Messrs. Frommeyer and Golato, and under the SIP, for Mr. Carter, and paid in 2011 for the 2010 performance year, that was not attributable to the financial objectives under the plans.

2
Represents the amount determined under the PIP for Messrs. Walker, Frommeyer, Rasmussen and Golato, and under the SIP for Mr. Carter, that was paid in 2011 for the 2010 performance year that was attributable to financial objectives, or for Mr. Rasmussen, financial and strategic objectives, and the amount earned in 2010 under the LTPP for the GAAP ROE award attributable to the 2010 performance year and allocated to us pursuant to the cost-sharing agreement, as follows: Mr. Walker—$293,153 (PIP) and $470,366 (GAAP ROE); Mr. Frommeyer—$34,894 (PIP) and $68,621 (GAAP ROE); Mr. Rasmussen—$258,831 (PIP) and $886,629 (GAAP ROE); Mr. Carter—$329,322 (SIP) and $264,859 (GAAP ROE); and Mr. Golato—$195,892 (PIP) and $238,091 (GAAP ROE).  One-third of the GAAP ROE award was paid in cash, in addition to one-third of the opening bank balance. Two-thirds of the award, in addition to two-thirds of the remaining bank balance after 2010 payments were made, will be paid, subject to performance, in 2012 and 2013 pursuant to a transition period during the implementation of a new long-term plan design.

3	Represents the change in pension value for all named executive officers. There were no above-market earnings on deferred compensation.

4
Includes a reimbursement in the amount of $5,107 for financial planning services; the actual value in the amount of $2,674 for amenities Mr. Walker and his spouse received at the NFS awards conference, and a tax grossup in the amount of $1,285 for such amenities; the actual cost to us in the amount of $1,631 for an executive physical; and the company-paid portion in the amount of $1,920 for parking expenses in the executive parking garage.

5	Aggregate value of perquisites and personal benefits is less than $10,000.
6
Includes the value of personal use of tickets to a golf tournament, the actual incremental cost of Mr. Rasmussen’s personal use of the company plane in the amount of $10,235 and the company-paid portion for parking expenses in the executive parking garage.  There were no deadhead flights in 2010.

7
Includes a tax grossup in the amount of $370 for amenities received at the NFS awards conference and the contribution we made on behalf of Mr. Carter in the amount of $14,879 under the Nationwide Supplemental Defined Contribution Plan.  Aggregate value of perquisites and personal benefits is less than $10,000.

8	Includes a tax grossup in the amount of $1,987 for amenities received at the NFS awards conference. Aggregate value of perquisites and personal benefits is less than $10,000.

Grants of Plan-Based Awards in 2010

			Estimated future payouts under non-equity incentive plan awards 1			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock (i)	All other option awards: number of securities underlying options (j)	Exercise or base price of option awards (k)	Grant date fair value of stock and option awards (l)
Name (a)	Grant date (b)		Threshold2 (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)

Kirt A.	2/16/2010	3	$117,261	$234,523	$586,308	$-	$-	$-	-	-	$-	$-
Walker	2/16/2010	4		379,328	948,319	-	-	-	-	-	-
	2/16/2010	5		80,366		-	-	-	-	-	-	-

Timothy G.	2/16/2010	3	16,155	32,310		-	-	-	-	-	-	-
Frommeyer	2/16/2010	4	0	55,340	138,350	-	-	-	-	-	-	-
	2/16/2010	5	0	11,725		-	-	-	-	-	-	-

Stephen S.	2/16/2010	3	106,515	213,030	532,575	-	-	-	-	-	-	-
Rasmussen	2/16/2010	4	0	715,023	1,787,558	-	-	-	-	-	-	-
	2/16/2010	5	0	151,488		-	-	-	-	-	-	-
						-	-	-	-	-	-	-
John L.	2/16/2010	3	124,933	249,865	499,730	-	-	-	-	-	-	-
Carter	2/16/2010	4	0	213,596	533,990	-	-	-	-	-	-	-
	2/16/2010	5	0	45,253		-	-	-	-	-	-	-
						-	-	-	-	-	-	-
Peter A.	2/16/2010	3	78,357	156,714		-	-	-	-	-	-	-
Golato	2/16/2010	4	0	192,009	480,022	-	-	-	-	-	-	-
	2/16/2010	5	0	40,680		-	-	-	-	-	-	-

1	Amounts are the amount allocated to us pursuant to the cost-sharing agreement.
2	We calculate thresholds for individual metrics separately after a .34 performance is achieved on CNOI. Actual payment may be less than the amount shown.
3	Represents a PIP, or for Mr. Carter a SIP, award.
4	Represents a GAAP ROE award under the LTPP. Also includes an 18% time value of money factor.
5	Represents a Growth in Equity award under the LTPP.

Annual Incentive

On February 16, 2010, we granted annual incentive award opportunities to our named executive officers.  These award opportunities are reflected as earned in the “Summary Compensation Table for 2010” in columns (d) and (g).

The NMIC human resources committee uses annual incentive plans and assesses individual overall performance, company financial performance and other goals, and distributes awards from the incentive pool pursuant to the PIP, or in the case of Mr. Carter, the SIP.

The NMIC Chief Executive Officer may adjust payments under the PIP or SIP by up to plus or minus 25% subject to approval of the final payment by the NMIC human resources committee.

For 2010, the objective performance criteria we used to measure performance under the PIP and SIP are discussed in “Compensation Discussion and Analysis.”

In 2010, goals under the PIP were met at 122% to 131% of the target amount, including certain discretionary adjustments based upon individual objectives.  The goals for Mr. Carter under the SIP were met at 133% of the target amount, including a discretionary adjustment based on individual objectives.  We discuss this in more detail in “Compensation Discussion and Analysis.”

Long-term Incentive Compensation

On February 16, 2010, we made grants based on GAAP ROE and “Growth in Equity” target opportunities to all of our named executive officers.

The performance score for GAAP ROE is calculated by dividing GAAP ROE by a hurdle rate, which for 2010 is the cost of capital.  The final score was adjusted in accordance with the methodology approved by the NMIC human resources committee for 2008 unrealized losses to recognize that they were included in a prior performance period. In addition, adjustments were made relating to the book value of previously impaired securities, which was a one-time adjustment, and indemnity reserve strengthening.  The calculations were reviewed and validated by NMIC internal audit in accordance with the NMIC human resources committee direction.  Target amounts are also multiplied by a time value of money factor, which provides target incentive payments in four years, assuming year-over-year target performance.  We add the final award to, or subtract the award from, the opening balance of a bookkeeping account for the executive officer.  We refer to the bookkeeping account as a “bank.”  The executive officer receives one-third of the positive bank balance, if any, as the long-term incentive payment.

Growth in Equity awards will be determined based on the increase or decrease in GAAP equity at the end of 2012.  These opportunities represented 20% of our named executive officers’ total long-term incentive target opportunity.

Executive Severance Agreements

It is NMIC’s practice to provide executive severance agreements to the Chief Executive Officer and a limited number of senior executive officers, including most of the Chief Executive Officer’s direct reports.  Of our named executive officers, NMIC has entered into executive severance agreements with Messrs. Rasmussen and Walker, both with whom NMIC entered into a new executive severance agreement effective January 1, 2011.  The initial term of the new agreement for both executive officers ends December 31, 2011, with automatic one-year renewals commencing on January 1, 2012, unless NMIC or the executive officer gives notice of nonrenewal.

Additional information with respect to post-termination benefits provided under the executive severance agreements is provided in “Potential Payments Upon Termination or Change of Control.”

Stephen S. Rasmussen

NMIC entered into an executive severance agreement dated May 1, 2009, with Mr. Rasmussen, who has served as the NMIC Chief Executive Officer since February 19, 2009.  The agreement’s initial term ends December 31, 2010, with automatic one-year renewals commencing on January 1, 2011, unless NMIC or Mr. Rasmussen gave notice of nonrenewal.

The agreement provides that NMIC will pay Mr. Rasmussen the salary, incentive compensation, and benefits as determined by NMIC’s board of directors, or a committee thereof.  Mr. Rasmussen’s executive severance agreement also contains provisions related to certain payments and benefits NMIC would pay to him upon specified termination events.  The details of those provisions are set forth below in “Potential Payments Upon Termination or Change of Control.”

Kirt Walker

NMIC entered into an executive severance agreement dated May 1, 2009, with Mr. Walker, who has served as our President and Chief Operating Officer since December 18, 2009.  The agreement’s initial term ends December 31, 2009, with automatic one-year renewals commencing on January 1, 2010, unless NMIC or Mr. Walker gave notice of nonrenewal.

The agreement provides that NMIC will pay Mr. Walker the salary, incentive compensation, and benefits as determined by NMIC’s board of directors, or a committee thereof.  Mr. Walker’s executive severance agreement also contains provisions related to certain payments and benefits NMIC would pay to him upon specified termination events.  The details of those provisions are set forth below in “Potential Payments Upon Termination or Change of Control.”

Pension Benefits for 2010

Name (a)	Plan name (b)	Number of years credited service (c)	Present value of accumulated benefit (d)1	Payments during last fiscal year (e)

Kirt A. Walker	Nationwide Retirement Plan	12	19,583	-
	Nationwide Supplemental Retirement Plan	12	31,591	-

Timothy G. Frommeyer	Nationwide Retirement Plan	23	353,796	-
	Nationwide Supplemental Retirement Plan	23	424,909	-

John L. Carter	Nationwide Retirement Plan	5	53,902	-
	Nationwide Supplemental Retirement Plan	4	139,969	-

Stephen S. Rasmussen	Nationwide Retirement Plan	12	68,025	-
	Nationwide Supplemental Retirement Plan	12	303,953	-

Peter Golato	Nationwide Retirement Plan	16	602,928	-
	Nationwide Supplemental Retirement Plan	16	628,721	-

1 These amounts are unaudited.

The “Pension Benefits for 2010” table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan, or “NRP,” the Nationwide Supplemental Retirement Plan, or “SRP,” and nonqualified defined benefit pension benefits provided under executive severance agreements, where applicable, as of December 31, 2010.  We discuss these plans in more detail below.  The reported values are the present value of accrued benefits with benefit commencement deferred to normal retirement age, which is age sixty-five, payable as a life annuity.  Optional payment forms are available with reduced payments.  A full single lump sum payment option is not available.

   Credited Service

The credited service reported in the “Pension Benefits for 2010” table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways.  The NRP provides one month of credited service for each month a participant works, beginning with the participant’s hire date.  The SRP credits service based on the date an individual first becomes a participant.  For details regarding how the SRP credits service, see the “Nationwide Supplemental Retirement Plan” section below.  We provide no additional credited service under the NRP and the SRP to the named executive officers.

Present Value of Accumulated Benefits

The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2010.  The present values assume the participant survives to, and commences his or her benefit at, the earliest age at which unreduced benefits are payable, which is age sixty-five.

We base the present value determinations on the measurement date, discount rate, and postretirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits.  For the December 31, 2010, and 2009 valuations, the discount rates used under this guidance were 5.20% and 5.75%, respectively.  There is no mortality discount prior to age sixty-five in the values reported above.  We used the RP-2000 Mortality Table for males and females with white-collar adjustment projected to 2010 using scale AA for postretirement mortality.

Pension plan compensation includes base salary and certain management incentives.  We allocate benefit values based on the compensation reported in the “Summary Compensation Table for 2010,” and reflect the arrangement under the cost sharing agreement.  For Messrs. Rasmussen, Frommeyer, Carter, Golato, and Walker, the pension benefit values reflect the cost allocated to us.

Qualified Pension Plans

Nationwide Retirement Plan

Nationwide maintains a qualified defined benefit plan called the Nationwide Retirement Plan, or the “NRP.”  In general, the named executive officers and other participants in the NRP will receive an annual retirement benefit under the NRP equal to the greater of the benefit calculated under the final average pay formula, if applicable, or the account balance formula.  We describe these formulae below.  Any participant, including a named executive officer, who we hired on or after January 1, 2002, will receive an annual retirement benefit under the NRP based solely on the account balance formula.

Participants become fully vested in the NRP after the completion of three years of service.  The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments.  A full, single lump sum payment option is not available.

The NRP allows a participant the option of receiving his or her benefit at any age, provided, that he or she is vested when he or she leaves Nationwide.  If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution.  Prior to January 1, 2010, benefits for vested participants who we hired before January 1, 2002, and who terminated employment after age fifty-five, were eligible for a subsidized early retirement benefit.  The subsidized early retirement benefit is reduced 1% per year from age sixty-five to age sixty-two and 5% per year from age sixty-two to age fifty-five.  Messrs. Golato and Rasmussen are eligible for the subsidized early retirement benefits.  Although we hired Messrs. Frommeyer and Walker before January 1, 2002, they have not met the age requirement to be eligible for subsidized early retirement benefits.  As a result, they are only eligible for actuarially reduced benefits upon termination.  We hired Mr. Carter after January 1, 2002, and he is eligible only for an actuarially reduced benefit upon termination.

Effective January 1, 2010, the NRP was amended to eliminate the subsidized early retirement benefit for those employees who were hired before January 1, 2002.  If the age requirements are met, for these individuals, the NRP benefit upon termination of employment will be the greatest of the four following calculations: (i) the Final Average Pay (FAP) formula without the subsidized early retirement factor; (ii) the account balance formula at the time of termination of employment; (iii) the FAP formula benefit as of December 31, 2009, with the subsidized early retirement factor; or (iv) the account balance formula as of December 31, 2009.

The NRP provides a pre-retirement death benefit payable to a participant’s spouse.  The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.

The Final Average Pay Formula

We compute the FAP formula benefit as follows:

•
1.25% of the participant’s final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus

•
0.50% of the participant’s final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.

For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant’s last ten years of service.  For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant’s last ten years of service.  The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from any Nationwide company, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:

•
severance pay and other amounts following the later of: (i) the pay period that includes the participant’s date of termination, or (ii) the pay period in which the participant’s date of termination is posted to Nationwide’s payroll system;

•	a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;

•	imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;

•	income imputed to any participant as a result of the provisions of health or other benefits to members of the participant’s household;

•	any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant’s income for federal tax purposes;

•	any payment of deferred compensation made prior to the participant’s severance date;

•	expense reimbursement or expense allowances including reimbursement for relocation expenses;

•	retention payments made on or after January 1, 2002;

•	all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and

•	compensation earned following the date on which a participant’s employment status changes from eligible to ineligible and during the period he or she is ineligible.

Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.

Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age.  The portion of a participant’s benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant’s attainment of age sixty-five, whichever is later.

Account Balance Formula

For employees hired before January 1, 2002, benefits are the greater of the final average pay formula determination or the account balance formula, described below.  We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002.  The notional account under the account balance formula is comprised of the following components:

•
Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus

•
Pay Credits: We add amounts to the account every pay period based on the participant’s years of service and compensation.  The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus

•
Interest Credits: We add interest amounts to the account on a biweekly basis based on the applicable interest rate established by law.  Historically, we have used as the interest rate the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter.  The minimum interest rate is 3.25%.

Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.

Nationwide Savings Plan

The Nationwide Savings Plan, or the “NSP,” is a qualified profit-sharing plan that includes a qualified cash or deferred arrangement and covers eligible employees of participating Nationwide companies.  Under the NSP, our named executive officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf.  Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax “Roth 401(k)” salary deductions.  Participants who reach the age of fifty during the plan year may also make “catch up” contributions for that year of up to $5,500 for 2010.  Participating Nationwide companies make matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 6% of compensation deferred or contributed to the NSP by each employee.  The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.

For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from any Nationwide company, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:

•
severance pay and other amounts following the later of (i) the pay period that includes the participant’s date of termination, and (ii) the pay period in which the participant’s date of termination is posted to Nationwide’s payroll system;

•	company car value or subsidy or reimbursement for loss of a company car;

•	a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;

•	imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;

•	income imputed to any participant as a result of the provision of health or other benefits to members of the participant’s household;

•	any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant’s income for federal tax purposes;

•	any payment of deferred compensation made prior to the participant’s severance date or on account of a participant's severance date; and

•	expense reimbursement or expense allowances including reimbursement for relocation expenses.

Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.

A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment.  However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old.  A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable.  Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.

The NSP offers an automatic enrollment and automatic increase feature, which applies to participants contributing less than 12% of their compensation.

Nonqualified Deferred Compensation for 2010

Name (a)	Executive contributions in last fiscal year1 (b)	Registrant contributions in last fiscal year2 (c)	Aggregate earnings in last fiscal year3 (d)	Aggregate withdrawals/ distributions (e)	Aggregate balance at last fiscal year end4 (f)

Kirt A. Walker	$-	$4,379	$163,502	$-	$981,675
Timothy G. Frommeyer	-	1,912	6,719	-	152,905
John L. Carter	-	2,373	15,154	-	343,592
Peter A. Golato	-	2,569	3,718	-	85,600
Stephen S. Rasmussen	-	2,758	12,049	-	89,518

        __________

1	Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan.
2	Amount represents company contributions to the Nationwide Supplemental Defined Contribution Plan.
3
Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans.  Investment gains or losses are attributable to the investment selections the executive officer makes.  Executive officers may choose from approximately eighty investment options for the Nationwide Individual Deferred Compensation Plan and the Nationwide Supplemental Defined Contribution Plan, and from sixteen investment options for the Nationwide Economic Value Incentive Plan.  The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election.  The executive officer may change his or her investment options once every five business days.

4
Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the Nationwide Supplemental Defined Contribution Plan and the Nationwide Economic Value Incentive Plan.

Nonqualified Deferred Compensation Plans

Executive deferred compensation benefits are a key component of our total rewards philosophy.  We provide competitive levels of deferred compensation benefits to attract and provide for long-term retention of key talent and to reward for long-term service.  These benefits allow executives to prepare for retirement and make up for regulatory limits on qualified plans.

Nationwide Individual Deferred Compensation Plan

Under the “Nationwide Individual Deferred Compensation Plan,” or “IDC Plan,” eligible executives of participating Nationwide companies may elect to defer payment of compensation otherwise payable to them.  Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and annual incentive compensation they earn during the following year or performance cycle.  Participants may also defer up to 80% of the long-

term incentive compensation they earn during the following performance cycle.  Deferral elections are effective prospectively.  Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant.  However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to ten years from the year in which the deferral of compensation applies.  If the entire account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file.  We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant’s choice of investment measures offered under the IDC Plan.  No guaranteed or above-market earnings are available under this plan.  The plan restricts participants’ changes in investment options to once every five business days.  Each participant is always fully vested in his or her accrued amount.

The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.

Supplemental Defined Benefit Plan

NMIC maintains the Nationwide Supplemental Retirement Plan, or “SRP,” an unfunded, nonqualified supplemental defined benefit plan.  The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code.  An individual’s participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements.  Participants receive the following benefits under the SRP:

•	1.25% of the participant’s final average compensation, as defined in the “Qualified Pension Plans” section above, multiplied by the number of years of service, up to a maximum of forty years; plus

•
0.75% of the participant’s final average compensation in excess of Social Security-covered compensation, as defined in “Qualified Pension Plans” above, multiplied by the number of years of service, up to a maximum of forty years; less

•	benefits the executive accrued under the NRP.

For purposes of the SRP, the definition of “covered compensation” is the same as described above in “Final Average Pay (FAP) Formula,” without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with any Nationwide company.

To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP.  As a result, for most fully vested participants, a greater portion of their retirement benefit will be provided under the NRP.

In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007.  For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years.  Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months.  The vested percentage is based on the lesser of the participant’s vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.

For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year.  For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant’s date of hire through December 31, 2007.  After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.

Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010.  For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:

•	his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;

•	his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or

•	his or her SRP benefit without subsidized early retirement factors at the date of termination.

Nationwide Supplemental Defined Contribution Plan

The Nationwide Supplemental Defined Contribution Plan, or “NSDC Plan,” is an unfunded, nonqualified defined contribution supplemental benefit plan.  The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the Nationwide Savings Plan, or “NSP,” but for the Internal Revenue Code’s limitation on compensation that can be considered for deferrals to the NSP.  Only executives of certain Nationwide companies whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan.  Effective January 1, 2005, all individuals who were participants in the plan on December 31, 2004, became 100% vested in their benefit accounts.  For all other participants, the benefits under the plan vest after five years of participation.

For purposes of the NSDC Plan, “covered compensation” refers to covered compensation as defined in “Nationwide Savings Plan” above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with any Nationwide company.  We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant’s choice of investment measures offered under the plan.  No guaranteed or above-market earnings are available under this plan.

Potential Payments Upon Termination or Change of Control

We have entered into agreements and maintain plans that require us to provide compensation to our named executive officers upon a termination of employment or a change of control.  The following narrative describes the payments and benefits the named executive officers could receive under these agreements and plans.  The tables that follow reflect our estimate of the payments and benefits, to the extent allocable to us under the cost-sharing agreement, we would provide to each of our named executive officers under various termination scenarios or upon a change of control.  The amounts shown in the tables assume that terminations of employment and, as applicable, the change of control, occurred on December 31, 2010.

Payments and benefits that are generally available to all salaried employees, and that do not discriminate in favor of the executive officers, such as group life insurance benefits and disability benefits, are not disclosed.  Generally, the amounts shown are estimates and actual payments and benefits could be more or less than the amounts shown.

Payments Made Upon Standard Termination

General Termination Payments

Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:

•	vested amounts contributed, plus related earnings under, the Nationwide Savings Plan, the Nationwide Individual Deferred Compensation Plan and the Nationwide Supplemental Defined Contribution Plan;

•	amounts accrued and vested under the Nationwide Retirement Plan and the Nationwide Supplemental Retirement Plan; and

•	unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.

Annual Incentive Awards

The effect of a termination of employment on certain executive officers’ annual incentives is controlled by the terms of either the PIP or the SIP, as applicable.  Under these plans, unless otherwise provided by the NMIC human resources committee in connection with specified terminations of employment, we make a payment of an annual incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period.  However, in the event an executive officer’s employment terminates during the performance period due to death or disability, the executive officer or the executive officer’s estate will receive a portion or all of the incentive as the NMIC human resources committee determines.  In the event an executive officer’s employment terminates during the performance period due to retirement or involuntary termination of the executive officer’s employment for our convenience, the executive officer will remain eligible to receive a portion of the incentive based on the amount of time the executive officer was employed during the performance period and the executive officer’s attainment of the performance goals for the performance period.

Nationwide Long-Term Performance Plan

We granted GAAP ROE awards under the LTPP, which include an opening bank balance and a new target award opportunity.  If a termination of employment occurs prior to the last day of the performance period, other than a termination due to death, disability or retirement, an executive officer’s current-year target award opportunity will be forfeited.  In addition, the opening bank balance is forfeited, subject to the exceptions set forth below.  Because the termination payment tables that follow assume that the named executive officers worked through the performance period, we assumed that the executives earned the entire current-year award amounts  for the year.  Accordingly, the amounts shown in the tables relating to the LTPP, which reflect what would be paid following various termination scenarios, include the opening bank balance and the current year award opportunity amounts, based on actual 2010 performance results, earned under the LTPP in 2010.  The opening bank balance plus the current year 2010 award amounts constitute the award bank balance.

The exception to forfeiture of the award bank balance, after the initial payment equal to one-third of the award bank, applies if the executive officer has met the age and vesting requirements, which are determined in the same manner as vesting service is determined under the NRP, set forth in the table below.  If met, the executive officer will receive three equal distributions of the vested portion of the award bank balance in the three years following the year in which the initial payment of one-third of the award bank balance occurs.  If termination occurs on the last day of the performance period, as we have assumed for our tables, the executive officer would receive a payment equal to one-third of the award bank balance for the year.  The remaining two thirds of the award bank balance, after applying the vesting percentage shown in the table below, would be paid in equal annual installments in the following three years.

Age	Under 55 at termination	Under 55 at termination	Under 55 at termination	Under 55 at termination	At or over 55 but under 62 at termination	At or over 55 but under 62 at termination	At or over 55 but under 62 at termination
Months of Vesting Service	120–179	180–239	240–299	300 or more	60–83	84–119	120 or more
Vested Portion	25%	35%	50%	100%	50%	70%	100%

The LTPP provides that, to the extent an executive officer’s award bank balance is less than $50,000 at any time a payment is made under the rules discussed above, other than for terminations of employment as the result of retirement or disability, the NMIC human resources committee may approve payment to the executive officer of the entire balance of his or her award bank.

In addition, 20% of the total long-term incentive target award for our executive officers is related to equity growth measured using the change in equity over a three-year performance period. This amount will be fully payable at the end of each three-year performance period subject to continued employment with us. The first performance period ends December 31, 2011.

If a termination of employment occurs (other than termination due to death, disability, or retirement) prior to the last day of the three-year performance period, the portion of an executive officer’s current-year long-term target award opportunity that is based on equity growth will be forfeited.  In addition, if an executive officer’s termination is voluntary or for cause, any outstanding target award opportunities based on equity growth will also be forfeited.  However, if the Company terminates the executive officer without cause, the executive officer will receive any outstanding target award opportunities on a prorated basis, subject to actual performance, in the year following the year in which the termination occurs.

For a description of the retirement, death and disability provisions in the LTPP, see “Payments Made Upon Retirement” and “Payments Made Upon Death or Disability.”

A new LTPP plan design was proposed and approved for 2011 awards that will measure performance over a three-year period, which is consistent with external market practices.  The design requires both revenue growth and capital strength in order for participants to receive payments, which will range from zero to two and one-half times the target amount.  The first payments under this new design will be made following the conclusion of the 2011-2013 performance period.  A transition plan was also approved to provide payments from participants’ remaining GAAP ROE 2010 and/or 2011 ending bank balance(s) for the 2011 and 2012 performance periods, including any potential payments made due to termination of employment.

Severance Payments and Benefits

Those named executive officers who do not have a severance agreement participate in the Nationwide Severance Pay Plan.  The plan is generally available to all of our salaried employees and provides for certain payments if an employee, including an executive officer, involuntarily leaves the company due to job elimination.  The longer an executive officer works for us, the more the executive officer may be eligible to receive as severance pay benefits when the executive officer’s employment ends.  In order to receive payment under the Nationwide Severance Pay Plan, if eligible, the executive officer must sign a severance and release agreement.  We generally calculate severance pay as one week for each year of service, not to exceed twenty-five years of service, with a minimum of two weeks.  Years of service used to calculate the severance payment includes all types of service with us, including service with affiliates and subsidiaries, calculated through the last date of employment.

NFS’ former compensation committee approved severance agreement guidelines applicable to our executive officers.  The guidelines provide for severance benefits that may be available to executive officers in addition to the Nationwide Severance Pay Plan.  The guidelines allow management to offer the following when negotiating severance agreements with executive officers:

•	a lump-sum cash payment equal to six to twelve months, depending on the circumstances of departure, of the annual base salary in effect on the date of termination;

•	paid leave of absence of twenty-one days for executive officers over the age of forty to permit the executive officer time to seek legal advice regarding the terms of the severance agreement;

•	short-term incentive payments earned under the PIP, prorated to the date of termination;

•	up to one year of executive placement services, or a lump-sum payment of $6,800 in lieu of such services;

•	payout of the current year earned but unused paid time off; and

•	transfer of ownership of certain computer equipment, less any Nationwide-licensed software or operating system, to the executive officer.

Messrs. Rasmussen and Walker have executive severance agreements that provide certain severance payments and benefits upon termination without cause or following a substantial reorganization.  The following description of Messrs. Rasmussen’s and Walker’s agreements and the amounts presented in the tables that follow are based on the terms of the agreements as they existed on December 31, 2010, and assume a termination of employment, and such triggering events as are contemplated by the executive severance agreements, occurred on December 31, 2010.  Both Messrs. Rasmussen and Walker entered into new executive severance agreements with NMIC effective January 1, 2011, the terms of which are discussed below.

The executive severance agreements in effect as of December 31, 2010, for Messrs. Rasmussen and Walker are substantially similar.  Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide’s promises to pay severance on the executive officer’s compliance with such provisions.  The agreements also condition receipt of severance upon the execution of a binding release of NMIC and other related parties.

Under Mr. Rasmussen’s and Mr. Walker’s executive severance agreements in effect as of December 31, 2010, upon a termination by NMIC without cause or a resignation for good reason after a substantial reorganization of NMIC, the following payments and benefits would be provided:

•	a lump-sum cash payment equal to two times the annual base salary in effect immediately before the termination;

•
a lump-sum cash payment equal two times the short-term incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer’s termination date occurs payable based on actual performance over the full year, but in all events not less than the executive officer’s target annual bonus in effect for the year;

•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), or under the retiree medical provisions of the Company’s medical plan, if applicable, for the executive officer, his spouse and dependents, for a specified period of time;

•	a lump-sum cash payment equal to the executive officer’s target opportunity in effect for the year long-term incentive;

•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans;

•
in the event that the executive officer’s termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the Nationwide Retirement Plan, a supplemental benefit equal to the benefits the executive officer would have received under the Nationwide Retirement Plan and the Nationwide Supplemental Retirement Plan, had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer’s termination date or the earliest date the executive officer would have been eligible to retire under the Nationwide Retirement Plan and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans;

•
a lump-sum cash payment equal to the matching contributions that the Company would have made for the executive officer under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan during the severance period defined in the agreement, as if the executive officer’s contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer’s termination date;

•
service and age credits for the purpose of eligibility under the Company’s retiree medical plan, as if the executive officer had continued employment through the executive severance agreement’s specified severance period;

•	a lump sum cash payment in the amount of $10,000 in lieu of financial counseling services and other transition expenses;

•	the right to retain certain computer and office equipment and furniture used at the executive officer’s home; and

•	amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.

Set forth below is a description of the new executive severance agreements that Messrs. Rasmussen and Walker entered into with NMIC effective January 1, 2011.  Upon a termination by NMIC without cause or a resignation for good reason after a substantial reorganization of NMIC, the following payments and benefits would be provided:

•	a lump-sum cash payment equal to two times the annual base salary in effect immediately before the termination, payable within 30 days following the executive’s termination;

•
a lump-sum cash payment equal two times the short-term incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer’s termination date occurs payable based on actual performance over the full year, payable when annual bonuses are paid to our other executives;

•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical and dental coverage under COBRA, or under the retiree medical provisions of the Company’s medical plan, if applicable, for the executive officer, his spouse and dependents, for a specified period of time following the executive’s termination date;

•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive’s benefits are otherwise paid under the applicable plans;

•
in the event that the executive officer’s termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the Nationwide Retirement Plan, a supplemental benefit equal to the benefits the executive officer would have received under the Nationwide Retirement Plan, the Nationwide Supplemental Retirement Plan and the Nationwide Excess Benefit Plan, had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer’s termination date or the earliest date the executive officer would have been eligible to retire under the Nationwide Retirement Plan and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive’s benefits are otherwise paid under the applicable plans;

•
a lump-sum cash payment equal to the matching contributions that the Company would have made for the executive officer under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan during the severance period defined in the agreement, as if the executive officer’s contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer’s termination date, payable within 30 days following the executive’s termination date;

•
service and age credits for the purpose of eligibility under the Company’s retiree medical plan, as if the executive officer had continued employment through the executive severance agreement’s specified severance period;

•	the right to retain certain computer and office equipment and furniture used at the executive officer’s home; and

•	amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.

The agreements contain material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide’s promises to pay severance on the executive officer’s compliance with such provisions.  The agreements also condition receipt of severance upon the execution of a binding release of NMIC and other related parties.

Whether a “substantial reorganization” has occurred will be determined by the board of directors of NMIC.

If the board of directors has determined that a substantial reorganization has occurred, it may establish a period of time during which the executive may terminate his employment if an event constituting “good reason” occurs.  Under the severance agreements, the executive will have “good reason” to terminate his employment during the period established by the board of directors if any of the following events occur and remain uncured for 30 days after the executive’s notice to NMIC of the event:

•	a material diminution in the executive’s authority, duties or responsibilities, as reasonably determined by the board of directors of NMIC;

•	a material change in the geographic location at which the executive must perform services;

•	a material diminution in the executive’s base salary, other than due to a change in base salary for all senior executives if NMIC; or

•	any action or inaction of NMIC that constitutes a material breach by the NMIC of the severance agreement.

Under the severance agreements, “cause” means any of the following:

•	the executive has been convicted of a felony;

•	the executive neglects, refuses or fails to perform his material duties to the NMIC, which failure has continued for a period of at least 30 days after notice from NMIC;

•	the executive engages in misconduct in the performance of his duties;

•	the executive engages in public conduct that is harmful to the reputation of NMIC;

•	the executive breaches his non-competition, non-disclosure or non-solicitation covenants; or

•	the executive breaches NMIC’s written code of business conduct and ethics.

Payments Made Upon Retirement

If an executive officer retires, the executive officer will receive the entire award bank ending balance for the LTPP GAAP ROE portion in three equal annual distributions commencing in the year following the year in which the termination occurs.  For the LTPP Growth in Equity award, the executive officer will receive an amount equal to two-thirds of the total target incentive opportunity for 2009 and one-third of the total target incentive opportunity for 2010 multiplied by the performance score based on growth in equity.  For purposes of LTPP GAAP ROE awards, retirement means a termination of employment on or after the date on which the executive officer has attained age fifty-five and completed 180 months of vesting service, as determined under the NRP.

The PIP and the SIP provide that if an executive officer retires, the executive officer will receive his or her short-term incentive compensation earned during the fiscal year in which termination occurs.  The short-term compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.

Payments Made Upon Death or Disability

If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in “Payments Made Upon Standard Termination,” the executive officer will receive benefits under our disability plan or payments under the Company’s life insurance plan, as appropriate.  In addition, under the PIP and the SIP, the executive officer will receive his or her short-term incentive compensation earned during the fiscal year in which the termination occurs.  The short-term compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.

Under the LTPP, if an executive officer’s employment terminates due to death or disability, the LTPP provides for distribution of the bank balance in the manner described above under “Payments Made Upon Retirement” (except that in the case of death, distributions will be made to the executive officer’s beneficiary).

Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control

The PIP, the SIP, and the LTPP do not provide for special treatment of awards upon a change in control.

The following tables reflect our estimates of the payments and benefits our named executive officers would have received if a termination of employment or a change of control of NLIC or NMIC had occurred on December 31, 2010.

Kirt A. Walker

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentives	$ 293,153	$ -	$ -	$ 293,153
Long-term incentives:
GAAP ROE awards¹	446,561	148,854	-	893,122
Growth in Equity awards²	-	64,001	-	93,737
Benefits and perquisites:
Life insurance proceeds	-	-	-	1,792,078
Cash severance³	-	1,777,343	-	-
Total compensation	$ 739,714	$ 1,990,198	$ -	$ 3,072,090

1
Reflects the amount Mr. Walker would receive with respect to the GAAP ROE awards under the LTPP upon a termination of employment, except for cause, on December 31, 2010.  Mr. Walker would not have qualified for retirement under the LTPP, but would have been 25% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause or due to substantial reorganization assume a one-third distribution of the total award for 2010, which would have been paid in 2011, and 25% of the remainder of the 2010 award, which would have been paid in three equal annual installments commencing in 2011.  The amounts shown for termination due to death, disability or retirement assume distribution of the total award for 2010 paid in three equal annual installments commencing in 2011.  These amounts were not reduced to their present value.  The “Termination without cause or termination due to a substantial reorganization” column does not include the 2010 annual incentive or LTPP target award opportunities, as the severance agreement provides that the annual and long-term incentive payment under the agreement is in lieu of the payments that would be made under the LTPP and the PIP.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Walker would receive with respect to the Equity Growth awards under the LTPP upon termination without cause or due to substantial reorganization or for death, disability or retirement, on December 31, 2010.  The executive officer would forfeit the Equity Growth target award opportunity granted in the year of termination unless termination is due to death, disability or retirement, in which case we would prorate the current year award.  Any such prorated awards would be distributed in the year following the year in which termination occurs.  For termination without cause or due to substantial reorganization or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2010, the executive officer had a current 2010 Equity Growth target award opportunity and an outstanding 2009 target award opportunity.  Accordingly, the amounts shown for a termination without cause or due to substantial reorganization assume a two-thirds distribution of the total award for 2009, which would have been paid in 2011.  The amounts shown for termination due to death, disability or retirement assume a two-thirds distribution of the total award for 2009 and a one-third distribution of the total award for 2010, which would have been paid in 2011.  The amounts were not reduced to their present value.

3
Includes lump-sum cash amounts equal to the sum of two times base salary; two times the 2010 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; two times the 2010 short-term incentive bonus; the 2010 LTPP GAAP ROE target award opportunity; two times the 2010 LTPP Growth in Equity target incentive opportunity; two times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his family; and cash for transition-type expenses.

Timothy G. Frommeyer

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentives	$ 41,195	$ 41,195	$ -	$ 41,195
Long-term incentives:
GAAP ROE awards¹	87,262	87,262	-	130,892
Growth in Equity awards2	-	12,011	-	16,349
Benefits and perquisites:
Life insurance proceeds	-		-	743,172
Cash severance3	-	238,987	-	-
Total compensation	$ 128,457	$ 379,455	$ -	$ 931,608

1
Reflects the amount Mr. Frommeyer would receive with respect to the GAAP ROE awards under the LTPP upon a termination of employment, except for cause, on December 31, 2010.  Mr. Frommeyer would not have qualified for retirement under the LTPP, but would have been 50% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause or due to substantial reorganization assume a one-third distribution of the total award for 2009, which would have been paid in 2010, and 50% of the remainder of the 2010 award, which would have been paid in three equal annual installments commencing in 2012.  The amounts shown for termination due to death, disability or retirement assume distribution of the total award for 2010 paid in three equal annual installments commencing in 2011.  The amounts were not reduced to their present value.

2
Reflects an estimate of the amount Mr. Frommeyer would receive with respect to the Equity Growth awards under the LTPP upon a termination without cause or due to substantial reorganization or for death or disability, on December 31, 2010.  The executive officer would forfeit the Equity Growth target award opportunity granted in the year of termination unless termination is due to death, disability or retirement, in which case we would prorate the current year award.  Any such prorated awards would be distributed in the year following the year in which termination occurs.  For termination without cause or due to substantial reorganization or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2010, the executive officer had a current 2010 Equity Growth target award opportunity and an outstanding 2009 target award opportunity.  Accordingly, the amounts shown for a termination without cause or due to substantial reorganization assume a two-thirds distribution of the total award for 2009, which would have been paid in 2011.  The amounts shown for termination due to death, disability or retirement assume a two-thirds distribution of the total award for 2009 and a one-third distribution of the total award for 2010, which would have been paid in 2011.  The amounts were not reduced to their present value.

3
Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above.  For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800 for outplacement services.

John L. Carter

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Sales Incentive	$ 333,146	$ 333,146	$ -	$ 333,146
Long-term incentives:
GAAP ROE awards¹	162,690	162,690	-	488,068
Growth in Equity awards2	-	46,365	-	63,109
Benefits and perquisites:
Life insurance proceeds	-	-	-	2,543,640
Cash severance3	-	309,436	-	-
Total compensation	$ 495,836	$ 851,637	$ -	$ 3,427,963

1
Reflects the amount Mr. Carter would receive with respect to the GAAP ROE awards under the LTPP upon a termination of employment, except for cause, on December 31, 2010.  Mr. Carter would not have qualified for retirement under the LTPP and would have been 0% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause or due to substantial reorganization assume a one-third distribution of the total award for 2010, which would have been paid in 2011, and 0% of the remainder of the 2010 award.  The amounts shown for termination due to death, disability or retirement assume distribution of the total award for 2010 paid in three equal annual installments commencing in 2011.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Carter would receive with respect to the Equity Growth awards under the LTPP upon a termination of employment for termination without cause or due to substantial reorganization or for death, disability or retirement, on December 31, 2010.  The executive officer would forfeit the Equity Growth target award opportunity granted in the year of termination unless termination is due to death, disability or retirement, in which case we would prorate the current year award.  Any such prorated awards would be distributed in the year following the year in which termination occurs.  For termination without cause or due to substantial reorganization or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2010, the executive officer had a current 2010 Equity Growth target award opportunity and an outstanding 2009 target award opportunity.  Accordingly, the amounts shown for a termination without cause or due to substantial reorganization assume a two-thirds distribution of the total award for 2009, which would have been paid in 2011.  The amounts shown for termination due to death, disability or retirement assume a two-thirds distribution of the total award for 2009 and a one-third distribution of the total award for 2010, which would have been paid in 2011.  The amounts were not reduced to their present value.

3
Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above.  For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800 for outplacement services.

Peter A. Golato

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentive	$ 204,568	$ 204,568	$ -	$ 204,568
Long-term incentives:
GAAP ROE awards¹	472,980	472,980	-	472,980
Growth in Equity awards2	-	41,671	-	56,723
Benefits and perquisites:
Life insurance proceeds	-	-	-	938,023
Cash severance3	-	297,959	-	-
Total compensation	$ 677,548	$ 1,017,178	$ -	$ 1,672,294

1	Reflects the amount Mr. Golato would receive with respect to the GAAP ROE awards under the LTPP upon a termination of employment, except for cause, on December 31, 2010. Mr. Golato would have qualified for retirement under the LTPP and would have been 100% vested. Accordingly, the amounts shown for a voluntary termination or a termination without cause or due to substantial reorganization assume a one-third distribution of the total award for 2010, which would have been paid in 2011, and 100% of the remainder of the 2010 award, which would have been paid in three equal annual installments commencing in 2011. The amounts shown for termination due to death, disability or retirement assume distribution of the total award for 2010 paid in three equal annual installments commencing in 2011. The amounts were not reduced to their present value.

2
Reflects the amount Mr. Golato would receive with respect to the Equity Growth awards under the LTPP upon a termination of employment for termination without cause or due to substantial reorganization or for death, disability or retirement, on December 31, 2010.  The executive officer would forfeit the Equity Growth target award opportunity granted in the year of termination unless termination is due to death, disability or retirement, in which case we would prorate the current year award.  Any such prorated awards would be distributed in the year following the year in which termination occurs.  For termination without cause or due to substantial reorganization or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2010, the executive officer had a current 2010 Equity Growth target award opportunity and an outstanding 2009 target award opportunity.  Accordingly, the amounts shown for a termination without cause or due to substantial reorganization assume a two-thirds distribution of the total award for 2009, which would have been paid in 2011.  The amounts shown for termination due to death, disability or retirement assume a two-thirds distribution of the total award for 2009 and a one-third distribution of the total award for 2010, which would have been paid in 2011.  The amounts were not reduced to their present value.

3
Includes an estimate of the amount we would pay under the severance plan guidelines for executives described above.  For purposes of this table, we assumed a payment based on twelve months of base salary and $6,800 for outplacement services.

Stephen S. Rasmussen

Benefits and payments upon termination	Voluntary termination	Termination without cause or for good reason following a substantial reorganization	For cause termination	Death, disability, or retirement

Short-term incentives:
Annual incentive	$ 258,831	$ -	$ -	$ 258,231
Long-term incentives:
GAAP ROE awards¹	1,542,554	1,028,369	-	1,542,554
Growth in Equity awards2	-	132,397	-	188,448
Benefits and perquisites:
Life insurance proceeds	-	-	-	466,800
Cash severance3	-	1,593,398	-	-
Total compensation	$ 1,801,385	$ 2,754,164	$ -	$ 2,456,033

1
Reflects the amount Mr. Rasmussen would receive with respect to the GAAP ROE awards under the LTPP upon a termination of employment, except for cause, on December 31, 2010.  Mr. Rasmussen would have qualified for retirement under the LTPP and would have been 100% vested.  Accordingly, the amounts shown for a voluntary termination or a termination without cause or due to substantial reorganization assume a one-third distribution of the total award for 2010, which would have been paid in 2011, and 100% of the remainder of the 2010 award, which would have been paid in three equal annual installments commencing in 2011.  The amounts shown for termination due to death, disability or retirement assume distribution of the total award for 2010 paid in three equal annual installments commencing in 2011.  These amounts were not reduced to their present value.  The “Termination without cause or termination due to a substantial reorganization” column does not include the 2010 annual incentive or LTPP target award opportunities, as the severance agreement provides that the annual and long-term incentive payment under the agreement is in lieu of the payments that would be made under the LTPP and the PIP.  The amounts were not reduced to their present value.

2
Reflects the amount Mr. Rasmussen would receive with respect to the Equity Growth awards under the LTPP upon termination without cause or due to substantial reorganization or for death, disability or retirement, on December 31, 2010.  The executive officer would forfeit the Equity Growth target award opportunity granted in the year of termination unless termination is due to death, disability or retirement, in which case we would prorate the current year award.  Any such prorated awards would be distributed in the year following the year in which termination occurs.  For termination without cause or due to substantial reorganization or for death, disability or retirement, outstanding target award opportunities from prior years are prorated at termination and distributed in the year following the year in which the termination occurs.  As of December 31, 2010, the executive officer had a current 2010 Equity Growth target award opportunity and an outstanding 2009 target award opportunity.  Accordingly, the amounts shown for a termination without cause or due to substantial reorganization assume a two-thirds distribution of the total award for 2009, which would have been paid in 2011.  The amounts shown for termination due to death, disability or retirement assume a two-thirds distribution of the total award for 2009 and a one-third distribution of the total award for 2010, which would have been paid in 2011.  The amounts were not reduced to their present value.

3
Includes lump-sum cash amounts equal to the sum of two times base salary; three times the 2010 matching amounts in the Nationwide Savings Plan and Nationwide Supplemental Defined Contribution Plan; two times the 2010 short-term incentive bonus; the 2010 LTPP GAAP ROE target award opportunity; two times the 2010 LTPP Growth in Equity target incentive opportunity; three times the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Rasmussen and his family; and cash for transition-type expenses.

Director Compensation for 2010

We do not separately compensate members of our board of directors who are also our employees or employees of our affiliates, for their service on our board of directors.  As Nationwide employees, our directors receive no additional compensation for service on our board of directors.

Compensation Policies and Practices as they Relate to Risk Management

We believe that our compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership as of March 1, 2011, of the holders of our common stock.  Our directors and executive officers do not beneficially own any of our common stock.

Common Stock

The following table sets forth the number of shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Nationwide Financial Services, Inc.	5,000,000 shares	100%
1 Nationwide Plaza
Columbus, Ohio 43215

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License to Use Nationwide Name and Service Marks

We have a license to use the “Nationwide” trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.

Nationwide Mutual Agents

NMIC allows us to distribute our variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through NMIC agents.

Group Annuity and Life Insurance Contracts

We issue group annuity and life insurance contracts and perform administrative services for various employee benefit plans sponsored by NMIC or its affiliates.  Total account values of these contracts were $3.0 billion and $3.1 billion as of December 31, 2010 and 2009, respectively.  Total revenues from these contracts were $139 million, $143 million and $138 million for the years ended December 31, 2010, 2009 and 2008, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees.  Total interest credited to the account balances was $115 million, $116 million and $116 million for the years ended December 31, 2010, 2009 and 2008, respectively.  The terms of these contracts are consistent in all material respects with what we offer to unaffiliated parties.

Federal Income Taxes

Through September 30, 2002, we filed a consolidated federal income tax return with NMIC, as discussed in more detail in Note 14.  Effective October 1, 2002, we began filing a consolidated federal income tax return with NLAIC.  No payments to (from) NMIC were made for the year ended December 31, 2010. Total payments to (from) NMIC were $4 million and ($23) million during the years ended December 31, 2009 and 2008, respectively.  These payments related to tax years prior to deconsolidation.

Modified Coinsurance Agreements

We have a reinsurance agreement with NMIC whereby all of our accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis.  Either party may terminate the agreement on January 1 of any year with prior notice.  Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer.  Under the terms of our agreements, the investment risk associated with changes in interest rates is borne by the reinsurer.  The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder.  We believe that the terms of the modified coinsurance agreements are consistent in all material respects with what we could have obtained with unaffiliated parties.  Revenues ceded to NMIC for the years ended December 31, 2010, 2009 and 2008 were $209 million, $177 million and $202 million, respectively, while benefits, claims and expenses ceded during these years were $241 million, $196 million and $219 million, respectively.

Intercompany Transactions and Agreements

We have entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of our ongoing operations.  These include annuity and life insurance contracts, office space leases and agreements related to reinsurance, cost sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing.  Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, the number of full-time employees, commission expense and other methods agreed to by the participating companies.

In addition, Nationwide Services Company, LLC (NSC), a subsidiary of NMIC, provides data processing, systems development, hardware and software support, telephone, mail and other services to us, based on specified rates for units of service consumed.  For the years ended December 31, 2010, 2009 and 2008, we made payments to NMIC and NSC totaling $250 million, $241 million and $285 million, respectively.

Leases

We lease office space from NMIC.  For the years ended December 31, 2010, 2009 and 2008, we made lease payments to NMIC of $20 million, $21 million and $22 million, respectively.  In addition, we lease office space to an affiliate of NMIC.

Cash Management Agreement

We, along with various affiliates, have agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants.  Amounts on deposit with NCMC for our benefit were $762 million and $919 million as of December 31, 2010 and 2009, respectively, and are included in short-term investments on the consolidated balance sheets.

Online Brokerage Software Application

Our affiliate is currently developing a browser-based policy administration and online brokerage software application for defined benefit plans.  In connection with the development of this application, we made net payments, which were expensed, to that affiliate related to development totaling $13 million, $11 million and $11 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Note Purchase Agreements

We entered into a note purchase agreement with an affiliate on November 17, 2006, to purchase $25 million of the affiliate’s 5.6% senior notes due November 16, 2016.  The notes are secured by certain pledged mortgage servicing rights.  The note is payable in seven equal principal installments of $4 million which began November 6, 2010.  Interest is payable semi-annually on each May 16 and November 16.

Nationwide Funds Group

Funds of Nationwide Funds Group (NFG), an affiliate, are offered to our customers as investment options in certain of our products.  As of December 31, 2010, 2009 and 2008, customer allocations to NFG funds totaled $30.5 billion, $23.7 billion and $18.1 billion, respectively.  For the years ended December 31, 2010, 2009, and 2008, NFG paid us $103 million, $79 million, and $77 million, respectively, for the distribution and servicing of these funds.

Capital Contributions from NFS

During 2009, we received a $20 million capital contribution from NFS.

Dividends to NFS

During 2010 and 2009, we did not pay dividends to NFS.  In 2008, we paid dividends to NFS totaling $461 million.

Commissions and Fees

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS.  Total commissions and fees paid to these affiliates for the years ended December 31, 2010, 2009 and 2008 were $61 million, $48 million, and $53 million, respectively.

Variable Funding Surplus Note

Refer to Note 13 for discussion of variable funding surplus note between Olentangy Reinsurance, LLC and Nationwide Corporation.

Sales to NMIC

During 2010 and 2009, we sold, at fair value, commercial mortgage loans with a carrying value of $117 million and $273 million, respectively to NMIC.  The sale resulted in a net realized loss of $21 million and $34 million in 2010 and 2009, respectively, to us.

During 2009, we sold private equity investments to NMIC for $61 million.  The private equity investments were carried and sold at fair value.  No gain or loss was recognized on the sale.

Policies and Procedures for Review and Approval of Related Person Transactions

We have a written conflict of interests policy that is administered by the Office of Ethics and Business Practices.  All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members.  The policy prohibits:

•	using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage;

•	any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide; and

•
directly or indirectly having any position with or substantial interest in any business or property or engaging in any employment or other activity, which takes time and attention away from performance of Nationwide job duties.

We require our executive officers and directors to annually complete a conflict of interests certificate.  This certificate requires the executive officers and directors to represent that they have read the conflict of interests policy and disclose any conflicts of interests.  It also requires the completion of an outside business activities questionnaire.  Each reported possible conflict of interest is reviewed by the Office of Ethics and Business Practices and addressed by appropriate action.  The Office of Ethics and Business Practices submits an annual summary report covering each reported conflict of interest an executive officer or director reports and the disposition of each matter to the board of directors.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Nationwide Life Insurance Company:

We have audited the accompanying consolidated balance sheets of Nationwide Life Insurance Company and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2010. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index.  These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of evaluating other-than-temporary impairments of debt securities due to the adoption of new accounting requirements issued by the FASB, as of January 1, 2009.

/s/ KPMG LLP
Columbus, Ohio

March 1, 2011

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

 Consolidated Statements of Operations
(in millions)

	Years ended December 31,
	2010	2009	2008

Revenues:
Policy charges	$ 1,399	$ 1,245	$ 1,341
Premiums	484	470	394
Net investment income	1,825	1,879	1,865
Net realized investment gains (losses)	(236)	454	(348)
Other-than-temporary impairment losses (consisting of $394 and
$992 of total other-than-temporary impairment losses, net of $174 and $417 non-credit related recognized in other comprehensive income
for the years ended December 31, 2010 and 2009, respectively)	(220)	(575)	(1,131)
Other income	2	(4)	(4)
Total revenues	$ 3,254	3,469	2,117

Benefits and expenses:
Interest credited to policyholder accounts	$ 1,056	$ 1,100	$ 1,173
Benefits and claims	873	812	856
Policyholder dividends	78	87	93
Amortization of deferred policy acquisition costs	396	466	692
Amortization of value of business acquired and other intangible assets	18	63	31
Interest expense, primarily with Nationwide Financial Services, Inc. (NFS)	55	55	62
Other operating expenses	574	579	631
Total benefits and expenses	$ 3,050	3,162	3,538

Income (loss) from continuing operations before federal income
tax expense (benefit)	$ 204	$ 307	$ (1,421)
Federal income tax expense (benefit)	24	48	(534)
Net income (loss)	$ 180	$ 259	$ (887)
Less: Net loss attributable to noncontrolling interest	60	52	72
Net income (loss) attributable to Nationwide Life Insurance Company	$ 240	$ 311	$ (815)

  See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Balance Sheets
(in millions, except for share and per share amounts)

	December 31,
	2010	2009

Assets
Investments:
Securities available-for-sale, at fair value:
Fixed maturity securities (amortized cost $25,613 and $25,103)	$ 26,434	$ 24,750
Equity securities (cost $39 and $49)	42	53
Mortgage loans, net	6,125	6,829
Short-term investments	1,062	1,003
Other investments	1,646	1,517
Total investments	$ 35,309	$ 34,152

Cash and cash equivalents	337	49
Accrued investment income	459	402
Deferred policy acquisition costs	3,973	3,983
Value of business acquired	259	277
Goodwill	200	200
Other assets	1,985	2,080
Separate account assets	64,875	57,846
Total assets	$ 107,397	$ 98,989

Liabilities and Shareholder's Equity
Liabilities:
Future policy benefits and claims	$ 32,676	$ 33,150
Short-term debt	300	150
Long-term debt	978	706
Other liabilities	2,429	1,820
Separate account liabilities	64,875	57,846
Total liabilities	$ 101,258	$ 93,672

Shareholder's equity:
Common stock ($1 par value; authorized - 5,000,000 shares, issued
and outstanding - 3,814,779 shares)	$ 4	$ 4
Additional paid-in capital	1,718	1,718
Retained earnings	3,741	3,510
Accumulated other comprehensive income (loss)	321	(266)
Total shareholder's equity	$ 5,784	$ 4,966
Noncontrolling interest	355	351
Total equity	$ 6,139	$ 5,317
Total liabilities and equity	$ 107,397	$ 98,989

  See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Statements of Changes in Equity
(in millions)

	Class A&B common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholder's equity	Non-controlling interest	Total equity

Balance as of December 31, 2007	$ 4	$ 1,359	$ 4,228	$ (87)	$ 5,504	$ 466	$ 5,970

Dividends to NFS	-	-	(461)	-	(461)	-	(461)
Capital contributed by NFS	-	339	-	-	339	-	339
Other, net	-	-	-	-	-	22	22
Comprehensive loss:
Net loss	-	-	(815)	-	(815)	(72)	(887)
Other comprehensive loss, net of taxes	-	-	-	(1,274)	(1,274)	-	(1,274)
Total comprehensive loss					(2,089)	(72)	(2,161)

Balance as of December 31, 2008	$ 4	$ 1,698	$ 2,952	$ (1,361)	$ 3,293	$ 416	$ 3,709

Cumulative effect of change in accounting principle, net of taxes	-	-	250	(250)	-	-	-
Capital contributed by NFS	-	20	-	-	20	-	20
Other, net	-	-	(3)	-	(3)	(13)	(16)
Comprehensive income (loss):
Net income (loss)	-	-	311	-	311	(52)	259
Other comprehensive income, net of taxes	-	-		1,345	1,345	-	1,345
Total comprehensive income (loss)					1,656	(52)	1,604

Balance as of December 31, 2009	$ 4	$ 1,718	$ 3,510	$ (266)	$ 4,966	$ 351	$ 5,317

Cumulative effect of change in accounting principle, net of taxes	-	-	(9)	9	-	46	46
Other, net	-	-	-	-	-	18	18

Comprehensive income (loss):
Net income (loss)	-	-	240	-	240	(60)	180
Other comprehensive income, net of taxes	-	-	-	578	578	-	578
Total comprehensive income (loss)					818	(60)	758

Balance as of December 31, 2010	$ 4	$ 1,718	$ 3,741	$ 321	$ 5,784	$ 355	$ 6,139

See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Consolidated Statements of Cash Flows
(in millions)

	Years ended December 31,
	2010	2009	2008

Cash flows from operating activities:
Net income (loss)	$ 180	$ 259	$ (887)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net realized investment losses (gains)	236	(454)	348
Other-than-temporary impairment losses	220	575	1,131
Interest credited to policyholder accounts	1,056	1,100	1,173
Capitalization of deferred policy acquisition costs	(634)	(513)	(588)
Amortization of deferred policy acquisition costs	396	466	692
Amortization and depreciation	(2)	51	48
Changes in:
Policy liabilities	(579)	(725)	(173)
Other, net	(187)	(147)	(798)
Net cash provided by operating activities	$ 686	$ 612	$ 946

Cash flows from investing activities:
Proceeds from maturity of securities available-for-sale	$ 3,251	$ 3,889	$ 4,272
Proceeds from sale of securities available-for-sale	2,168	4,211	4,309
Proceeds from sales/repayments of mortgage loans	996	773	869
Cost of securities available-for-sale acquired	(5,910)	(9,206)	(7,255)
Cost of mortgage loans originated or acquired	(373)	(36)	(372)
Net (increase) decrease in short-term investments	(44)	1,910	(1,857)
Collateral received (paid), net	(23)	(869)	592
Other, net	(29)	208	15
Net cash provided by investing activities	$ 36	$ 880	$ 573

Cash flows from financing activities:
Net increase (decrease) in short-term debt	$ 150	$ (100)	$ (35)
Net proceeds from issuance of long-term debt	272	-	-
Capital contributed by NFS	-	20	-
Cash dividends paid to NFS	-	-	(281)
Investment and universal life insurance product deposits and other additions	4,540	3,877	3,862
Investment and universal life insurance product withdrawals and other deductions	(5,405)	(5,301)	(5,306)
Other, net	9	19	282
Net cash used in financing activities	$ (434)	$ (1,485)	$ (1,478)

Net increase in cash and cash equivalents	$ 288	$ 7	$ 41
Cash and cash equivalents, beginning of period	49	42	1
Cash and cash equivalents, end of period	$ 337	$ 49	$ 42

  See accompanying notes to consolidated financial statements.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements

December 31, 2010, 2009 and 2008

(1)	Nature of Operations

Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) was incorporated in 1929 and is an Ohio stock legal reserve life insurance company.  The Company is a member of the Nationwide group of companies (Nationwide), which is comprised of Nationwide Mutual Insurance Company (NMIC) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by NFS, a holding company formed by Nationwide Corporation (Nationwide Corp.), a majority-owned subsidiary of NMIC.

Wholly-owned subsidiaries of NLIC as of December 31, 2010 include Nationwide Life and Annuity Insurance Company (NLAIC) and Nationwide Investment Services Corporation (NISC).  NLAIC offers universal life insurance, variable universal life insurance, corporate-owned life insurance (COLI) and individual annuity contracts on a non-participating basis.  NISC is a registered broker-dealer.

The Company is a leading provider of long-term savings and retirement products in the United States of America (U.S.).  The Company develops and sells a diverse range of products including individual annuities, private and public sector group retirement plans, other investment products sold to institutions, life insurance and advisory services.

The Company sells its products through a diverse distribution network.  Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouse and regional firms, pension plan administrators, and life insurance specialists.  Representatives of affiliates who market products directly to a customer base include Nationwide Retirement Solutions, Inc. (NRS), and Nationwide Financial Network (NFN) producers.  The Company also distributes products through the agency distribution force of its ultimate parent company, NMIC.

On December 31, 2009, NLIC merged with its affiliate, Nationwide Life Insurance Company of America and subsidiaries (NLICA), with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, Nationwide Life and Annuity Company of America (NLACA), effective as of December 31, 2009, with NLAIC as the surviving entity.  The mergers were completed to streamline the enterprise's capital structure and create operational efficiencies.  See Note 2 for further information.

In 2010, the Company elected to rely on the exemption pursuant to Rule 12h-7 of the Securities Exchange Act of 1934 (Exchange Act) from its duty under Section 15(d) of the Exchange Act to file reports required by Section 13(a) of the Exchange Act for products that are registered as securities but also are regulated as insurance under state law.  Consequently, absent a further change in circumstances, the Company no longer files periodic reports with the United States Securities and Exchange Commission (SEC).

As of December 31, 2010 and 2009, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region of the U.S.  Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region of the U.S. in which business is conducted that makes it overly vulnerable to a single event which could cause a severe impact to the Company’s financial position.

(2)	Summary of Significant Accounting Policies

The Company’s significant accounting policies that materially affect financial reporting are summarized below.  The accompanying consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results could differ significantly from those estimates.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The Company’s most critical estimates include those used to determine the following: the balance, recoverability and amortization of deferred policy acquisition costs (DAC); whether an available-for-sale security is other-than-temporarily impaired; valuation allowances for mortgage loans; valuation of derivatives; the liability for future policy benefits and claims, including the valuation of embedded derivatives resulting from living benefit contracts; and the federal income tax provision.  Although some variability is inherent in these estimates, recorded amounts reflect management’s best estimates based on facts and circumstances as of the balance sheet date.  Management believes the amounts provided are appropriate.

Basis of Presentation

The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling financial interest.  All significant intercompany balances and transactions were eliminated in consolidation.

Certain items in the consolidated financial statements and related notes have been reclassified to conform to the current presentation.

Investments

The Company classifies fixed maturity and equity securities as either available-for-sale or trading. Purchases and sales of securities are recorded on the trade date. Receivables are recorded for sales of securities and liabilities for purchases not yet settled at the balance sheet date. Realized gains and losses on sales of fixed maturity and equity securities are recognized in income based on the specific identification method. Interest and dividend income are recognized when earned.

Available-for-sale securities.  Available-for-sale securities are reported at fair value, with unrealized holdings gains and losses reported as a separate component of other comprehensive income, net of adjustments for DAC, value of business acquired (VOBA), future policy benefits and claims, policyholder dividend obligations, noncontrolling interests and deferred federal income taxes.

For fixed maturity and marketable equity securities for which market quotations are available, the Company generally uses independent pricing services to assist in determining the fair value measurement.

The Company’s investments in corporate debt securities, mortgage-backed securities and other asset-backed securities are valued with the assistance of independent pricing services and non-binding broker quotes. The Company’s policy is to give priority to pricing obtained from our primary independent pricing service. In the event that pricing information is not available from an independent pricing service, non-binding broker quotes are used to assist in the valuation of the investments. In many cases, only one broker quote is available. The Company’s policy is generally not to adjust the values obtained from brokers.

Broker quotes are considered unobservable inputs as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased such that generally only one quotation is available. As the brokers often do not provide the necessary transparency into their quotes and methodologies, the Company periodically performs reviews and tests to ensure that quotes are a reasonable estimate of the investments’ fair value.

For investments valued with the assistance of independent pricing services, the Company obtains the pricing services’ methodologies, inputs and assumptions and classifies these investments accordingly in the fair value hierarchy. The Company periodically reviews and tests the pricing and related methodologies obtained from these independent pricing services against secondary sources to ensure that management can validate the investment’s fair value and related fair value hierarchy categorization. If large variances are observed between the price obtained from the independent pricing services and secondary sources, the Company analyzes the causes driving the variance.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

For certain fixed maturity securities not priced by independent pricing services (e.g., private placement securities without quoted market prices), a corporate pricing matrix or internally developed pricing model is generally used. The corporate pricing matrix is developed using private spreads for corporate securities with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a fixed maturity security to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that security. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular fixed maturity security.

In 2009, certain residential mortgage-backed securities backed by sub-prime and Alt-A collateral experienced low levels of market activity, leading the Company to utilize internal pricing models to assist in determining the estimated fair values of these securities.

As such, the Company used a weighting of internal pricing models and independent pricing services to better estimate the investments’ fair value. Management determined the use of multiple valuation techniques, considering both an income approach that maximized the use of relevant observable inputs and minimized the use of unobservable inputs and a market approach based on that observed quotes provided by independent pricing services produced a result more representative of the securities’ fair value.

The income approach incorporated cash flows for each investment adjusted for expected losses in different interest rate and housing scenarios. The adjusted cash flows were then discounted using a risk premium that market participants would demand because of the risk in the cash flows. The risk premium was reflective of an orderly transaction between market participants at the measurement date under the then current market conditions and included items such as liquidity and structure risk. The income approach also included a weighting of external third-party values. As sufficient information is often not available to conclude whether such prices are based on orderly transactions, this weighting methodology was designed to incorporate external prices into the Company’s internal valuation process.

In addition to weighting external prices when developing the internal values, the Company further calibrated those values to market indications through pricing determined from two independent pricing services (the market approach). The Company calibrated the prices obtained from the independent pricing services and the price developed internally by utilizing the median value to determine the estimated fair value.

In 2010, the markets for these securities began to experience more normal levels of activity and the prices obtained from independent pricing services were more representative of orderly transactions between market participants. As such, these securities were priced solely with the assistance of independent pricing services as of December 31, 2010.

When the collectability of contractual interest payments on fixed maturity securities is considered doubtful, such securities are placed in non-accrual status and any accrued interest is excluded from investment income.  These securities are not restored to accrual status until all delinquent interest and principal are paid and the Company determines that payment of future principal and interest is probable.

For investments in beneficial interests of securitized assets, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

Mortgage loans, net of allowance.  The Company holds commercial mortgage loans that are collateralized by properties throughout the United States.  Mortgage loans held for investment are carried at amortized cost less a valuation allowance.

The Company maintains a valuation allowance comprised of specific reserves for impaired loans and non-specific reserves for losses inherent in the balance of the portfolio.  Specific reserve changes are included in other-than-temporary impairment losses, while changes in non-specific reserves are recorded in net realized investment gains and losses.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Interest income on performing mortgage loans is recognized over the life of the loan using the effective-yield method.  Loans in default or in the process of foreclosure are placed on non-accrual status.  Interest received on non-accrual status mortgage loans is included in net investment income in the period received.

Policy loans.  Policy loans, which are collateralized by the related insurance policy, are carried at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Short-term investments.  Short-term investments consist of highly liquid debt instruments with maturities of greater than three months and less than twelve months when purchased.  The Company carries short-term investments at estimated fair value.

Securities lending.  The Company has entered into securities lending agreements with an agent bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income on the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of loaned securities to be held as collateral. Cash collateral is invested by the agent bank in investment-grade securities, which are included in the total investments of the Company. Non-cash collateral is recorded off-balance sheet. The Company continues to recognize loaned securities in either available-for-sale investments or short-term investments, and a securities lending payable is recorded in other liabilities for the amount of collateral received. Net income received from securities lending activities is included in net investment income.

Other-than-temporary impairments evaluations.  The Company periodically reviews its available-for-sale fixed maturities and equities on a case-by-case basis to determine if any decline in fair value to below cost or amortized cost is other-than-temporary. Factors considered in determining whether a decline is other-than-temporary include the length of time a security has been in an unrealized loss position, the severity of the unrealized loss, reasons for the decline in value and expectations for the amount and timing of a recovery in fair value.

In assessing corporate debt securities for other-than-temporary impairment, the Company evaluates the ability of the issuer to meet its debt obligations, the value of the company or specific collateral securing the debt, the Company’s intent to sell the security and whether it is more likely than not that the Company will be required to sell the security before the recovery of its amortized cost basis. The Company also evaluates U.S. Treasury securities and obligations of U.S. Government corporations, U.S. Government agencies, obligations of states and political subdivisions, and debt securities issued by foreign governments for other-than-temporary impairment by examining similar characteristics referenced above for corporate debt securities.

When evaluating whether residential mortgage-backed securities, commercial mortgage-backed securities, collateralized debt obligations and other asset-backed securities are other-than-temporarily impaired, the Company examines characteristics of the underlying collateral, such as delinquency and default rates, the quality of the underlying borrower, the type of collateral in the pool, the vintage year of the collateral, subordination levels within the structure of the collateral pool, the quality of any credit guarantors, the Company’s intent to sell the security and whether it is more likely than not will be required to sell the security before the recovery of its amortized cost basis.

For all debt securities evaluated for other-than-temporary impairment (for which the Company does not have the intent to sell and it is not more likely than not that it will be required to sell the security before the recovery of its amortized cost basis), the Company considers the timing and amount of the cash flows. The Company evaluates its intent to sell on an individual security basis.

To the extent that the present value of cash flows generated by a debt security is less than the amortized cost, or the reference amount if the security is accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 325, Investments - Other, an other-than-temporary impairment is recognized through earnings.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Other-than-temporary impairment losses on securities (where the Company does not intend to sell the security and it is not more likely than not it will be required to sell the security prior to recovery of the security’s amortized cost) are bifurcated with the credit portion of the impairment loss being recognized in earnings and the non-credit loss portion of the impairment being recognized in other comprehensive income, net of applicable taxes and other offsets.

Prior to 2009, an other-than-temporary impairment charge was taken when the Company did not have the ability and intent to hold the security until the forecasted recovery or if it was probable that the Company would not recover all contractual amounts when due. Many criteria were considered during this process including, but not limited to, specific credit issues and financial prospects related to the issuer, the quality of the underlying collateral, management’s intent and ability to hold the security until recovery, current economic conditions that could affect the creditworthiness of the issuer in the future, the current fair value as compared to the amortized cost of the security, the extent and duration of the unrealized loss, and the rating of the affected security. Other-than-temporary impairment losses resulted in a permanent reduction to the cost basis of the underlying investment equal to the difference between the estimated fair value of the security and its amortized cost.

It is reasonably possible that further declines in estimated fair values of such investments, or changes in assumptions or estimates of anticipated recoveries and/or cash flows, may cause further other-than-temporary impairments in the near term, which could be significant.

The Company considers both the non-credit portion of other-than-temporary impairment losses recognized in accumulated other comprehensive income and any subsequent changes in the fair value of those debt securities as accumulated other comprehensive losses recognized on debt securities which have credit losses in earnings.

Equity securities may experience other-than-temporary impairment in the future based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the security to recovery.

Derivative Instruments

The Company uses derivative instruments in efforts to manage exposures and mitigate risks associated with interest rates, equity markets, foreign currency and credit.  These derivative instruments primarily include interest rate swaps, futures contracts, credit default swaps, cross-currency swaps and other traditional swap agreements.  Certain features embedded in the Company’s investments, equity-indexed annuity contracts and variable annuity contracts are derivatives requiring separate accounting under the provisions of FASB ASC 815-15 Embedded Derivatives.  All derivative instruments are carried at fair value and are reflected as an asset or liability.  See Note 6 for a discussion on the Company’s use of derivative instruments.

The Company’s derivative transaction counterparties are generally financial institutions and corporations. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. Generally, the Company accepts collateral in the form of cash and marketable securities.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Revenues and Benefits

Investment and Universal Life Insurance Products.  Investment products consist primarily of individual and group variable and fixed deferred annuities.  Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance (COLI), bank-owned life insurance (BOLI) and other interest-sensitive life insurance policies.  Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance charges, administrative fees and surrender charges that have been earned and assessed against policy account balances during the period.  The timing of revenue recognition as it relates to fees assessed on investment contracts and universal life contracts is determined based on the nature of such fees.  Asset fees, cost of insurance charges and administrative fees are assessed on a daily or monthly basis and recognized as revenue when assessed and earned.  Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited.  Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Policy benefits and claims that are charged to expense include interest credited to policyholder accounts and benefits and claims incurred in the period in excess of related policyholder accounts.

Traditional Life Insurance Products.  Traditional life insurance products include those products with fixed and guaranteed premiums and benefits, and primarily consist of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies.  Premiums for traditional life insurance products are recognized as revenue when due.  Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contract.  This association is accomplished through the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

Cash and Cash Equivalents

Cash and cash equivalents, which include highly liquid investments with original maturities of less than three months, are carried at cost, which approximates fair value.

Deferred Policy Acquisition Costs

Investment and universal life insurance products.  The Company has deferred certain costs of acquiring investment and universal life insurance products, principally commissions, certain expenses of the policy issue and underwriting department, and certain variable sales expenses that relate to and vary with the production of new and renewal business.  In addition, the Company defers sales inducements, such as interest credit bonuses and jumbo deposit bonuses.  Investment products primarily consist of individual and group variable and fixed deferred annuities in the Individual Investments and Retirement Plans segments.  Universal life insurance products include universal life insurance, variable universal life insurance, COLI, BOLI and other interest-sensitive life insurance policies in the Individual Protection segment.  DAC is subject to recoverability testing in the year of policy issuance and loss recognition testing at the end of each reporting period.  For investment and universal life insurance products, the Company amortizes DAC with interest over the lives of the policies in relation to the present value of estimated gross profits from projected interest margins, asset fees, cost of insurance charges, administrative fees, surrender charges, and net realized investment gains and losses less policy benefits and policy maintenance expenses.

The Company adjusts the DAC asset related to investment and universal life insurance products to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale. The adjustment to DAC represents the change in amortization of DAC that would have been required as a charge or credit to operations had such unrealized amounts been realized and allocated to the product lines.

The assumptions used in the estimation of future gross profits are based on the Company’s current best estimates of future events and are reviewed as part of an annual process during the second quarter.  During the annual process, the Company performs a comprehensive study of assumptions, including mortality and persistency studies, maintenance expense studies, and an evaluation of projected general and separate account investment returns.  The most significant assumptions that are involved in the estimation of future gross profits include future net separate account investment performance, surrender/lapse rates, interest margins and mortality.  Currently, the Company’s long-term assumption for net separate account investment

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

performance is approximately 7% growth per year.  The Company reviews this assumption, like others, as part of its annual process.  If this assumption were unlocked, the date of the unlocking could become the anchor date used in the reversion to the mean process (defined below).  Variances from the long-term assumption are expected since the majority of the investments in the underlying separate accounts are in equity securities, which strongly correlate in the aggregate with the Standard & Poor’s (S&P) 500 Index.  The Company bases its reversion to the mean process on actual net separate account investment performance from the anchor date to the valuation date.  The Company then assumes different performance levels over the next three years such that the separate account mean return measured from the anchor date to the end of the life of the product equals the long-term assumption.  The assumed net separate account investment performance used in the DAC models is intended to reflect what is anticipated.  However, based on historical returns of the S&P 500 Index, and as part of its pre-set parameters, the Company’s reversion to the mean process generally limits net separate account investment performance to 0-15% during the three-year reversion period.

Changes in assumptions can have a significant impact on the amount of DAC reported for investment and universal life insurance products and their related amortization patterns.  In the event actual experience differs from assumptions or future assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which could be significant.  In general, increases in the estimated long-term general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in long-term lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

In addition to the comprehensive annual study of assumptions, management evaluates the appropriateness of the individual variable annuity DAC balance quarterly within pre-set parameters.  These parameters are designed to appropriately reflect the Company’s long-term expectations with respect to individual variable annuity contracts while also evaluating the potential impact of short-term experience on the Company’s recorded individual variable annuity DAC balance.  If the recorded balance of individual variable annuity DAC falls outside of these parameters for a prescribed period, or if the recorded balance falls outside of these parameters and management determines it is not reasonably possible to get back within the parameters during a given period, assumptions are required to be unlocked, and DAC is recalculated using revised best estimate assumptions.  When DAC assumptions are unlocked and revised, the Company continues to use the reversion to the mean process.

See Note 7 for a discussion of assumption changes that impacted DAC amortization and related balances for 2010, 2009 and 2008.

Traditional life insurance products. Generally, DAC related to traditional life insurance products is amortized with interest over the premium-paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue.  Such anticipated premium revenue is estimated using the same assumptions as those used for computing liabilities for future policy benefits at issuance.  Under existing accounting guidance, the concept of DAC unlocking does not apply to traditional life insurance products, although evaluations of DAC for recoverability at the time of policy issuance and loss recognition testing at each reporting period are required.

Value of Business Acquired

As a result of the acquisition of Provident Mutual Life Insurance Company (Provident) in 2002 and the application of purchase accounting, the Company reports an intangible asset representing the estimated fair value of the business in force and the portion of the purchase price that was allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts existing as of the closing date of the Provident acquisition.  The value assigned to VOBA was supported by an independent valuation study commissioned by the Company and executed by a team of qualified valuation experts, including actuarial consultants.

VOBA represents the actuarially-determined value of future cash flows for acquired insurance contracts. Expected future cash flows are determined based on projected future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, changes in reserves, operating expenses, investment income and other factors. VOBA is adjusted for unrealized gains and losses on available-for-sale securities for changes in amortization that would have been

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

required had such unrealized amounts been realized. In the event actual experience differs or assumptions are revised, an increase or decrease in VOBA amortization expense is recorded, which could be significant.

See Note 8 for a discussion of VOBA amortization and related balances for 2010, 2009 and 2008.

Goodwill

In connection with acquisitions of operating entities, the Company recognizes the excess of the purchase price over the fair value of net assets acquired as goodwill.  Goodwill is not amortized, but is evaluated for impairment at the reporting unit level annually.  Goodwill of a reporting unit also is tested for impairment on an interim basis in addition to the annual evaluation if an event occurs or circumstances change which would more likely than not reduce the fair value of a reporting unit below its carrying amount.

The process of evaluating goodwill for impairment requires several judgments and assumptions to be made to determine the fair value of the reporting units, including the method used to determine fair value; discount rates; expected levels of cash flows, revenues and earnings; and the selection of comparable companies used to develop market-based assumptions.  The Company performed its annual impairment test during the third quarter.

Closed Block

In connection with the sponsored demutualization of Provident prior to its acquisition, Provident established a closed block for the benefit of certain classes of individual participating policies that had a dividend scale payable in 2001.  Assets were allocated to the closed block in an amount that produces cash flows which, together with anticipated revenues from closed block business, is reasonably expected to be sufficient to provide for (1) payment of policy benefits, specified expenses and taxes, and (2) the continuation of dividends throughout the life of the Provident policies included in the closed block based upon the dividend scales payable for 2001, if the experience underlying such dividend scales continues.

Assets allocated to the closed block benefit only the holders of the policies included in the closed block and will not revert to the benefit of the Company.  No reallocation, transfer, borrowing or lending of assets can be made between the closed block and other portions of the Company’s general account, any of its separate accounts, or any affiliate of the Company without the approval of the Pennsylvania Insurance Department and Ohio Department of Insurance (ODI).  The closed block will remain in effect as long as any policy in the closed block is in force.

If, over time, the aggregate performance of the closed block assets and policies is better than was assumed in funding the closed block, dividends to policyholders will increase.  If, over time, the aggregate performance of the closed block assets and policies is less favorable than was assumed in the funding, dividends to policyholders could be reduced.  If the closed block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from the Company’s assets outside of the closed block, which are general account assets.

The assets and liabilities allocated to the closed block are recorded in the Company’s consolidated financial statements on the same basis as other similar assets and liabilities.  The carrying amount of closed block liabilities in excess of the carrying amount of closed block assets at the date Provident was acquired by the Company represents the maximum future earnings from the assets and liabilities designated to the closed block that can be recognized in income, for the benefit of stockholders, over the period the policies in the closed block remain in force.

If actual cumulative earnings exceed expected cumulative earnings, the expected earnings are recognized in income.  This is because the excess cumulative earnings over expected cumulative earnings, which represents undistributed accumulated earnings attributable to policyholders, is recorded as a policyholder dividend obligation.  Therefore, the excess will be paid to closed block policyholders as an additional policyholder dividend expense in the future unless it is otherwise offset by future performance of the closed block that is less favorable than originally expected.  If actual cumulative performance is less favorable than expected, actual earnings will be recognized in income.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The principal cash flow items that affect the amount of closed block assets and liabilities are premiums, net investment income, purchases and sales of investments, policyholder benefits, policyholder dividends, premium taxes and income taxes.  The principal income and expense items excluded from the closed block are management and maintenance expenses, commissions and net investment income and realized gains and losses on investments held outside of the closed block that support the closed block business, all of which enter into the determination of total gross margins of closed block policies for the purpose of the amortization of VOBA.  See Note 10 for further disclosure.

Separate Accounts

Separate account assets and liabilities represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives.  Separate account assets are recorded at fair value and the Company primarily uses net asset value (NAV) to estimate the underlying fair value for certain mutual funds that do not have readily determinable fair values.  The Company also uses market quotations to determine the underlying fair value of mutual funds when available.  Investment income and realized investment gains or losses of these accounts accrue directly to the contractholders.  The activity of the separate accounts is not reflected in the consolidated statements of operations except for (1) the fees the Company receives, which are assessed on a daily or monthly basis and recognized as revenue when assessed and earned, and (2) the activity related to contract guarantees, which are riders to existing variable annuity contracts.

Future Policy Benefits and Claims

The process of calculating reserve amounts for a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the relative incidence of death in a given time), morbidity (the relative incidence of disability resulting from disease or physical impairment) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts).

The Company calculates its liability for future policy benefits and claims for investment products in the accumulation phase and universal life and variable universal life insurance policies as the policy account balance, which represents participants’ net premiums and deposits plus investment performance and interest credited less applicable contract charges.

The Company adjusts future policy benefits and claims related to investments to reflect the impact of unrealized gains and losses on fixed maturity available-for-sale securities. The adjustment to future policy benefits and claims represents the change in policy reserves from using a discount rate that would have been required had such unrealized amounts been realized and the proceeds reinvested at then current market interest rates, which vary from the then current effective portfolio rate.

The Company’s liability for funding agreements to an unrelated third party trust related to the medium-term note (MTN) program equals the balance that accrues to the benefit of the contractholder, including interest credited.  The funding agreements constitute insurance obligations and are considered annuity contracts under Ohio insurance laws.

The liability for future policy benefits and claims for traditional life insurance policies was determined using the net level premium method using interest rates varying from 2.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals that were used or being experienced at the time the policies were issued.

The liability for future policy benefits for payout annuities was calculated using the present value of future benefits and   maintenance costs discounted using interest rates at issue varying generally from 3.0% to 13.0%

Liabilities for Variable Contract Guarantees

The Company offers various guarantees to variable annuity contractholders including a return of no less than total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period. See Note 11 for accounting policy discussion.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 8% of the Company’s life insurance in force in 2010 (9% in 2009 and 12% in 2008), 44% of the number of life insurance policies in force in 2010 (49% in 2009 and 50% in 2008).  The provision for policyholder dividends was based on the current dividend scales and has been included in future policy benefits and claims in the consolidated balance sheets.

Federal Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which requires deferred tax assets and liabilities to be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when management determines it is more likely than not that all or some portion of the deferred tax assets will not be realized.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe.  Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits.  In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the consolidated financial statements, which could be significant.

The Company has established tax reserves in accordance with the requirements of FASB ASC 740, Income Taxes. These reserves reviewed regularly and are adjusted as events occur that management believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues or release of administrative guidance or rendering of a court decision affecting a particular tax issue.

NLIC filed separate consolidated federal income tax returns, with their subsidiaries, and are eligible to join the Mutual consolidated tax return group in 2014.

Reinsurance ceded

Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts.  Assets and liabilities related to reinsurance ceded generally are reported in the consolidated balance sheets on a gross basis, separately from the related future policy benefits and claims of the Company.  The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder.

NLICA and Subsidiaries Merger

On December 31, 2009, NLIC merged with its affiliate, NLICA, with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, NLACA, effective as of December 31, 2009, with NLAIC as the surviving entity.  The merger was accounted for at historical cost in a manner similar to a pooling of interests because the involved entities were under common control.  NLICA and subsidiaries are reflected in the Company’s prior year consolidated financial statements at the historical cost of the transferred net assets to provide comparative information as though the companies were combined for all periods presented.  This presentation is consistent for both GAAP and Statutory reporting.  Since NLICA and NLACA were wholly-owned subsidiaries, there was no noncontrolling interest impact.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The Company has presented its consolidated financial statements and accompanying notes as applicable for all years presented to reflect the NLICA merger.

The following tables summarize the impact of the items described above on the income statement for the years ended December 31:

(in millions)	2009	2008

Total revenues	$ 375	$ 411
Total benefits and expenses	$ 357	$ 395
Federal income tax (benefit) expense	$ (5)	$ 1
Net income	$ 23	$ 15

The following tables summarize the impact of the items described above on the balance sheet for the years ended December 31:

(in millions)	2009

Total assets	$ 5,926
Total liabilities	$ 4,895
Total shareholder's equity	$ 1,031

The impact of the merger on shareholder’s equity was $1.0 billion and $1.3 billion as of December 31, 2008 and 2007, respectively.

Subsequent events

The Company evaluated subsequent events through the date the consolidated financial statements were issued.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(3)	Recently Issued Accounting Standards

In January 2011, the FASB issued Accounting Standards Update (ASU) 2011-01, which temporarily defers the effective date for disclosures related to troubled debt restructurings contained within ASU 2010-20.  This deferral enables public companies to delay the effective date of these disclosures indefinitely until the FASB adopts clarification to the guidance for determining what constitutes a troubled debt restructuring.  The effective date for all other disclosures required under ASU 2010-20 are not subject to this deferral.  This guidance is effective for the Company immediately.  This guidance was adopted by the Company in January 2011 with no impact to the Company's financial statements.

In December 2010, the FASB adopted ASU 2010-29, which amends FASB ASC 805, Business Combinations for public entities that present comparative financial statements.  This guidance specifies that an entity should disclose revenue and earnings of the combined entity as though the business combinations that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period.  The revised guidance also expands the pro forma revenue and earnings disclosures to include a description of the nature and amount of any material, nonrecurring pro forma adjustments attributable to the business combinations.  This ASU is effective for business combinations that have an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  The Company adopted this guidance prospectively beginning January 1, 2011.  On the date of adoption, there was no impact to the Company’s financial statements.

In December 2010, the FASB adopted ASU 2010-28, which amends FASB ASC 350, Intangibles – Goodwill and Other related to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts.  As a result of this ASU, an entity will be required to perform Step 2 on reporting units that have zero or negative carrying amounts if adverse qualitative factors exist that would indicate that the reporting unit is more likely than not impaired.  This will eliminate the ability for entities to pass Step 1 of the impairment test just because the fair value of the reporting unit is generally greater than zero.  This guidance is effective for fiscal and interim reporting periods beginning after December 15, 2010.  The Company adopted this guidance effective January 1, 2011 with no impact to the Company’s financial statements.  The Company will apply this guidance prospectively as is required.

In October 2010, the FASB issued ASU 2010-26, which amends FASB ASC 944, Financial Services - Insurance. This guidance amends Topic 944 by modifying the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. Under this ASU incremental direct costs of contract acquisition can be capitalized. Additionally, certain costs related directly to underwriting, policy issuance and processing, medical and inspection, and sales force contract selling activities can be capitalized. The costs are limited to the portion of an employee’s total compensation, excluding any compensation that is capitalized as incremental direct costs of contract acquisition, and payroll-related fringe benefits related directly to time spent performing these activities for actual acquired contracts and other costs related directly to these activities that would not have been incurred if the contract had not been acquired. The guidance also specifies that only certain direct-response advertising costs are able to be included in DAC. This guidance is effective for fiscal and interim periods beginning after December 15, 2011, with early adoption permitted, but only at the beginning of an entity’s annual reporting period. The amendments are required to be applied prospectively upon adoption. Retrospective application to all prior periods presented upon the date of adoption also is permitted, but not required. The Company will adopt this guidance effective January 1, 2012. The Company is currently evaluating the impact of adoption and whether prospective application or retrospective application is desired. The adoption of this guidance could have a significant impact on the Company’s financial statements.

In July 2010, the FASB issued ASU 2010-20, which amends FASB ASC 310, Receivables.  This guidance amends Topic 310 to improve the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses.  As a result of this guidance, an entity is required to disaggregate certain existing disclosures by portfolio segment or class.  The guidance also provides certain new disclosures about its financing receivables and related allowance for credit losses.  For disclosures as of the end of a reporting period, the guidance is effective for the Company for interim and annual reporting periods ending on or after December 15, 2010.  For disclosures about activity during a reporting period, the guidance is effective for the Company for interim and annual reporting periods beginning on or after December 15, 2010.  The Company adopted the guidance following this incremental approach as of December 31, 2010, with no impact to the consolidated financial statements of the Company.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

In April 2010, the FASB issued ASU 2010-18, which amends FASB ASC 310, Receivables.  This guidance clarifies that modifications of loans that are accounted for within a pool under FASB ASC Subtopic 310-30, Receivables - Loans and Debt Securities Acquired with Deteriorated Credit Quality, do not result in the removal of those loans from the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring.  An entity will continue to be required to consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change.  The guidance does not affect the accounting for loans under the scope of FASB ASC Subtopic 310-30 that are not accounted for within pools.  This guidance is effective for modifications occurring in the interim or annual period ending on or after July 15, 2010, with early adoption permitted.  The guidance was adopted on September 30, 2010 and will be applied to prospective transactions as is required. The adoption of this guidance had no impact on the consolidated financial statements of the Company.

In April 2010, the FASB issued ASU 2010-15 which clarifies that an insurance entity should not consider any separate account interests held for the benefit of policy holders in an investment to be the insurer’s interest and should not combine those interests with its general account interest in the same investment when assessing the investment for consolidation, unless the separate account interests are held for the benefit of a related party holder and the variable interest entity guidance requires the consideration of related parties.  The update also clarifies that for the purpose of evaluating whether the retention of specialized accounting for investments in consolidation is appropriate, a separate account arrangement should be considered a subsidiary.  Additionally, the amendments do not require an insurer to consolidate an investment in which a separate account holds a controlling financial interest if the investment is not or would not be consolidated in the standalone financial statements of the separate account.  When consolidation is required, the update provides guidance on how an insurer should consolidate an investment fund.  The amendments should be applied retrospectively in fiscal years beginning after December 15, 2010, and interim periods within those years with earlier application permitted.  The Company early adopted this guidance effective April 1, 2010 resulting in an immaterial impact of adoption.

In March 2010, the FASB issued ASU 2010-11 which clarifies the scope exception for embedded credit derivatives.  This scope exception allows for embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another to not be subject to potential bifurcation and separate accounting under Subtopic 815-15, Embedded Derivatives.  The ASU clarifies how to apply this scope exception including how to determine which embedded credit derivative features, including those in collateralized debt obligations and synthetic collateralized debt obligations, are considered to be embedded derivatives that should not be analyzed for potential bifurcation and separate accounting under Subtopic 815-15.  To ease transition, the guidance allows companies to irrevocably elect to apply the fair-value option to any investment in a beneficial interest in securitized financial assets.  The amendments are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010 with early adoption permitted at the beginning of the first fiscal quarter beginning after issuance of the ASU.  The Company adopted this guidance effective July 1, 2010 and elected fair value treatment for synthetic collateralized debt obligations. The adoption of this guidance resulted in a cumulative effect adjustment of $9 million, net of taxes, to retained earnings with a corresponding adjustment to accumulated other comprehensive income (AOCI).  See Note 6 for further discussion on synthetic collateralized debt obligations.

In February 2010, the FASB issued ASU 2010-08 which contained technical corrections to various codification topics.  While none of the provisions in the ASU fundamentally change GAAP, certain clarifications made to the guidance on embedded derivatives and hedging (Subtopic 815-15) may cause a change in the application of that Subtopic and, thus, special transition provisions were provided for accounting changes related to that Subtopic.  The amendments of this ASU are effective for the first reporting period, including interim periods, beginning after issuance, except for certain amendments related to embedded derivatives and certain changes that affect the calculation of tax benefits attributable to reorganizations.  The amendments related to the reorganization guidance in Paragraph 852-740-45-2 should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company adopted these provisions as of January 1, 2009 with no impact of adoption.  The amendments to the embedded derivative guidance are effective for fiscal years beginning after December 15, 2009.  The Company adopted the embedded derivative provisions as of January 1, 2010 with an immaterial impact of adoption.  The Company adopted all other ASU 2010-08 provisions as of April 1, 2010 with no impact of adoption.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

In February 2010, the FASB issued ASU 2010-10, which defers the application of guidance under FASB ASC 810 for certain interests in an entity that has all of the attributes of an investment company, or for which it is industry practice to apply measurement principles for financial reporting that are consistent with those investment companies apply, or the entity is a registered money market fund.  An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities before the guidance amendments.  This guidance is effective for fiscal and interim reporting periods beginning after November 15, 2009.  The Company adopted this guidance effective January 1, 2010.  As a result of the application of this ASU, the Company deferred application for the applicable entities within the scope of the standard.

In January 2010, the FASB issued ASU 2010-06, which amends FASB ASC 820, Fair Value Measurement and Disclosures.  This guidance requires new disclosures and provides amendments to clarify existing disclosures.  The new requirements include disclosing transfers in and out of Levels 1 and 2 fair value measurements and the reasons for the transfers and further disaggregating activity in Level 3 fair value measurements.  The clarification of existing disclosure guidance includes further disaggregation of fair value measurement disclosures for each class of assets and liabilities and providing disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.  The guidance also includes conforming amendments to the guidance on employers’ disclosures about the postretirement benefit plan assets.  This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the new disclosures regarding the activity in Level 3 measurements, which shall be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company adopted this guidance effective January 1, 2010, except for the new disclosure regarding the activity in level 3 measurements, which the Company will adopt for the fiscal period beginning January 1, 2011.  See Note 4 for required disclosures.

In June 2009, the FASB issued guidance under FASB ASC 860, Transfers and Servicing.  This guidance eliminates the concept of a qualifying special-purpose entity (QSPE) and clarifies and amends the derecognition criteria for a transfer to be accounted for as a sale and the unit of account eligible for sale accounting.  Additionally, this guidance requires a transferor to initially measure and recognize all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale at fair value.  Additionally, on and after the effective date, existing QSPEs (as defined under previous accounting standards) must be evaluated for consolidation in accordance with the applicable consolidation guidance.  This guidance also establishes new requirements for reporting a transfer of a portion of a financial asset as a sale.  This guidance requires enhanced disclosures about, among other things, a transferor’s continuing involvement with transfers of financial assets accounted for as sales, the risks inherent in the transferred financial assets that have been retained, and the nature and financial effect of restrictions on the transferor’s assets that continue to be reported in the consolidated balance sheets.  This guidance is effective for fiscal and interim reporting periods beginning after November 15, 2009.  The Company adopted this guidance effective January 1, 2010. The guidance will be applied to prospective transactions, as is required. There was no impact on the consolidated financial statements of the Company in the adoption of the guidance.

In June 2009, the FASB issued guidance under FASB ASC 810, Consolidation.  This guidance changes the consolidation guidance applicable to a variable interest entity (VIE).  It also amends the guidance governing the determination of whether an entity is the VIE’s primary beneficiary (the reporting entity that must consolidate the VIE) by requiring a qualitative analysis rather than a quantitative analysis.  The qualitative analysis will include consideration of who has the power to direct the activities of the entity that most significantly impact the entity’s economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.  FASB ASC 810 also requires continuous reassessment of whether an enterprise is the primary beneficiary of a VIE.  Prior guidance required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred.  FASB ASC 810 also requires enhanced disclosures about an enterprise’s variable interest with a VIE.  See Note 21 for required disclosures.  This guidance is effective for fiscal and interim reporting periods beginning after November 15, 2009.  The Company adopted this guidance effective January 1, 2010 resulting in an increase to noncontrolling interest of $46 million.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

In April 2009, the FASB issued guidance under FASB ASC 320, Investments – Debt and Equity Securities.  This guidance is designed to create greater clarity and consistency in accounting for and presentation of impairment losses on debt securities.  This guidance is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted.  As of the beginning of the interim period of adoption, this guidance requires a cumulative-effect adjustment to reclassify the non-credit component of previously recognized other-than-temporary impairment losses on debt securities from retained earnings to the beginning balance of AOCI.  The Company adopted this guidance as of January 1, 2009.  The adoption of this guidance resulted in a cumulative-effect adjustment of $250 million, net of taxes, as an adjustment to the opening balance of retained earnings with a corresponding adjustment to the opening balance of AOCI.

(4)	Fair Value Measurements

Fair Value Option

The Company assesses the fair value option election for newly acquired financial assets or liabilities on a prospective basis. Except for synthetic collateralized debt obligations, there are no material assets or liabilities for which the Company elected the fair value option.

Fair Value Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on observable and unobservable inputs.  Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable inputs.  The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.  In determining fair value, the Company uses various methods including market, income and cost approaches.

The Company categorizes its financial instruments into a three level hierarchy based on the priority of the inputs to the valuation technique.  The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes financial assets and liabilities recorded at fair value in the consolidated balance sheets as follows:

•	Level 1 – Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date.

•
Level 2 – Unadjusted quoted prices for similar assets or liabilities in active markets or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means.

•
Level 3 – Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  Inputs reflect management’s best estimate about the assumptions market participants would use at the measurement date in pricing the asset or liability.  Consideration is given to the risk inherent in both the method of valuation and the valuation inputs.

The Company periodically reviews its fair value hierarchy classifications for financial assets and liabilities. Changes in observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications into/out of Level 3 are reported as transfers at the beginning of the period in which the change occurs.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes the sources used in determining the fair values of fixed maturity securities as of the dates indicated:

	December 31,	December 31,
	2010	2009
Independent pricing services	81%	68%
Pricing matrices	10%	11%
Broker quotes	5%	6%
Internal pricing models	2%	13%
Other sources	2%	2%
Total	100%	100%

Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)

The Company uses NAV to estimate the underlying fair value for certain mutual funds that do not have readily determinable fair values, which are included in separate account assets.

All but one of these mutual funds are included in Level 2 and had fair values totaling $50.0 billion and $44.0 billion as of December 31, 2010 and 2009, respectively.  These funds have no unfunded commitments or restrictions and the Company always has the ability to redeem the separate account investment in these funds with the investee at NAV daily.  These mutual funds are primarily invested in domestic and international equity funds.

The Company’s separate account assets include an investment in a mutual fund that may not be redeemed until a seven year guarantee period expires in 2016; however, NAV has been used to estimate the fair value of this investment as a practical expedient.  This fund has no unfunded commitments or other restrictions.  The investment strategy of this fund is to build a portfolio where the assets shall be sufficient to achieve a target portfolio value by the end of the seven year guarantee period.  The Company’s portion of the net asset value of this fund reported in separate account assets was $1.3 billion and $976 million as of December 31, 2010 and 2009, respectively, and is included in Level 3.

Since separate account assets include mutual fund investments not directed by the Company, the contractholders have the ability to select and change investment categories, which may result in the underlying mutual funds being purchased and sold in the future.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

(in millions)	Level 1	Level 2	Level 3	Total

Assets
Investments:
Securities available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 572	$ 10	$ 2	$ 584
Obligations of states and political subdivisions	-	1,377	-	1,377
Debt securities issued by foreign governments	123	-	-	123
Corporate public securities	2	12,600	114	12,716
Corporate private securities	-	3,087	1,161	4,248
Residential mortgage-backed securities	540	5,090	9	5,639
Commercial mortgage-backed securities	-	1,184	2	1,186
Collateralized debt obligations	-	61	191	252
Other asset-backed securities	-	293	16	309
Total fixed maturity securities	$ 1,237	$ 23,702	$ 1,495	$ 26,434
Equity securities	10	32	-	42
Total securities available-for-sale	$ 1,247	$ 23,734	$ 1,495	$ 26,476
Trading securities	-	-	45	45
Short-term investments	25	1,037	-	1,062
Total investments	$ 1,272	$ 24,771	$ 1,540	$ 27,583

Cash and cash equivalents	337	-	-	337
Derivative assets	-	627	211	838
Separate account assets1,3	12,325	50,745	1,805	64,875
Total assets	$ 13,934	$ 76,143	$ 3,556	$ 93,633

Liabilities
Future policy benefits and claims2	$ -	$ -	$ (226)	$ (226)
Derivative liabilities	(18)	(524)	(4)	(546)
Total liabilities	$ (18)	$ (524)	$ (230)	$ (772)

__________
1	Comprised of public, privately registered and non-registered mutual funds and investments in securities.
2
Related to embedded derivatives associated with living benefit contracts.  The Company’s guaranteed minimum accumulation benefits (GMABs), guaranteed lifetime withdrawal benefits (GLWBs) and hybrid GMABs/GLWBs are considered embedded derivatives requiring the related liabilities to be separated from the host insurance product and recognized at fair value, with changes in fair value reported in earnings.  This balance also includes embedded derivatives associated with fixed equity-indexed annuities (EIA) that provide for interest earnings that are linked to the performance of specified equity market indices.

3	The value of separate account liabilities is set to equal the fair value of separate account assets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes financial instruments for which the Company used significant unobservable inputs (Level 3) to determine fair value measurements for the year ended December 31, 2010:

		Net investment						Change in
		gains (losses)						unrealized
		In earnings		Purchases,				gains (losses)
	Balance as of	(realized		issuances,	Transfers	Transfers	Balance as of	in earnings
	December 31,	and	In OCI	sales and	into	out of	December 31,	due to assets
(in millions)	2009	unrealized)1	(unrealized)2	settlements	Level 3	Level 3	2010	still held

Assets
Investments:
Securities available-for-sale3:
Fixed maturity securities
U.S. Treasury securities and
obligations of U.S.
Government corporations
and agencies	$ 2	$ -	$ -	$ -	$ -	$ -	$ 2	$ -
Corporate public securities	215	1	4	(15)	1	(92)	114	-
Corporate private securities	1,187	3	31	(268)	311	(103)	1,161	-
Residential mortgage-backed
securities	2,034	(1)	4	(12)	2	(2,018)	9	-
Commercial mortgage-backed
securities	405	-	1	-	-	(404)	2	-
Collateralized debt obligations	240	(27)	29	(67)	16	-	191	-
Other asset-backed securities	167	(9)	8	(11)	-	(139)	16	-
Total fixed maturity securities	$ 4,250	$ (33)	$ 77	$ (373)	$ 330	$ (2,756)	$ 1,495	$ -
Equity securities	8	-	-	(7)	-	(1)	-	-
Total securities available for sale	$ 4,258	$ (33)	$ 77	$ (380)	$ 330	$ (2,757)	$ 1,495	$ -
Trading securities	-	(4)	-	49	-	-	45	(4)
Mortgage loans held for sale	48	14	-	(62)	-	-	-	2
Total investments	$ 4,306	$ (23)	$ 77	$ (393)	$ 330	$ (2,757)	$ 1,540	$ (2)

Derivative assets	331	(91)	-	(29)	-	-	211	(69)
Separate account assets4,6	1,628	188	-	(4)	1	(8)	1,805	-
Total assets	$ 6,265	$ 74	$ 77	$ (426)	$ 331	$ (2,765)	$ 3,556	$ (71)

Liabilities
Future policy benefits and claims5	$ (311)	$ 93	$ -	$ (8)	$ -	$ -	$ (226)	$ 93
Derivative liabilities	(2)	(2)	-	-	-	-	(4)	(2)
Total liabilities	$ (313)	$ 91	$ -	$ (8)	$ -	$ -	$ (230)	$ 91

1
Includes gains and losses on sales of financial instruments, changes in fair value of certain instruments and other-than-temporary impairments.  The net unrealized gain/loss on separate account assets is attributable to contractholders and, therefore, is not included in the Company’s earnings.

2	Includes changes in fair value of certain instruments and non-credit related other-than-temporary impairments.
3
Includes certain collateralized mortgage obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, certain broker or internally priced securities and securities that are at or near default based on ratings assigned by the National Association of Insurance Commissioners (NAIC) (see Note 5 for a discussion of NAIC designations.  Equity securities represent holdings in non-registered mutual funds with significant unobservable inputs.

4	Comprised of non-registered mutual funds with significant unobservable and/or liquidity restrictions.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

5
Relates to GMAB, GLWB and hybrid GMAB/GLWB embedded derivatives associated with contracts with living benefit riders.  This balance also includes embedded derivatives associated with EIAs.  Related derivatives are internally valued.  The valuation of guaranteed minimum benefit embedded derivatives is based on capital market and actuarial assumptions, including risk margin considerations reflecting policyholder behavior.  The Company uses both observable and unobservable inputs, such as published swap rates and historical volatilities as well as implied volatilities, in its capital market assumptions.  Actuarial assumptions, including lapse behavior and mortality rates, are either based on annuity experience or pricing assumptions if experience has not yet developed.

6	The value of separate account liabilities is set to equal the fair value of separate account assets.

Transfers during the year ended December 31, 2010

At December 31, 2009, most of the Company’s investments in residential mortgage-backed securities backed by Alt-A and sub-prime collateral were categorized as Level 3 financial assets because there was little market activity in these securities.   During 2010, market activity increased in these securities such that they are no longer considered inactive.  As such, these securities were transferred out of Level 3 and into Level 2. Additionally, many of the Company’s investments in below investment-grade commercial mortgage-backed securities which were categorized as Level 3 financial assets as of December 31, 2009 were transferred to Level 2 in 2010. This was primarily due to an increase in the observable valuation inputs of market activity and availability of higher quality independent pricing data. There were no significant transfers into or out of Level 1 during the year ended December 31, 2010.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following tables summarize transfers of financial instruments into and out of Level 1 and Level 2 for the year ended December 31, 2010:

(in millions)	Transfers into Level 1	Transfers out of Level 1	Transfers into Level 2	Transfers out of Level 2

Assets
Investments:
Securities available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ -	$ (6)	$ 6	$ -
Debt securities issued by foreign governments	120	-	-	(120)
Corporate public securities	-	(22)	114	(1)
Corporate private securities	-	-	103	(311)
Residential mortgage-backed securities	-	(41)	2,059	(2)
Commercial mortgage-backed securities	-	-	404	-
Collateralized debt obligations	-	-	-	(16)
Other asset-backed securities	-	-	139	-
Total fixed maturity securities	$ 120	$ (69)	$ 2,825	$ (450)
Equity securities	-	-	1	-
Total securities available-for-sale	$ 120	$ (69)	$ 2,826	$ (450)
Total investments	$ 120	$ (69)	$ 2,826	$ (450)

Separate account assets	-	(1)	8	-
Total assets	$ 120	$ (70)	$ 2,834	$ (450)

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

(in millions)	Level 1	Level 2	Level 3	Total

Assets
Investments:
Securities available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 748	$ 4	$ 2	$ 754
Obligations of states and political subdivisions	-	549	-	549
Debt securities issued by foreign governments	-	75	-	75
Corporate public securities	2	11,134	215	11,351
Corporate private securities	-	3,423	1,187	4,610
Residential mortgage-backed securities	229	3,246	2,034	5,509
Commercial mortgage-backed securities	-	679	405	1,084
Collateralized debt obligations	-	132	240	372
Other asset-backed securities	-	279	167	446
Total fixed maturity securities	$ 979	$ 19,521	$ 4,250	$ 24,750
Equity securities	13	32	8	53
Total securities available-for-sale	$ 992	$ 19,553	$ 4,258	$ 24,803
Mortgage loans held for sale1	-	-	48	48
Short-term investments	56	947	-	1,003
Total investments	$ 1,048	$ 20,500	$ 4,306	$ 25,854

Cash and cash equivalents	49	-	-	49
Derivative assets	-	498	331	829
Separate account assets2,4	11,607	44,611	1,628	57,846
Total assets	$ 12,704	$ 65,609	$ 6,265	$ 84,578

Liabilities
Future policy benefits and claims3	$ -	$ -	$ (311)	$ (311)
Derivative liabilities	(10)	(404)	(2)	(416)
Total liabilities	$ (10)	$ (404)	$ (313)	$ (727)

__________
1	Elected to be carried at fair value.
2	Comprised of public, privately registered and non-registered mutual funds and investments in securities.
3
Related to embedded derivatives associated with living benefit contracts.  The Company’s GMABs, GLWBs and hybrid GMABs/GLWBs are considered embedded derivatives requiring the related liabilities to be separated from the host insurance product and recognized at fair value, with changes in fair value reported in earnings.  This balance also includes embedded derivatives associated with fixed EIAs that provide for interest earnings that are linked to the performance of specified equity market indices.

4	The value of separate account liabilities is set to equal the fair value of separate account assets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes financial instruments for which the Company used significant unobservable inputs (Level 3) to determine fair value measurements for the year ended December 31, 2009:

		Net investment						Change in
		gains (losses)						unrealized
		In earnings		Purchases,				gains (losses)
	Balance as of	(realized		issuances,	Transfers	Transfers	Balance as of	in earnings
	December 31,	and	In OCI	sales and	in to	out of	December 31,	due to assets
(in millions)	2008	unrealized)1	(unrealized)2	settlements	Level 3	Level 3	2009	still held

Assets
Investments:
Securities available-for-sale3:
Fixed maturity securities
U.S. Treasury securities and
obligations of U.S.
Government corporations
and agencies	$ 2	$ -	$ -	$ -	$ -	$ -	$ 2	$ -
Corporate public securities	253	(31)	40	(121)	92	(18)	215	-
Corporate private securities	1,074	(49)	220	(280)	395	(173)	1,187	-
Residential mortgage-backed
securities	3,036	(111)	389	(431)	1	(850)	2,034	-
Commercial mortgage-backed
securities	263	(20)	139	(7)	94	(64)	405	-
Collateralized debt obligations	251	(53)	77	(18)	-	(17)	240	-
Other asset-backed securities	112	(17)	43	(12)	49	(8)	167	-
Total fixed maturity securities	$ 4,991	$ (281)	$ 908	$ (869)	$ 631	$ (1,130)	$ 4,250	$ -
Equity securities	18	1	-	5	-	(16)	8	-
Total securities available for sale	$ 5,009	$ (280)	$ 908	$ (864)	$ 631	$ (1,146)	$ 4,258	$ -
Mortgage loans held for sale	125	(8)	-	(69)	-	-	48	(3)
Total investments	$ 5,134	$ (288)	$ 908	$ (933)	$ 631	$ (1,146)	$ 4,306	$ (3)

Derivative assets	598	(312)	(12)	57	-	-	331	(310)
Separate account assets4,6	2,142	(647)	-	400	15	(282)	1,628	218
Total assets	$ 7,874	$ (1,247)	$ 896	$ (476)	$ 646	$ (1,428)	$ 6,265	$ (95)

Liabilities
Future policy benefits and claims5	$ (1,740)	$ 1,438	$ -	$ (9)	$ -	$ -	$ (311)	$ 1,438
Derivative liabilities	(4)	2	-	-	-	-	(2)	2
Total liabilities	$ (1,744)	$ 1,440	$ -	$ (9)	$ -	$ -	$ (313)	$ 1,440

__________

1
Includes gains and losses on sales of financial instruments, changes in fair value of certain instruments and other-than-temporary impairments.  The net unrealized gain/loss on separate account assets is attributable to contractholders and, therefore, is not included in the Company’s earnings.

2	Includes changes in fair value of certain instruments and non-credit related other-than-temporary impairments.
3
Includes certain collateralized mortgage obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, certain broker or internally priced securities and securities that are at or near default based on ratings assigned by the NAIC (see Note 5 for a discussion of NAIC designations).  Equity securities represent holdings in non-registered mutual funds with significant unobservable inputs.

4	Comprised of non-registered mutual funds with significant unobservable and/or liquidity restrictions.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

5
Relates to GMAB, GLWB and hybrid GMAB/GLWB embedded derivatives associated with contracts with living benefit riders.  This balance also includes embedded derivatives associated with EIAs.  Related derivatives are internally valued.  The valuation of guaranteed minimum benefit embedded derivatives is based on capital market and actuarial assumptions, including risk margin considerations reflecting policyholder behavior.  The Company uses both observable and unobservable inputs, such as published swap rates and historical volatilities as well as implied volatilities, in its capital market assumptions.  Actuarial assumptions, including lapse behavior and mortality rates, are either based on annuity experience or pricing assumptions if experience has not yet developed.

6	The value of separate account liabilities is set to equal the fair value of separate account assets.

Transfers during the year ended December 31, 2009

The Company periodically reviews its fair value hierarchy classifications.  Changes in observability of significant valuation inputs identified during these reviews may trigger reclassification of fair value hierarchy levels of financial assets and liabilities.  During 2008, the Company’s investments in residential mortgage-backed securities backed by prime collateral were classified as Level 3 financial assets because of their inactive markets and resulting illiquidity.  As of December 31, 2009, these securities were no longer considered inactive due to increased trading volume and market activity and as a result were transferred out of Level 3.  In addition, the Company was able to gain additional observable valuation inputs in the pricing of certain corporate securities, residential mortgage-backed securities and commercial mortgage-backed securities, which led to transferring these securities out of Level 3.

Additionally, certain corporate securities and commercial mortgage-backed securities had significant changes in key valuation inputs, which led to transfers into Level 3, primarily related to ratings downgrades and changes in pricing sources.

Fair Value on a Nonrecurring Basis

The Company measured certain mortgage loans at fair value, or fair value of the collateral, for collateral dependent loans, on a non-recurring basis subsequent to their initial recognition, due to impairments recorded during the year. In determining the estimated fair value for these impaired mortgage loans, the Company primarily uses the direct capitalization method based on management’s view of current market capitalization rates.  Alternatively, when deemed more appropriate, the Company may use a discounted cash flow methodology or an independently provided appraisal of value.  Each of these methodologies is considered to represent a Level 3 fair value estimate.  Refer to Note 5 for further discussion of the carrying value of mortgage loans.

Financial Instruments Not Carried at Fair Value

In estimating fair value for its disclosures for financial instruments not carried at fair value (and not included in the fair value disclosures above), the Company used the following methods and assumptions:

Mortgage loans, net:  The fair values of mortgage loans held for investment are estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.  Loans with similar characteristics are aggregated for purposes of the calculations.

Policy loans:  The carrying amount reported in the consolidated balance sheets approximates fair value.

Investment contracts:  The fair values of the Company’s liabilities under investment type contracts are based on one of two methods.  For investment contracts without defined maturities, fair value is the amount payable on demand, net of certain surrender charges.  For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis.  Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

Short-term debt:  The carrying amount reported in the consolidated balance sheets approximates fair value.

Long-term debt:  The fair values for long-term debt are based on estimated market prices.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes the carrying values and estimated fair values of financial instruments as of December 31:

	2010		2009
	Carrying	Estimated	Carrying	Estimated
(in millions)	value	fair value	value	fair value

Assets
Investments:
Mortgage loans, net	$ 6,125	$ 5,863	$ 6,781	$ 5,946
Policy loans	$ 1,088	$ 1,088	$ 1,050	$ 1,050

Liabilities
Investment contracts	$ (17,962)	$ (18,973)	$ (18,724)	$ (18,316)
Short-term debt	$ (300)	$ (300)	$ (150)	$ (150)
Long-term debt	$ (978)	$ (1,039)	$ (706)	$ (723)

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(5)	Investments

Fixed Maturity Securities and Equity Securities Available-for-Sale

The following table summarizes the amortized cost, gross unrealized gains and losses, and estimated fair values of securities available-for-sale as of the dates indicated:

		Gross	Gross
	Amortized	unrealized	unrealized	Estimated
(in millions)	cost	gains	losses	fair value

December 31, 2010
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations and agencies	$ 497	$ 87	$ -	$ 584
Obligations of states and political subdivisions	1,410	15	48	1,377
Debt securities issued by foreign governments	110	13	-	123
Corporate public securities	11,921	879	84	12,716
Corporate private securities	4,038	257	47	4,248
Residential mortgage-backed securities	5,811	183	355	5,639
Commercial mortgage-backed securities	1,167	51	32	1,186
Collateralized debt obligations	365	13	126	252
Other asset-backed securities	294	19	4	309
Total fixed maturity securities	$ 25,613	$ 1,517	$ 696	$ 26,434
Equity securities	39	3	-	42
Total securities available-for-sale	$ 25,652	$ 1,520	$ 696	$ 26,476

December 31, 2009
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S.
Government corporations	$ 688	$ 73	$ 7	$ 754
Obligations of states and political subdivisions	568	4	23	549
Debt securities issued by foreign governments	70	5	-	75
Corporate public securities	10,929	597	175	11,351
Corporate private securities	4,500	193	83	4,610
Residential mortgage-backed securities	6,079	95	665	5,509
Commercial mortgage-backed securities	1,284	7	207	1,084
Collateralized debt obligations	531	12	171	372
Other asset-backed securities	454	20	28	446
Total fixed maturity securities	$ 25,103	$ 1,006	$ 1,359	$ 24,750
Equity securities	49	5	1	53
Total securities available-for-sale	$ 25,152	$ 1,011	$ 1,360	$ 24,803

The fair value of the Company’s investments may fluctuate significantly in response to changes in interest rates, investment quality ratings and credit spreads.  The Company does not have the intent to sell, nor is it more likely than not that the Company will be required to sell debt securities in unrealized loss positions.  The Company may realize investment losses to the extent its liquidity needs require the disposition of fixed maturity securities in unfavorable interest rate, liquidity or credit spread environments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes, for securities available-for-sale, the gross unrealized losses based on the amount of time each type of security has been in an unrealized loss position, as of the dates indicated:

	Less than or equal to one year			More than one year			Total
		Gross	Number		Gross	Number		Gross	Number
	Estimated	unrealized	of	Estimated	unrealized	of	Estimated	unrealized	of
(in millions, except number of securities)	fair value	losses	securities	fair value	losses	securities	fair value	losses	securities

December 31, 2010
Fixed maturity securities:
Obligations of states and
political subdivisions	$ 814	$ 48	77	$ -	$ -	-	$ 814	$ 48	77
Debt securities issued by foreign
governments	20	-	1	-	-	-	20	-	1
Corporate public securities	1,009	28	109	528	56	107	1,537	84	216
Corporate private securities	371	26	41	221	21	22	592	47	63
Residential mortgage-backed securities	562	13	41	1,765	342	281	2,327	355	322
Commercial mortgage-backed securities	40	1	7	182	31	35	222	32	42
Collateralized debt obligations	1	-	2	180	126	46	181	126	48
Other asset-backed securities	27	1	2	62	3	17	89	4	19
Total fixed maturity securities	$ 2,844	$ 117	$ 280	$ 2,938	$ 579	$ 508	$ 5,782	$ 696	$ 788
Equity securities	3	-	3	2	-	40	5	-	43
Total	$ 2,847	$ 117	$ 283	$ 2,940	$ 579	$ 548	$ 5,787	$ 696	$ 831

December 31, 2009
Fixed maturity securities:
U.S. Treasury securities and
obligations of U.S. Government corporations and agencies
corporations and agencies	$ 206	$ 7	10	$ -	$ -	-	$ 206	$ 7	10
Obligations of states and
political subdivisions	318	12	35	79	11	13	397	23	48
Debt securities issued by foreign
governments	1	-	2	-	-	-	1	-	2
Corporate public securities	1,198	32	160	1,117	143	201	2,315	175	361
Corporate private securities	279	19	47	973	64	73	1,252	83	120
Residential mortgage-backed securities	937	103	117	2,375	562	341	3,312	665	458
Commercial mortgage-backed securities	43	5	11	699	202	101	742	207	112
Collateralized debt obligations	30	29	13	277	142	45	307	171	58
Other asset-backed securities	5	-	12	248	28	33	253	28	45
Total fixed maturity securities	$ 3,017	$ 207	$ 407	$ 5,768	$ 1,152	$ 807	$ 8,785	$ 1,359	$ 1,214
Equity securities	17	-	13	3	1	75	20	1	88
Total	$ 3,034	$ 207	420	$ 5,771	$ 1,153	882	$ 8,805	$ 1,360	1,302

The weighted estimated fair value to amortized cost for non-investment grade fixed maturity securities that have an estimated fair value to amortized cost ratio of less than 80% and have been in an unrealized loss position for more than one year was 54% and 65% as of December 31, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The table below summarizes the amortized cost and estimated fair values of fixed maturity securities available-for-sale, by maturity, as of December 31, 2010.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Estimated
(in millions)	cost	fair value

Fixed maturity securities available-for-sale:
Due in one year or less	$ 961	$ 980
Due after one year through five years	6,784	7,195
Due after five years through ten years	6,087	6,588
Due after ten years	4,144	4,285
Subtotal	$ 17,976	$ 19,048
Residential mortgage-backed securities	5,811	5,639
Commercial mortgage-backed securities	1,167	1,186
Collateralized debt obligations	365	252
Other asset-backed securities	294	309
Total	$ 25,613	$ 26,434

The NAIC assigns credit quality ratings (NAIC designations) to securities for the purpose of statutory reporting.  These NAIC designations are generally based on the credit ratings assigned by nationally recognized statistical rating agencies organizations (NRSRO) unless a security is not rated by an NRSRO, in which case the NAIC rates it using an alternative approach.  Beginning with year-end 2009 statutory reporting, the NAIC modified its ratings approach for residential mortgage-backed securities, which are not backed by U.S. government agencies.  Additionally, beginning with year-end 2010 statutory reporting, the NAIC similarly modified its ratings approach for commercial mortgage-backed securities.  Under the modified approach, the NAIC designations for these types of securities are based on an insurer’s reported carrying value for the security relative to a NAIC-prescribed ratings matrix for the security, with a higher NAIC designation afforded securities with lower carrying values.  In effect, this process rates the credit quality of a security based on an independent market view of the expected discounted future cash flows from the security versus its statutory carrying value.  Under this process, NAIC designations for these types of mortgage-backed securities could be higher or lower than the related NRSRO ratings.  NAIC designations range from class 1 (highest quality) to class 6 (lowest quality).  Of the Company’s fixed maturity securities, 93% and 91% were in the two highest NAIC designations categories as of December 31, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table shows the equivalent designation between the NAIC and NRSRO and summarizes the credit quality, as determined by NAIC designations, of the Company’s fixed maturity securities portfolio as of the dates indicated:

(in millions)		December 31, 2010		December 31, 2009
NAIC Designations1, 2	NRSRO equivalent designation	Amortized cost	Estimated fair value	Amortized cost	Estimated fair value

1	AAA/AA/A	$ 14,879	$ 15,595	$ 15,323	$ 15,196
2	BBB	8,495	8,893	7,140	7,275
3	BB	1,389	1,280	1,551	1,404
4	B	492	437	724	617
5	CCC and lower	260	191	253	188
6	In or near default	98	38	112	70
	Total	$ 25,613	$ 26,434	$ 25,103	$ 24,750

__________

1
NAIC designations are assigned at least annually.  Some ratings for securities shown have been assigned to securities not yet assigned an NAIC designation in a manner approximating equivalent NRSRO categories.

2	Class 1 and class 2 NAIC designations are generally considered to represent investment grade ratings and are considered as such by the Company in reporting its credit quality information.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Corporate Securities

Corporate securities include conventional bonds, private placement fixed maturity securities, syndicated corporate bank loans and hybrid securities with both debt and equity-like features.  For these corporate securities, the following table summarizes, as of the dates indicated, the Company’s gross unrealized loss position categorized as investment grade vs. non-investment grade, for the period of time indicated, and based on the ratio of estimated fair value to amortized cost (in millions):

Period of time for which unrealized loss has existed
	Investment Grade			Non-Investment Grade			Total
Ratio of	Less	More		Less	More		Less	More
estimated fair	than or	than		than or	than		than or	than
value to	equal to	one		equal to	one		equal to	one
amortized cost	one year	year	Total	one year	year	Total	one year	year	Total

December 31, 2010
99.9% - 80.0%	$ 37	$ 35	$ 72	$ 4	$ 20	$ 24	$ 41	$ 55	$ 96
79.9% - 50.0%	-	17	17	12	5	17	12	22	34
Below 50.0%	-	-	-	1	-	1	1	-	1
Total	$ 37	$ 52	$ 89	$ 17	$ 25	$ 42	$ 54	$ 77	$ 131

December 31, 2009
99.9% - 80.0%	$ 27	$ 104	$ 131	$ 13	$ 45	$ 58	$ 40	$ 149	$ 189
79.9% - 50.0%	9	46	55	2	12	14	11	58	69
Below 50.0%	-	-	-	-	-	-	-	-	-
Total	$ 36	$ 150	$ 186	$ 15	$ 57	$ 72	$ 51	$ 207	$ 258

Judgments regarding whether a corporate debt security is other-than-temporarily impaired include analyzing the issuer’s financial condition.  An analysis of the issuer’s financial condition includes whether there has been a decline in the overall value of the issuer or its ability to service the specific security.  The total enterprise value of the company issuing the security is determined through asset coverage, cash flow multiples, or other industry standards.  Several factors assessed when determining the enterprise value include, but are not limited to, credit quality ratings, cash flow sustainability, liquidity, strength, industry, and market position.  Sources of information include, but are not limited to, management projections, independent consultants, street research, peer analysis, and internal analysis.

If the Company has concerns regarding the viability of the issuer or its ability to service the specific security after this analysis, a recovery value analysis is prepared to determine if the recovery value has declined below the amortized cost of the security.  The recovery value is combined with the estimated timing to recovery, any other applicable cash flows that are expected and discounted at the security’s effective yield to arrive at the expected present value of cash flows.  If a recovery estimate is not feasible, then the market view of cash flows implied by the current fair value is the primary factor used to estimate recovery and the present value of cash flows.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The Company held hybrid securities issued by institutions in the financial sector with both debt and equity-like features, classified as corporate fixed maturity securities, with estimated fair values of $403 million and $609 million, and gross unrealized losses of $39 million and $101 million, as of December 31, 2010 and 2009, respectively.  Of these unrealized losses as of December 31, 2010, $36 million, or 92%, were in an unrealized loss position for more than one year, evaluated under the debt model, compared to $99 million, or 98%, as of December 31, 2009.  The Company evaluates such securities for other-than-temporary impairment using the criteria of either a debt or an equity security depending on the facts and circumstances of the individual issuer and security.

The Company invests in private placement fixed maturity securities because of the generally higher nominal yield available compared to comparably rated public fixed maturity securities, more restrictive financial and business covenants available in private fixed maturity security loan agreements, and stronger prepayment protection.  Although private placement fixed maturity securities are not registered with the SEC and generally are less liquid than public fixed maturity securities, restrictive financial and business covenants included in private placement fixed maturity security loan agreements generally are designed to compensate for the impact of increased liquidity risk.  A significant portion of the private placement fixed maturity securities that the Company holds are participations in large issuances that are also owned by other investors.

Residential Mortgage-Backed Securities

Residential mortgage-backed securities are a type of fixed income security backed by residential mortgage loans, which have been are sold into a trust or special purpose entity, formed for the purpose of securitizing and tranching the cash flows of the mortgage loans. The following tables summarize the distribution by collateral classification of the Company’s residential mortgage-backed securities as of dates indicated:

	December 31, 2010			December 31, 2009
			% of			% of
			estimated			estimated
	Amortized	Estimated	fair value	Amortized	Estimated	fair value
in millions	cost	fair value	total	cost	fair value	total
Government agency	$ 2,795	$ 2,929	52%	$ 2,547	$ 2,621	48%
Prime	973	944	17%	1,120	960	17%
Alt-A	1,545	1,333	23%	1,831	1,452	26%
Sub-prime	498	433	8%	577	474	9%
Other residential mortgage collateral	-	-	-	4	2	-
Total	$ 5,811	$ 5,639	100%	$ 6,079	$ 5,509	100%

The Company considers prime collateral to be mortgages whose underwriting standards qualify the mortgage for regular conforming or jumbo loan programs.  In addition, government agency collateral is considered to be mortgages securitized by government agencies both implicitly and explicitly backed by the full faith and credit of the U.S. Government.

The Company considers Alt-A collateral to be mortgages whose underwriting standards do not qualify the mortgage for regular conforming or jumbo loan programs.  Typical underwriting characteristics that cause a mortgage to fall into the Alt-A classification may include, but are not limited to, inadequate loan documentation of a borrower’s financial information, debt-to-income ratios above normal lending limits, loan-to-value ratios above normal lending limits that do not have primary mortgage insurance, a borrower who is a temporary resident, and loans securing non-conforming types of real estate.  Alt-A mortgages are generally issued to borrowers having higher Fair Isaac Credit Organization (FICO) scores, and the lender typically charges a slightly higher interest rate for such mortgages.

The Company considers sub-prime collateral to be mortgages that are first or second lien mortgage loans issued to sub-prime borrowers, as demonstrated by recent delinquent rent or housing payments or substandard FICO scores.  Second-lien mortgage loans are also considered sub-prime.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

For residential mortgage-backed securities, the following table summarizes as of the dates indicated the Company’s gross unrealized loss position categorized as investment grade vs. non-investment grade, for the period of time indicated, and based on the ratio of estimated fair value to amortized cost (in millions):

Period of time for which unrealized loss has existed
	Investment Grade			Non-Investment Grade			Total
Ratio of	Less	More		Less	More		Less	More
estimated fair	than or	than		than or	than		than or	than
value to	equal to	one		equal to	one		equal to	one
amortized cost	one year	year	Total	one year	year	Total	one year	year	Total

December 31, 2010
99.9% - 80.0%	$ 13	$ 97	$ 110	$ -	$ 72	$ 72	$ 13	$ 169	$ 182
79.9% - 50.0%	-	51	51	-	97	97	-	148	148
Below 50.0%	-	11	11	-	14	14	-	25	25
Total	$ 13	$ 159	$ 172	$ -	$ 183	$ 183	$ 13	$ 342	$ 355

December 31, 2009
99.9% - 80.0%	$ 29	$ 134	$ 163	$ 11	$ 42	$ 53	$ 40	$ 176	$ 216
79.9% - 50.0%	17	198	215	20	140	160	37	338	375
Below 50.0%	10	34	44	16	14	30	26	48	74
Total	$ 56	$ 366	$ 422	$ 47	$ 196	$ 243	$ 103	$ 562	$ 665

The Company evaluates its residential mortgage-backed securities for other-than-temporary impairment using multiple inputs.  Loan level defaults are estimated using an option pricing approach in which the probability of borrower default increases as home equity declines.  Home price appreciation statistics are provided by a third-party.   Other factors which influence the probability of default are debt-servicing, missed refinancing opportunities and geography.  Loan level characteristics such as issuer, FICO score, payment terms, level of documentation, residency type, dwelling type and loan purpose are also utilized in the model along with historical performance, to estimate or measure the loan’s propensity to default.  Additionally, the model takes into account loan age, seasonality, payment changes and exposure to refinancing as additional drivers of default.  For transactions where loan level data is not available, the model uses a proxy based on the collateral characteristics.  Loss severity in the model is a function of multiple factors, including but not limited to, the unpaid balance, interest rate, mortgage insurance ratios, assessed property value at origination, change in property valuation and loan-to-value ratio at origination.  Prepayment speeds, both actual and estimated, are also considered.  The cash flows generated by the collateral securing these securities are then determined based on these default, loss severity and prepayment assumptions.  These collateral cash flows are then utilized, along with consideration for the issue’s position in the overall structure, to determine the cash flows associated with the residential mortgage-backed security held by the Company.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Commercial Mortgage-Backed Securities

The Company owns and manages commercial mortgage-backed securities, which are trust certificates or bonds offered to investors that are collateralized by a pool of commercial mortgage loans from which the principal and interest paid on those mortgages flows to investors.  These investments in commercial mortgage-backed securities are generally characterized by securities that are collateralized by static, heterogeneous pools of mortgages on commercial real estate properties.  Deals are generally diversified across property types, geography, borrowers, tenants, loan size, coupon and vintages.  For commercial mortgage-backed securities, the following tables summarize, as of the dates indicated, the Company’s gross unrealized loss position categorized as investment grade vs. non-investment grade, for the period of time indicated, and based on the ratio of estimated fair value to amortized cost (in millions):

Period of time for which unrealized loss has existed
	Investment Grade			Non-Investment Grade			Total
Ratio of	Less	More		Less	More		Less	More
estimated fair	than or	than		than or	than		than or	than
value to	equal to	one		equal to	one		equal to	one
amortized cost	one year	year	Total	one year	year	Total	one year	year	Total

December 31, 2010
99.9% - 80.0%	$ 1	$ 7	$ 8	$ -	$ 4	$ 4	$ 1	$ 11	$ 12
79.9% - 50.0%	-	5	5	-	10	10	-	15	15
Below 50.0%	-	-	-	-	5	5	-	5	5
Total	$ 1	$ 12	$ 13	$ -	$ 19	$ 19	$ 1	$ 31	$ 32

December 31, 2009
99.9% - 80.0%	$ 4	$ 54	$ 58	$ -	$ -	$ -	$ 4	$ 54	$ 58
79.9% - 50.0%	-	85	85	-	-	-	-	85	85
Below 50.0%	1	63	64	-	-	-	1	63	64
Total	$ 5	$ 202	$ 207	$ -	$ -	$ -	$ 5	$ 202	$ 207

Commercial mortgage-backed securities’ cash flows are generated by an industry standard fixed income analytics system designed for asset backed securities.  In addition, a third party default model is generally utilized within this service to apply loan specific probability of default, refinance risk and loss severity ratios to generate estimated cash flows.  Default and prepayment assumptions are deal specific and include, but are not limited to, delinquency, property type, loan size, debt service coverage ratio, loan to value ratios and loan age.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Collateralized Debt Obligations

Collateralized debt obligations are asset-backed securities whose value is derived from the credit quality of the underlying corporate obligations.  For collateralized debt obligations, the following tables summarize, as of the dates indicated, the Company’s gross unrealized loss position categorized as investment grade versus non-investment grade, for the period of time indicated, and based on the ratio of estimated fair value to amortized cost (in millions):

Period of time for which unrealized loss has existed
	Investment Grade			Non-Investment Grade			Total
Ratio of	Less	More		Less	More		Less	More
estimated fair	than or	than		than or	than		than or	than
value to	equal to	one		equal to	one		equal to	one
amortized cost	one year	year	Total	one year	year	Total	one year	year	Total

December 31, 2010
99.9% - 80.0%	$ -	$ 9	$ 9	$ -	$ 3	$ 3	$ -	$ 12	$ 12
79.9% - 50.0%	-	8	8	-	8	8	-	16	16
Below 50.0%	-	-	-	-	98	98	-	98	98
Total	$ -	$ 17	$ 17	$ -	$ 109	$ 109	$ -	$ 126	$ 126

December 31, 2009
99.9% - 80.0%	$ 1	$ 4	$ 5	$ -	$ 15	$ 15	$ 1	$ 19	$ 20
79.9% - 50.0%	-	29	29	4	31	35	4	60	64
Below 50.0%	-	10	10	24	53	77	24	63	87
Total	$ 1	$ 43	$ 44	$ 28	$ 99	$ 127	$ 29	$ 142	$ 171

To generate the expected cash flows, NRSRO ratings of the underlying corporate securities were used to develop default probabilities.  Historical and forecasted loss severities were then applied to develop the expected losses within the security’s collateral pool.  An independent data provider is then used to model each security’s structure and waterfall to determine cash flows at the security level.  If a recovery estimate is not feasible, then the market’s view of cash flows implied by the current fair value, market discount rates, and effective yield are the primary factors used to estimate recovery.

Within the collateralized debt obligations security type are Pooled Trust Preferreds.  Pooled Trust Preferreds are collateralized debt obligations where the collateral is regional bank and insurance company trust preferred securities.  All banks in the pools were screened using data provided by U.S. Bank Rating service.  The rating service score is a combination of the bank’s liquidity, asset quality, capital adequacy and profitability.  The results of the analysis, as well as management’s evaluation of the results and broker research, are used to generate default rates which are modeled to create cash flows from the entire collateral pool underlying each pooled trust preferred security.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008
Unrealized Gains and Losses

The following table presents the components of net unrealized gains (losses) on securities available-for-sale, as of December 31:

(in millions)	2010 1	2009 2

Net unrealized gains (losses), before adjustments and taxes	$ 824	$ (350)
Change in fair value attributable to fixed maturity securities designated in fair value
hedging relationships	(20)	(35)
Net unrealized gains (losses), before adjustments and taxes	804	(385)
Adjustment to deferred policy acquisition costs	(217)	31
Adjustment to value of business acquired	1	-
Adjustment to future policy benefits and claims	27	20
Adjustment to policyholder dividend obligation	(90)	(17)
Deferred federal income tax (benefit) expense	(184)	123
Net unrealized gains (losses)	$ 341	$ (228)

__________
1	Includes the $9 million, net of taxes, cumulative effect of adoption of accounting principle as of July 1, 2010 for the adoption of FASB ASU 2010-11.
2
Includes the $250 million, net of taxes, cumulative effect of adoption of accounting principle as of January 1, 2009 for the adoption of guidance impacting FASB ASC 320-10, Investments – Debt and Equity Securities.

The following table presents an analysis of the net change in net unrealized gains (losses) on securities available-for-sale before adjustments and taxes for the years ended December 31:

(in millions)	2010 1	2009	2	2008

Fixed maturity securities	$ 1,174	$ 2,382		$ (2,682)
Equity securities	(1)	12		(14)
Net increase (decrease)	$ 1,173	$ 2,394		$ (2,696)

__________
1	Includes the $14 million cumulative effect of adoption of accounting principle as of July 1, 2010 for the adoption of FASB ASU 2010-11.
2	Includes the $384 million cumulative effect of adoption of accounting principle as of January 1, 2009 for the adoption of guidance impacting FASB ASC 320-10, Investments – Debt and Equity Securities.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The non-credit portion of other-than-temporary impairments and any subsequent changes in the fair value of those debt securities are recognized in other comprehensive income. Cumulative non-credit gains and losses recognized on debt securities which have credit losses in earnings, before federal income tax benefit, for the years ended December 31:

(in millions)	2010	2009

Unrealized losses as of January 1,	$ (346)	$ -
Cumulative adoption of accounting principle as of January 1, 2009	-	(384)
Non-credit losses in the period	(174)	(417)
Net unrealized gains in the period	305	455
Total	$ (215)	$ (346)

Mortgage Loans, Net of Allowance

The Company’s investments in mortgage loans consist primarily of first lien, collateral dependent, non-mezzanine commercial mortgage loans.  These loans are further segregated into the following classes based on the unique risk profiles of the underlying property types: office, warehouse, retail, apartment, hotel and other.

The collectability of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral.  The quality of a loan is generally defined by the specific financial position and condition of a borrower and the underlying collateral. Many of the Company’s commercial mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan.  Third-party appraisals are generally obtained to support loaned amounts.

The Company actively monitors the credit quality of its mortgage loans to support the development of the valuation allowance.  This monitoring process includes quantitative analyses which facilitate the identification of deteriorating loans, and qualitative analyses which consider other factors relevant to the borrowers’ ability to repay.  Loans with deteriorating credit fundamentals are identified for special surveillance procedures and are categorized based on the severity of their deterioration and management’s judgment as to the likelihood of loss.

Mortgage loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  When management determines that a loan is impaired, a provision for loss is established equal to either the difference between the carrying value and the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve for losses developed based on loan surveillance categories and property type classes and reflects management’s best estimate of probable credit losses as of the balance sheet date but not yet attributable to specific loans.  Management’s periodic evaluation of the adequacy of the non-specific reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The unpaid principal balance, amortized cost and valuation allowance for commercial mortgage loans by class as of December 31, 2010:

(in millions)	Office	Warehouse	Retail	Apartment	Hotel	Other	Total

Commercial mortgage loans subject to non-specific reserves:

Unpaid principal balance	$ 775	$ 1,360	$ 2,276	$ 1,220	$ 223	$ 88	$ 5,942

Amortized cost	$ 774	$ 1,365	$ 2,276	$ 1,222	$ 227	$ 88	$ 5,952

Non-specific reserve	$ (14)	$ (7)	$ (10)	$ (9)	$ (7)	$ -	$ (47)

Commercial mortgage loans subject to specific reserves:

Unpaid principal balance	$ 8	$ 52	$ 49	$ 23	$ 137	$ -	$ 269

Amortized cost	$ 8	$ 52	$ 49	$ 23	$ 137	$ -	$ 269

Specific reserves	$ (1)	$ (8)	$ (14)	$ (4)	$ (22)	$ -	$ (49)

The following table summarizes activity in the valuation allowance for mortgage loans for the years ended December 31:

(in millions)	2010	2009

Valuation allowance, beginning of period	$ 77	$ 42
Additions	66	85
Deductions	(47)	(50)
Valuation allowance, end of period	$ 96	$ 77

In 2010, management developed an internal credit quality rating process to reflect an internal view of the credit risk associated with individual loans, as well as the portfolio as a whole.  This process considers a number of relevant loan quality measurements and factors, including loan-to-value ratio (LTV), debt service coverage ratio (DSC), current market rent expectations, economic vacancy, property characteristics, market area, and borrower strength.  LTV is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral.  DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan.  This process yields an individual internal credit quality rating score for substantially all of the Company’s commercial mortgage loans which is then translated to a credit quality rating ranging from 1 to 5, with 1 representing the lowest risk profile and lowest potential for loss and 5 representing the highest risk profile and highest potential for loss.  These internal ratings by property will be updated at least annually.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes the amortized cost of commercial mortgage loans by internal credit quality rating and by class as of December 31, 2010:

(in millions)	Office	Warehouse	Retail	Apartment	Hotel	Other	Total

Rated 1	$ 4	$ -	$ 1	$ -	$ -	$ -	$ 5
Rated 2	173	173	571	108	24	-	1,049
Rated 3	523	1,065	1,643	935	128	16	4,310
Rated 4	66	173	105	202	209	72	827
Rated 5	16	6	5	-	3	-	30
Total commercial mortgage loans	$ 782	$ 1,417	$ 2,325	$ 1,245	$ 364	$ 88	$ 6,221

Internal credit quality ratings are not used to establish the valuation allowance; however, there is a strong correlation between the two processes.  For example, loans in the category receiving the highest loss factors for determination of the valuation allowance are generally rated with an internal credit quality rating of 4 or 5, while loans in the category receiving the lowest loss factors for determination of the valuation allowance are generally rated 1, 2 or 3.

While the internal credit ratings above display management’s assessment of relative credit risk in the mortgage loan portfolio for the date indicated based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of valuation allowance, are collectible.

As of December 31, 2010, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial in relation to the total mortgage loan portfolio.  The Company had no mortgage loans 90 days or more past due and still accruing interest.

The estimated fair value of mortgage loans was $5.9 billion and $6.0 billion at December 31, 2010 and 2009 respectively.

Securities Lending

The estimated fair value of loaned securities was $269 million and $40 million as of December 31, 2010 and 2009, respectively.  The Company had received $276 million and $41 million of cash collateral on securities lending as of December 31, 2010 and 2009, respectively. The Company had not received any non-cash collateral on securities lending as of the balance sheet dates.

Assets on Deposit, Held in Trust and Pledged as Collateral

Fixed maturity securities with an amortized cost of $8 million and $19 million were on deposit with various regulatory agencies as required by law as of December 31, 2010 and 2009, respectively.  These securities continue to be included in fixed maturity securities on the consolidated balance sheets.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Net Investment Income

The following table summarizes net investment income from continuing operations by source for the years ended December 31:

(in millions)	2010	2009	2008

Securities available-for-sale:
Fixed maturity securities	$ 1,474	$ 1,465	$ 1,477
Equity securities	2	2	5
Trading assets	1	-	-
Mortgage loans	396	445	497
Short-term investments	2	6	17
Other	9	17	(75)
Gross investment income	$ 1,884	$ 1,935	$ 1,921
Less investment expenses	59	56	56
Net investment income	$ 1,825	$ 1,879	$ 1,865

Net Realized Investment Gains and Losses

The following table summarizes net realized investment gains (losses) from continuing operations by source for the years ended December 31:
(in millions)	2010	2009	2008

Net derivatives (losses) gains 1,2	$ (385)	$ 400	$ (330)
Realized gains on sales	176	192	40
Realized losses on sales	(43)	(113)	(41)
Valuation gains (losses) 3	17	(21)	(56)
Other	(1)	(4)	39
Net realized investment (losses) gains	$ (236)	$ 454	$ (348)

__________
1
Includes net losses of $155 million, net gains of $414 million, and net losses $501 million on derivatives and embedded derivatives associated with living benefit contracts for the years ended December 31, 2010, 2009, and 2008, respectively.

2
Includes net losses of $88 million, net losses of $172 million and net gains of $109 million on derivatives associated with death benefit contracts for the years ended December 31, 2010, 2009 and 2008, respectively.

3
Includes valuation of trading securities, mark-to-market valuation of mortgage loans held for sale, and changes in the non-specific loss reserves component of the valuation allowance on mortgage loans.

Proceeds from the sale of securities available-for-sale during 2010, 2009 and 2008 were $2.2 billion, $4.2 billion and $4.3 billion, respectively.  During 2010, 2009 and 2008, gross gains of $172 million, $189 million and $36 million, respectively, and gross losses of $17 million, $70 million and $25 million, respectively, were realized on those sales.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008
Other-Than-Temporary Impairment Losses

The following table summarizes other-than-temporary impairments for the years ended December 31:

		Included in OCI
(in millions)	Gross		Net
2010
Fixed maturity securities1	$ 330	$ (174)	$ 156
Equity securities	5	-	5
Mortgage loans	59	-	59
Total other-than-temporary impairment losses	$ 394	$ (174)	$ 220

2009
Fixed maturity securities1	$ 907	$ (417)	$ 490
Equity securities	7	-	7
Mortgage loans	72	-	72
Other	6	-	6
Total other-than-temporary impairment losses	$ 992	$ (417)	$ 575

2008
Fixed maturity securities1			$ 1,052
Equity securities			60
Mortgage loans			15
Other			4
Total other-than-temporary impairment losses			$ 1,131

__________

1
Declines in the creditworthiness of the issuer of hybrid securities with both debt and equity-like features requires the use of the equity model in analyzing the security for other-than-temporary impairment.  For the year ended December 31, 2010, the Company recognized $6 million in other-than-temporary impairments related to these securities compared to $168 million and $90 million for the years ended December 31, 2009 and 2008, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes the cumulative amounts related to the Company's credit loss portion of the other-than-temporary-impairment losses on debt securities that the Company does not intend to sell and it is not more likely than not that the Company will be required to sell the security prior to recovery of the amortized cost basis as of December 31:

(in millions)	2010	2009

Cumulative credit loss as of January 1, 1	$ 417	$ 507
New credit losses	31	168
Incremental credit losses2	116	72
Subtotal	$ 564	$ 747
Less:
Losses related to securities included in the beginning balance sold or paid down during the period	(202)	(267)
Losses related to securities included in the beginning balance for which there was a change in intent3	(22)	(63)
Cumulative credit loss as of December 31,1	$ 340	$ 417

__________

1
The cumulative credit loss amount excludes other-than-temporary-impairment losses on securities held as of the periods indicated that the Company intends to sell or it is more likely than not that the Company will be required to sell the security before the recovery of the amortized cost basis.

2	Includes losses on securities for which the Company can no longer assert that it does not intend to sell the securities.
3
Securities for which a credit-related other-than-temporary impairment loss was previously recorded that the Company now intends to sell or is more likely than not it will be required to sell before recovery of the amortized cost basis and has transferred the non-credit portion of loss previously recorded in other comprehensive income to earnings during the period.  Also includes hybrid securities that had previously been evaluated for other-than-temporary impairment based on the criteria as a debt security, but in the current period are evaluated as an equity security due to declines in the creditworthiness of the issuer.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(6)	Derivative Instruments

The Company is exposed to certain risks relating to its ongoing business operations which are managed by using derivative instruments and include interest rate, foreign exchange, equity market and credit risk. To manage these risks and exposures, the Company uses interest rate contracts, primarily interest rate swaps; currency derivatives, primarily cross-currency swaps and futures; equity derivatives, primarily options and futures; credit default swaps and total return swaps.  The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and on the type of hedging relationship.  The Company recognizes all of its derivative instruments as either assets or liabilities at fair value.

Interest Rate Risk Management:  The Company uses interest rate contracts, primarily interest rate swaps, to reduce or alter interest rate exposure arising from mismatches between assets and liabilities.  In the case of interest rate swaps, the Company enters into a contractual agreement with a counterparty to exchange, at specified intervals, the difference between fixed and variable rates of interest, calculated on a reference notional amount.

Interest rate swaps are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns.  As such, interest rate swaps are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.

In connection with the MTN program, the Company issues funding agreements to an unconsolidated third party trust to secure notes issued to investors by the trust.  The proceeds from these funding agreements are generally used to purchase fixed rate investments, generally available-for-sale public or private corporate bonds or commercial mortgage loans. In a rising interest rate environment, the Company is exposed to narrowing margins.  To mitigate this risk, the Company enters into interest rate swap contracts to hedge the volatility associated with changes in interest rates.

The Company also enters into interest rate swap transactions which are structured to provide a hedge against the negative impact of higher interest rates on the Company’s capital position.

Foreign Currency Risk Management: As part of its regular investing activities, the Company may purchase foreign currency denominated investments, generally fixed maturity securities.  These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates.  In an effort to mitigate this risk, the Company uses cross-currency swaps.  As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged asset.

In addition, foreign exchange risks associated with foreign currency-denominated MTNs are managed using cross-currency swaps.

Credit Risk Management:  The Company enters into credit derivative contracts, primarily credit default swaps, under which the Company buys and sells credit default protection on standardized credit indices, which are established baskets of creditors, or on specific corporate creditors.  These derivatives allow the Company to manage or modify its credit risk profile in general or its credit exposure to specific creditors.

Equity Market Risk Management:  The Company offers a variety of variable annuity products available with living benefit features such as GMABs or GLWBs.  These living benefit features represent embedded derivatives in variable annuity contracts that are required to be separated from, and valued apart from, the host variable annuity contracts.  The embedded derivatives are carried at fair value. Subsequent changes in the fair value of these embedded derivatives are recognized in earnings as a component of net realized investment gains and losses.  The fair value of these embedded derivatives is calculated based on a combination of capital market and actuarial assumptions.  Projections of cash flows inherent in the valuation of the embedded derivative incorporate numerous assumptions including, but not limited to, expectations of contract holder persistency, contract holder withdrawal patterns, risk neutral market returns, correlations of market returns and market return volatility.  The Company believes the impact of claims is expected to be mitigated by its economic hedging program.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

These products and related obligations expose the Company to various market risks, predominately interest rate and equity risk.  Adverse changes in the equity markets or interest rate movements expose the Company to significant volatility.  To mitigate these risks and hedge the living benefit obligations, the Company enters into a variety of derivatives including interest rate swaps, equity index futures, options and total return swaps.

Derivatives Qualifying for Hedge Accounting

Fair Value Hedge Relationship: For derivative instruments that are designated and qualify as a fair value hedge (e.g., hedging the exposure to changes in the fair value of an asset or a liability or an identified portion thereof that is attributable to a particular risk), the gain or loss on the derivative instrument as well as the hedged item, to the extent of the risk being hedged, are recognized in net realized investment gains and losses.

The Company uses derivative instruments that are designated and qualify as fair value hedges in various financial transactions as follows:

•	Interest rate swaps are used to hedge certain fixed rate investments such as commercial mortgage loans and certain fixed maturity securities, and

•	Cross-currency swaps are used to hedge foreign currency-denominated fixed maturity securities.

Cash Flow Hedge Relationship:  For derivative instruments that are designated and qualify as a cash flow hedge (e.g., hedging the exposure to the variability in expected future cash flows that is attributable to interest rate risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of AOCI and reclassified into earnings in the same period or periods during which the hedged transaction impacts earnings in the same line item associated with the forecasted transaction.  The ineffective portion of the derivative’s change in value, if any, along with any of the derivative’s change in value that is excluded from the assessment of hedge effectiveness, are recorded in net realized investment gains and losses.

The Company uses derivative instruments that are designated and qualify as a cash flow hedges in various financial transactions as follows:

•	Interest rate swaps are used to hedge cash flows from variable rate investments such as commercial mortgage loans and certain fixed maturity securities,

•	Interest rate swaps are used to hedge payments of funding agreement liabilities associated with the MTN program,

•	Cross-currency swaps are used to hedge interest payments and principal payments on foreign currency-denominated fixed maturity securities, and

•	Cross-currency swaps are used to hedge payments of foreign currency-denominated funding agreement liabilities associated with the MTN program.

Termination:  The Company is required to discontinue hedge accounting when it is determined that a derivative instrument no longer qualifies as an effective hedge.  Upon such determination, the derivative continues to be carried in the consolidated balance sheet at its fair value with changes in fair value recognized in net realized investment gains and losses.  In a discontinued fair value hedge on available-for-sale securities, changes in the fair value of the previously hedged asset or liability are no longer included in net realized gains and losses, rather are included in accumulated other comprehensive income and reclassified to net realized investment gains and losses through maturity of the hedged item.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Derivatives Not Qualifying for Hedge Accounting

For derivatives that are not designated as a hedging instrument, the gain or loss on the derivative is recognized in net realized investment gains and losses. The Company uses these derivatives in various financial transactions as follows:

•	Futures, options, interest rate swaps and total return swaps are used to hedge certain benefit rider obligations included in variable annuity products, as described above,

•	Interest rate swaps, futures and options are used to hedge portfolio duration and other interest rate risks to which the Company is exposed,

•	Cross-currency swaps and futures are used to hedge foreign currency-denominated assets and liabilities, and

•	Credit default swaps are used to either buy or sell credit protection on a credit index or specific creditor.

Credit Risk Associated with Derivatives Transactions

The Company periodically evaluates the risks within the derivative portfolios due to credit exposure.  When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty, and changes in relevant market data in order to gain insight into the probability of default by the counterparty. In addition, the effect the Company’s exposure to credit risk could have on the effectiveness of the Company’s hedging relationships is considered.  As of December 31, 2010 and 2009, the impact of the exposure to credit risk on both the fair value measurement of derivative assets and liabilities and the effectiveness of the Company’s hedging relationships was immaterial.

As of December 31, 2010 and 2009, the Company had received $351 million and $532 million, respectively, of cash for derivative collateral, which is included in short-term investments.  The Company held no material securities as off-balance sheet collateral on derivative transactions as of December 31, 2010.  The Company held $32 million as off-balance sheet collateral on derivative transactions as of December 31, 2009.  As of December 31, 2010 and 2009, the Company had pledged fixed maturity securities with a fair value of $28 million and $56 million, respectively, as collateral to derivative counterparties.  There are no contingent features associated with the Company’s derivative instruments which would require additional collateral to be pledged to counterparties.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table presents the fair value of derivative instruments, location of the related instruments in the consolidated balance sheets and the related notional amounts of the derivative instruments as of the dates indicated:

	Derivative assets			Derivative liabilities
(in millions)	Balance sheet location	Fair value	Notional amount	Balance sheet location	Fair value	Notional amount

December 31, 2010
Derivatives designated as
hedging instruments:
Interest rate contracts	Other assets	$ 1	$ 78	Other liabilities	$ 37	$ 830
Cross-currency swaps	Other assets	26	132	Other liabilities	18	101
Total derivatives designated as
hedging instruments		$ 27	$ 210		$ 55	$ 931

Derivatives not designated as
hedging instruments:
Interest rate contracts	Other assets	556	10,944	Other liabilities	418	10,225
Cross-currency swaps	Other assets	30	210	Other liabilities	30	210
Credit default swaps	Other assets	1	20	Other liabilities	-	17
Total return swaps	Other assets	12	1,119	Other liabilities	23	1,053
Equity contracts	Other assets	212	2,484	Other liabilities	20	1,124
Embedded derivatives on guaranteed benefit annuity programs	N/A	-	N/A	Future policy benefits and claims	226	N/A
Total derivatives not designated
as hedging instruments		$ 811	$ 14,777		$ 717	$ 12,629

Total derivatives		$ 838	$ 14,987		$ 772	$ 13,560

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

	Derivative assets			Derivative liabilities
(in millions)	Balance sheet location	Fair value	Notional amount	Balance sheet location	Fair value	Notional amount

December 31, 2009
Derivatives designated as
hedging instruments:
Interest rate contracts	Other assets	$ 4	$ 86	Other liabilities	$ 69	$ 1,216
Cross-currency swaps	Other assets	34	93	Other liabilities	36	216
Total derivatives designated as
hedging instruments		$ 38	$ 179		$ 105	$ 1,432

Derivatives not designated as
hedging instruments:
Interest rate contracts	Other assets	409	7,457	Other liabilities	239	5,162
Cross-currency swaps	Other assets	49	211	Other liabilities	49	210
Credit default swaps	Other assets	1	29	Other liabilities	3	82
Total return swaps	Other assets	1	85	Other liabilities	8	556
Equity contracts	Other assets	331	2,505	Other liabilities	10	996
Embedded derivatives on guaranteed benefit annuity programs	N/A	-	-	Future policy benefits and claims	311	N/A
Other embedded derivatives	N/A	-	-	Other liabilities	2	N/A
Total derivatives not designated
as hedging instruments		$ 791	$ 10,287		$ 622	$ 7,006

Total derivatives		$ 829	$ 10,466		$ 727	$ 8,438

The following table presents the gains (losses) for derivative instruments designated and qualifying as hedging instruments in fair value hedges and the location of these instruments in the consolidated financial statements for the years ended December 31:

(in millions)		2010 1	2009 1

Derivatives in fair value hedging relationships:
Interest rate contracts2	Net realized investment gains (losses)	$ 7	$ 25
Cross-currency swaps2	Net realized investment gains (losses)	1	(2)
Total		$ 8	$ 23

Underlying fair value hedge relationships:
Interest rate contracts	Net realized investment gains (losses)	$ (12)	$ (35)
Cross-currency swaps	Net realized investment gains (losses)	(3)	2
Total		$ (15)	$ (33)
__________
1	Includes $6 million and $8 million of cash paid in the termination of fair value hedging instruments for the years ended December 31, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

2	Excludes $30 million and $37 million of periodic settlements on interest rate contracts which are recorded in net investment income for the years ended December 31, 2010 and 2009, respectively.

The following table present the gains (losses) for derivative instruments designated and qualifying as hedging instruments in cash flow hedges recognized in AOCI in the consolidated financial statements for the years ended December 31,:

(in millions)	2010	2009

Derivatives in cash flow hedging relationships:
Interest rate contracts	$ 5	$ 12
Cross-currency swaps	(2)	(4)
Currency contracts	22	(19)
Other embedded derivatives	-	(12)
Total	$ 25	$ (23)

The following table presents the gains (losses) for derivative instruments designated and qualifying as hedging instruments in cash flow hedges reclassified from AOCI into income and the location of these instruments in the consolidated financial statements for the years ended December 31:

(in millions)		2010	2009

Derivatives in cash flow hedging relationships:
Interest rate contracts	Interest credited to policyholder accounts	$ -	$ (4)
Cross-currency swaps	Net realized investment gains (losses)	-	(11)
Currency contracts	Net realized investment gains (losses)	(2)	(4)
Total		$ (2)	$ (19)

The following table presents the realized gains (losses) for derivative instruments designated and qualifying as hedging instruments in cash flow hedges recognized in income and the location of these instruments in the consolidated financial statements for the years ended December 31:

(in millions)		2010	2009

Derivatives in cash flow hedging relationships:
Cross-currency swaps	Net realized investment gains (losses)	$ -	$ (1)
Credit default swaps	Net realized investment gains (losses)	-	(3)
Total 1,2,3		$ -	$ (4)

__________
1	Ineffective portion and amounts excluded from the measurement of ineffectiveness.
2
Excludes $2 million of periodic settlements in interest rate contracts which are recorded in net investment income for the year ended December 31, 2010.  Periodic settlements in interest rate contracts for the year ended December 31, 2009 were immaterial.

3
No cash was paid in the termination of cash flow hedging instruments for the year ended December 31, 2010. Includes $17 million of cash received in the termination of cash flow hedging instruments for the year ended December 31, 2009.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table presents the gains (losses) for derivative instruments not designated and qualifying as hedging instruments recognized in income and the location of these instruments in the consolidated financial statements for the years ended December 31:

(in millions)		2010	2009

Derivatives not designated as hedging instruments:
Interest rate contracts	Net realized investment gains (losses)	$ (39)	$ (197)
Cross-currency swaps	Net realized investment gains (losses)	-	3
Credit default swaps	Net realized investment gains (losses)	(5)	8
Equity total return swaps	Net realized investment gains (losses)	(136)	7
Equity contracts	Net realized investment gains (losses)	(389)	(739)
Embedded derivatives on guaranteed
benefit annuity programs	Net realized investment gains (losses)	98	1,432
Other embedded derivatives	Net realized investment gains (losses)	(2)	3
Total		$ (473)	$ 517

The previous tables exclude $16 million and $(151) million of net interest settlements on all derivative instruments and $94 million and $63 million of other revenue related to guaranteed benefits on annuities that are also recorded in net realized investment gains (losses) for the year ended December 31, 2010 and 2009, respectively. The previous tables exclude $13 million in losses relating to foreign denominated cash balances for the year ended December 31, 2010, compared to an immaterial balance for the year ended December 31, 2009.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Credit Derivatives

The Company had exposure to credit protection contracts as of the years ended December 31, 2010, 2009 and 2008 and experienced credit event losses of $8 million in 2010, no credit losses in  2009 and credit event losses of $19 million in 2008 on such contracts.  The following table presents the Company’s outstanding exposure to credit protection contracts, all of which are related to corporate debt instruments, as of the dates indicated, by contract maturity and industry exposure:

	Less than or equal to one year		One to three years		Three to five years		Total
	Maximum	Estimated	Maximum	Estimated	Maximum	Estimated	Maximum	Estimated
	potential	fair	potential	fair	potential	fair	potential	fair
(in millions)	risk	value	risk	value	risk	value	risk	value

December 31, 2010
Single sector exposure:
Financial	$ 6	$ -	$ 3	$ -	$ -	$ -	$ 9	$ -
Services	-	-	10	1	-	-	10	1
Total	$ 6	$ -	$ 13	$ 1	$ -	$ -	$ 19	$ 1

December 31, 2009
Single sector exposure:
Financial	$ 35	$ (3)	$ 9	$ -	$ -	$ -	$ 44	$ (3)
Oil & gas pipelines	15	-	-	-	-	-	15	-
Services	-	-	-	-	10	-	10	-
Total	$ 50	$ (3)	$ 9	$ -	$ 10	$ -	$ 69	$ (3)

In addition, the Company invests in certain structured securities that contain embedded credit derivatives.  These securities are referred to as synthetic collateralized debt obligations and have maturity dates ranging from one to ten years.  The credit derivatives embedded in these securities have not been separated from their host contracts for separate fair value reporting, rather, the Company elected to carry the entire security at fair value with any changes in fair value included in earnings.  Effective July 1, 2010, these securities had a fair value of $35 million and were transferred from available-for-sale securities to trading securities.  At December 31, 2010, the fair value of synthetic collateralized debt obligations, including the embedded credit derivatives, was $45 million.  The fair value represents the maximum future potential loss that could be incurred by the Company as there is no future payment obligation associated with these investments.  Additionally, there are no recourse provisions related to these investments that would enable the Company to recover any losses on these securities from third parties.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(7)   Deferred Policy Acquisition Costs

During the second quarter of 2010, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including sales inducement assets, VOBA and unearned revenue reserves.  The review covered all assumptions including mortality, lapses, expenses and general and separate account returns.  As a result of this review, certain assumptions were unlocked (DAC unlock).  The unlocked assumptions primarily related to lapse assumptions in the Individual Investment segment, market performance assumptions in the Retirement Plans segment, and mortality, lapse and market performance assumptions in the Individual Protection segment.

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2010 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 4	$ -	$ -	$ -	$ 4
Retirement Plans	7	-	-	-	7
Individual Protection	(22)	13	1	-	(8)
Total	$ (11)	$ 13	$ 1	$ -	$ 3

During the fourth quarter of 2009, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by the continued market recovery and favorable market performance compared to assumed net separate account returns.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in an increase in DAC and other related balances, including sales inducement assets, and a decrease in DAC amortization and other related balances of $219 million pre-tax in the Individual Investments segment.  The Company used the reversion to the mean process with the anchor date that was reset during 2007.  The Company evaluated the assumed separate account performance level over the next three years and determined that the assumptions inherent in the reversion period were reasonable.  The annual net separate account growth rate for the mean reversion period is 15%, the maximum rate under the Company’s parameters.

During the second quarter of 2009, the Company conducted its annual comprehensive review of model assumptions used to project DAC and other related balances, including sales inducement assets, VOBA and unearned revenue reserves.  The unlocked assumptions primarily related to lower expected investment spreads and separate account returns across all segments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of assumptions during the year ended December 31, 2009 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ 192	$ -	$ -	$ 11	$ 203
Retirement Plans	(8)	-	-	-	(8)
Individual Protection	(44)	(13)	10	-	(47)
Total	$ 140	$ (13)	$ 10	$ 11	$ 148

During the fourth quarter of 2008, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters, which primarily was driven by continued unfavorable market performance compared to assumed net separate account returns.  Management made a determination that it was not reasonably possible to get back within the preset parameters during the remaining prescribed period.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in a decrease in DAC and an increase in DAC amortization and other related balances of $243 million pre-tax in the Individual Investments segment.  The Company used the reversion to the mean process with the anchor date that was reset during 2007.  The Company evaluated the assumed separate account performance level over the next three years and determined that the assumptions inherent in the reversion period were reasonable.  The annual net separate account growth rate for the mean reversion period is 15%, the maximum rate under the Company’s parameters.

During the third quarter of 2008, the Company’s recorded balance of individual variable annuity DAC fell outside the Company’s preset parameters for the prescribed period, which primarily was driven by unfavorable market performance compared to the assumed net separate account returns.  Accordingly, the Company recalculated DAC using revised best estimate assumptions, which resulted in a decrease in DAC and an increase in DAC amortization and other related balances totaling $177 million pre-tax in the Individual Investments segment.

At the end of the second quarter of 2008, the Company determined as part of its comprehensive annual study of assumptions that certain assumptions should be unlocked.  The unlocked assumptions primarily related to lapse and spread assumptions in the Individual Investments segment, the assumed growth rate on deposits per contract in the Retirement Plans segment, and mortality and lapse assumptions in the Individual Protection segment.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The pre-tax positive (negative) impact on the Company’s assets and liabilities as a result of the unlocking of these assumptions during the year ended December 31, 2008 was as follows:

(in millions)	DAC	VOBA	Unearned Revenue Reserves	Sales Inducement Assets	Total

Segment:
Individual Investments	$ (429)	$ (3)	$ -	$ (1)	(433)
Retirement Plans	(2)	-	-	-	(2)
Individual Protection	(3)	8	3	-	8
Total	$ (434)	$ 5	$ 3	$ (1)	$ (427)

The following table presents a reconciliation of DAC for the years ended December 31:

	December 31,	December 31,
(in millions)	2010	2009

Balance at beginning of period	$ 3,983	$ 4,524
Capitalization of DAC	634	513
Amortization of DAC, excluding unlocks	(385)	(606)
Amortization of DAC related to unlocks	(11)	140
Adjustments to DAC related to unrealized gains and losses on securities available-for-sale and other
	(248)	(588)
Balance at end of period	$ 3,973	$ 3,983

(8)	Value of Business Acquired and Other Intangible Assets

The following table presents a reconciliation of VOBA for the years ended December 31:

(in millions)	2010	2009

Balance at beginning of period	$ 277	$ 334
Amortization of VOBA	(20)	(49)
Net realized losses on investments	1	1
Subtotal	$ 258	$ 286
Change in unrealized gain (loss) on available-for-sale securities	1	(9)
Balance at end of period	$ 259	$ 277

Interest on the unamortized VOBA balance (at interest rates ranging from 4.50% to 7.56%) is included in amortization and was $18 million, $20 million and $22 million during the years ended December 31, 2010, 2009 and 2008, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes intangible assets as of December 31:

		2010		2009
	Initial	Gross		Gross
	useful	carrying	Accumulated	carrying	Accumulated
(in millions)	life1	amount	amortization	amount	amortization

Amortizing:
VOBA	28 years	$ 595	$ 336	$ 595	$ 318
Total intangible assets		$ 595	$ 336	$ 595	$ 318

__________

1	The initial useful life was based on applicable assumptions. Actual periods are subject to revision based on variances from assumptions and other relevant factors.

During 2009, the Company recorded a $5 million pre-tax impairment charge on intangible assets associated with the NFN retirement services distribution channel.

During 2009, the Company fully amortized intangible assets related to NLICA and NLACA state insurance licenses, which resulted in an $8 million pre-tax charge.  The state insurance licenses had indefinite useful lives and were not previously amortized.  Due to the merger with NLIC and NLAIC, respectively, on December 31, 2009, the NLICA and NLACA state insurance licenses were no longer required as the surviving entities had the required state insurance licenses to conduct business on existing NLICA and NLACA products.  The Company surrendered the state insurance licenses back to each state.  See Note 1 for a description of the merger transaction between these entities.

During 2008, the Company recorded a $20 million pre-tax impairment charge on career agency force and independent agency force intangible assets associated with its plan to exit the NFN professional consulting group sales channel and selling arrangement changes for the independent agency force.

The Company’s annual impairment testing performed did not result in material impairment losses on intangible assets during 2010, 2009 and 2008.

Based on current assumptions, which are subject to change, the following table summarizes estimated amortization for the next five years ended December 31:

(in millions)	VOBA

2011	$ 23
2012	$ 21
2013	$ 19
2014	$ 15
2015	$ 13

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(9)	Goodwill

The following table summarizes changes in the carrying value of goodwill by segment for the years indicated:

	Retirement	Individual
(in millions)	Plans	Protection	Total
Balance as of December 31, 2008	$ 25	$ 175	$ 200
Adjustments	-	-	-
Balance as of December 31, 2009	$ 25	$ 175	$ 200
Adjustments	-	-	-
Balance as of December 31, 2010	$ 25	$ 175	$ 200

The Company’s annual impairment testing did not result in any impairment on existing goodwill during 2010 and 2009, respectively.  As of the 2010 and 2009 annual impairment testing, the fair value of the reporting units with goodwill was in excess of the carrying value.  The goodwill balances as of December 31, 2010 and 2009 have not been previously impaired.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(10) Closed Block

The amounts shown in the following tables for assets, liabilities, revenues and expenses of the closed block are those that enter into the determination of amounts that are to be paid to policyholders.

The following table summarizes financial information for the closed block as of December 31:

(in millions)	2010	2009

Liabilities:
Future policyholder benefits	$ 1,794	$ 1,818
Policyholder funds and accumulated dividends	143	143
Policyholder dividends payable	28	29
Policyholder dividend obligation	121	49
Other policy obligations and liabilities	13	13
Total liabilities	$ 2,099	$ 2,052

Assets:
Fixed maturity securities available-for-sale, at estimated fair value	$ 1,312	$ 1,236
Mortgage loans	224	263
Policy loans	186	191
Other assets	162	135
Total assets	$ 1,884	$ 1,825
Excess of reported liabilities over assets	215	227

Portion of above representing other comprehensive income:
Increase in unrealized gain on fixed maturity securities available-for-sale	$ 73	$ 91
Adjustment to policyholder dividend obligation	(73)	(91)
Total	$ -	$ -

Maximum future earnings to be recognized from assets and liabilities	$ 215	$ 227

Other comprehensive income:
Fixed maturity securities available-for-sale:
Fair value	$ 1,312	$ 1,236
Amortized cost	1,222	1,253
Shadow policyholder dividend obligation	(90)	(17)
Net unrealized appreciation	$ -	$ -

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes closed block operations for the years ended December 31:

(in millions)	2010	2009	2008

Revenues:
Premiums	$ 83	$ 90	$ 93
Net investment income	101	106	109
Realized investment (losses) gains	(3)	2	(41)
Realized (losses) gains credited to to policyholder benefit obligation	(1)	(7)	37
Total revenues	$ 180	$ 191	$ 198

Benefits and expenses:
Policy and contract benefits	$ 131	$ 133	$ 131
Change in future policyholder benefits and interest credited to
policyholder accounts	(23)	(24)	(17)
Policyholder dividends	56	59	63
Change in policyholder dividend obligation	(3)	4	3
Other expenses	1	1	1
Total benefits and expenses	$ 162	$ 173	$ 181

Total revenues, net of benefits and expenses, before federal income
tax expense	$ 18	$ 18	$ 17
Federal income tax expense	6	6	6
Revenues, net of benefits and expenses and federal income tax
expense	$ 12	$ 12	$ 11

Maximum future earnings from assets and liabilities:
Beginning of period	$ 227	$ 239	$ 250
Change during period	(12)	(12)	(11)
End of period	$ 215	$ 227	$ 239

Cumulative closed block earnings from inception through December 31, 2010 and 2009 were higher than expected as determined in the actuarial calculation.  Therefore, policyholder dividend obligations (excluding the adjustment for unrealized gains on available-for-sale securities) were $31 million and $32 million as of December 31, 2010 and 2009, respectively.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(11) Variable Contracts

The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder.  The Company also provides various forms of guarantees to benefit the related contractholders.  The Company provides five primary guarantee types of variable annuity contracts: (1) guaranteed minimum death benefits (GMDB); (2) GMAB; (3) guaranteed minimum income benefits (GMIB); (4) GLWB; and (5) a hybrid guarantee with GMAB and GLWB.

The GMDB provides a specified minimum return upon death.  Many of these death benefits are spousal, whereby a death benefit will be paid upon death of the first spouse.  The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract and a second death benefit paid upon the survivor’s death.  The Company has offered six primary GMDB types:

•
Return of premium – provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments, which is referred to as “net premiums.”  There are two variations of this benefit.  In general, there is no lock in age for this benefit.  However, for some contracts the GMDB reverts to the account value at a specified age, typically age 75.

•
Reset – provides the greater of a return of premium death benefit or the most recent five-year anniversary (prior to lock-in age) account value adjusted for withdrawals.  For most contracts, this GMDB locks in at age 86 or 90, and for others the GMDB reverts to the account value at age 75, 85, 86 or 90.

•
Ratchet – provides the greater of a return of premium death benefit or the highest specified “anniversary” account value (prior to age 86) adjusted for withdrawals.  Currently, there are three versions of ratchet, with the difference based on the definition of anniversary:  monthaversary – evaluated monthly; annual – evaluated annually; and five-year – evaluated every fifth year.

•
Rollup – provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated at generally 5% simple interest up to the earlier of age 86 or 200% of adjusted premiums.  There are two variations of this benefit: for certain contracts, this GMDB locks in at age 86, and for others the GMDB reverts to the account value at age 75.

•	Combo – provides the greater of annual ratchet death benefit or rollup death benefit. This benefit locks in at either age 81 or 86.
•
Earnings enhancement – provides an enhancement to the death benefit that is a specified percentage of the adjusted earnings accumulated on the contract at the date of death.  There are two versions of this benefit:  (1) the benefit expires at age 86, and a credit of 4% of account value is deposited into the contract; and (2) the benefit does not have an end age, but has a cap on the payout and is paid upon the first death in a spousal situation.  Both benefits have age limitations.  This benefit is paid in addition to any other death benefits paid under the contract.

The GMAB, offered in the Company’s Capital Preservation Plus contract rider, is a living benefit that provides the contractholder with a guaranteed return of premium, adjusted proportionately for withdrawals, after a specified time period (5, 7 or 10 years) selected by the contractholder at the issuance of the variable annuity contract.  In some cases, the contractholder also has the option, after a specified time period, to drop the rider and continue the variable annuity contract without the GMAB.  In general, the GMAB requires a minimum allocation to guaranteed term options or adherence to limitations required by an approved asset allocation strategy.

The GLWB, offered in the Company’s L.inc, is a living benefit that provides for enhanced retirement income security without the liquidity loss associated with annuitization.  The withdrawal rates vary based on the age when withdrawals begin and are applied to a benefit base to determine the guaranteed lifetime income amount available to a contractholder.  The benefit base is equal to the variable annuity premium at contract issuance and may increase as a result of a ratchet feature that is driven by account performance and a roll-up feature that is driven by policy duration.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value.  The GMIB types are:

•	Ratchet – provides an annuitization value equal to the greater of account value, net premiums or the highest one-year anniversary account value (prior to age 86) adjusted for withdrawals.
•
Rollup – provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated at 5% compound interest up to the earlier of age 86 or 200% of adjusted premiums.

•	Combo – provides an annuitization value equal to the greater of account value, ratchet GMIB benefit or rollup GMIB benefit.

In January 2009, the Company simplified its living benefit guarantees and only offer L.inc on new GLWB sales.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

All GMAB contracts with the hybrid GMAB/GLWB rider are included with GMAB contracts in the following tables.  The following table summarizes the account values and net amount at risk, net of reinsurance, for variable annuity contracts with guarantees invested in both general and separate accounts as of December 31 (a contract may contain multiple guarantees):

	2010					2009
	General	Separate	Total	Net	Wtd. avg.	General	Separate	Total	Net	Wtd. avg.
	account	account	account	amount	attained	account	account	account	amount	attained
(in millions)	value	value	value	at risk1	age	value	value	value	at risk1	age

GMDB:
Return of premium	$ 832	$ 8,039	$ 8,871	$ 39	62	$ 729	$ 5,860	$ 6,589	$ 100	61
Reset	1,366	13,242	14,608	305	65	1,622	12,406	14,028	900	64
Ratchet	1,018	15,733	16,751	761	68	1,181	13,836	15,017	1,772	67
Rollup	35	264	299	13	73	42	259	301	18	73
Combo	185	1,731	1,916	192	69	229	1,577	1,806	325	69
Subtotal	$ 3,436	$ 39,009	$ 42,445	$ 1,310	66	$ 3,803	$ 33,938	$ 37,741	$ 3,115	65
Earnings enhancement	25	403	428	29	64	17	373	390	19	64
Total - GMDB	$ 3,461	$ 39,412	$ 42,873	$ 1,339	66	$ 3,820	$ 34,311	$ 38,131	$ 3,134	65

GMAB2:
5 Year	$ 167	$ 2,507	$ 2,674	$ 43	N/A	$ 383	$ 2,640	$ 3,023	$ 172	N/A
7 Year	323	2,192	2,515	52	N/A	394	2,152	2,546	180	N/A
10 Year	68	695	763	13	N/A	70	684	754	39	N/A
Total - GMAB	$ 558	$ 5,394	$ 5,952	$ 108	N/A	$ 847	$ 5,476	$ 6,323	$ 391	N/A

GMIB3:
Ratchet	$ 14	$ 220	$ 234	$ -	N/A	$ 16	$ 242	$ 258	$ -	N/A
Rollup	41	514	555	1	N/A	47	626	673	-	N/A
Total - GMIB	$ 55	$ 734	$ 789	$ 1	N/A	$ 63	$ 868	$ 931	$ -	N/A

GLWB:
L.inc	$ 287	$ 12,030	$ 12,317	$ 430	N/A	$ 230	$ 7,057	$ 7,287	$ 67	N/A
Porfolio income insurance	-	42	42	-	N/A	-	20	20	-	N/A
Total - GLWB	$ 287	$ 12,072	$ 12,359	$ 430	N/A	$ 230	$ 7,077	$ 7,307	$ 67	N/A

__________
1
Net amount at risk is calculated on a seriatim basis and equals the respective guaranteed benefit less the account value (or zero if the account value exceeds the guaranteed benefit).  As it relates to GMIB, net amount at risk is calculated as if all policies were eligible to annuitize immediately, although all GMIB options have a waiting period of at least 7 years from issuance.

2	GMAB contracts with the hybrid GMAB/GLWB rider had account values of $5.2 billion and $5.3 billion as of December 31, 2010 and 2009, respectively.
3	The weighted average period remaining until expected annuitization is not meaningful and has not been presented because there is currently no material GMIB exposure.

Net amount at risk is highly sensitive to changes in financial market movements.  See Note 6 for a discussion of the Company’s risk management practices with respect to financial market exposure.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes account balances of deferred variable annuity and variable single premium immediate annuity contracts that were invested in separate accounts as of December 31:

(in millions)	2010	2009

Mutual funds:
Bond	$ 4,889	$ 4,920
Domestic equity	29,987	24,599
International equity	2,985	3,047
Total mutual funds	$ 37,861	$ 32,566
Money market funds	1,254	1,473
Total	$ 39,115	$ 34,039

The following table summarizes the reserve balances, net of reinsurance, for variable annuity contracts with guarantees as of December 31:

(in millions)	2010	2009

Living benefit riders	$ 168	$ 266
GMDB	$ 46	$ 67
GMIB	$ 2	$ 3

The Company’s GMAB and GLWB living benefit riders represent an embedded derivative in a variable annuity contract that is required to be separated from, and valued apart from, the host variable annuity contract.  The embedded derivatives are carried at fair value.  Subsequent changes in the fair value of the embedded derivatives are recognized in earnings as a component of net realized investment gains and losses.  The fair value of the embedded derivatives is calculated based on a combination of capital market and actuarial assumptions.  Projections of cash flows inherent in the valuation of the embedded derivative incorporate numerous assumptions including, but not limited to, expectations of contractholder persistency, contractholder withdrawal patterns, risk neutral market returns, correlations of market returns and market return volatility.  As of December 31, 2010 and December 31, 2009, the net balance of the embedded derivatives for living benefits was a liability of $168 million and a liability of $266 million, respectively. The GLWB component of living benefit riders was immaterial in 2010 and 2009, respectively.

The Company’s incurred and paid amounts for living benefit features were immaterial for the years ended December 31, 2010 and 2009.  The Company does not expect any meaningful level of claims under the living benefit features for several years and believes the impact of claims is expected to be mitigated by its economic hedging program.

During the year ended December 31, 2010, the Company recorded net realized investment losses on living benefits embedded derivatives and related economic hedging activity of $155 million compared to net realized investments gains of $414 million as of December 31, 2009.

The losses recorded during the year ended December 31, 2010 were comprised of $192 million of net realized investment gains on living benefit embedded derivative liabilities and $347 million of related economic hedging losses.  The net realized investment losses were primarily driven by market volatility in the second quarter and mortality and withdrawal assumption updates.  Net realized investment losses on living benefit embedded derivatives resulted in lower amortization of DAC of $63 million during the year ended December 31, 2010.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The gains recorded in 2009 were comprised of $1.5 billion of net realized investment gains on living benefit embedded derivative liabilities and $1.1 billion of related economic hedging losses.  The net realized investment gains on living benefit embedded derivatives primarily resulted from higher interest rates on living benefit embedded derivatives, lower volatility assumptions and an increase to the nonperformance component of the discount rate.  The net realized gains resulted in higher amortization of DAC of $284 million during the year ended December 31, 2009.

The Company’s GMDB claim reserves are determined by estimating the expected value of death benefits on contracts that trigger a policy benefit and recognizing the excess ratably over the accumulation period based on total expected assessments.  GMIB claim reserves are determined each period by estimating the expected value of annuitization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total assessments.  The Company regularly evaluates its GMDB and GMIB claim reserve estimates and adjusts the additional liability balances as appropriate, with a related charge or credit to other benefits and claims in the period of evaluation if actual experience or other evidence suggests that earlier assumptions should be revised.  The assumptions used in calculating GMIB claim reserves are consistent with those used for calculating GMDB claim reserves.  In addition, the calculation of GMIB claim reserves assumes benefit utilization ranges from a low of 3% when the contractholder’s annuitization value is at least 10% in the money to 100% utilization when the contractholder is 90% or more in the money.

The Company’s incurred and paid amounts for GMDBs were $62 million for the year ended December 31, 2010 compared to $132 million for the year ended December 31, 2009.

The following assumptions and methodologies were used to determine the GMDB claim reserves as of December 31, 2010 and 2009:

•	Data used was based on a combination of historical numbers and future projections generally involving 250 probabilistically generated economic scenarios
•	Mean gross equity performance –10.4%
•	Equity volatility –18.0%
•	Mortality – 84% of Annuity 2000 Basic table for males, 93% for females as of December 31, 2010; and 91% of Annuity 2000 Basic table for males, 101% for females as of December 31, 2009
•	Asset fees – equivalent to mutual fund and product loads
•	Discount rate – approximately 7.0%

Lapse rate assumptions vary by duration as shown below:

Duration (years)	1	2	3	4	5	6	7	8	9	10+

Minimum	1.0%	2.0%	2.5%	3.0%	5.0%	6.0%	7.0%	7.0%	10.0%	10.0%
Maximum	3.5%	2.0%	4.0%	4.5%	35.0%	40.0%	18.5%	32.5%	32.5%	18.5%

The Company’s incurred and paid amounts for GMIBs were $3 million and $7 million for the years ended December 31, 2010 and 2009.

The Company did not transfer assets from the general account to the separate account to cover guarantees for any of its variable annuity contracts during the years ended December 31, 2010 and 2009.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following table summarizes account balances of variable universal life insurance contracts that were invested in separate accounts as of December 31:

(in millions)	2010	2009

Mutual funds:
Bond	$ 475	$ 453
Domestic equity	3,267	2,996
International equity	452	417
Total mutual funds	$ 4,194	$ 3,866
Money market funds	203	257
Total	$ 4,397	$ 4,123

(12)	Short-Term Debt

The following table summarizes outstanding short-term debt as of December 31:

(in millions)	2010	2009

$600 million commercial paper program ($800 million at December 31, 2009)	$ 300	$ 150
Total short-term debt	$ 300	$ 150

In May 2010, NMIC, NFS, and NLIC entered into a $600 million revolving credit facility.  The new facility matures in May 2011, with an option to convert the outstanding balances into a one-year term loan.  NMIC will guarantee all borrowings under the agreement.  The credit may be used for general corporate purposes.  The borrower has the ability to draw funds at a variable rate based on the Eurodollar rate.  The facility contains financial covenants that require NMIC to maintain a statutory surplus in excess of $7.1 billion and the debt is not to exceed 30% of statutory surplus, both figures determined as of the end of each fiscal quarter.  A breach of these and other named covenants will impact the availability of the line for the other borrowers and may accelerate payment. NLIC had no amounts outstanding under this agreement as of December 31, 2010.

In June 2010, NLIC entered into an agreement reducing the commercial paper program from $800 million to $600 million. The rating agency guidelines recommend that NLIC maintain minimum liquidity backup, which includes cash and liquid assets as well as committed bank lines, equal to 50% of any amounts outstanding under the commercial paper program.  Therefore, availability under the aggregate $600 million credit facility is reduced by the amount outstanding in excess of available cash and liquid assets.  NLIC had $300 million of commercial paper outstanding at December 31, 2010 at a weighted average interest rate of 0.35% and $150 million outstanding at December 31, 2009 at a weighted average interest rate of 0.29%.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program.  This is an uncommitted facility contingent on the liquidity of the securities lending program.  The borrowing facility was established to fund commercial mortgage loans that were originated with the intent of sale through securitization.  The maximum amount available under the agreement is $350 million.  The borrowing rate on this program is equal to one-month U.S. London Interbank Offered Rate (LIBOR).  The Company had no amounts outstanding under this agreement as of December 31, 2010 and 2009.

The Company paid immaterial interest on short-term debt in 2010, compared to $1 million and $8 million in 2009 and 2008, respectively.
.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(13) Long-Term Debt

The following table summarizes surplus notes payable to affiliates as of December 31:

(in millions)	2010	2009

8.15% surplus note, due June 27, 2032	$ 300	$ 300
7.50% surplus note, due December 17, 2031	300	300
6.75% surplus note, due December 23, 2033	100	100
Variable funding surplus note, due December 31, 2040	272	-
Other	6	6
Total long-term debt	$ 978	$ 706

On December 31, 2010, Olentangy Reinsurance, LLC, a special purpose financial captive insurance subsidiary of NLAIC, issued a variable funding surplus note to Nationwide Corporation, a majority-owned subsidiary of NMIC.  The note is redeemable in full or partial amount at any time subject to proper notice and approval.  A redemption premium shall be payable if the note is redeemed on or prior to the third anniversary date of the note’s issuance.  The note will mature in full on December 31, 2040.  The note bears interest at the rate of three-month U.S. LIBOR plus 2.80% payable quarterly.  Olentangy Reinsurance, LLC agrees to draw down or reduce principal amounts in accordance with the terms outlined in the purchase agreement.  The maximum amount outstanding under the agreement is $313 million in 2015.  As of December 31, 2010, the principal amount outstanding was $272 million.

The Company made interest payments to NFS on surplus notes totaling $54 million in 2010, 2009 and 2008.  Payments of interest and principal under the notes require the prior approval of the ODI.

(14)	Federal Income Taxes

The following table summarizes the federal income tax expense (benefit) attributable to income (loss) from continuing operations for the years ended December 31:

(in millions)	2010	2009	2008

Current	$ (91)	$ 165	$ (131)
Deferred	115	(117)	(403)
Federal income tax expense (benefit)	$ 24	$ 48	$ (534)

Total federal income tax expense (benefit) differs from the amount computed by applying the U.S. federal income tax rate to income (loss) from continuing operations before federal income tax expense (benefit) as follows for the years ended December 31:

	2010		2009		2008
(in millions)	Amount	%	Amount	%	Amount	%

Computed tax expense (benefit)	$ 71	35	$ 107	35	$ (497)	35
DRD	(50)	(25)	(56)	(18)	(42)	3
Impact of noncontrolling interest	21	10	18	6	25	(2)
Tax credits	(27)	(13)	(21)	(7)	(26)	2
Other, net	9	5	-	-	6	-
Total	$ 24	12	$ 48	16	$ (534)	38

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Total federal income taxes refunded were $35 million, $59 million, and $41 million during the years ended December 31, 2010, 2009 and 2008, respectively.

During 2010, there were no material federal income tax expense adjustments.

During 2009, the Company recorded $9 million of net federal income tax expense adjustments primarily related to differences between the 2008 estimated tax liability and the amounts reported on the Company’s 2008 tax returns.  These changes in estimates primarily were driven by the Company’s separate account dividends received deduction (DRD) and foreign tax credit.

During 2008, the Company refined its separate account DRD calculation and estimation process.  As a result, the Company reduced its third quarter separate account DRD projection from a federal income tax benefit of $14 million to a $4 million benefit.  This reduction in estimate primarily was driven by the assumptions used in the estimation process regarding future dividend income within the separate accounts.  The assumptions used in the separate account DRD calculation are based on the Company’s best estimate of future events.

In addition, during 2008, the Company recorded $12 million of net federal income tax expense adjustments primarily related to differences between the 2007 estimated tax liability and the amounts expected to be reported on the Company’s 2007 tax returns when filed.  These changes in estimates primarily were driven by the Company’s separate account DRD.

As of December 31, 2010, the Company has capital loss carryforwards of $507 million, which expire between 2011 and 2015. In addition, the Company has $67 million in low income housing credit carryforwards, which expire between 2025 and 2030, $5 million in foreign tax credit carryforwards, which will expire in 2020 and $73 million in Alternative Minimum Tax credit carryforwards, which have an unlimited carryforward. The Company expects to fully utilize all carryforwards.

The following table summarizes the tax effects of temporary differences that give rise to significant components of the net deferred tax (liability) asset as of December 31:

(in millions)	2010	2009

Deferred tax assets:
Future policy benefits and claims	$ 1,030	$ 1,109
Derivatives	27	63
Capital loss carryforward	178	103
Tax credit carryforwards	145	23
Other	236	195
Gross deferred tax assets	$ 1,616	$ 1,493
Less valuation allowance	(24)	(24)
Deferred tax assets, net of valuation allowance	$ 1,592	$ 1,469

Deferred tax liabilities:
Deferred policy acquisition costs	$ (1,071)	$ (1,084)
Securities available-for-sale	(670)	(168)
Value of business acquired	(89)	(96)
Other	(150)	(96)
Gross deferred tax liabilities	$ (1,980)	$ (1,444)
Net deferred tax (liability) asset	$ (388)	$ 25

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized.  Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized.  Because it is more likely than not that certain deferred tax assets will not be realized, the Company established a valuation allowance of $24 million, $24 million and $24 million as of December 31, 2010, 2009 and 2008, respectively.  Based on management’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize the deferred tax assets for which the Company has not established valuation allowances.

The Company’s current federal income tax liability was $50 million and $109 million as of December 31, 2010 and 2009, respectively.

A rollforward of the beginning and ending uncertain tax positions, including permanent and temporary differences, but excluding interest and penalties, is as follows:

(in millions)	2010	2009

Balance at beginning of period	$ 95	$ 44
Additions for current year tax positions	18	37
Additions for prior years tax positions	19	15
Reductions for prior years tax positions	(13)	(1)
Balance at end of period	$ 119	$ 95

The total amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate on December 31, 2010, is $47 million.

Interest expense and any associated penalties are shown as income tax expense. The Company incurred interest and penalties of $2 million during the year ended December 31, 2010 and an immaterial balance during the year ended December 31, 2009.  The Company had accrued $6 million and $4 million for the payment of interest and penalties at December 31, 2010 and 2009, respectively.

During 2010, the Company had an appeals conference with the Internal Revenue Service (IRS) with respect to our appeal of IRS audit adjustments for the years 2003 to 2005. Though the Company has not yet reached a final settlement with the IRS for these years, it is reasonably possible that this appeal will be resolved in whole or in part within 12 months. As a result, it is reasonably possible that our liability for unrecognized tax benefits could decrease within 12 months by approximately $15 million.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years through 2002. The IRS recently completed an audit of the Company’s tax years 2003 through 2005.  The statute remains open for these years as the Company completes the appeals process.  See “Tax Matters” in Note 19 for more information on the Company’s tax years 2003 through 2005 audit and the related appeals process.

(15)	Statutory Financial Information

Statutory Results

The Company and its life subsidiary are required to prepare statutory financial statements in conformity with the NAIC’s Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the applicable state department of insurance.  Statutory accounting practices focus on insurer solvency and differ from GAAP materially.  The principal differences include charging policy acquisition and certain sales inducement costs to expense as incurred, establishing future policy benefits and claims reserves using different actuarial assumptions, excluding certain assets from statutory admitted assets; and valuing investments and establishing deferred taxes on a different basis.  The following tables summarize the statutory net income (loss) and statutory capital and surplus for the Company and its primary insurance subsidiary for the years ended December 31:

(in millions)	2010	2009	2008
(unaudited)
Statutory net income (loss)
NLIC	$ 560	$ 397	$ (871)
NLAIC	$ (50)	$ (61)	$ (90)

Statutory capital and surplus
NLIC	$ 3,686	$ 3,130	$ 2,750
NLAIC	$ 287	$ 214	$ 123

On December 31, 2009, NLIC merged with its affiliate, NLICA, with NLIC as the surviving entity.  In addition, NLIC’s subsidiary, NLAIC, merged with a subsidiary of NLICA, NLACA, effective as of December 31, 2009, with NLAIC as the surviving entity.  See Note 2 for details on the accounting treatment of this transaction.

Dividend Restrictions (unaudited)

The payment of dividends by NLIC is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state.  The State of Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (1) 10% of statutory-basis policyholders’ surplus as of the prior December 31 or (2) the statutory-basis net income of the insurer for the prior year.  NLIC’s statutory capital and surplus as of December 31, 2010 was $3.7 billion, and statutory net income for the year ended December 31, 2010 was $560 million.  During the year ended December 31, 2010, NLIC did not pay any dividends to NFS.  As of January 1, 2011, NLIC has the ability to pay dividends to NFS totaling $560 million upon providing prior notice to the ODI.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus.  Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets.  Additionally, following any dividend, an insurer’s policyholder surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs.  The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the state of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its stockholders.

The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Regulatory Risk-Based Capital

The State of Ohio, where NLIC and NLAIC are domiciled, imposes minimum risk-based capital requirements that were developed by the NAIC.  The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk.  Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level risk-based capital, as defined by the NAIC.  Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action.  NLIC and NLAIC each exceeded the minimum risk-based capital requirements for all periods presented herein.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

(16)	Other Comprehensive Income

The Company’s other comprehensive income and loss includes net income (loss) and certain items that are reported directly within separate components of shareholder’s equity that are not recorded in net income.

The following table summarizes the Company’s other comprehensive gain (loss), before and after federal income tax expense (benefit), for the years ended December 31:

(in millions)	2010	2009	2008

Net unrealized gains (losses) on securities available-for-sale arising during the period:
Net unrealized gains (losses) before adjustments	$ 1,039	$ 2,374	$ (3,828)
Net non-credit gains	131	38	-
Net adjustment to DAC	(248)	(585)	529
Net adjustment to VOBA	1	(9)	8
Net adjustment to future policy benefits and claims	7	(27)	128
Net adjustment to policyholder dividend obligation	(73)	(91)	89
Related federal income tax (expense) benefit	(300)	(595)	1,076
Net unrealized gains (losses)	$ 557	$ 1,105	$ (1,998)

Reclassification adjustment for net realized losses on securities available-for-sale realized during the period:
Net unrealized losses	5	388	1,102
Related federal income tax benefit	(2)	(136)	(386)
Net losses realized on available-for-sale securities	$ 3	$ 252	$ 716

Other comprehensive gain (loss) on securities available-for-sale	$ 560	$ 1,357	$ (1,282)

Accumulated net holding gains (losses) on cash flow hedges:
Unrealized holding gains (losses)	27	(4)	17
Related federal income tax (expense) benefit	(9)	1	(6)
Other comprehensive income (loss) on cash flow hedges	$ 18	$ (3)	$ 11

Other unrealized (losses) gains:
Net unrealized (losses) gains	-	(14)	8
Related federal income tax benefit (expense)	-	5	(3)
Other net unrealized (losses) gains	$ -	$ (9)	$ 5

Unrecognized amounts on pension plans:
Net unrecognized amounts	-	-	(12)
Related federal income tax benefit	-	-	4
Other comprehensive loss on unrecognized pension amounts	$ -	$ -	$ (8)

Total other comprehensive income (loss)	$ 578	$ 1,345	$ (1,274)

The adjustments to DAC and VOBA represent the changes in amortization of DAC and VOBA that would have been required as a charge or credit to operations had such unrealized amounts been realized and allocated to the product lines.  The adjustment to future policy benefits and claims represents the increase in policy reserves from using a discount rate that would have been required had such unrealized amounts been realized and the proceeds reinvested at then current market interest rates, which were lower than the then current effective portfolio rate.

As of July 1, 2010, the adoption of FASB ASU 2010-11 resulted in a cumulative effect adjustment of $9 million, net of taxes, to retained earnings with a corresponding adjustment to AOCI, which is excluded from the table above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The adoption of guidance impacting FASB ASC 320-10, Investments – Debt and Equity Securities during 2009 resulted in a cumulative-effect adjustment of $250 million, net of taxes, to reclassify the non-credit component of previously recognized other-than-temporary impairment losses from the beginning balance of retained earnings to AOCI, which is excluded from the table above.

Adjustments for net realized gains and losses on the ineffective portion of cash flow hedges were immaterial during the years ended December 31, 2010, 2009 and 2008.

(17)	Employee Benefit Plans

The Company and certain affiliated companies participate in a qualified defined benefit pension plan (the Nationwide Retirement Plan or the NRP), several non-qualified defined benefit supplemental executive retirement plans, postretirement benefit plans (life and health care), and the Nationwide Savings Plan 401(k), all sponsored by NMIC.  Effective January 30, 2008, NMIC merged the NLICA Retirement Plan into the NRP.

The NRP covers all employees of participating employers who have completed at least one year of service and who are at least 21 years of age. Plan assets are invested in a third-party trust and group annuity contracts issued by NLIC.  All participants are eligible for benefits based on an account balance formula.  However, participants hired prior to 2002 are eligible for benefits based on the highest average annual salary of a specified number of consecutive years of the last ten years of service, if such benefits are of greater value than the account balance feature.

Effective January 1, 2010, NMIC amended the NRP to eliminate the company-paid early retirement enhancement (an additional benefit for associates retiring between ages 55 and 65), which is part of the final average pay formula and to stop pay credits under the account balance formula for participants eligible for the account balance formula.  An affected associate’s benefits, however, will not be less than the NRP benefit he or she accrued as of December 31, 2009, under the greater of the final average pay formula or the account balance formula.

The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work benefits the Company.  In addition, separate non-qualified defined benefit pension plans sponsored by NMIC cover certain executives with at least one year of service.  The Company’s portion of expense relating to these plans was $4 million, $11 million, and $5 million for the years ended December 31, 2010, 2009 and 2008, respectively.  The 2008 expense includes a gain of $5 million due to the merger of the NLICA Retirement Plan into the NRP.

See Note 18 for more information on group annuity contracts issued by the Company for various employee benefit plans sponsored by NMIC or its affiliates.

In addition to the NRP, the Company and certain affiliated companies participate in life and health care benefit plans sponsored by NMIC for qualifying retirees.  Contributory post-retirement life and health care benefits are generally available to associates, hired prior to and continuously employed since June 1, 2000, for health care benefits, and prior to December 31, 1994, for life benefits, who have attained age 55, and have accumulated 15 years of service with the Company.  The associate subsidy for the post-retirement death benefit was capped beginning in 2007. Employer subsidies for retiree life insurance ended as of December 31, 2008. No future employer contributions are anticipated for retiree life insurance and settlement accounting was applied during 2008. Post-retirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and co-insurance. In addition, there are caps on the Company’s contribution to the cost of the post-retirement health care benefits. The Company does not receive a Medicare Part D subsidy from the government. The Company’s policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested in a group annuity contract issued by NLIC and a third-party trust.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

On September 3, 2009, NMIC announced changes to the post-retirement health care benefits available under the health care defined benefit plans. On December 31, 2009, each eligible associate’s current cost-sharing percentage was fixed and, following this date, Company contributions towards the cost of post-retirement health care coverage for eligible associates will be based only on service through December 31, 2009. This modification does not impact former associates receiving Nationwide-sponsored retiree health care benefits prior to January 1, 2010. Additionally, effective January 1, 2010, all associates not considered to be highly compensated employees, as defined by IRC 414, became eligible to receive an annual retiree health care credit up to a maximum of $1,000 per year, not to exceed a maximum lifetime benefit amount of $25,000, which includes any years of cost-sharing service earned by December 31, 2009. The credit is equal to one-third of otherwise unmatched Health Savings Account contributions and/or Nationwide Savings Plan (NSP) 401(a) contributions. No contributions will be made by NMIC if the associate does not make eligible contributions.

The Company’s portion of expense relating to these plans was immaterial for the years ended December 31, 2010, 2009 and 2008.

Defined Contribution Plans

NMIC sponsors the NSP, a defined contribution retirement savings plan (a 401(k) plan) covering substantially all of the Company’s associates.  Associates may make salary deferral contributions of up to 80%.  Salary deferrals of up to 6% are subject to a 50% Company match.  In addition, NMIC sponsors the NLICA Producer’s Pension Plan, a defined contribution money purchase plan, covering statutory employees of NLICA.  However, this plan has no active participants, and is in the process of being terminated.  The Company’s expense for contributions to these plans was $7 million, $9 million, and $6 million for the years ended December 31, 2010, 2009 and 2008, respectively.

(18)	Related Party Transactions

The Company has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations.  These include annuity and life insurance contracts, office space leases, and agreements related to reinsurance, cost sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing.  Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, the number of full-time employees, commission expense and other methods agreed to by the participating companies.

In addition, Nationwide Services Company, LLC (NSC), a subsidiary of NMIC, provides data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed.  For the years ended December 31, 2010, 2009 and 2008, the Company made payments to NMIC and NSC totaling $250 million, $241 million, and $285 million, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates.  Total account values of these contracts were $3.0 billion and $3.1 billion as of December 31, 2010 and 2009, respectively.  Total revenues from these contracts were $139 million, $143 million and $138 million for the years ended December 31, 2010, 2009 and 2008, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees.  Total interest credited to the account balances was $115 million, $116 million, and $116 million for the years ended December 31, 2010, 2009 and 2008, respectively.  The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties.

The Company leases office space from NMIC.  For the years ended December 31, 2010, 2009 and 2008, the Company made lease payments to NMIC of $20 million, $21 million, and $22 million, respectively.  In addition, the Company leases office space to an affiliate of NMIC.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

NLIC has a reinsurance agreement with NMIC whereby all of NLIC’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis.  Either party may terminate the agreement on January 1 of any year with prior notice.  Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer.  Under the terms of NLIC’s agreements, the investment risk associated with changes in interest rates is borne by the reinsurer.  The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder.  The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties.  Revenues ceded to NMIC for the years ended December 31, 2010, 2009 and 2008 were $209 million, $177 million, and $202 million, respectively, while benefits, claims and expenses ceded during these years were $241 million, $196 million, and $219 million, respectively.

Funds of Nationwide Funds Group (NFG), an affiliate, are offered to the Company’s customers as investment options in certain of the Company’s products.  As of December 31, 2010, 2009 and 2008, customer allocations to NFG funds totaled $30.5 billion, $23.7 billion and $18.1 billion, respectively.  For the years ended December 31, 2010, 2009, and 2008, NFG paid the Company $103 million, $79 million, and $77 million, respectively, for the distribution and servicing of these funds.

The Company and various affiliates have agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants.  Amounts on deposit with NCMC for the benefit of the Company were $762 million and $919 million as of December 31, 2010 and 2009, respectively, and are included in short-term investments on the consolidated balance sheets.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS.  Total commissions and fees paid to these affiliates for the years ended December 31, 2010, 2009 and 2008 were $61 million, $48 million, and $53 million, respectively.

An affiliate of the Company is currently developing a browser-based policy administration and online brokerage software application for defined benefit plans.  In connection with the development of this application, the Company made net payments, which were expensed, to that affiliate related to development totaling $13 million, $11 million, and $11 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Refer to Note 13 for discussion of variable funding surplus note between Olentangy Reinsurance, LLC and Nationwide Corporation.

The Company entered into a note purchase agreement with an affiliate on November 17, 2006 to purchase $25 million of the affiliate’s 5.6% senior notes due November 16, 2016.  The notes are secured by certain pledged mortgage servicing rights.  The note is payable in seven equal principal installments of $4 million, which began November 6, 2010.  Interest is payable semi-annually on each May 16 and November 16.

Through September 30, 2002, the Company filed a consolidated federal income tax return with NMIC, as discussed in more detail in Note 14.  Effective October 1, 2002, NLIC began filing a consolidated federal income tax return with NLAIC.  No payments to (from) NMIC were made for the year ended December 31, 2010. Total payments to (from) NMIC were $4 million and ($23) million during the years ended December 31, 2009 and 2008, respectively.  These payments related to tax years prior to deconsolidation.

During 2009, NLIC received a $20 million capital contribution from NFS.

During 2010 and 2009, NLIC did not pay dividends to NFS.  In 2008 NLIC paid dividends to NFS totaling $461 million.

During 2010 and 2009, the Company sold, at fair value, commercial mortgage loans with a carrying value of $117 million and $273 million, respectively, to NMIC.  The sale resulted in a net realized loss of $21 million and $34 million in 2010 and 2009, respectively to the Company.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

During 2009, the Company sold private equity investments to NMIC for $61 million.  The private equity investments were carried and sold at fair value.  No gain or loss was recognized on the sale.

(19)	Contingencies

Legal and Regulatory Matters

The Company is a subject to legal and regulatory proceedings in the ordinary course of its business. The Company’s legal and regulatory matters include proceedings specific to the Company and other proceedings generally applicable to business practices in the industries in which the Company operates.  The Company’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcomes cannot be predicted.  Regulatory proceedings also could affect the outcome of one or more of the Company’s litigations matters.  Furthermore, it is often not possible to determine the ultimate outcomes of the pending regulatory investigations and legal proceedings or to provide reasonable ranges of potential losses with any degree of certainty.  Some matters, including certain of those referred to below, are in very preliminary stages, and the Company does not have sufficient information to make an assessment of the plaintiffs’ claims for liability or damages.  In some of the cases seeking to be certified as class actions, the court has not yet decided whether a class will be certified or (in the event of certification) the size of the class and class period.  In many of the cases, the plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages and equitable remedies, which are difficult to quantify and cannot be defined based on the information currently available.  Management believes, however, that based on their currently known information, the ultimate outcome of all pending legal and regulatory matters is not likely to have a material adverse effect on the Company’s consolidated financial position.  Nonetheless, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that such outcomes could materially affect the Company’s consolidated financial position or results of operations in a particular quarter or annual period.

The financial services industry has been the subject of increasing scrutiny on a broad range of issues by regulators and legislators. The Company and/or its affiliates have been contacted by, self reported or received subpoenas from state and federal regulatory agencies and other governmental bodies, state securities law regulators and state attorneys general for information relating to, among other things, compensation, revenue sharing and bidding arrangements, market-timing, anti-competitive activities, unsuitable sales or replacement practices, fee arrangements in retirement plans, and the use of side agreements and finite reinsurance agreements.  The Company is cooperating with regulators in connection with these inquiries and will cooperate with NMIC in responding to these inquiries to the extent that any inquiries encompass NMIC’s operations.

A promotional and marketing arrangement associated with the Company’s offering of a retirement plan product and related services in Alabama was investigated by the Alabama Attorney General, which assumed the investigation from the Alabama Securities Commission.  On October 27, 2010, the State Attorney General announced a settlement agreement, subject to court approval, between the Company and the State of Alabama, the Alabama Department of Insurance, the Alabama Securities Commission, and the Alabama State Personnel Board.  If the court approves the settlement agreement, the Company currently expects that the settlement will not have a material adverse impact on its consolidated financial position.  It is not possible to predict what effect, if any, the settlement may have on the Company's retirement plan operations with respect to promotional and marketing arrangements in general in the future.

On September 10, 2009, Nationwide Retirement Solutions, Inc. (NRS) was named in a lawsuit filed in the Circuit Court for Montgomery County, Alabama entitled Twanna Brown, Individually and on behalf of all other persons in Alabama who are similarly situated, v Nationwide Retirement Solutions, Inc., Alabama State Employees Association, PEBCO, Inc., Edwin “Mac” McArthur, Steve Walkley, Glenn Parker, Ulysses Lavender, Diana McLain, Randy Hebson, and Robert Wagstaff; and Unknown Defendants A-Z.  On February 17, 2010, Brown filed an Amended Complaint alleging in Count One, that all the defendants were involved in a civil conspiracy and seeks to recover actual damages, forfeiture of all other payments and/or salaries to be the fruit of such other payments, punitive damages and costs and attorneys fees. In Count Two, although NRS is not named, it is alleged that the remaining defendants breached their fiduciary duties and seeks actual damages, forfeiture of all other payments and/or salaries to be the fruit of such other payments, punitive damages and costs and attorneys fees. In Count Three, although NRS is not named, the plaintiff seeks declaratory relief that the individual defendants breached their

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

fiduciary duties, seeks injunctive relief permanently removing said defendants from their respective offices in the Alabama State Employees Association (ASEA) and PEBCO and costs and attorneys fees. In Count Four, it alleges that any money Nationwide paid belonged exclusively to ASEA for the use and benefit of its membership at large and not for the personal benefit of the individual defendants. Plaintiff seeks to recover actual damages from the individual defendants, forfeiture of all other payments and/or salaries to be the fruit of such other payments, punitive damages and costs and attorneys fees. On March 3, 2010, the Company filed a motion to dismiss the amendment to the complaint.  On October 17, 2010, the plaintiff filed motions to intervene in Nationwide Retirement Solutions, Inc. v. Alabama State Personnel Board, PEBCO, Inc. and Alabama State Employees Association and also in Coker, et. al. v. NLIC, et. al.  The Company continues to defend this case vigorously.

On November 20, 2007, NRS and NLIC were named in a lawsuit filed in the Circuit Court of Jefferson County, Alabama entitled Ruth A. Gwin and Sandra H. Turner, and a class of similarly situated individuals v Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc., Alabama State Employees Association, PEBCO, Inc. and Fictitious Defendants A to Z.  On March 12, 2010, NRS and NLIC were named in a Second Amended Class Action Complaint filed in the Circuit Court of Jefferson County, Alabama entitled Steven E. Coker, Sandra H. Turner, David N. Lichtenstein and a class of similarly situated individuals v. Nationwide Life Insurance Company, Nationwide Retirement Solutions, Inc, Alabama State Employees Association, Inc., PEBCO, Inc. and Fictitious Defendants A to Z claiming to represent a class of all participants in the ASEA Plan, excluding members of the Deferred Compensation Committee, ASEA's directors, officers and board members, and PEBCO’s directors, officers and board members. The class period is from November 20, 2001 to the date of trial.  In the second amended class action complaint, the plaintiffs allege breach of fiduciary duty, wantonness and breach of contract. The second amended class action complaint seeks a disgorgement of amounts paid, compensatory damages and punitive damages, plus interest, attorneys' fees and costs and such other equitable and legal relief to which plaintiffs and class members may be entitled.  On April 2, 2010, NRS and NLIC filed an answer.  On June 4, 2010, the plaintiffs filed a motion for class certification.  On July 8, 2010, the defendants filed their briefs in opposition to plaintiffs' motion for class certification.  On October 17, 2010, Twanna Brown filed a motion to intervene in this case.  On October 22, 2010, the parties to this action have executed a stipulation of settlement that agrees to certify a class for settlement purposes only, that provides for payments to the settlement class, and that provides for releases, certain bar orders, and dismissal of the case, subject to the Circuit Courts' approval. After a hearing on November 5, 2010, on November 9, 2010, the Court denied Brown’s motion to intervene. On November 13, 2010, the Court issued a Preliminary Approval Order and held a Settlement Fairness Hearing on January 26, 2011. On November 22, 2010, Brown filed a Notice of Appeal with the Supreme Court of Alabama, appealing the Preliminary Approval Order. On January 25, 2011, the Alabama Supreme Court dismissed the appeal. Class notices were sent out on November 24, 2010. On December 3, 2010, Brown filed a motion with the trial court to stay this case. On December 22, 2010, Brown filed with the Alabama Supreme Court, a motion to stay all further Gwin trial court proceedings until Ms. Brown's appeal of the certification order is decided. On January 25, 2011, the Alabama Supreme Court denied Brown’s motion to stay.  NRS and NLIC continue to defend this case vigorously.

On July 11, 2007, NLIC was named in a lawsuit filed in the United States District Court for the Western District of Washington at Tacoma entitled Jerre Daniels-Hall and David Hamblen, Individually and on behalf of All Others Similarly Situated v. National Education Association, NEA Member Benefits Corporation, Nationwide Life Insurance Company, Security Benefit Life Insurance Company, Security Benefit Group, Inc., Security Distributors, Inc., et. al.  The plaintiffs seek to represent a class of all current or former National Education Association (NEA) members who participated in the NEA Valuebuilder 403(b) program at any time between January 1, 1991 and the present (and their heirs and/or beneficiaries).  The plaintiffs allege that the defendants violated the Employee Retirement Income Security Act of 1974, as amended (ERISA) by failing to prudently and loyally manage plan assets, by failing to provide complete and accurate information, by engaging in prohibited transactions, and by breaching their fiduciary duties when they failed to prevent other fiduciaries from breaching their fiduciary duties.  The complaint seeks to have the defendants restore all losses to the plan, restoration of plan assets and profits to participants, disgorgement of endorsement fees, disgorgement of service fee payments, disgorgement of excessive fees charged to plan participants, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys’ fees.  On May 23, 2008, the Court granted the defendants’ motion to dismiss.  On June 19, 2008, the plaintiffs filed a notice of appeal.  On December 20, 2010, the 9th Circuit Court of Appeals affirmed the dismissal of this case.  NLIC continues to defend this lawsuit vigorously.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

On August 15, 2001, NFS and NLIC were named in a lawsuit filed in the United States District Court for the District of Connecticut entitled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company.  In the plaintiffs' sixth amended complaint, filed November 18, 2009, they amended the list of named plaintiffs and claim to represent a class of qualified retirement plan trustees under ERISA that purchased variable annuities from NLIC.  The plaintiffs allege that they invested ERISA plan assets in their variable annuity contracts and that NLIC and NFS breached ERISA fiduciary duties by allegedly accepting service payments from certain mutual funds.  The complaint seeks disgorgement of some or all of the payments allegedly received by NFS and NLIC, other unspecified relief for restitution, declaratory and injunctive relief, and attorneys’ fees.  On November 6, 2009, the Court granted the plaintiffs’ motion for class certification and certified a class of “All trustees of all employee pension benefit plans covered by ERISA which had variable annuity contracts with NFS and NLIC or whose participants had individual variable annuity contracts with NFS and NLIC at any time from January 1, 1996, or the first date NFS and NLIC began receiving payments from mutual funds based on a percentage of assets invested in the funds by NFS and NLIC, whichever came first, to the date of November 6, 2009”.  On November 23, 2009, NFS and NLIC filed a rule 23(f) petition asking the Second Circuit Court of Appeals to hear an appeal of the District Court's order granting class certification. On December 2, 2009, NFS and NLIC filed an answer to the sixth amended complaint and a third amended counterclaim.  On January 29, 2010, the Companies filed a motion for class certification against the four named plaintiffs, as trustees of their respective retirement plans and against the trustees of other ERISA retirement plans who become members of the class certified in this lawsuit, for breach of fiduciary duty to the plans because the trustees approved and accepted the advantages of the allegedly unlawful “revenue sharing” payments.  On July 23, 2010, the District Court denied the Companies’ motion for class certification and dismissed the counterclaim.  On August 6, 2010, the Companies filed a motion for reconsideration of the ruling on the motion for certification of counterclaim defendants’ class certification order and also filed a motion for leave to amend the answer to the plaintiffs’ sixth amended complaint and third amended counterclaim.  These motions were denied on November 8, 2010. On October 20, 2010, the Second Circuit Court of Appeals granted NLIC’s 23(f) petition agreeing to hear an appeal of the District Court’s order granting class certification.  On October 21, 2010, the Court dismissed NFS from the lawsuit.  On October 27, 2010, the District Court stayed the underlying action pending a decision from the Second Circuit Court of Appeals.  NFS and NLIC continue to defend this lawsuit vigorously.

On May 14, 2010, NLIC was named in a lawsuit filed in the Western District of New York entitled Sandra L. Meidenbauer, on behalf of herself and all others similarly situated v. Nationwide Life Insurance Company.  The plaintiff claims to represent a class of all individuals who purchased a variable life insurance policy from NLIC during an unspecified period. The complaint claims breach of contract, alleging that NLIC charged excessive monthly deductions and costs of insurance resulting in reduced policy values and, in some cases, premature lapsing of policies. The complaint seeks reimbursement of excessive charges, costs, interest, attorney's fees, and other relief. NLIC filed a motion to dismiss the complaint on July 23, 2010. NLIC filed a motion to disqualify the proposed class representative on August 27, 2010. Plaintiff filed a motion to amend the complaint on September 17, 2010, and NLIC filed an opposition to the motion to amend on November 2, 2010. Those motions have been fully briefed. NLIC continues to vigorously defend this case.

On October 22, 2010, NRS was named in a lawsuit filed in the United States District Court, Middle District of Florida, Orlando Division entitled Camille McCullough, and Melanie Monroe, Individually and on behalf of all others similarly situated v. National Association of Counties, NACo Research Foundation, NACo Financial Services Corp., NACo Financial Center, and Nationwide Retirement Solutions, Inc.  The Plaintiffs’ First Amended Class Action Complaint and Demand for Jury Trial was filed on February 18, 2011.  If the Court determines that the Plan is governed by ERISA, then Plaintiffs seek to represent a class of “All natural persons in the United States who are currently employed or previously were employed at any point during the six years preceding the date Plaintiffs filed their Original Class Action Complaint, by a government entity that is or was a member of the National Association of Counties, and who participate or participated in the Section 457 Deferred Compensation Plan for Public Employees endorsed by the National Association of Counties and administered by Nationwide Retirement Solutions, Inc.”  If the Court determines that the Plan is not governed by ERISA, then the Plaintiffs seek to represent a class of “All natural persons in the United States who are currently employed or previously were employed at any point during the four years preceding the date Plaintiffs filed their Original Class Action Complaint, by a government entity that is or was a member of the National Association of Counties, and who participate or participated in a Section 457 Deferred Compensation Plan for Public Employees endorsed by the National Association of Counties and administered by Nationwide Retirement Solutions, Inc.”  The First Amended Complaint alleges ERISA Violation, Breach of Fiduciary Duty -

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

NACo, Aiding and Abetting Breach of Fiduciary Duty - Nationwide, Breach of Fiduciary Duty - Nationwide, and Aiding and Abetting Breach of Fiduciary Duty - NACo. The First Amended Complaint asks for actual damages, lost profits, lost opportunity costs, restitution, and/or other injunctive or other relief, including without limitation (a) ordering Nationwide and NACo to restore all plan losses, (b) ordering Nationwide to refund all fees associated with Nationwide’s Plan to Plaintiffs and Class members, (c) ordering NACo and Nationwide to pay the expenses and losses incurred by Plaintiffs and/or any Class member as a proximate result of Defendants’ breaches of fiduciary duty, (d) forcing NACo to forfeit the fees that NACo received from Nationwide for promoting and endorsing its Plan and disgorging all profits, benefits, and other compensation obtained by NACo from its wrongful conduct, and (e) awarding Plaintiff and Class members their reasonable and necessary attorney’s fees and cost incurred in connection with this suit, punitive damages, and pre-judgment and post judgment interest, at the highest rates allowed by law, on the damages awarded. The Company intends to defend this case vigorously.

Tax Matters

The separate account dividends received deduction (DRD) is a significant component of the Company’s federal income tax provision.  On August 16, 2007, the IRS issued Revenue Ruling 2007-54.  This ruling took a position with respect to the DRD that could have significantly reduced the Company’s DRD.  The Company believes that the position taken by the IRS in the ruling was contrary to existing law and the relevant legislative history.

In Revenue Ruling 2007-61, released September 25, 2007, the IRS and the U.S. Department of the Treasury suspended Revenue Ruling 2007-54 and informed taxpayers of their intention to address certain issues in connection with the DRD in future tax regulations. Final tax regulations could impact the Company’s DRD in periods subsequent to their effective date.

The IRS recently completed an audit of the Company’s tax years 2003 through 2005. As a result of this audit, the Company received a Revenue Agent’s Report (RAR) and 30-Day Letter (requiring payment of additional tax due or the preparation of protest to start the appeals process) from the IRS in July 2009.  The RAR includes an adjustment to reduce the Company’s DRD for the above tax years resulting in additional tax due of $151 million. The Company is still at appeals on this issue  and believes that it will ultimately prevail based on technical merits.

(20) Guarantees

Since 2002, the Company has sold $747 million of credit enhanced equity interests in LIHTC Funds to unrelated third parties.  The Company has guaranteed cumulative after-tax yields to the third party investors ranging from 3.75% to 7.75% over periods ending between 2002 and 2025.  As of December 31, 2010 and 2009, the Company held guarantee reserves totaling $6 million and $6 million, respectively, on these transactions.  These guarantees are in effect for periods of approximately 15 years each.  The LIHTC Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital.  If the tax benefits are not sufficient to provide these cumulative after-tax yields, then the Company must fund any shortfall, which is mitigated by stabilization collateral set aside by the Company at the inception of the transactions.  The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $908 million.  The Company does not anticipate making any material payments related to these guarantees.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

As of December 31, 2010, the Company did not hold any material stabilization reserves as collateral for certain properties owned by the LIHTC Funds, as the LIHTC Funds have met all of the criteria necessary to generate tax credits.  Such criteria include completion of construction and the leasing of each unit to a qualified tenant, among others.  Properties meeting the necessary criteria are considered to have “stabilized.”  The properties are evaluated regularly, and the collateral is released when stabilized.  During 2010, the stabilization reserve was not increased materially and no portion was released into income.  In 2009, $1 million of the stabilization reserve was released into income.

To the extent there are cash deficits in any specific property owned by the LIHTC Funds, property reserves, property operating guarantees and reserves held by the LIHTC Funds are exhausted before the Company is required to perform under its guarantees.  To the extent the Company is ever required to perform under its guarantees, it may recover any such funding out of the cash flow distributed from the sale of the underlying properties of the LIHTC Funds.  This cash flow distribution would be paid to the Company prior to any cash flow distributions to unrelated third party investors.

(21) Variable Interest Entities

In the normal course of business, the Company has relationships with VIEs.  The Company considers many factors when determining whether it is (or is not) the primary beneficiary of a VIE.  There is a review of the entity’s contract and other deal related information, such as 1) the entity's equity investment at risk, decision-making abilities, obligations to absorb economic risks and right to receive economic rewards of the entity, 2) whether the contractual or ownership interest in the entity changes with the change in fair value of the entity, and 3) the extent to which, through the variable interest, the Company has the power to direct the activities that most significantly impacts the entity’s performance and the obligation to absorb losses of the entity that could potentially be significant to the entity or the right to receive benefits from the entity that could potentially be significant to the entity.

The Company was not required and does not intend to provide financial or other support outside previous contractual requirements to any VIE.

Low-Income-Housing Tax Credit Funds

The Company provides guarantees to limited partners related to the amount of tax credits that will be generated LIHTC Funds.  The results of operations and financial position of each VIE of which the Company is the primary beneficiary are consolidated along with corresponding noncontrolling interest in the accompanying consolidated financial statements.

The Company had relationships with 22 and 19 LIHTC Funds that are considered VIEs as of December 31, 2010 and December 31, 2009, respectively, where the Company was the primary beneficiary. Net assets of these consolidated VIEs were $355 million and $351 million as of December 31, 2010 and December 31, 2009, respectively, composed primarily of other long-term investments of $315 million and $314 million as of the same respective dates.

Two LIHTC Funds were consolidated as a result of the adoption of guidance under FASB ASC 810, Consolidation.  Previously, the Company was not deemed the primary beneficiary.  As the managing member of the LITHC funds, the Company has the power to direct the activities that most significantly impact the economic power of the entities and consolidated the funds.  The impact of consolidation was an increase to noncontrolling interest of $46 million.

The Company’s total loss exposure from consolidated VIEs was immaterial as of December 31, 2010 and December 31, 2009 (except for the impact of guarantees disclosed in Note 20 to the 2009 audited consolidated financial statements).  Creditors (or beneficial interest holders) of the consolidated VIEs have no recourse to the general credit of the Company.

These LIHTC Funds are financed through the sale of these funds into the secondary market.  The proceeds from these sales are used to participate in low-income housing projects that provide tax benefits to the investors.

In addition to the consolidated VIEs described above, the Company holds variable interests in other LIHTC Funds that qualify as VIEs where the Company is not the primary beneficiary.  The carrying amount of these unconsolidated VIEs was $157

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

million and $110 million as of December 31, 2010 and December 31, 2009, respectively.  The total exposure to loss on these unconsolidated VIEs was $218 million and $123 million as of December 31, 2010 and December 31, 2009, respectively.  The total exposure to loss is determined by adding any unfunded commitments to the carrying amount of the VIEs.

Fixed Maturity Securities

The Company invests in fixed maturity securities that could qualify as VIEs, including corporate securities, mortgage-backed securities, and asset-backed securities.  The Company is not the primary beneficiary of these securities as the Company does not have the power to direct the activities that most significantly impacts the entities’ performances.  The Company’s maximum exposure to loss is limited to the carrying values of these securities.  There are no liquidity arrangements, guarantees or other commitments by third parties that affect the fair value of the Company’s interest in these assets.  Refer to Note 5 for additional disclosures related to these investments.

(22)	Segment Information

Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments:  Individual Investments, Retirement Plans, Individual Protection, and Corporate and Other.

The primary segment profitability measure that management uses is pre-tax operating earnings (loss), which is calculated by adjusting income from continuing operations before federal income taxes and discontinued operations to exclude: (1) net realized investment gains and losses, except for operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment, trading portfolio realized gains and losses, trading portfolio valuation changes, net realized gains and losses related to hedges on GMDB contracts and securitizations); (2) other-than-temporary impairment losses; (3) the adjustment to amortization of DAC and VOBA related to net realized investment gains and losses; and (4) net loss attributable to noncontrolling interest.

Individual Investments

The Individual Investments segment consists of individual annuity products marketed under the Nationwide DestinationSM and other Nationwide-specific or private label brands.  Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life.  In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features, while deferred fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period or for the owner’s lifetime without future access to the original investment.  Portfolio income insurance is a form of deferred annuity that provides the income protection features common to today’s variable annuities to owners of specific managed account investments whose assets are outside of the annuity product.  The majority of assets and recent sales for the Individual Investments segment consist of deferred variable annuities.

Retirement Plans

The Retirement Plans segment is comprised of the Company’s private and public sector retirement plans business.  The private sector primarily includes Internal Revenue Code (IRC) Section 401 fixed and variable group annuity business, and the public sector primarily includes IRC Section 457 and Section 401(a) business in the form of full-service arrangements that provide plan administration and fixed and variable group annuities as well as administration-only business.

Individual Protection

The Individual Protection segment consists of life insurance products, including individual variable, COLI and BOLI products; traditional life insurance products; and universal life insurance products.  Life insurance products provide a death benefit and generally allow the customer to build cash value on a tax-advantaged basis.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

Corporate and Other

The Corporate and Other segment includes the MTN program; structured products business; non-operating realized gains and losses and related amortization, including mark-to-market adjustments on embedded derivatives, net of economic hedges, related to products with living benefits; other-than-temporary impairment losses, and other revenues and expenses not allocated to other segments.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

The following tables summarize the Company’s business segment operating results for the years ended December 31:

	Individual	Retirement	Individual	Corporate
(in millions)	Investments	Plans	Protection	and Other	Total
2010
Revenues:
Policy charges	$ 646	$ 98	$ 652	$ 3	$ 1,399
Premiums	209	-	275	-	484
Net investment income	569	691	510	55	1,825
Non-operating net realized investment losses1	-	-	-	(177)	(177)
Other-than-temporary impairment losses	-	-	-	(220)	(220)
Other income2	(82)	-	-	25	(57)
Total revenues	$ 1,342	$ 789	$ 1,437	$ (314)	$ 3,254

Benefits and expenses:
Interest credited to policyholder accounts	$ 391	$ 424	$ 199	$ 42	$ 1,056
Benefits and claims	354	-	524	(5)	873
Policyholder dividends	-	-	78	-	78
Amortization of DAC	231	30	184	(49)	396
Amortization of VOBA and other intangible assets	1	-	19	(2)	18
Interest expense	-	-	-	55	55
Other operating expenses	180	143	172	79	574
Total benefits and expenses	$ 1,157	$ 597	$ 1,176	$ 120	$ 3,050

Income (loss) from continuing operations before
federal income tax expense (benefit)	$ 185	$ 192	$ 261	$ (434)	$ 204
Less: non-operating net realized investment losses1	-	-	-	177
Less: non-operating net other-than-temporary impairment losses	-	-	-	220
Less: adjustment to amortization related to net realized investment gains and losses
	-	-	-	(59)
Less: net loss attributable to noncontrolling interest	-	-	-	60
Pre-tax operating earnings (loss)	$ 185	$ 192	$ 261	$ (36)

Assets as of year end	$ 53,113	$ 25,599	$ 22,874	$ 5,811	$ 107,397

_________

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

2	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

	Individual	Retirement	Individual	Corporate
(in millions)	Investments	Plans	Protection	and Other	Total
2009
Revenues:
Policy charges	$ 522	$ 93	$ 634	$ (4)	$ 1,245
Premiums	191	-	279	-	470
Net investment income	562	679	492	146	1,879
Non-operating net realized investment gains1	-	-	-	619	619
Other-than-temporary impairment losses	-	-	-	(575)	(575)
Other income2	(168)	-	-	(1)	(169)
Total revenues	$ 1,107	$ 772	$ 1,405	$ 185	$ 3,469

Benefits and expenses:
Interest credited to policyholder accounts	$ 394	$ 433	$ 201	$ 72	$ 1,100
Benefits and claims	247	-	538	27	812
Policyholder dividends	-	-	87	-	87
Amortization of DAC	(1)	45	158	264	466
Amortization of VOBA and other intangible assets	1	9	45	8	63
Interest expense	-	-	-	55	55
Other operating expenses	178	149	184	68	579
Total benefits and expenses	$ 819	$ 636	$ 1,213	$ 494	$ 3,162

Income (loss) from continuing operations before
federal income tax expense (benefit)	$ 288	$ 136	$ 192	$ (309)	$ 307
Less: non-operating net realized investment gains1	-	-	-	(619)
Less: non-operating net other-than-temporary impairment losses	-	-	-	575
Less: adjustment to amortization related to net realized investment gains and losses
	-	-	-	297
Less: net loss attributable to noncontrolling interest	-	-	-	52
Pre-tax operating earnings (loss)	$ 288	$ 136	$ 192	$ (4)

Assets as of year end	$ 48,891	$ 25,035	$ 22,115	$ 2,948	$ 98,989

__________

1
Excluding operating items (periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations).

2	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Notes to Consolidated Financial Statements, Continued

December 31, 2010, 2009 and 2008

	Individual	Retirement	Individual	Corporate
(in millions)	Investments	Plans	Protection	and Other	Total
2008
Revenues:
Policy charges	$ 603	$ 120	$ 618	$ -	$ 1,341
Premiums	120	-	274	-	394
Net investment income	530	651	486	198	1,865
Non-operating net realized investment losses1	-	-	-	(387)	(387)
Other-than-temporary impairment losses	-	-	-	(1,131)	(1,131)
Other income2	110	1	-	(76)	35
Total revenues	$ 1,363	$ 772	$ 1,378	$ (1,396)	$ 2,117

Benefits and expenses:
Interest credited to policyholder accounts	$ 379	$ 436	$ 196	$ 162	$ 1,173
Benefits and claims	379	-	489	(12)	856
Policyholder dividends	-	-	93	-	93
Amortization of DAC	648	41	130	(127)	692
Amortization of VOBA and other intangible assets	8	1	22	-	31
Interest expense	-	-	-	62	62
Other operating expenses	189	152	193	97	631
Total benefits and expenses	$ 1,603	$ 630	$ 1,123	$ 182	$ 3,538

Income (loss) from continuing operations before
federal income tax expense (benefit)	$ (240)	$ 142	$ 255	$ (1,578)	$ (1,421)
Less: non-operating net realized investment losses1	-	-	-	387
Less: non-operating net other-than-temporary impairment losses	-	-	-	1,131
Less: adjustment to amortization related to net realized investment gains and losses
	-	-	-	(139)
Less: net loss attributable to noncontrolling interest	-	-	-	72
Pre-tax operating earnings (loss)	$ (240)	$ 142	$ 255	$ (127)

Assets as of year end	$ 42,508	$ 22,498	$ 20,360	$ 6,438	$ 91,804

__________

1
Excluding periodic net amounts paid or received on interest rate swaps that do not qualify for hedge accounting treatment and net realized gains and losses related to hedges on GMDB contracts and securitizations.

2	Includes operating items discussed above.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I                   Consolidated Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2010 (in millions)

Column A	Column B	Column C	Column D
			Amount at
			which shown
			in the
		Fair	consolidated
Type of investment	Cost	value	balance sheet

Fixed maturity securities available-for-sale:
Bonds:
U.S. Treasury securities and obligations of U.S. Government
corporations and agencies	$ 497	$ 584	$ 584
Obligations of states and political subdivisions	1,410	1,377	1,377
Debt securities issued by foreign governments	110	123	123
Public utilities	2,492	2,655	2,655
All other corporate	21,104	21,695	21,695
Total fixed maturity securities available-for-sale	$ 25,613	$ 26,434	$ 26,434
Equity securities available-for-sale:
Common stocks:
Banks, trusts and insurance companies	$ 23	$ 24	$ 24
Industrial, miscellaneous and all other	3	4	4
Nonredeemable preferred stocks	13	14	14
Total equity securities available-for-sale	$ 39	$ 42	$ 42
Trading assets	49	45	45
Mortgage loans, net	6,211		6,125
Policy loans	1,088		1,088
Other long-term investments	513		513
Short-term investments, including amounts managed by a related party	1,062		1,062
Total investments	$ 34,575		$ 35,309

__________

1 Difference from Column B primarily is attributable to valuation allowances due to impairments on mortgage loans (see Note 5 to the audited consolidated financial statements), hedges and commitment hedges on mortgage loans.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III                           Supplementary Insurance Information

As of December 31, 2010, 2009 and 2008 and for each of the years then ended (in millions)

Column A	Column B	Column C	Column D	Column E	Column F
	Deferred	Future policy
	policy	benefits, losses,		Other policy
	acquisition	claims and	Unearned	claims and	Premium
Year: Segment	costs	loss expenses	premiums1	benefits payable1	revenue
2010
Individual Investments	$ 2,126	$ 10,541			$ 209
Retirement Plans	269	11,874			-
Individual Protection	1,795	9,163			275
Corporate and Other	(217)	1,098			-
Total	$ 3,973	$ 32,676			$ 484
2009
Individual Investments	$ 1,911	$ 10,871			$ 191
Retirement Plans	271	11,703			-
Individual Protection	1,770	8,745			279
Corporate and Other	31	1,831
Total	$ 3,983	$ 33,150			$ 470
2008
Individual Investments	$ 1,883	$ 12,477			$ 120
Retirement Plans	290	11,498			-
Individual Protection	1,735	8,351			274
Corporate and Other	616	3,389			-
Total	$ 4,524	$ 35,715			$ 394

Column A	Column G	Column H	Column I	Column J	Column K
	Net	Benefits, claims,	Amortization	Other
	investment	losses and	of deferred policy	operating	Premiums
Year: Segment	income2	settlement expenses	acquisition costs	expenses2	written
2010
Individual Investments	$ 569	$ 745	$ 231	$ 181
Retirement Plans	691	424	30	143
Individual Protection	510	801	184	191
Corporate and Other	55	37	(49)	132
Total	$ 1,825	$ 2,007	$ 396	$ 647
2009
Individual Investments	$ 562	$ 641	$ (1)	$ 179
Retirement Plans	679	433	45	158
Individual Protection	492	826	158	229
Corporate and Other	146	99	264	131
Total	$ 1,879	$ 1,999	$ 466	$ 697
2008
Individual Investments	$ 530	$ 758	$ 648	$ 197
Retirement Plans	651	436	41	153
Individual Protection	486	778	130	215
Corporate and Other	198	150	(127)	159
Total	$ 1,865	$ 2,122	$ 692	$ 724
________
1   Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
2
Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates, and reported segment operating results would change if different methods were applied.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV                           Reinsurance

As of December 31, 2010, 2009 and 2008 and for each of the years then ended (dollars in millions)

Column A	Column B	Column C	Column D	Column E	Column F
					Percentage
		Ceded to	Assumed		of amount
	Gross	other	from other	Net	assumed
	amount	companies	companies	amount	to net

2010

Life insurance in force	$ 208,920	$ 64,755	$ 10	$ 144,175	-

Premiums:
Life insurance 1	$ 570	$ 88	$ 1	$ 483	0.2%
Accident and health insurance	238	241	4	1	NM
Total	$ 808	$ 329	$ 5	$ 484	1.0%

2009

Life insurance in force	$ 208,485	$ 76,136	$ 8	$ 132,357	-

Premiums:
Life insurance 1	$ 549	$ 80	$ -	$ 469	-
Accident and health insurance	212	223	12	1	NM
Total	$ 761	$ 303	$ 12	$ 470	2.6%

2008

Life insurance in force	$ 208,071	$ 75,092	$ 12	$ 132,991	-

Premiums:
Life insurance 1	$ 477	$ 84	$ 1	$ 394	0.3%
Accident and health insurance	183	209	26	-	NM
Total	$ 660	$ 293	$ 27	$ 394	6.9%

__________

1	Primarily represents premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment and universal life insurance products.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
(a wholly-owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V                           Valuation and Qualifying Accounts

Years ended December 31, 2010, 2009 and 2008 (in millions)

Column A	Column B	Column C		Column D	Column E
Charged
	Balance at	(credited) to	Charged to		Balance at
	beginning	costs and	other		end of
Description	of period	expenses	accounts	Deductions1	period

2010
Valuation allowances - mortgage loans on real estate	$ 77	$ 66	$ -	$ 47	$ 96

2009
Valuation allowances - mortgage loans on real estate	$ 42	$ 85	$ -	$ 50	$ 77

2008
Valuation allowances - mortgage loans on real estate	$ 25	$ 20	$ -	$ 3	$ 42

__________

1	Amounts represent transfers to real estate owned and recoveries.

See accompanying notes to consolidated financial statements and report of independent registered public accounting firm.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution

Not Applicable

Item 14.          Indemnification of Directors and Officers

Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:

o	any threatened, pending or completed civil action, suit or proceeding;

o	any threatened, pending or completed criminal action, suit or proceeding;

o	any threatened, pending or completed administrative action or proceeding;

o	any threatened, pending or completed investigative action or proceeding.

The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law.  Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue.  Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.

However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.

Item 15.          Recent Sales of Unregistered Securities.

Not Applicable

Item 16.        Exhibits and Financial Statement Schedules

(a)         Exhibit              Description
1	Not applicable
2
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

3(i)
Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.

3(ii)	Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with Form N-4, Registration No. 333-164125.
4	Annuity Endorsement to Contracts - filed previously on May 2, 1995, as Exhibit 4 to Form S-1 for Nationwide Life Insurance Company, Registration No. 033-58997.
5	Opinion Regarding Legality - Attached hereto.
6	Not applicable
7	Not applicable
8	None
9	Not applicable
10	None
11	Not applicable
12	Not applicable
13	Not applicable
14	Not applicable
15	Not applicable
16	Not applicable
17	Not applicable
18	Not applicable
19	Not applicable
20	Not applicable
21	Subsidiaries of the Registrant - Attached hereto.
22	Not applicable
23(i)	Consent of Independent Registered Public Accounting Firm - Attached hereto.
23(ii)	Consent of Counsel - see Exhibit 5.
24	Power of Attorney - attached hereto.
25	Not applicable
26	Not applicable
27	Not applicable

(b)           Financial Statement Schedules

Attached herein.

Item 17.      Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment No. 13 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the  4th of April, 2011.

NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)

By:  /s/ JAMIE RUFF CASTO
Jamie Ruff Casto

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the  4th  of April, 2011.

KIRT A. WALKER
Kirt A. Walker, President, Chief Operating Officer and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
PETER A. GOLATO
Peter A. Golato, Senior Vice President-Individual Protection Business Head and Director
STEPHEN S. RASMUSSEN
Stephen S. Rasmussen, Director
By /s/ JAMIE RUFF CASTO
Jamie Ruff Casto
Attorney-in-Fact